                               BB&T ANNUAL REPORT

                                                               EXHIBIT - (17)(b)


                                                            [LOGO OF BB&T FUNDS]


                                    [GRAPHIC]


                                                       Annual
                                                                          Report
                                                                 To Shareholders

                                                              September 30, 2000





                                TABLE OF CONTENTS

              Letter from the Chairman and the Investment Advisor
                                     Page 2
                               Performance Report
                                     Page 4
                      Statements of Assets and Liabilities
                                     Page 29
                            Statements of Operations
                                     Page 37
                       Statements of Changes in Net Assets
                                     Page 41
                       Schedules of Portfolio Investments
                                     Page 49
                          Notes to Financial Statements
                                     Page 91
                              Financial Highlights
                                    Page 112
                          Independent Auditors' Report
                                    Page 156

                    [LOGO OF BB&T MUTUAL FUNDS APPEARS HERE]


Letter from the Chairman and the Investment Advisor

Dear Shareholders:

We are pleased to send you this annual report for the 12 months ended September 30, 2000, a period that tested investors' fortitude, but that ultimately proved profitable for many long-term shareholders that stayed true to their investment plan.

This past year witnessed a number of significant and positive developments for our fund family. First, in December 1999, we introduced the BB&T Intermediate Corporate Bond Fund, which is designed to enable our shareholders to take advantage of historically high yields that often are available in the corporate sector of the fixed-income market.

In December, we also formally established four portfolio management teams, each responsible for a specific segment of our fund family: fixed-income, balanced, value equity and growth equity portfolios. In the nine months since this cross-disciplinary team approach was initiated, we have already seen it achieve its mission of pooling our managers' expertise and experience, to the benefit of our shareholders.

The growth of our fund family was further augmented by the very recent launch of the BB&T Equity Index Fund.+* The Fund invests in The Barclays S&P 500 Index Master Portfolio, which invests in all, or a representative sample, of the stocks that make up the S&P 500 Stock Index.

With the addition of the Intermediate Corporate Bond and Equity Index Funds, our shareholders now have access to a broad array of investment choices, spanning a wide expanse of the stock and bond universes.

Stocks: After a sharp climb, reality struck

As we wrote to you in our last report (for the six months ended March 31), large-company growth stocks continued their seemingly unstoppable climb through the second week in March. The technology, telecommunications and biotechnology sectors, in particular, reached dizzying levels in an extraordinarily short time. We believed valuations in many of these stocks were unsustainable, and we were proven correct. Between March 10 and May 23, the Nasdaq Composite Index,/2/ home to most technology issues, fell a stunning 37 percent. Other major indices followed suit, though not as precipitously.

Over the next four months, the market staged a number of rally attempts, each one compromised by investors' worries about corporate earnings, a slowing economy and/or the prospect of still-higher interest rates.

In fact, it has been the Federal Reserve's (the "Fed") determination to stifle inflationary pressures, through a long series of rate hikes, that helped weaken the bull market. Higher rates generally spell trouble for companies and threaten corporate profits.

Nonetheless, when the 12-month period had ended, despite the volatility, all of the major indices finished higher for the fiscal year. Many investors who steadfastly refused to buckle under and flee from stocks found themselves with comfortable profits for the period--again proving the value of taking a long-term perspective.
--------------------------------------------------------------------------------
+The performance of the Fund is expected to be lower than that of the S&P 500 Index because of Fund fees and expenses. Securities in which the Fund will invest may involve substantial risk and may be subject to sudden and severe price declines.
*For more complete information including charges, expenses and ongoing fees, please call 1-800-228-1872 to receive a prospectus. Read the prospectus carefully before investing or sending money.
/1/The S&P 500 Stock Index is an unmanaged index generally considered to be representative of the performance of the stock market as a whole. Investors cannot invest directly in an index, although they can invest in its underlying securities.
/2/The Nasdaq Composite Index is a market capitalization price-only index that tracks the performance of domestic common stocks traded on the regular Nasdaq market, as well as National Market System-traded foreign common stock and American Depositary Receipts (ADRs).

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                              [LOGO OF BB&T FUNDS]



Bonds: Holding up well, despite the Fed

Beginning in June 1999, the Fed raised short-term rates seven times through May 2000. While higher rates can make life difficult for stocks, bond prices can absolutely fall apart under the weight of tighter credit.

Despite the pressure, fixed-income securities as a group did not suffer from the Fed's actions. Bonds at the shorter end of the yield curve, the area most affected by rising rates, did struggle. Longer-term securities, especially those issued by the U.S. Treasury, actually did quite well for the year as a whole--helped in large measure by the Treasury's announcement that it would buy back long-term bonds.

Looking ahead: More positives than negatives

So where do we go from here? We understand that potential difficulty lies in the sharp rise in oil prices and its trickle-down impact on consumer spending; but we think oil prices are likely to come down. We see an economy that's slowing from its previous white-hot level; yet, we believe economic growth will continue at an acceptable pace, reducing the threat of a near-term recession. We acknowledge that corporate earnings may be less robust going forward, but overall, the earnings outlook remains solid.

At the same time, we feel that the valuation of many stocks, particularly in the small- and mid-cap arenas, are compelling. Indeed, the market's underlying fundamentals look healthier now than they did a year ago.

Overall, we are moderately optimistic about both stocks and bonds. Doubtless, volatility will continue to cause some measure of confusion and anxiety from time to time. We are confident that our proprietary risk-management techniques and consistent investment discipline, coupled with effective diversification across different sectors and asset classes, can help our shareholders profit in the months and years to come.

As always, we thank you for continued support and look forward to serving your investment needs.

Sincerely,

/s/ Walter B. Grimm

Walter B. Grimm
Chairman
BB&T Funds

/s/ David C. McMahon

David C. McMahon
Executive Vice President and Chief Investment Officer
Branch Banking and Trust Company

--------------------------------------------------------------------------------
Past Performance is not indicative of future results.

This report is authorized for distribution only when preceded or accompanied by a prospectus. Please read the prospectus carefully before investing or sending money. The BB&T Funds are distributed by BISYS Fund Services LP. The BB&T Funds are NOT FDIC INSURED and are not deposits or obligations of, or guaranteed or endorsed by, Branch Banking and Trust Company or its affiliates. Investment products involve investment risk, including the possible loss of principal.

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BB&T International Equity Fund+

For the 12-month period ended September 30, 2000, the Fund produced a total return of 4.75% (Class A shares without sales charge), compared to 3.18% for its benchmark, the Morgan Stanley Capital International Europe, Australasia and Far East (EAFE) Index.

A year of two very different halves

International markets certainly were not immune to the dynamic volatility that roiled U.S. stocks. During the first half of our fiscal year, the technology, media and telecommunication sectors--in which we held healthy weightings-- performed very well. Consequently, the Fund posted very strong performance during those six months. However, during much of the second calendar quarter of 2000, actually starting in mid-March, the great bull market in technology fell apart--not just in the United States, but around the world. As tech stocks declined, money rotated into financial, health-care and domestic food companies.

In response to what was happening, we took some money off the table, especially in the telecom sector. We sold some of our shares in British Telecommunications PLC (1.66% of the Fund's net assets), Telefonica SA (1.65%) and Vodafone Group PLC (2.64%), among others. We used the proceeds mainly to buy attractively priced, European financial stocks--such as Barclay PLC (1.87%), ING Groep NV (2.00%), Fortis NV (1.57%) and Deutsche Bank AG (2.09%).*

Throughout the period, we gradually increased our weighting in Japanese stocks. We believed, and still believe, that the economic numbers in Japan are getting better. The country's economy has recovered from negative growth to an annualized growth rate of four percent. We're beginning to see strong capital investment numbers, but consumer demand is still weak. Therefore, while we remain positive about our positions in Japan, we have not yet seen our optimism reflected in stock prices. If consumer spending picks up, we anticipate being rewarded by our growing allocation to Japanese securities.

As of September 30, 2000, approximately 48.9% of the Fund's holdings were invested in Continental Europe, 14.0% in the United Kingdom, 22.8% in Japan, 1.5% in other Pacific Basin countries, 7.2% in the world's emerging markets and 5.6% in cash and cash equivalents.*

The Fund's top five equity holdings were Nokia OYJ (2.79% of the Fund's net assets), Vodafone Group PLC (2.64%), Novartis AG (2.39%), Total Fina Elf SA (2.32%) and Deutsche Bank AG (2.09%).*

Some positive indicators among the technology gloom

As the period ended, we were holding a bit more cash than usual. This was because the world's equity markets are in generally difficult straits. The pressure on American technology stocks remains, which has had a tangible effect on international markets. Investors around the world also are concerned about the amount of debt that telecom companies have incurred in building new cellular infrastructures, and about higher-than-expected oil prices, which are driving up the cost of doing business. All this uncertainty has driven stock prices downward.

At the same time, a number of sectors continue to perform well: banking, insurance, pharmaceuticals and consumer products. There has been a rotation away from technology--back toward some of the forgotten, more traditional businesses. This shows us that investors haven't abandoned stocks. We believe that worldwide growth, while slowing, will be sustainable, and we remain generally positive about long-term equity prospects going forward.

--------------------------------------------------------------------------------
+International investing involves increased risk and volatility.
*The composition of the Fund's holdings is subject to change.

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                                                     [GRAPH]

                                  BB&T International Equity Fund
===============================================================================
                                     Average Annual Total Return
                                                As of 9/30/00

-------------------------------------------------------------------------------
                              Inception                                  Since
     Class                     Date                1 Year             Inception
-------------------------------------------------------------------------------
 Class A Shares*               1/2/97                0.02%               7.47%
 Class B Shares**              1/2/97               -0.09%               7.40%
 Trust Shares                  1/2/97                4.96%               9.12%
===============================================================================

                     * Reflects 4.50% maximum sales charge.
         ** Reflects applicable deferred sales charge (maximum 5.00%).

                                                     [GRAPH]

                                     Value of $10,000 Investment

                       Trust       Class A     Class B     Morgan Stanley
                         Shares      Shares*     Shares**      EAFE Index
                        -------     -------     --------    --------------

       1/2/97             $10,000     $ 9,551      $10,000        $10,000
       9/30/97             11,334      10,778       11,251         11,043
       9/30/98             10,264       9,743       10,093         10,151
       9/30/99             13,209      12,503       12,864         13,293
       9/30/2000           13,864      13,096       13,062         13,716




--------------------------------------------------------------------------------
Past performance is not predictive of future results. Investment return and the principal value of shares in the BB&T Funds will fluctuate, so that shares, when redeemed, may be worth more or less than their original cost.

A portion of the Fund's fees have been voluntarily waived. If the fees had not been waived, the Fund's total return for the period would have been lower.

The performance of the BB&T International Equity Fund is measured against the Morgan Stanley Capital International Europe, Australia and Far East (EAFE) Index, which is unmanaged and is generally representative of the performance of stock markets in that region. The index is unmanaged and does not reflect the deduction of expenses associated with a mutual fund, such as investment management and fund accounting fees. The Fund's performance reflects the deduction of fees for these services. Investors cannot invest directly in an index, although they can invest in its underlying securities.

                              [LOGO OF BB&T FUNDS]



BB&T Small Company Growth Fund+

For the 12-month period ended September 30, 2000, the Fund produced an extraordinarily good performance of 54.34% (Class A shares without the sales charge) for the fiscal year, compared to the Russell 2000 Index return of 23.39%.

Full speed ahead for six months, followed by caution and rotation

The first six months of the period were simply wonderful for the Fund, which fired on all cylinders. We were very heavily weighted in technology and biotechnology stocks; at one point, roughly 70% of the portfolio was invested in these two sectors alone. With investors buying up shares of many tech and biotech companies in something of a frenzy, the Fund realized very significant gains during the first half of our fiscal year.

As a result of the March/April meltdown in tech prices, the market encountered unusual volatility, as investor sentiment rotated swiftly and dramatically away from sectors that had previously been highly prized. During much of the next six months, in the small-cap arena that we inhabit, the only sector that produced consistently decent performance was health care, with some biotech issues leading the way. Consequently, as we took money out of technology, we added to our biotech holdings.

Our decision to shift money into the biotech sector helped us preserve share price. Two of our best performers in the last fiscal quarter of our period included two biotech names: Millennium Pharmaceuticals, Inc. (1.55% of the Fund's net assets), up 30% for the quarter; and Vertex Pharmaceuticals, Inc. (2.97%), up 60%. Two other notable winners during the time were Calpine Corp. (3.16%), up 58%; and Manugistics, Inc. (2.25%), up 109%.*

As of September 30, 2000, the top five equity holdings in the Fund were Calpine Corp. (3.16%), Vertex Pharmaceuticals, Inc. (2.97%), Applied Micro Circuits Corp. (2.68%), Titan Pharmaceuticals, Inc. (2.53%) and Manugistics Group, Inc. (2.25%).*

A risky trail to navigate

Our focus on smaller companies normally leads us to concentrate on four sectors: technology, health care (including biotech), consumer staples and what we call commercial business services, which would include telecommunications. As we entered the new fiscal year, however, our focus really narrowed. There were few good growth stocks in the consumer area for us to buy. Telecommunications pulled back. We were heavily weighted in technology stocks early in the period, but with that sector performing less vigorously the last six months, we trimmed our weighting to 30%-33% of the portfolio, which was as low as we've been in some time. On the positive side, we are still bullish on health care.*

Going forward, we see a fair amount of risk in the market. There is a lot of uncertainty right now, which is why we believe investor sentiment has turned to value stocks, at the expense of growth stocks. There is concern about earnings, about the continued weakness of the Euro and its inflationary implications for Europe, and rising global energy costs. There are many caution flags being thrown.

Therefore, in our opinion, the market over the next six to 12 months could be even more volatile than it was over the last year. We do not believe investors should continue to expect 20%-25% returns each year; market performance could very well go back to historical norms.

--------------------------------------------------------------------------------
+Small-capitalization funds typically carry additional risks since smaller companies generally have a higher risk of failure and, historically, their stocks have experienced a greater degree of market volatility than stocks on average.
*The composition of the Fund's holdings is subject to change. Some of the returns shown reflect a period of unusually favorable market conditions, which may be difficult to repeat. A portion of the returns may be due to investments in Initial Public Offerings (IPOs), private placement and/or leveraging investment techniques.

                              [LOGO OF BB&T FUNDS]



                                     [GRAPH]

                         BB&T Small Company Growth Fund

===============================================================================
                           Average Annual Total Return
                                  As of 9/30/00
-------------------------------------------------------------------------------
                        Inception                                       Since
     Class                 Date           1 Year        5 Year        Inception
-------------------------------------------------------------------------------
Class A Shares*         12/7/94           47.42%        20.78%         25.43%
Class B Shares**         1/1/96/1/        49.29%        20.93%         25.60%
Trust Shares            12/7/94           54.82%        22.21%         26.78%
===============================================================================

* Reflects 4.50% maximum sales charge.

** Reflects applicable deferred sales charge (maximum 5.00%).

                                     [GRAPH]

                           Value of $10,000 Investment

                  Trust           Class A       Class B      Russell 2000
                  Shares          Shares*       Shares**        Index
                 -------          -------       --------     ------------
12/7/94          $10,000          $ 9,551        $10,000        $10,000
9/30/95           14,570           13,878         14,530         12,923
9/30/96           21,180           20,115         20,920         14,620
9/30/97           23,545           22,307         23,045         19,472
9/30/98           17,985           16,995         17,422         15,768
9/30/99           25,656           24,188         24,609         18,775
9/30/2000         39,720           37,331         37,623         23,166



--------------------------------------------------------------------------------
Past performance is not predictive of future results. Investment return and the principal value of shares in the BB&T Funds will fluctuate, so that shares, when redeemed, may be worth more or less than their original cost.

A portion of the Fund's fees have been voluntarily waived. If the fees had not been waived, the Fund's total return for the period would have been lower.

/1/Class B shares were not in existence prior to 1/1/96. Performance calculated for any period up to 1/1/96 is based upon the historical performance of the Class A Shares and is adjusted for the Class B Shares Contingent Deferred Sales Charge (CDSC), but does not include any 12b-1 fees, which, if reflected, performance would have been lower.

The performance of the BB&T Small Company Growth Fund is measured against the Russell 2000, an unmanaged index generally representative of the performance of small-capitalization stocks. The index is unmanaged and does not reflect the deduction of expenses associated with a mutual fund, such as investment management and fund accounting fees. The Fund's performance reflects the deduction of fees for these value-added services. Investors cannot invest directly in an index, although they can invest in its underlying securities.

                              [LOGO OF BB&T FUNDS]



BB&T Large Company Growth Fund

We had an excellent year. Despite a great deal of volatility throughout the period, the Fund produced outstanding returns--for the 12-month period ended September 30, 2000, our total return of 30.08% (Class A shares without sales charge) was well above historical norms, and far exceeded the S&P 500 Stock Index return of 13.27%.

Performance was enhanced by one big quarter

One of the reasons long-term investors like to stay on course with their investment strategy is that no one can predict exactly when stocks will rise. Such was the case with our performance during the last year. The bulk of the Fund's returns came during one, three-month period: the fourth calendar quarter of 1999, when a lot of money poured into large-cap technology stocks and Internet issues. It was to our benefit that we had built up an above- average weighting in technology going into the rally. Many of our long-term positions performed well for us, including Oracle Corp. (3.16% of the Fund's net assets), EMC Corp. (3.46%), General Electric Co. (3.98%) and Sun Microsystems, Inc. (3.89%). For that matter, these market leaders helped carry the Fund through much of the entire 12-month period.*

Even though tech stocks hit a rough patch in mid-March, and continued their spotty performance throughout the rest of our fiscal year, we held a 41% allocation in technology at the end of September, compared to 29.5% for the S&P 500 Index. This is in spite of the fact that we have slowly trimmed back some of our tech positions and put greater emphasis on the financial sector. Some of the stocks to which we have rotated include State Street Corp. (1.15%), SEI Investments Co. (1.14%) and Morgan Stanley Dean Witter & Co. (1.76%). We prefer the major, money center banks and money management firms; we are not as interested in regional banks.*

Nevertheless, we see some near-term weakness in technology; we expect the Fund to continue to be overweighted in tech, and we have added Nortel Networks Corp. (1.97%) and Corning, Inc. (2.96%) to the portfolio in recent months. We still believe that technology, especially the higher-quality names we own, will continue to do well in the long run.*

As of September 30, 2000, the top five equity holdings in the Fund were General Electric Co., (3.98%), Sun Microsystems, Inc. (3.89%), Amgen, Inc. (3.63%), EMC Corp. (3.46%) and Pfizer, Inc. (3.43%).*

We are guardedly optimistic

As we write this in early autumn, the economy appears to be slowing down. We believe that interest rates will begin to decline after the first of the year. This could certainly give a boost to stocks--many of which are trading well below their 52-week highs. Over the next six to 12 months, we expect the overall market to trend upwards, though not nearly as fast as it has in the past. We are being very selective, and we feel comfortable with our key allocations in health care, financials and technology.

--------------------------------------------------------------------------------
*The composition of the Fund's holdings is subject to change.

                              [LOGO OF BB&T FUNDS]



                                     [GRAPH]

                         BB&T Large Company Growth Fund

===============================================================================
                           Average Annual Total Return
                                  As of 9/30/00
-------------------------------------------------------------------------------
                            Inception                                  Since
     Class                    Date                 1 Year             Inception
-------------------------------------------------------------------------------
Class A Shares*              10/3/97               24.26%              16.65%
Class B Shares**             10/3/97               25.22%              16.93%
Trust Shares                 10/3/97               30.52%              18.75%
===============================================================================

* Reflects 4.50% maximum sales charge.

** Reflects applicable deferred sales charge (maximum 5.00%).

                                     [GRAPH]

                           Value of $10,000 Investment

                   Trust         Class A       Class B         S&P 500
                   Shares        Shares*       Shares**      Stock Index
                  -------        -------       --------      -----------
10/3/97           $10,000        $ 9,550        $10,000        $10,000
9/98                9,767          9,309          9,687         10,905
9/99               12,810         12,188         12,590         13,935
9/00               16,720         15,854         15,969         15,784





--------------------------------------------------------------------------------
Past performance is not predictive of future results. Investment return and the principal value of shares in the BB&T Funds will fluctuate, so that shares, when redeemed, may be worth more or less than their original cost.

A portion of the Fund's fees have been voluntarily waived. If the fees had not been waived, the Fund's total return for the period would have been lower.

The performance of the BB&T Large Company Growth Fund is measured against the S&P 500 Stock Index, an unmanaged index generally considered to be representative of the performance of the stock market as a whole. The index is unmanaged and does not reflect the deduction of expenses associated with a mutual fund, such as investment management and fund accounting fees. The Fund's performance reflects the deduction of fees for these services. Investors cannot invest directly in an index, although they can invest in its underlying securities.

                              [LOGO OF BB&T FUNDS]



BB&T Growth and Income Stock Fund
The market began to turn toward value

For the 12-month period ended September 30, 2000, the Fund produced a total return of 5.69% (Class A shares without sales charge), compared to 13.27% for its benchmark, the S&P 500 Stock Index.

Our value orientation drives us to focus on companies that possess strong fundamentals, and which offer growth at what we consider reasonable prices. In the early part of this fiscal year, our emphasis on value was a hindrance. Investors continued to bid up the shares of a small handful of technology and telecommunication stocks--many of which were priced at levels inconsistent with our value approach. Eventually, the market turned favorable to value investing. Beginning in March, when the tech-heavy Nasdaq Composite Index/1/ hit its peak and then began a sharp decline, we saw a fairly dramatic shift in investor sentiment away from most growth names and toward the type of value stocks we favor. Investors reassessed the historically high valuations that had been placed on a number of high-flying tech issues, and concluded that--with a slower economy, rising energy prices and higher labor costs pushing profit margins in the wrong direction--perhaps earnings growth would be compromised. Earnings growth is what supports higher valuations, and with this growth in doubt, investors moved away from many higher-valued companies.

In contrast, value stocks as a group did relatively well in the second half of the period. The value sector had lagged through all of calendar year 1999, and was ready to snap back when investors began to look around for new places to put their money. Some of the larger, financial and consumer staples companies we owned did well.

Throughout the period, we made some moderate changes to our portfolio: We backed up the market cap and adjusted our sector weightings. This second step was particularly productive. Our above-average weighting in utilities over the last seven or eight months was very helpful, as utilities performed extremely well in 2000, with many individual stocks up 40 percent and more. We also profited from a healthy weighting in financial stocks, which did well as a group over the last six months of the period.*

As of September 30, 2000, the top five equity holdings in the Fund were Johnson and Johnson (3.11% of the Fund's net assets), J.P. Morgan & Co. (3.11%), SBC Communications, Inc. (3.03%), Emerson Electric Co. (2.90%) and IBM Corp. (2.79%).*

Our near-term outlook is good

With the market still reeling from high volatility and rapid sector rotation, where do we go from here?

We believe the market climate right now is relatively conducive to further improvement in the prices of value stocks. We feel that the market in general is reasonably priced. However, we intend to continue to adhere to our value style and, when stocks do not meet our value criteria, we will stay clear of them.

We like our chances with the stocks we own--which represent financially strong, seasoned companies that have been growing their earnings for some time and, in our opinion, should continue to do so. We believe the continued growth to be reflected in higher stock prices for these companies.

--------------------------------------------------------------------------------
/1/The Nasdaq Composite Index is a market-capitalization price-only index that tracks the performance of domestic common stocks traded on the regular Nasdaq market, as well as National Market System-traded foreign common stock and American Depositary Receipts (ADR's).
*The composition of the Fund's holdings is subject to change.

                              [LOGO OF BB&T FUNDS]



                                     [GRAPH]

                        BB&T Growth and Income Stock Fund

===============================================================================
                           Average Annual Total Return
                                  As of 9/30/00
-------------------------------------------------------------------------------
                        Inception                                       Since
     Class                 Date           1 Year        5 Year        Inception
-------------------------------------------------------------------------------
Class A Shares*         10/9/92            0.95%        13.46%         13.33%
Class B Shares**         1/1/96/1/         1.10%        13.55%         13.46%
Trust Shares            10/9/92            5.89%        14.78%         14.26%
===============================================================================

* Reflects 4.50% maximum sales charge.

** Reflects applicable deferred sales charge (maximum 5.00%)

                                     [GRAPH]

                           Value of $10,000 Investment

                 Trust         Class A      Class B        S&P 500
                 Shares        Shares*      Shares**     Stock Index
                -------        -------      --------     -----------
10/9/92         $10,000        $ 9,551       $10,000       $10,000
9/93             11,606         11,052        11,572        11,714
9/94             12,021         11,420        11,956        12,147
9/95             14,531         13,775        14,422        15,759
9/96             17,628         16,664        17,355        18,949
9/97             24,350         22,963        23,728        26,610
9/98             24,434         22,987        23,568        29,018
9/99             27,339         25,661        26,097        37,082
9/00             28,949         27,122        27,372        42,003




--------------------------------------------------------------------------------
Past performance is not predictive of future results. Investment return and the principal value of shares in the BB&T Funds will fluctuate, so that shares, when redeemed, may be worth more or less than their original cost.

A portion of the Fund's fees have been voluntarily waived. If the fees had not been waived, the Fund's total return for the period would have been lower.

/1/Class B shares were not in existence prior to 1/1/96. Performance calculated for any period up to 1/1/96 is based upon the historical performance of the Class A Shares and is adjusted for the Class B Shares CDSC, but does not include any 12b-1 fees, which, if reflected, performance would have been lower.

The performance of the BB&T Growth and Income Stock Fund is measured against the S&P 500 Stock Index, an unmanaged index generally considered to be representative of the performance of the stock market as a whole. The index is unmanaged and does not reflect the deduction of expenses associated with a mutual fund, such as investment management and fund accounting fees. The Fund's performance reflects the deduction of fees for these value-added services. Investors cannot invest directly in an index, although they can invest in its underlying securities.

                              [LOGO OF BB&T FUNDS]



BB&T Balanced Fund

For the 12 months ended September 30, 2000, the Fund produced a total return of 1.74% (Class A shares without sales charge), compared to 13.27% for the S&P 500 Stock Index and 6.21% for the Lehman Brothers Intermediate Government Bond Index, respectively.

Market volatility allowed us to increase the growth component of our portfolio

For roughly the first five months of the period, market leadership was concentrated in a relatively small number of large-growth stocks, most of which were in the technology sector. Because our value orientation normally steers us away from these types of stocks, we did not fully participate in the overall market's rapid ascent through the first half of March 2000; consequently, the Fund's performance was hindered during this period.

However, from the middle of March through the end of our reporting period, the type of value stocks we favor performed much better, relative to growth stocks.

In the second half of our fiscal year, we also took a long look at our investment strategy and made a conscious decision to slowly "blend" in a more growth-oriented component than in the past. We made that transition by targeting attractive growth companies and gradually buying shares of their stocks as they declined in price and became more attractive on a fundamental basis. We purchased a group of leading growth issues--including Microsoft Corp. (1.31% of the Fund's net assets), Cisco Systems, Inc. (0.35%) and Procter and Gamble Co. (0.45%). By the end of the period, taking advantage of the market's volatility, we had succeeded in achieving a more blended portfolio, so the Fund was positioned to benefit on a long-term basis.*

Bonds added to the Fund's stability

On the fixed-income side of the portfolio, a lot of the volatility we saw in stocks actually bolstered the position of many bonds. Despite the Fed's activity on the short-end of the yield curve, many longer-term bonds-- especially in the Treasury market--did quite well during the period. Bonds, in general, held up nicely when stocks were sinking; our fixed-income holdings provided the moderating effect of a truly diversified portfolio.

We took steps to increase the average maturity and effective duration of our bond holdings, and we adjusted our sector weightings, so the portfolio is more reflective of the makeup of the total bond market.

As of September 30, 2000, approximately 60.3% of the portfolio's holdings were invested in stocks, 39.0% in fixed-income holdings and 0.7% in cash and cash equivalents. The Fund's top five equity holdings were General Electric Co. (2.08%), Intel Corp. (1.32%), Microsoft Corp. (1.31%), IBM Corp. (1.29%) and
Exxon-Mobil Corp. (1.23%). The Fund's fixed-income holdings were invested in U.S. Treasury, government agency, mortgage-backed and corporate securities. The effective duration of the fixed-income portfolio was approximately 5.2 years; the average credit quality was AAA.*

Greater opportunities could lie ahead

Looking forward, we are waiting for an even better opportunity to become more aggressive in equities. We are watching for a couple of factors to come into play: first, a more accommodating Fed; and second, the prospect of improving earnings, not just with technology stocks, but with the broad spectrum of all companies.

The economy has moderated recently--for example, gross domestic product for the third calendar quarter came in at an unexpectedly modest 2.7% annual rate--and this has dampened earnings growth for companies in a number of volatile sectors, especially technology. But many other companies still look attractive to us, as far as earnings growth is concerned.

Still, while we do not anticipate a recession, we would not be surprised to see pockets of earnings problems, as high-growth companies adjust to a somewhat different economic environment.

When people invest in a balanced fund such as ours, they are looking for a fund that is diversified and balanced among different sectors in the stock and bond markets, not focused on just one style or another. This investment philosophy has held up well during the last 12 months, and we expect it to continue to do so in the years ahead.

--------------------------------------------------------------------------------
*The composition of the Fund's holdings is subject to change.

                              [LOGO OF BB&T FUNDS]



                                     [GRAPH]

                               BB&T Balanced Fund*

===============================================================================
                           Average Annual Total Return
                                  As of 9/30/00
-------------------------------------------------------------------------------
                 Inception                                       Since
    Class           Date           1 Year        5 Year        Inception
-------------------------------------------------------------------------------
Class A Shares*    7/1/93          -2.83%         8.90%           8.84%
Class B Shares**   1/1/96/1/       -2.88%         8.91%           8.94%
Trust Shares       7/1/93           1.92%        10.19%           9.76%
===============================================================================

*  Reflects 4.60% maximum sales charge

** Reflects applicable deferred sales charge (maximum 5.00%)

                                     [GRAPH]


                          Value of $10,000 Investment**

                                                            Lehman Bros.
                Trust      Class A   Class B     S&P 500     Int. Govt.
                Shares     Shares*   Shares**  Stock Index   Bond Index

7/1/93         $10,000     $ 9,551    $10,000    $10,000      $10,000
9/93            10,274       9,826     10,288     10,257       10,211
9/94            10,231       9,763     10,222     10,637       10,058
9/95            12,095      11,521     12,062     13,800       11,124
9/96            13,637      12,953     13,447     16,593       11,691
9/97            16,652      15,771     16,258     23,302       12,606
9/98            17,847      16,858     17,260     25,410       13,942
9/99            19,276      18,160     18,437     32,471       14,051
9/00            19,646      18,475     18,605     36,780       14,924



--------------------------------------------------------------------------------
Past performance is not predictive of future results. Investment return and the principal value of shares in the BB&T Funds will fluctuate, so that shares, when redeemed, may be worth more or less than their original cost.

A portion of the Fund's fees have been voluntarily waived. If the fees had not been waived, the Fund's total return for the period would have been lower.

/1/Class B shares were not in existence prior to 1/1/96. Performance calculated for any period up to 1/1/96 is based upon the historical performance of the Class A Shares and is adjusted for the Class B Shares CDSC, but does not include any 12b-1 fees, which, if reflected, performance would have been lower.

The performance of the BB&T Balanced Fund is measured against the S&P 500 Stock Index, an unmanaged index generally considered to be representative of the performance of the stock market as a whole, and against the Lehman Brothers Intermediate Government Bond Index, widely used as a broad measure of the performance of U.S. Government Bonds with maturities of less than 10 years. The indices are unmanaged and do not reflect the deduction of expenses associated with a mutual fund, such as investment management and fund accounting fees. The Fund's performance reflects the deduction of fees for these value-added services. Investors cannot invest directly in an index, although they can invest in its underlying securities.

                              [LOGO OF BB&T FUNDS]


BB&T Capital Manager Funds
Conservative Growth Fund
Moderate Growth Fund
Growth Fund

Perhaps the greatest potential benefit of investing in the BB&T Capital Manager Funds is that our portfolio managers take much of the guesswork out of investing. Once they choose the Capital Manager Fund that fits their investment temperament and goals, our shareholders don't have to worry about prevailing market conditions, or what steps they should or should not take to reallocate their holdings. Our portfolio managers take on that responsibility; to put it simply, our investment discipline leads us to buy shares of specific sectors when they are relatively cheap, and to sell those shares that are relatively expensive.

The year's returns: right on track

For the 12-month period, relative to each portfolio's risk characteristics, the Funds performed exactly as we would have expected. The Growth Fund (the most aggressive of the three portfolios) outperformed the Moderate Growth Fund, which, in turn, did better than the Conservative Growth Fund.

A look at the three Fund's portfolio allocations among stocks, bonds and cash is revealing (as of 9/30/00):*



                                      Common Stocks Bonds  Cash/Cash Equivalents
                                      ------------- -----  ---------------------

Conservative Growth Fund.............     48.0%     49.6%           2.4%
Moderate Growth Fund.................     64.3%     31.5%           4.2%
Growth Fund..........................     75.7%     19.4%           4.9%



While portfolio compositions changed throughout the period, the more aggressive a particular Fund's objective, the greater its allocation to stock funds (each of the three Funds invests in underlying BB&T Funds). Larger investments in stock funds led to greater total returns for the period as a whole.

Much of that performance had to do with volatility, and our portfolio managers' ability to successfully take advantage of volatile conditions. With so many asset classes with which to work--from aggressive sectors such as international, small-company and large-company stocks, to conservative sectors such as short-intermediate bond and money market funds--we are able to regularly "re-balance" these Funds back to their respective targets, and to use market volatility to our advantage.

For example, when dramatic changes in the markets occur, we consider whether there might be some attractive buying opportunities in the various asset classes. When one of our underlying funds run up in price unusually quickly, we consider locking in some profits for our shareholders by selling shares.

A case in point is a move we took around the end of the period. International stocks had been doing very poorly, in part due to the falling value of the Euro. Consequently, we decided to add to our positions in the BB&T International Equity Fund. At the same time, we sold some bond fund holdings and used the proceeds to buy shares in the BB&T Large Company Growth Fund; we felt growth stocks had become more attractively valued.

Our investment discipline forces us to stay on plan, to rebalance the Funds' targets when necessary and to avoid being caught up in the potentially destructive emotional aspects of investing. This tactical asset shifting shows up more quickly and effectively in the Capital Manager Funds than in some of our other BB&T Funds.

                              [LOGO OF BB&T FUNDS]



Positioned to take advantage of new opportunities

At the end of the period, each of the Funds was very close to its target allocations for stocks, and it is possible that our equity weightings could become somewhat above target in the months ahead. But in order to become more aggressive, we need to see a couple of factors come into play: first, a more accommodative Fed; and second, the prospect of improving earnings, not just with technology stocks, but with the broad spectrum of all companies.

The economy has moderated recently--for example, gross domestic product for the third calendar quarter came in at an unexpectedly modest 2.7% annual rate--and this has dampened earnings growth for companies in a number of volatile sectors, especially technology. However, many other companies still look attractive to us, as far as earnings growth is concerned.

Historically, the fourth calendar quarter of the year--this year's October swoon, notwithstanding--tends to be the best-performing period. We are leaning toward a slightly bullish equity stance, which is based, to some extent, on this seasonal trend.





*The composition of the Funds' holdings are subject to change.

                              [LOGO OF BB&T FUNDS]



                                     [GRAPH]

                              BB&T Capital Manager
                              Moderate Growth Fund

===============================================================================
                           Average Annual Total Return
                                  As of 9/30/00
-------------------------------------------------------------------------------
                             Inception                1                 Since
     Class                     Date                  Year             Inception
-------------------------------------------------------------------------------
Class A Shares*               1/29/96                6.36%              6.57%
Class B**                     1/29/99                6.45%              4.65%
Trust Shares                  10/2/97               11.63%              8.42%
===============================================================================

* Reflects 4.50% maximum sales charge.

** Reflects applicable deferred sales charge (maximum 5.00%).

                                     [GRAPH]

                          BB&T Capital Manager A Shares

                                                                 Lehman Bros.
                                                   S&P 500      Int. U.S. Govt.
            Moderate*   Conservative*   Growth*   Stock Index     Bond Index
            ---------   -------------   -------   -----------   ---------------

1/29/98       $ 9,550      $ 9,550       $ 9,550     $10,000         $10,000
9/98            9,611        9,894         9,370      10,484          10,681
9/99           10,867       10,704        10,945      13,398          10,764
9/00           12,100       11,676        12,479      15,176          11,432





--------------------------------------------------------------------------------
Past performance is not predictive of future results. Investment return and the principal value of shares in the BB&T Funds will fluctuate, so that shares, when redeemed, may be worth more or less than their original cost.

A portion of the Funds' fees have been voluntarily waived. If the fees had not been waived, the Funds' total returns for the period would have been lower.

The performance of the BB&T Capital Manager Funds are measured against the S&P 500 Stock Index, an unmanaged index generally considered to be representative of the performance of the stock market as a whole, and against the Lehman Brothers Intermediate Government Bond Index, widely used as a broad measure of the performance of U.S. Government Bonds with maturities of less than 10 years. The indices are unmanaged and do not reflect the deduction of expenses associated with a mutual fund, such as investment management and fund accounting fees. The Funds' performance reflects the deduction of fees for these services. Investors cannot invest directly in an index, although they can invest in its underlying securities.

                              [LOGO OF BB&T FUNDS]



                                     [GRAPH]

                              BB&T Capital Manager
                            Conservative Growth Fund

===============================================================================
                           Average Annual Total Return
                                  As of 9/30/00
-------------------------------------------------------------------------------
                    Inception           1             Since
    Class             Date            Year          Inception
-------------------------------------------------------------------------------
Class A Shares*     1/29/98           4.16%           5.31%
Class B**           1/29/99           4.31%           2.94%
Trust Shares        10/2/97           9.31%           7.23%
===============================================================================

*  Reflects 4.50% maximum sales charge

** Reflects applicable deferred sales charge (maximum 5.00%)


                                     [GRAPH]

                        BB&T Capital Manager Trust Shares
                           Value of $10,000 Investment

                                                                   Lehman Bros.
                                                         S&P 500    Int. Govt.
               Moderate     Conservative     Growth    Stock Index  Bond Index
10/2/97        $10,000        $10,000        $10,000     $10,000      $10,000
9/98            10,068         10,395          9,828      10,905       11,059
9/99            10,129         10,059         10,187      13,935       11,145
9/00            10,787         10,495         11,135      15,784       11,837


                                     [GRAPH]

                              BB&T Capital Manager
                                   Growth Fund

===============================================================================
                           Average Annual Total Return
                                  As of 9/30/00
-------------------------------------------------------------------------------
                    Inception           1           Since
    Class             Date             Year       Inception
-------------------------------------------------------------------------------
Class A Shares*      1/29/98           8.87%        7.68%
Class B**            1/29/99           9.23%        6.65%
Trust Shares         10/2/97          14.28%        9.54%
===============================================================================

* Reflects 4.50% maximum sales charge.

** Reflects applicable deferred sales charge (maximum 5.00%)


                                     [GRAPH]

                          BB&T Capital Manager B Shares
                           Value of $10,000 Investment

                                                                   Lehman Bros.
                                                     S&P 500        Int. Govt.
          Moderate     Conservative     Growth     Stock Index      Bond Index
1/29/99   $ 9,550        $ 9,550       $ 9,550       $10,000          $10,000
9/99       10,129         10,059        10,187        10,484           10,681
9/00       10,787         10,495        11,135        11,875           11,344




--------------------------------------------------------------------------------
Past performance is not predictive of future results. Investment return and the principal value of shares in the BB&T Funds will fluctuate, so that shares, when redeemed, may be worth more or less than their original cost.

A portion of the Funds' fees have been voluntarily waived. If the fees had not been waived, the Funds' total returns for the period would have been lower.

The performance of the BB&T Capital Manager Funds are measured against the S&P 500 Stock Index, an unmanaged index generally considered to be representative of the performance of the stock market as a whole, and against the Lehman Brothers Intermediate Government Bond Index, widely used as a broad measure of the performance of U.S. Government Bonds with maturities of less than 10 years. The indices are unmanaged and do not reflect the deduction of expenses associated with a mutual fund, such as investment management and fund accounting fees. The Funds' performance reflect the deduction of fees for these services. Investors cannot invest directly in an index, although they can invest in its underlying securities.

                              [LOGO OF BB&T FUNDS]



BB&T North Carolina Intermediate Tax-Free Fund+

For the 12-month period ended September 30, 2000, the Fund produced a total return of 5.04% (Class A shares without sales charge), compared to 4.79% and 5.42% for its benchmarks, the Lehman Brothers 5-Year General Obligation Index and the Lehman Brothers 7-Year General Obligation Index.

The Fund followed the municipal market's positive trend

Municipal bonds in general, and our Fund in particular, did just what they were supposed to do over the last year: provide a steady tax-free income with limited market volatility. The market did offer some significant movement throughout the year, as the Federal Reserve (the "Fed") aggressively raised interest rates in an attempt to slow the economy down; but during the 12 months ended September 30, 2000, yields remained relatively unchanged. Short-term rates (on one- to two-year securities) rose 25 basis points (0.25%) due to Fed actions, but long-term (30-year) yields were slightly lower for the period.

The municipal market benefited from a reduced supply of new issuances in 2000, compared to 1999 and previous years; with supply low, the value of existing bonds was enhanced. This resulted from state tax receipts running stronger than expected (as did Federal tax receipts), a markedly lower volume of bond refunding and an increase in rates during the first half of calendar year 2000, when most bonds were issued.

The reduced supply was met with strong retail demand, as individual investors realized tremendous gains in the stock market in 1999 and looked for ways to reduce taxes going forward. The yield curve flattened over the period; the best-performing segment of the municipal market was long-dated bonds.

As of September 30, 2000, 96.7% of the Fund's holdings were debt instruments issued by government entities in the state of North Carolina. Approximately 77.2% was invested in general obligation bonds, 13.0% in revenue bonds, 6.5% in certificates of participation and 3.3% in cash and cash equivalents. The effective duration of the portfolio was 6.11 years, and the average credit quality was Aaa.*

We are positioned for slower economic growth

The Fed appears to have completed its mission. There is still a continued risk of inflation, but we appear much closer to the end of rate increases than to the beginning. The fundamental backdrop for the bond market is positive, as higher oil prices slow economic growth and serve as a de facto tax hike. Another positive factor includes the strength of the dollar--which we believe will slow growth, as our exports become much more expensive to our trading partners.

On a relative basis, municipal bonds are very attractive compared to other fixed-income alternatives for high-tax-bracket investors. In contrast to the Treasury yield curve, the municipal curve is upward sloping and rewards investors for extending duration. As a result, our average maturity and duration are longer than average, and we are focused on high quality, non- callable bonds, which we believe should outperform in a slowing economy.

--------------------------------------------------------------------------------
+The Fund's income may be subject to certain state and local taxes and, depending on one's tax status, to the federal alternative minimum tax. Regional investing may incur additional risk since investments are limited to one geographical area.
*The composition of the Fund's holdings is subject to change.

                              [LOGO OF BB&T FUNDS]



                                     [GRAPH]

               BB&T North Carolina Intermediate Tax-Free Fund

===============================================================================
                           Average Annual Total Return
                                  As of 9/30/00
-------------------------------------------------------------------------------
                       Inception                                        Since
     Class               Date            1 Year         5 Year        Inception
-------------------------------------------------------------------------------
Class A Shares*        10/16/92           2.96%          3.40%          3.70%
Trust Shares           10/16/92           5.31%          3.94%          4.11%
===============================================================================

* Reflects 2.00% Maximum Sales Charge.

                                     [GRAPH]

                           Value of $10,000 Investment

                                               Lehman Bros.      Lehman Bros.
                                              5-Year General    7-Year General
            Trust Shares    Class A Shares*    Oblig. Index      Oblig. Index
            ------------    ---------------   --------------    --------------

10/16/92        $10,000         $ 9,804            $10,000            $10,000
 9/93            10,662          10,451             10,833             11,108
 9/94            10,537          10,313             10,850             11,004
 9/95            11,355          11,097             11,856             12,181
 9/96            11,669          11,386             12,366             12,724
 9/97            12,420          12,101             13,213             13,751
 9/98            13,277          12,904             14,130             14,853
 9/99            13,078          12,708             14,349             14,936
 9/00            13,772          13,349             15,041             15,745






--------------------------------------------------------------------------------
Past performance is not predictive of future results. Investment return and the principal value of shares in the BB&T Funds will fluctuate, so that shares, when redeemed, may be worth more or less than their original cost.

A portion of the Fund's fees have been voluntarily waived. If the fees had not been waived, the Fund's total return for the period would have been lower.

The performance of the BB&T North Carolina Intermediate Tax-Free Fund is measured against the Lehman Brothers 5-Year General Obligations Index and the Lehman Brothers 7-Year General Obligation Index. These indices are unmanaged and generally considered to be representative of the performance of tax-exempt municipal securities with an average maturity of five and seven years, respectively. These indices do not reflect the reduction of expenses associated with a mutual fund, such as investment management and fund accounting fees. The Fund's performance reflects the deduction of fees for these services. Investors cannot invest directly in an index, although they can invest in its underlying securities.

                              [LOGO OF BB&T FUNDS]


BB&T South Carolina Intermediate Tax-Free Fund+

For the 12-month period ended September 30, 2000, the Fund produced a total return of 5.10% (Class A shares without sales charge), compared to 4.79% and 5.43% for its benchmarks, the Lehman Brothers 5-Year General Obligation Index and the Lehman Brothers 7-Year General Obligation Index.

The Fund followed the municipal market's positive trend

Municipal bonds in general, and our Fund in particular, did just what they were supposed to do over the last year: provide a steady tax-free income with limited market volatility. The market did offer some significant movement throughout the year, as the Federal Reserve (the "Fed") aggressively raised interest rates in an attempt to slow the economy down; but during the 12 months ended September 30, 2000, yields remained relatively unchanged. Short-term rates (on one- to two-year securities) rose 25 basis points (0.25%) due to Fed actions, but long-term (30-year) yields were slightly lower for the period.

The municipal market benefited from a reduced supply of new issuances in 2000, compared to 1999 and previous years; with supply low, the value of existing bonds was enhanced. This resulted from state tax receipts running stronger than expected (as did Federal tax receipts), a markedly lower volume of bond refunding and an increase in rates during the first half of calendar year 2000, when most bonds were issued.

The reduced supply was met with strong retail demand, as individual investors realized tremendous gains in the stock market in 1999 and looked for ways to reduce taxes going forward. The yield curve flattened over the period; the best-performing segment of the municipal market was long-dated bonds.

As of September 30, 2000, 99% of the Fund's holdings were debt instruments issued by government entities in the state of South Carolina. Approximately 66.6% was invested in general obligation bonds, 32.1% in revenue bonds and 1.3% in cash and cash equivalents. The effective duration of our portfolio was 6.09 years, and the average credit quality was Aaa.*

We are positioned for slower economic growth

The Fed appears to have completed its mission. There is still a continued risk of inflation, but we appear much closer to the end of rate increases than to the beginning. The fundamental backdrop for the bond market is positive, as higher oil prices slow economic growth and serve as a de facto tax hike. Another positive factor includes the strength of the dollar--which we believe will slow growth, as our exports become much more expensive to our trading partners.

On a relative basis, municipal bonds are very attractive compared to other fixed-income alternatives for high-tax-bracket investors. In contrast to the Treasury yield curve, the municipal curve is upward sloping and rewards investors for extending duration. As a result, our average maturity and duration are longer than average, and we are focused on high-quality, non- callable bonds, which we believe should outperform in a slowing economy.

--------------------------------------------------------------------------------
+The Fund's income may be subject to certain state and local taxes and, depending on one's tax status, to the federal alternative minimum tax. Regional investing may incur additional risk since investments are limited to one geographical area.
*The composition of the Fund's holdings is subject to change.

                              [LOGO OF BB&T FUNDS]



               BB&T South Carolina Intermediate Tax-Free Fund

                                     [GRAPH]

===============================================================================
                           Average Annual Total Return
                                  As of 9/30/00
-------------------------------------------------------------------------------
                  Inception                             Since
    Class            Date             1 Year          Inception
-------------------------------------------------------------------------------
Class A Shares*    10/20/97            3.00%             2.93%
Trust Shares       10/20/97            5.27%             3.75%
===============================================================================

* Reflects 2.00% Maximum Sales Charge.


                                     [GRAPH]


                           Value of $10,000 Investment

                                                 Lehman Bros.     Lehman Bros.
                                                5-Year General   7-Year General
              Trust Shares   Class A Shares*     Oblig. Index     Oblig. Index
              ------------   ---------------    --------------   --------------

10/20/97        $10,000         $ 9,800              $10,000          $10,000
 9/98            10,802          10,579               10,629           10,801
 9/99            10,588          10,358               10,794           10,861
 9/00            11,146          10,886               11,314           11,450






--------------------------------------------------------------------------------
Past performance is not predictive of future results. Investment return and the principal value of shares in the BB&T Funds will fluctuate, so that shares, when redeemed, may be worth more or less than their original cost.

A portion of the Fund's fees have been voluntarily waived. If the fees had not been waived, the Fund's total return for the period would have been lower.

The performance of the BB&T South Carolina Intermediate Tax-Free Fund is measured against the Lehman Brothers 5-Year General Obligations Index and the Lehman Brothers 7-Year General Obligation Index. These indices are unmanaged and generally considered to be representative of the performance of tax-exempt municipal securities with an average maturity of five and seven years, respectively. These indices do not reflect the deduction of expenses associated with a mutual fund, such as investment management and fund accounting fees. The Fund's performance reflects the deduction of fees for these services. Investors cannot invest directly in an index, although they can invest in its underlying securities.

                              [LOGO OF BB&T FUNDS]


BB&T Virginia Intermediate Tax-Free Fund+

For the 12-month period ended September 30, 2000, the Fund produced a total return of 5.22% (Class A shares without sales charge), compared to 4.79% and 5.42% for its benchmarks, the Lehman Brothers 5-Year General Obligation Index and the Lehman Brothers 7-Year General Obligation Index.

The Fund followed the municipal market's positive trend

Municipal bonds in general, and our Fund in particular, did just what they were supposed to do over the last year: provide a steady tax-free income with limited market volatility. The market did offer some significant movement throughout the year, as the Federal Reserve (the "Fed") aggressively raised interest rates in an attempt to slow the economy down; during the 12 months ended September 30, 2000, yields remained relatively unchanged. Short-term rates (on one- to two-year securities) rose 25 basis points (0.25%) due to Fed actions, but long-term (30-year) yields were slightly lower for the period.

The municipal market benefited from a reduced supply of new issuances in 2000, compared to 1999 and previous years; with supply low, the value of existing bonds was enhanced. This resulted from state tax receipts running stronger than expected (as did Federal tax receipts), a markedly lower volume of bond refunding and an increase in rates during the first half of calendar year 2000, when most bonds were issued.

The reduced supply was met with strong retail demand, as individual investors realized tremendous gains in the stock market in 1999 and looked for ways to reduce taxes going forward. The yield curve flattened over the period; the best-performing segment of the municipal market was long-dated bonds.

As of September 30, 2000, 95% of the Fund's holdings were debt instruments issued by government entities in Virginia, with 3% in District of Columbia paper (the latter subject to Virginia State taxes). Approximately 57.7% was invested in general obligation bonds, 40.8% in revenue bonds and 1.5% in cash and cash equivalents. The effective duration of our portfolio was 5.88 years, and the average credit quality was Aa1.*

We are positioned for slower economic growth

The Fed appears to have completed its mission. There is still a continued risk of inflation, but we appear much closer to the end of rate increases than to the beginning. The fundamental backdrop for the bond market is positive, as higher oil prices slow economic growth and serve as a de facto tax hike. Another positive factor includes the strength of the dollar--which we believe will slow growth, as our exports become much more expensive to our trading partners.

On a relative basis, municipal bonds are very attractive compared to other fixed income alternatives for high-tax-bracket investors. In contrast to the Treasury yield curve, the municipal curve is upward sloping and rewards investors for extending duration. As a result, our average maturity and duration are longer than average, and we are focused on high-quality, non- callable bonds, which we believe should outperform in a slowing economy.

--------------------------------------------------------------------------------
+The Fund's income may be subject to certain state and local taxes and, depending on one's tax status, to the federal alternative minimum tax. Regional investing may incur additional risk, since investments are limited to one geographical area.
*The composition of the Fund's holdings is subject to change.

                              [LOGO OF BB&T FUNDS]



                                     [GRAPH]

                  BB&T Virginia Intermediate Tax-Free Fund

===============================================================================
                           Average Annual Total Return
                                  As of 9/30/00
-------------------------------------------------------------------------------
                      Inception            1             Since
     Class              Date              Year          Inception
-------------------------------------------------------------------------------
Class A Shares*        5/17/99            3.13%           1.76%
Trust Shares           5/17/99            5.35%           2.53%
===============================================================================

* Reflects 2.00% Maximum Sales Charge.


                                     [GRAPH]


                           Value of $10,000 Investment

                                              Lehman Brothers    Lehman Brothers
                                              5-Year General     7-Year General
            Trust Shares    Class A Shares*    Oblig. Index       Oblig. Index

5/17/99       $10,000           $ 9,800           $10,000            $10,000
9/99            9,823             9,735             9,976             10,056
9/00           10,349            10,243            10,457             10,601







--------------------------------------------------------------------------------
Past performance is not predictive of future results. Investment return and the principal value of shares in the BB&T Funds will fluctuate, so that shares, when redeemed, may be worth more or less than their original cost.

A portion of the Fund's fees have been voluntarily waived. If the fees had not been waived, the Fund's total return for the period would have been lower.

The performance of the BB&T Virginia Intermediate Tax-Free Fund is measured against the Lehman Brothers 5-Year General Obligations Index and the Lehman Brothers 7-Year General Obligation Index. These indices are unmanaged and generally considered to be representative of the performance of tax-exempt municipal securities with an average maturity of five and seven years, respectively. These indices do not reflect the deduction of expenses associated with a mutual fund, such as investment management and fund accounting fees. The Fund's performance reflects the deduction of fees for these services. Investors cannot invest directly in an index, although they can invest in its underlying securities.

                              [LOGO OF BB&T FUNDS]


BB&T Intermediate U.S. Government Bond Fund
BB&T Short-Intermediate U.S. Government Income Fund

For the 12 months ended September 30, 2000, the Intermediate U.S. Government Bond Fund produced a 6.09% return (Class A shares without sales charge). The Fund's benchmark, the Merrill Lynch 5-10-Year U.S. Government Bond Index, produced a return of 6.85%.

For the 12-months ended September 30, 2000, the Short-Intermediate U.S. Government Income Fund produced a 5.24% return (Class A shares without sales charge). The Fund's benchmark, the Merrill Lynch 1-5-Year U.S. Government Bond Index, produced a return of 5.88%.

Volatility unsettled the fixed-income markets

Bond yields were volatile over the last 12 months. In late 1999, yields rose sharply in anticipation of further tightening by the Federal Reserve (the "Fed"); the Fed was taking steps to reduce potential inflationary pressures resulting from the economy's continued robustness and consumers' seemingly insatiable desire for new goods and services.

In the first quarter of 2000, yields began to fall, spurred by the Treasury's buy-back program. After another spike in yields midway through 2000, bond yields again declined, as investors came to believe that the Fed's tightening was most likely done for the near-term. The economy showed signs of a slowdown: inflation remained relatively contained; productivity gains continued; and the stock market's "wealth effect" eased.

The shape of the Treasury yield curve also changed dramatically over the past year, moving from its traditionally upward sloping shape to a pronounced inversion--where short rates were three quarters of a percentage point higher than long-term yields. The steep inversion of the Treasury curve caused severe damage to other "spread" sectors such as corporates, agencies and mortgages. As the curve shape normalized late in the period, so did the market for non-Treasury securities.

We actively took steps to profit from yield-curve volatility

Throughout the year, we took positions in long-dated Treasury securities to capitalize on the yield-curve inversion, and we selectively overweighted spread products, such as mortgages, which were cheap, based on the fundamentals.

As of September 30, 2000, the effective duration of the Intermediate U.S. Government Bond Fund was 5.4 years. Approximately 40% of the portfolio was invested in mortgage-backed securities, 32% in securities issued by the U.S. Treasury, 14% in U.S. government agency securities, 13% in corporate debt and 1% in cash and cash equivalents. The portfolio's average credit quality was AAA.*

As of September 30, 2000, the effective duration of the Short-Intermediate U.S. Government Income Fund was 2.3 years. Approximately 38% of the portfolio was invested in mortgage-backed securities, 29% in U.S. government agency securities, 15% in securities issued by the U.S. Treasury, 15% in corporate debt and 3% in asset-backed securities. The average credit quality of the portfolio was AAA.*

We are prepared to take advantage of a normalized yield curve

While we believe that bond yields can move lower as the economy slows, our near-term outlook for fixed-income securities is clouded, due to uncertainty over the degree of the economic slowdown, a potential inflationary rise in energy prices and uncertainty as to the future of fiscal policy. Given the uncertainty over the direction of rates in the near term, we are neutral with regard to our interest-sensitivity targets. We continue to be overweighted with spread sectors such as mortgages, because we feel they present an opportunity for outperformance as the yield-curve shape again normalizes.

--------------------------------------------------------------------------------
*The composition of the Fund's holdings is subject to change.

                              [LOGO OF BB&T FUNDS]



                                     [GRAPH]

                 BB&T Intermediate U.S. Government Bond Fund

                           Average Annual Total Return
                                  As of 9/30/00

===============================================================================
                 Inception          1           5          Since
    Class          Date            Year        Year       Inception
-------------------------------------------------------------------------------
Class A Shares*   10/9/92          1.29%       4.55%        5.03%
Class B Shares**   1/1/96/1/       1.31%       4.49%        5.09%
Trust Shares      10/9/92          6.36%       5.71%        5.91%
===============================================================================

*  Reflects 4.50% Maximum Sales Charge

** Reflects applicable deferred sales charge (maximum 5.00%)


                                     [GRAPH]
                           Value of $10,000 Investment

                                             Lehman Brothers     Merrill Lynch
           Trust      Class A    Class B     Int. U.S. Govt.     5-10-Year U.S.
           Shares     Shares*    Shares**       Bond Index      Government Index

10/9/92    $10,000    $ 9,551     $10,000        $10,000            $10,000
9/93        11,076     10,557      11,053         10,823             11,176
9/94        10,607     10,083      10,558         10,661             10,662
9/95        11,976     11,357      11,891         11,791             12,201
9/96        12,386     11,717      12,107         12,392             12,598
9/97        13,402     12,647      12,972         13,362             13,560
9/98        15,206     14,300      14,562         14,778             15,084
9/99        14,858     13,944      14,106         14,893             14,636
9/00        15,803     14,793      14,854         15,818             15,639



                                     [GRAPH]

             BB&T Short-Intermediate U.S. Government Income Fund


===============================================================================
                           Average Annual Total Return
                                  As of 9/30/00
-------------------------------------------------------------------------------
                 Inception       1       5       Since
    Class          Date         Year    Year   Inception
-------------------------------------------------------------------------------
Class A Shares** 11/30/92       3.11%   4.61%     4.72%
Trust Shares     11/30/92       5.62%   5.20%     5.24%
===============================================================================

** Reflects 2.00% Maximum Sales Charge.


                                     [GRAPH]


                           Value of $10,000 Investment

                                                 Merrill Lynch    Merrill Lynch
                                                   1-3-Year         1-5-Year
                                                  Government       Government
           Trust Shares    Class A Shares**       Bond Index       Bond Index
           ------------    ----------------      ------------     ------------

11/30/92     $10,000          $ 9,804               $10,000            $10,000
9/93          10,801           10,569                10,579             10,626
9/94          10,622           10,373                10,702             10,618
9/95          11,579           11,280                11,588             11,561
9/96          12,083           11,741                12,238             12,100
9/97          12,848           12,454                12,937             12,381
9/98          13,974           13,511                13,963             13,745
9/99          14,121           13,640                14,420             14,054
9/00          14,915           14,355                15,255             14,880



--------------------------------------------------------------------------------
Past performance is not predictive of future results. Investment return and the principal value of shares in the BB&T Funds will fluctuate, so that shares, when redeemed, may be worth more or less than their original cost. A portion of the Funds' fees have been voluntarily waived. If the fees had not been waived, the Funds' total returns for the period would have been lower.

/1/Class B shares were not in existence prior to 1/1/96. Performance calculated for any period up to 1/1/96 is based upon the historical performance of the Class A Shares and is adjusted for the Class B Shares CDSC, but does not include any 12b-1 fees, which, if reflected, performance would have been lower.

The performance of the BB&T Intermediate U.S. Government Bond Fund is measured against the Lehman Brothers Intermediate U.S. Government Bond Index, and the Merrill Lynch 5-10-Year U.S. Government Index. These indices are widely used as a broad measure of the performance of U.S. Government bonds with maturities of less than 10 years. The performance of the BB&T Short-Intermediate U.S. Government Income Fund is measured against the Merrill Lynch 1-3-Year Government Bond Index and the Merrill Lynch 1-5-Year Government Bond Index. These indices are widely used as a measure of the performance of U.S. Government bonds in that maturity range. The indices are unmanaged and do not reflect the deduction of expenses associated with a mutual fund, such as investment management and fund accounting fees. The Funds' performances reflect the deduction of fees for these services. Investors cannot invest directly in an index, although they can invest in its underlying securities.

                              [LOGO OF BB&T FUNDS]


BB&T Intermediate Corporate Bond Fund

From the inception of the Fund on December 2, 1999, to September 30, 2000, the Fund produced a return of 4.97% (Class A shares without sales charge). The Fund's benchmark, the Lehman Brothers All Corporate Bond Index, produced a 5.24% for the same period.

Volatility unsettled the fixed-income markets

Bond yields were volatile over the last 12 months. In late 1999, yields rose sharply in anticipation of further tightening by the Federal Reserve (the "Fed"); the Fed was taking steps to reduce potential inflationary pressures resulting from the economy's continued robustness and consumers' seemingly insatiable desire for new goods and services.

In the first quarter of 2000, yields began to fall, spurred by the Treasury's buy-back program. After another spike in yields midway through 2000, bond yields again declined, as investors came to believe that the Fed's tightening was most likely done for the near-term. The economy showed signs of a slowdown; inflation remained relatively contained; productivity gains continued; and the stock market's wealth effect eased.

The shape of the Treasury yield curve also changed dramatically over the past year, moving from its traditionally upward sloping shape to a pronounced inversion--where short rates were three quarters of a percentage point higher than long-term yields. The steep inversion of the Treasury curve caused severe damage to other "spread" sectors such as corporates, agencies and mortgages. As the curve shape normalized late in the period, so did the market for non-Treasury securities.

Positioning the Fund with a high-quality bias

The market for corporate securities experienced extreme dislocation over the past year reacting both to technical issues surrounding the shape of the yield curve, as well as to deteriorating fundamentals and higher event risk.

In anticipation of a more challenging period for corporate credits, we have structured the portfolio with a higher quality bias. We are focusing on corporate exposure in more risk-adverse sectors and companies and incorporating assets like U.S. government agencies and mortgages to improve overall credit quality.

As of September 30, 2000, the Fund's effective duration was 5.5 years. Approximately 80% of the portfolio was invested in corporate obligations, 8% in U.S. Treasury securities, 7% in mortgage-backed securities, 3% in U.S. government agency debt and 2% in cash and cash equivalents. The Fund's average credit quality was AA3, with none of the issues we hold currently rated below investment grade.*

We are prepared to take advantage of a normalized yield curve

While we believe that bond yields can move lower as the economy slows, our near-term outlook for fixed-income securities is clouded, due to uncertainty over the degree of the economic slowdown, a potential inflationary rise in energy prices and uncertainty as to the future of fiscal policy. Given the uncertainty over the direction of rates in the near term, we are neutral with regard to our interest-sensitivity targets.

While we are concerned that fundamental credit quality may continue to deteriorate, current spreads (yield compensation above the U.S. Treasury curve) in some sectors reflect an overly negative outlook and represent good value for patient investors. Therefore, we feel that spread sectors, such as the investment-grade corporate securities that make up the bulk of our portfolio, could present an opportunity for outperformance as the yield-curve shape again normalizes.

--------------------------------------------------------------------------------
*The composition of the Fund's holdings is subject to change.

                              [LOGO OF BB&T FUNDS]



                                     [GRAPH]

                      BB&T Intermediate Corporate Bond Fund

===============================================================================
                             Aggregate Total Return
                                  As of 9/30/00
-------------------------------------------------------------------------------
                                       Inception                        Since
     Class                               Date                         Inception
-------------------------------------------------------------------------------
Class A Shares*                         12/2/99                         0.25%
Class B Shares**                        12/2/99                        -0.58%
Trust Shares                            12/2/99                         5.13%
===============================================================================

* Reflects 4.50% maximum sales charge.

** Reflects applicable deferred sales charge (maximum 5.00%).

                                     [GRAPH]

                           Value of $10,000 Investment

                                                           Lehman Brothers All
         Trust Shares   Class A Shares*  Class B Shares**  Corporate Bond Index
         ------------   ---------------  ----------------  --------------------

12/2/99     $10,000          $ 9,551           $10,000            $10,000
 4/00         9,992            9,549             9,965             10,001
 9/00        10,513           10,025             9,942             10,524






--------------------------------------------------------------------------------
Past performance is not predictive of future results. Investment return and the principal value of shares in the BB&T Funds will fluctuate, so that shares, when redeemed, may be worth more or less than their original cost.

A portion of the Fund's fees have been voluntarily waived. If the fees had not been waived, the Fund's total return for the period would have been lower.

The performance of the BB&T Intermediate Corporate Bond Fund is measured against the Lehman Brothers All Corporate Bond Index, an unmanaged index generally representative of all publicly issued, fixed-rate, non-convertible, investment-grade, domestic corporate debt. The index does not reflect the deduction of expenses associated with a mutual fund, such as investment management and fund accounting fees. The Fund's performance reflects the deduction of fees for these services. Investors cannot invest directly in an index, although they can invest in its underlying securities.

                              [LOGO OF BB&T FUNDS]


The BB&T Prime Money Market Fund+
The BB&T U.S. Treasury Money Market Fund+

Throughout the year, we, along with most investors in the equity and fixed-income markets, paid close attention to the actions, and the expressed sentiments, of the Federal Reserve (the "Fed"). In its current effort to preemptively restrain inflationary pressures, the Fed has raised the Fed Funds rate--the short-term rate banks charge one another for overnight loans--seven times, beginning in June 1999. The latest increase was a 50 basis point (0.50%) rise in May, which brought the rate up to 6.50%.

However, while equity and fixed-income investors shudder at the prospect of rising interest rates, money market funds generally welcome rate increases. That is because our primary objective is to provide you with high current income, consistent with safety of principal. With short-term rates rising throughout the period, our Funds' yields were historically attractive, especially considering the fact that inflation remained under control.

The BB&T Prime Money Market Fund kept its average maturity relatively short throughout much of the period, but began increasing its maturity in the last several months. Believing that the Fed is done raising rates for the rest of the year, we decided to lock in some additional income available further out on the yield curve.

As of September 30, 2000, approximately 52.0% of the Prime Money Market Fund's portfolio was invested in commercial paper, 17.1% in variable rate notes, 12.7% in corporate bonds, 13.9% in repurchase agreements and 4.3% in certificates of deposit. The average maturity of the Fund's holdings was 54 days, and the average credit quality was A1+.*

The BB&T U.S. Treasury Money Market Fund committed a large allocation of its portfolio to overnight repurchase agreements, where we found the potential for higher yields. As a result, the Fund's average maturity was in the neighborhood of 40 days for much of the period.

As of September 30, 2000, approximately 59% of the U.S. Treasury Money Market Fund's portfolio was invested in repurchase agreements and 41% in U.S. Treasury securities. The average maturity of the Fund's holdings was 58 days, and the average credit quality was AAA.*


--------------------------------------------------------------------------------
+ Investments in the BB&T Prime Money Market Fund and the BB&T U.S. Treasury
  Money Market Fund are neither insured nor guaranteed by the Federal Deposit Insurance Corporation or any government agency. Although the Funds seek to preserve the value of your investments at a $1.00 per share, it is possible to lose money by investing the Funds.

* The composition of the Fund's portfolio is subject to change.

Some of the fees of the BB&T Funds are currently be waived, resulting in higher total returns than would occur if the full fees were charged.

Past performance is not predictive of future results. Investment return and the principal value of shares in the BB&T Funds will fluctuate, so that shares, when redeemed, may be worth more or less than their original cost.

                              [LOGO OF BB&T FUNDS]


                      Statements of Assets and Liabilities
                               September 30, 2000


                                                         Short-
                            Prime      U.S. Treasury  Intermediate   Intermediate U.S.
                         Money Market  Money Market  U.S. Government  Government Bond
                             Fund          Fund        Income Fund         Fund
                         ------------  ------------- --------------- -----------------

        ASSETS:
Investments, at value
(Cost $342,950,577;
$218,463,042;
$183,282,843;
$221,455,987,
respectively)........... $342,950,577  $218,463,042   $183,336,245     $222,704,960
Repurchase agreements,
at cost.................   55,143,000   339,434,674      3,456,713       11,374,871
                         ------------  ------------   ------------     ------------
   Total investments....  398,093,577   557,897,716    186,792,958      234,079,831
                         ------------  ------------   ------------     ------------
Cash....................          506            --             --               --
Interest and dividends
receivable..............    1,239,155     4,526,831      2,155,449        2,195,579
Receivable for
investments sold........           --    17,000,000             --               --
Prepaid expenses and
other...................          887         4,688          2,429            2,898
                         ------------  ------------   ------------     ------------
   Total Assets.........  399,334,125   579,429,235    188,950,836      236,278,308
                         ------------  ------------   ------------     ------------
      LIABILITIES:
Dividends payable.......    1,888,571     2,672,599        802,116          881,244
Payable for capital
shares redeemed.........           --        44,816             --               --
Payable for collateral
received on loaned
securities..............           --            --     14,433,119       47,494,505
Accrued expenses and
other payables:
 Investment advisory
 fees...................       98,535       141,422         71,974           77,740
 Administration,
 transfer agent and
 fund accounting fees...       12,994        23,842          5,682            7,705
 Distribution fees......      107,047        58,645            677            2,417
 Other..................       33,186        65,738          5,397            7,379
                         ------------  ------------   ------------     ------------
   Total Liabilities....    2,140,333     3,007,062     15,318,965       48,470,990
                         ------------  ------------   ------------     ------------
      NET ASSETS:
Capital.................  397,189,819   576,421,927    177,672,908      191,273,746
Undistributed net
investment income.......        4,810           246         25,938          158,652
Net realized losses on
investments.............         (837)           --     (4,120,377)      (4,874,053)
Net unrealized
appreciation on
investments.............           --            --         53,402        1,248,973
                         ------------  ------------   ------------     ------------
   Net Assets........... $397,193,792  $576,422,173   $173,631,871     $187,807,318
                         ============  ============   ============     ============


                                    Continued

                              [LOGO OF BB&T FUNDS]

                               September 30, 2000


                                                        Short-
                            Prime     U.S. Treasury  Intermediate   Intermediate U.S.
                         Money Market Money Market  U.S. Government  Government Bond
                             Fund         Fund        Income Fund         Fund
                         ------------ ------------- --------------- -----------------

Net Assets
 Class A................ $277,218,767 $170,379,958   $  3,270,337     $  2,578,530
 Class B................   41,643,561   10,425,188             --        2,329,300
 Trust Class............   78,331,464  395,617,027    170,361,534      182,899,488
                         ------------ ------------   ------------     ------------
   Total................ $397,193,792 $576,422,173   $173,631,871     $187,807,318
                         ============ ============   ============     ============
Outstanding units of
beneficial interest
(shares)
 Class A................  277,218,539  170,380,020        339,437          265,502
 Class B................   41,643,522   10,425,186             --          240,474
 Trust Class............   78,332,569  395,616,814     17,672,803       18,803,987
                         ------------ ------------   ------------     ------------
   Total................  397,194,630  576,422,020     18,012,240       19,309,963
                         ============ ============   ============     ============
Net asset value
 Class A--redemption
 price per share........ $       1.00 $       1.00   $       9.63     $       9.71
 Class B--offering
 price per share*.......         1.00         1.00             --             9.69
 Trust Class--offering
 and redemption price
 per share..............         1.00         1.00           9.64             9.73
                         ============ ============   ============     ============
Maximum Sales Charge--
Class A.................          N/A          N/A           2.00%            4.50%
                         ============ ============   ============     ============
Maximum Offering Price
(100%/(100%-Maximum
Sales Charge) of net
asset value adjusted to
the nearest cent) per
share--Class A.......... $       1.00 $       1.00   $       9.83     $      10.17
                         ============ ============   ============     ============


----
* Redemption price per share (Class B) varies by length of time shares are held. (See note 1)
                       See notes to financial statements.

                              [LOGO OF BB&T FUNDS]


                      Statements of Assets and Liabilities
                               September 30, 2000


                         Intermediate  North Carolina South Carolina   Virginia
                          Corporate     Intermediate   Intermediate  Intermediate
                          Bond Fund    Tax-Free Fund  Tax-Free Fund  Tax-Free Fund
                         ------------  -------------- -------------- -------------
        ASSETS:
Investments, at value
(Cost $89,541,970;
$92,470,630;
$15,313,291;
$77,636,980,
respectively)........... $90,992,998    $93,741,626    $15,494,791    $78,607,635
Interest and dividends
receivable..............   1,605,829      1,372,873        197,967      1,151,633
Receivable for
investments sold........          --      2,111,180             --             --
Prepaid expenses and
other...................         600          1,234          4,578          1,186
                         -----------    -----------    -----------    -----------
   Total Assets.........  92,599,427     97,226,913     15,697,336     79,760,454
                         -----------    -----------    -----------    -----------
      LIABILITIES:
Dividends payable.......     464,380        311,993         54,965        268,646
Payable for investments
purchased...............     499,905      3,956,185             --      1,548,465
Payable for collateral
received on loaned
securities..............   2,124,507             --             --             --
Accrued expenses and
other payables:
 Investment advisory
 fees...................      32,749         38,178          5,187         32,061
 Administration,
 transfer agent and
 fund accounting fees...       3,653          3,048            388          2,564
 Distribution fees......         102          1,397            154             23
 Other..................      66,258          3,400             --          2,202
                         -----------    -----------    -----------    -----------
   Total Liabilities....   3,191,554      4,314,201         60,694      1,853,961
                         -----------    -----------    -----------    -----------
      NET ASSETS:
Capital.................  88,667,747     92,656,121     15,833,565     78,056,428
Undistributed net
investment income.......      25,488         41,099          2,798         25,523
Net realized losses on
investments.............    (736,390)    (1,055,504)      (381,221)    (1,146,113)
Net unrealized
appreciation on
investments.............   1,451,028      1,270,996        181,500        970,655
                         -----------    -----------    -----------    -----------
   Net Assets........... $89,407,873    $92,912,712    $15,636,642    $77,906,493
                         ===========    ===========    ===========    ===========


                                    Continued

                              [LOGO OF BB&T FUNDS]

                               September 30, 2000


                         Intermediate  North Carolina South Carolina   Virginia
                          Corporate     Intermediate   Intermediate  Intermediate
                          Bond Fund    Tax-Free Fund  Tax-Free Fund  Tax-Free Fund
                         ------------  -------------- -------------- -------------

Net Assets
 Class A................ $   236,129    $11,403,092    $ 1,250,732    $   179,681
 Class B................      70,479             --             --             --
 Trust Class............  89,101,265     81,509,620     14,385,910     77,726,812
                         -----------    -----------    -----------    -----------
   Total................ $89,407,873    $92,912,712    $15,636,642    $77,906,493
                         ===========    ===========    ===========    ===========
Outstanding units of
beneficial interest
(shares)
 Class A................      23,650      1,143,348        126,379         16,390
 Class B................       7,061             --             --             --
 Trust Class............   8,928,761      8,170,856      1,462,445      7,091,784
                         -----------    -----------    -----------    -----------
   Total................   8,959,472      9,314,204      1,588,824      7,108,174
                         ===========    ===========    ===========    ===========
Net asset value
 Class A--redemption
 price per share........ $      9.98    $      9.97    $      9.90    $     10.96
 Class B--offering
 price per share*.......        9.98             --             --             --
 Trust Class--offering
 and redemption price
 per share..............        9.98           9.98           9.84          10.96
                         ===========    ===========    ===========    ===========
Maximum Sales Charge--
Class A.................        4.50%          2.00%          2.00%          2.00%
                         ===========    ===========    ===========    ===========
Maximum Offering Price
(100%/(100%-Maximum
Sales Charge) of net
asset value adjusted to
the nearest cent) per
share--Class A.......... $     10.45    $     10.17    $     10.10    $     11.18
                         ===========    ===========    ===========    ===========


----
* Redemption price per share (Class B) varies by length of time shares are held. (See note 1)
                       See notes to financial statements.

                              [LOGO OF BB&T FUNDS]


                      Statements of Assets and Liabilities
                               September 30, 2000


                           Growth and               Large Company  Small Company
                          Income Stock   Balanced      Growth         Growth
                              Fund         Fund         Fund           Fund
                          ------------ ------------ -------------  -------------
        ASSETS:
Investments, at value
(Cost $346,202,657;
$131,286,022;
$165,644,658;
$219,711,639,
respectively)...........  $454,531,777 $141,482,995 $219,045,744   $279,237,251
Cash....................            --           --           --         64,937
Interest and dividends
receivable..............       724,153      797,688      111,876          2,909
Receivable for capital
shares issued...........         2,025           --        1,584          2,584
Receivable for
investments sold........     1,189,891           --           --      3,320,806
Prepaid expenses and
other...................         3,633        6,676        1,309          1,596
                          ------------ ------------ ------------   ------------
   Total Assets.........   456,451,479  142,287,359  219,160,513    282,630,083
                          ------------ ------------ ------------   ------------
      LIABILITIES:
Dividends payable.......       331,167      223,637           --             --
Payable for capital
shares redeemed.........            --           --           --         19,144
Payable for collateral
received on loaned
securities..............    52,740,013    5,983,393   33,153,432     31,963,508
Variation margin
payable.................            --           --           --        278,750
Payable for investments
purchased...............       478,700           --           --      2,687,566
Accrued expenses and
other payables:
 Investment advisory
 fees...................       199,551       67,732       94,909        192,595
 Administration,
 transfer agent and
 fund accounting fees...        16,430        5,574        7,679          9,689
 Distribution fees......        36,570       19,418       25,790         20,815
 Other..................            --           --       12,446         20,351
                          ------------ ------------ ------------   ------------
   Total Liabilities....    53,802,431    6,299,754   33,294,256     35,192,418
                          ------------ ------------ ------------   ------------
      NET ASSETS:
Capital.................   277,373,350  120,675,398  119,506,509    146,167,880
Undistributed
(distributions in excess
of) net investment
income..................         5,539        1,239       (7,442)            --
Accumulated
undistributed net
realized gains on
investments.............    16,941,039    5,113,995   12,966,104     42,261,048
Net unrealized
appreciation on futures
and investments.........   108,329,120   10,196,973   53,401,086     59,008,737
                          ------------ ------------ ------------   ------------
   Net Assets...........  $402,649,048 $135,987,605 $185,866,257   $247,437,665
                          ============ ============ ============   ============


                                    Continued

                              [LOGO OF BB&T FUNDS]

                               September 30, 2000


                          Growth and                 Large Company  Small Company
                         Income Stock    Balanced       Growth         Growth
                             Fund          Fund          Fund           Fund
                         ------------  ------------  -------------  -------------
Net Assets
 Class A................ $ 33,004,151  $ 17,726,143  $ 13,156,441   $ 28,935,721
 Class B................   36,077,534    18,858,782    27,171,696     20,707,179
 Trust Class............  333,567,363    99,402,680   145,538,120    197,794,765
                         ------------  ------------  ------------   ------------
   Total................ $402,649,048  $135,987,605  $185,866,257   $247,437,665
                         ============  ============  ============   ============
Outstanding units of
beneficial interest
(shares)
 Class A................    1,777,585     1,348,405       891,790        829,851
 Class B................    1,953,538     1,443,672     1,878,204        617,523
 Trust Class............   17,933,313     7,582,080     9,806,214      5,573,553
                         ------------  ------------  ------------   ------------
   Total................   21,664,436    10,374,157    12,576,208      7,020,927
                         ============  ============  ============   ============
Net asset value
 Class A--redemption
 price per share........ $      18.57  $      13.15  $      14.75   $      34.87
 Class B--offering
 price per share*.......        18.47         13.06         14.47          33.53
 Trust Class--offering
 and redemption price
 per share..............        18.60         13.11         14.84          35.49
                         ============  ============  ============   ============
Maximum Sales Charge--
Class A.................         4.50%         4.50%         4.50%          4.50%
                         ============  ============  ============   ============
Maximum Offering Price
(100%/(100%-Maximum
Sales Charge) of net
asset value adjusted to
the nearest cent) per
share--Class A.......... $      19.45  $      13.77  $      15.45   $      36.51
                         ============  ============  ============   ============


----
* Redemption price per share (Class B) varies by length of time shares are held. (See note 1)
                       See notes to financial statements.

                              [LOGO OF BB&T FUNDS]


                      Statements of Assets and Liabilities
                               September 30, 2000


                         International  Capital Manager Capital Manager   Capital
                            Equity       Conservative   Moderate Growth   Manager
                             Fund         Growth Fund        Fund       Growth Fund
                         -------------  --------------- --------------- -----------

        ASSETS:
Investments, at value
(Cost $122,831,201; $0;
$0; $0, respectively)... $115,891,968     $        --     $        --   $        --
Investments in
affiliates, at value
(Cost $0; $32,253,712;
$29,444,607;
$28,318,830,
respectively)...........           --      32,436,002      30,606,019    30,238,012
Cash....................    7,157,478              --              --            --
Interest and dividends
receivable..............      174,308          96,429          65,327        45,581
Receivable for capital
shares issued...........    1,836,020              --              --            --
Foreign currency, at
value (Cost $3,135,560;
$0; $0; $0,
respectively)...........    3,138,827              --              --            --
Reclaim receivable......      103,683              --              --            --
Prepaid expenses and
other...................        1,338           8,721             384        11,120
                         ------------     -----------     -----------   -----------
   Total Assets.........  128,303,622      32,541,152      30,671,730    30,294,713
                         ------------     -----------     -----------   -----------
      LIABILITIES:
Dividends payable.......           --         284,839         183,238       151,158
Payable for investments
purchased...............    2,276,070              --              --            --
Accrued expenses and
other payables:
 Investment advisory
 fees...................      103,981           4,058           3,800         3,743
 Administration,
 transfer agent and
 fund accounting fees...        5,102             797             752           742
 Distribution fees......        3,817             183             690         1,865
 Other..................       46,378              --           8,268            --
                         ------------     -----------     -----------   -----------
   Total Liabilities....    2,435,348         289,877         196,748       157,508
                         ------------     -----------     -----------   -----------
      NET ASSETS:
Capital.................  112,407,154      30,406,923      27,435,291    26,317,660
Undistributed
(distributions in
excess) of net
investment income.......       (2,812)         (7,157)         (7,155)       (7,189)
Accumulated
undistributed net
realized gains on
foreign currency
transactions and
investments.............   20,405,523       1,669,219       1,885,434     1,907,552
Net unrealized
appreciation
(depreciation) on
foreign currency
transactions and
investments.............   (6,941,591)        182,290       1,161,412     1,919,182
                         ------------     -----------     -----------   -----------
   Net Assets........... $125,868,274     $32,251,275     $30,474,982   $30,137,205
                         ============     ===========     ===========   ===========


                                    Continued

                              [LOGO OF BB&T FUNDS]

                               September 30, 2000


                         International  Capital Manager Capital Manager   Capital
                            Equity       Conservative   Moderate Growth   Manager
                             Fund         Growth Fund        Fund       Growth Fund
                         -------------  --------------- --------------- -----------
Net Assets..............
 Class A................ $  2,681,047     $   292,931     $ 1,317,575   $ 1,605,621
 Class B................    3,861,261         150,346         541,797     1,993,448
 Trust Class............  119,325,966      31,807,998      28,615,610    26,538,136
                         ------------     -----------     -----------   -----------
   Total................ $125,868,274     $32,251,275     $30,474,982   $30,137,205
                         ============     ===========     ===========   ===========
Outstanding units of
beneficial interest
(shares)
 Class A................      214,706          27,358         117,113       137,737
 Class B................      315,481          14,039          48,330       171,227
 Trust Class............    9,468,110       2,958,181       2,543,073     2,276,494
                         ------------     -----------     -----------   -----------
   Total................    9,998,297       2,999,578       2,708,516     2,585,458
                         ============     ===========     ===========   ===========
Net asset value
 Class A--redemption
 price per share........ $      12.49     $     10.71     $     11.25   $     11.66
 Class B--offering
 price per share*.......        12.24           10.71           11.21         11.64
 Trust Class--offering
 and redemption price
 per share..............        12.60           10.75           11.25         11.66
                         ============     ===========     ===========   ===========
Maximum Sales Charge--
Class A.................         4.50%           4.50%           4.50%         4.50%
                         ============     ===========     ===========   ===========
Maximum Offering Price
(100%/(100%-Maximum
Sales Charge) of net
asset value adjusted to
the nearest cent) per
share--Class A.......... $      13.08     $     11.21     $     11.78   $     12.21
                         ============     ===========     ===========   ===========


----
* Redemption price per share (Class B) varies by length of time shares are held. (See note 1)
                       See notes to financial statements.

                              [LOGO OF BB&T FUNDS]


                            Statements of Operations
                      For the Year Ended September 30, 2000


                                                           Short-
                              Prime      U.S. Treasury  Intermediate   Intermediate U.S.
                           Money Market  Money Market  U.S. Government  Government Bond
                               Fund          Fund        Income Fund         Fund
                           ------------  ------------- --------------- -----------------

INVESTMENT INCOME:
Interest income..........  $10,085,864    $24,694,559    $11,264,251      $12,200,204
Dividend income..........       33,903             --        169,630          192,384
Income from securities
lending..................           --         36,963         65,641           60,800
                           -----------    -----------    -----------      -----------
   Total Income..........   10,119,767     24,731,522     11,499,522       12,453,388
                           -----------    -----------    -----------      -----------
EXPENSES:
Investment advisory
fees.....................      627,568      1,672,668      1,099,047        1,142,722
Administration, transfer
agent and fund accounting
fees.....................      435,529      1,119,443        476,467          543,912
Distribution fees--Class
A........................      344,962        385,669         20,703           15,387
Distribution fees--Class
B........................      199,959         66,354             --           23,791
Custodian fees...........       19,260         19,019          9,668           10,649
Trustees' fees and
expenses.................        3,576         13,926          6,396            6,750
Other....................      132,510        221,178         76,574           76,622
                           -----------    -----------    -----------      -----------
   Gross Expenses........    1,763,364      3,498,257      1,688,855        1,819,833
                           -----------    -----------    -----------      -----------
   Expenses Waived.......     (326,810)      (536,662)      (281,705)        (198,144)
                           -----------    -----------    -----------      -----------
   Total Expenses........    1,436,554      2,961,595      1,407,150        1,621,689
                           -----------    -----------    -----------      -----------
Net Investment Income....    8,683,213     21,769,927     10,092,372       10,831,699
                           -----------    -----------    -----------      -----------
REALIZED/UNREALIZED GAINS
(LOSSES) ON INVESTMENTS:
Net realized gains
(losses) on investment
transactions.............           54             --     (2,920,593)      (4,732,828)
Net change in unrealized
appreciation/depreciation
on investments...........           --             --      2,736,753        5,662,514
                           -----------    -----------    -----------      -----------
Net realized/unrealized
gains (losses) on
investments..............           54             --       (183,840)         929,686
                           -----------    -----------    -----------      -----------
Change in net assets
resulting from
operations...............  $ 8,683,267    $21,769,927    $ 9,908,532      $11,761,385
                           ===========    ===========    ===========      ===========


                       See notes to financial statements.

                              [LOGO OF BB&T FUNDS]


                            Statements of Operations
                      For the Year Ended September 30, 2000


                            Intermediate  North Carolina South Carolina   Virginia
                           Corporate Bond  Intermediate   Intermediate  Intermediate
                              Fund (a)    Tax-Free Fund  Tax-Free Fund  Tax-Free Fund
                           -------------- -------------- -------------- -------------

INVESTMENT INCOME:
Interest income..........    $4,059,137     $4,328,357     $ 792,492     $3,907,071
Dividend income..........       154,041         84,439        16,217         57,939
Income from securities
lending..................         1,636             --            --             --
                             ----------     ----------     ---------     ----------
   Total Income..........     4,214,814      4,412,796       808,709      3,965,010
                             ----------     ----------     ---------     ----------
EXPENSES:
Investment advisory
fees.....................       356,776        522,455        99,670        467,948
Administration, transfer
agent and fund accounting
fees.....................       217,058        262,377        88,172        203,543
Distribution fees--Class
A........................           638         59,493         5,799            514
Distribution fees--Class
B........................           272             --            --             --
Custodian fees...........        13,213          9,280         7,194          4,403
Trustees' fees and
expenses.................         2,010          3,018           575          2,757
Other....................        71,693         41,870         6,993         55,185
                             ----------     ----------     ---------     ----------
   Gross Expenses........       661,660        898,493       208,403        734,350
   Expenses waived.......      (215,928)      (185,663)      (81,317)      (124,472)
                             ----------     ----------     ---------     ----------
   Total Expenses........       445,732        712,830       127,086        609,878
                             ----------     ----------     ---------     ----------
Net Investment Income....     3,769,082      3,699,966       681,623      3,355,132
                             ----------     ----------     ---------     ----------
REALIZED/UNREALIZED GAINS
(LOSSES) ON INVESTMENTS:
Net realized losses on
investments..............      (713,070)      (868,485)     (346,477)      (932,244)
Net change in unrealized
appreciation/depreciation
on investments...........     1,451,028      1,687,863       504,338      1,645,785
                             ----------     ----------     ---------     ----------
Net realized/unrealized
gains on investments.....       737,958        819,378       157,861        713,541
                             ----------     ----------     ---------     ----------
Change in net assets
resulting from
operations...............    $4,507,040     $4,519,344     $ 839,484     $4,068,673
                             ==========     ==========     =========     ==========


----
(a) For the period from December 2, 1999 (commencement of operations) through September 30, 2000.
                       See notes to financial statements.

                              [LOGO OF BB&T FUNDS]


                            Statements of Operations
                      For the Year Ended September 30, 2000


                            Growth and                Large Company Small Company
                              Income      Balanced       Growth        Growth
                            Stock Fund      Fund          Fund          Fund
                            -----------  -----------  ------------- -------------

INVESTMENT INCOME:
Interest income...........  $   186,100  $ 3,838,140   $     3,234   $ 1,785,515
Dividend income...........   15,545,803    1,710,532     1,244,211        44,197
Income from securities
lending...................      239,529       31,201        33,188       100,578
                            -----------  -----------   -----------   -----------
   Total Income...........   15,971,432    5,579,873     1,280,633     1,930,290
                            -----------  -----------   -----------   -----------
EXPENSES:
Investment advisory fees..    3,092,866    1,097,163     1,161,852     2,082,628
Administration, transfer
agent and fund accounting
fees......................    1,319,492      534,038       575,834       716,544
Distribution fees--Class
A.........................      174,135       97,286        52,043        97,823
Distribution fees--Class
B.........................      363,445      200,583       216,127       181,056
Custodian fees............       14,844       14,336        10,827        50,593
Trustees' fees and
expenses..................       14,930        5,227         4,180         5,619
Other.....................      152,235       59,239        75,670        95,581
                            -----------  -----------   -----------   -----------
   Gross Expenses.........    5,131,947    2,007,872     2,096,533     3,229,844
   Expenses waived........     (820,415)    (310,031)     (288,650)      (48,911)
                            -----------  -----------   -----------   -----------
   Total Expenses.........    4,311,532    1,697,841     1,807,883     3,180,933
                            -----------  -----------   -----------   -----------
Net Investment Income
(Loss)....................   11,659,900    3,882,032      (527,250)   (1,250,643)
                            -----------  -----------   -----------   -----------
REALIZED/UNREALIZED GAINS
(LOSSES) ON INVESTMENTS:
Net realized gains on
futures and investments...   17,062,084    5,734,986    14,429,993    49,099,216
Net change in unrealized
appreciation/depreciation
on futures and
investments...............   (5,431,513)  (7,225,444)   18,005,829    25,707,083
                            -----------  -----------   -----------   -----------
Net realized/unrealized
gains (losses) on
investments...............   11,630,571   (1,490,458)   32,435,822    74,806,299
                            -----------  -----------   -----------   -----------
Change in net assets
resulting from
operations................  $23,290,471  $ 2,391,574   $31,908,572   $73,555,656
                            ===========  ===========   ===========   ===========


                       See notes to financial statements.

                              [LOGO OF BB&T FUNDS]


                            Statements of Operations
                      For the Year Ended September 30, 2000


                           International  Capital Manager Capital Manager   Capital
                              Equity       Conservative   Moderate Growth   Manager
                               Fund         Growth Fund        Fund       Growth Fund
                           -------------  --------------- --------------- -----------

INVESTMENT INCOME:
Dividend income..........  $  2,045,984     $       --      $       --    $       --
Dividend income from
affiliates...............            --      1,395,804       1,051,371       840,536
Foreign tax withholding..      (220,503)            --              --            --
                           ------------     ----------      ----------    ----------
   Total Income..........     1,825,481      1,395,804       1,051,371       840,536
                           ------------     ----------      ----------    ----------
EXPENSES:
Investment advisory
fees.....................     1,235,867         83,881          75,610        71,487
Administration, transfer
agent and fund accounting
fees.....................       431,379         93,965         104,341        92,016
Distribution fees--Class
A........................        13,159          1,769           7,045         6,609
Distribution fees--Class
B........................        34,376          1,325           3,457        10,568
Custodian fees...........       142,878          7,852           9,603         7,782
Trustees' fees and
expenses.................         3,945          1,029           1,080           828
Other....................        56,406         16,246          16,924        12,416
                           ------------     ----------      ----------    ----------
   Gross Expenses........     1,918,010        206,067         218,060       201,706
   Expenses waived.......        (6,580)       (65,026)        (61,384)      (57,916)
                           ------------     ----------      ----------    ----------
   Total Expenses........     1,911,430        141,041         156,676       143,790
                           ------------     ----------      ----------    ----------
Net Investment Income
(Loss)...................       (85,949)     1,254,763         894,695       696,746
                           ------------     ----------      ----------    ----------
REALIZED/UNREALIZED GAINS
(LOSSES) ON INVESTMENTS:
Net realized gains on
foreign currency and
investments..............    20,735,065             --              --            --
Net realized gains on
investments with
affiliates...............            --        766,828         759,632       632,345
Net realized gain
distributions from
underlying funds.........            --        926,417       1,156,656     1,303,845
Net change in unrealized
appreciation/depreciation
on foreign currency and
investments..............   (17,219,058)         2,831         468,428     1,006,715
                           ------------     ----------      ----------    ----------
Net realized/unrealized
gains on investments.....     3,516,007      1,696,076       2,384,716     2,942,905
                           ------------     ----------      ----------    ----------
Change in net assets
resulting from
operations...............  $  3,430,058     $2,950,839      $3,279,411    $3,639,651
                           ============     ==========      ==========    ==========


                       See notes to financial statements.

                              [LOGO OF BB&T FUNDS]


                       Statements of Changes in Net Assets


                                                                   U.S. Treasury
                            Prime Money Market Fund           Money Market Fund
                          ----------------------------  ------------------------------
                             For the        For the         For the         For the
                           Year Ended     Year Ended      Year Ended      Year Ended
                          September 30,  September 30,   September 30,   September 30,
                              2000           1999            2000            1999
                          -------------  -------------  ---------------  -------------

FROM INVESTMENT
ACTIVITIES:
OPERATIONS:
 Net investment income..  $   8,683,213  $   2,724,242  $    21,769,927  $  13,438,125
 Net realized gains on
 investments............             54          3,555               --             --
                          -------------  -------------  ---------------  -------------
Change in net assets
resulting from
operations..............      8,683,267      2,727,797       21,769,927     13,438,125
                          -------------  -------------  ---------------  -------------
DISTRIBUTIONS TO CLASS A
SHAREHOLDERS:
 From net investment
 income.................     (3,918,108)      (152,033)      (3,943,650)    (1,737,810)
DISTRIBUTIONS TO CLASS B
SHAREHOLDERS:
 From net investment
 income.................       (951,275)      (117,652)        (293,771)       (61,245)
DISTRIBUTIONS TO TRUST
CLASS SHAREHOLDERS:
 From net investment
 income.................     (3,813,830)    (2,454,557)     (17,532,506)   (11,639,070)
                          -------------  -------------  ---------------  -------------
Change in net assets
from shareholder
distributions...........     (8,683,213)    (2,724,242)     (21,769,927)   (13,438,125)
                          -------------  -------------  ---------------  -------------
CAPITAL TRANSACTIONS:
 Proceeds from shares
 issued.................    603,068,625    172,392,196    1,268,279,919    587,978,397
 Dividends reinvested...      2,751,172        154,204        7,918,408      4,508,381
 Cost of shares
 redeemed...............   (279,904,359)  (142,603,501)  (1,026,865,671)  (543,926,357)
                          -------------  -------------  ---------------  -------------
Change in net assets
from capital
transactions............    325,915,438     29,942,899      249,332,656     48,560,421
                          -------------  -------------  ---------------  -------------
Change in net assets....    325,915,492     29,946,454      249,332,656     48,560,421
NET ASSETS:
 Beginning of period....     71,278,300     41,331,846      327,089,517    278,529,096
                          -------------  -------------  ---------------  -------------
 End of period..........  $ 397,193,792  $  71,278,300  $   576,422,173  $ 327,089,517
                          =============  =============  ===============  =============
SHARE TRANSACTIONS:
 Issued.................    603,068,625    172,392,196    1,268,279,919    587,978,397
 Reinvested.............      2,751,172        154,204        7,918,408      4,508,381
 Redeemed...............   (279,904,359)  (142,603,501)  (1,026,865,671)  (543,926,357)
                          -------------  -------------  ---------------  -------------
Change in shares........    325,915,438     29,942,899      249,332,656     48,560,421
                          =============  =============  ===============  =============


                       See notes to financial statements.

                              [LOGO OF BB&T FUNDS]


                       Statements of Changes in Net Assets


                               Short-Intermediate               Intermediate
                                 U.S. Government               U.S. Government
                                   Income Fund                    Bond Fund
                           ----------------------------  ----------------------------
                              For the        For the        For the        For the
                            Year Ended     Year Ended     Year Ended     Year Ended
                           September 30,  September 30,  September 30,  September 30,
                               2000           1999           2000           1999
                           -------------  -------------  -------------  -------------

FROM INVESTMENT
ACTIVITIES:
OPERATIONS:
 Net investment income.... $ 10,092,372   $  8,728,816   $  10,831,699  $ 10,358,648
 Net realized gains
 (losses) on investments..   (2,920,593)       506,677      (4,732,828)    2,542,689
 Net change in unrealized
 appreciation/depreciation
 on investments...........    2,736,753     (7,407,066)      5,662,514   (17,109,843)
                           ------------   ------------   -------------  ------------
Change in net assets
resulting from
operations................    9,908,532      1,828,427      11,761,385    (4,208,506)
                           ------------   ------------   -------------  ------------
DISTRIBUTIONS TO CLASS A
SHAREHOLDERS:
 From net investment
 income...................     (220,356)      (227,380)       (169,157)     (189,135)
 From net realized gains
 from investments.........           --             --          (8,879)      (45,700)
 In excess of net realized
 gains from investments...           --             --          (2,156)           --
DISTRIBUTIONS TO CLASS B
SHAREHOLDERS:
 From net investment
 income...................           --             --        (112,770)      (83,767)
 From net realized gains
 from investments.........           --             --          (6,993)      (15,100)
 In excess of net realized
 gains from investments...           --             --          (1,699)           --
DISTRIBUTIONS TO TRUST
CLASS SHAREHOLDERS:
 From net investment
 income...................   (9,997,061)    (8,601,436)    (10,615,424)  (10,085,746)
 From net realized gains
 from investments.........           --             --        (520,884)   (1,898,850)
 In excess of net realized
 gains from investments...           --             --        (126,509)           --
                           ------------   ------------   -------------  ------------
Change in net assets from
shareholder
distributions.............  (10,217,417)    (8,828,816)    (11,564,471)  (12,318,298)
                           ------------   ------------   -------------  ------------
CAPITAL TRANSACTIONS:
 Proceeds from shares
 issued...................   63,862,444     53,751,017      69,855,170    93,711,669
 Dividends reinvested.....      541,620        559,768       2,828,601     3,341,950
 Cost of shares redeemed..  (62,374,980)   (37,203,799)   (104,477,671)  (53,254,932)
                           ------------   ------------   -------------  ------------
Change in net assets from
capital transactions......    2,029,084     17,106,986     (31,793,900)   43,798,687
                           ------------   ------------   -------------  ------------
Change in net assets......    1,720,199     10,106,597     (31,596,986)   27,271,883
NET ASSETS:
 Beginning of period......  171,911,672    161,805,075     219,404,304   192,132,421
                           ------------   ------------   -------------  ------------
 End of period............ $173,631,871   $171,911,672   $ 187,807,318  $219,404,304
                           ============   ============   =============  ============
SHARE TRANSACTIONS:
 Issued...................    6,682,351      5,472,276       7,320,995     9,371,863
 Reinvested...............       56,719         56,935         295,135       329,967
 Redeemed.................   (6,535,353)    (3,784,731)    (10,882,404)   (5,273,293)
                           ------------   ------------   -------------  ------------
Change in shares..........      203,717      1,744,480      (3,266,274)    4,428,537
                           ============   ============   =============  ============


                       See notes to financial statements.

                              [LOGO OF BB&T FUNDS]


                       Statements of Changes in Net Assets


                             Intermediate Corporate       North Carolina
                                   Bond Fund        Intermediate Tax-Free Fund
                             ---------------------- ----------------------------
                                    For the            For the        For the
                             Period Ended September  Year Ended     Year Ended
                                      30,           September 30,  September 30,
                                    2000 (a)            2000           1999
                             ---------------------- -------------  -------------

FROM INVESTMENT ACTIVITIES:
OPERATIONS:
 Net investment income.....       $  3,769,082      $  3,699,966   $  3,412,964
 Net realized losses on
 investments...............           (713,070)         (868,485)      (102,373)
 Net change in unrealized
 appreciation/depreciation
 on investments............          1,451,028         1,687,863     (4,541,542)
                                  ------------      ------------   ------------
Change in net assets
resulting from operations..          4,507,040         4,519,344     (1,230,951)
                                  ------------      ------------   ------------
DISTRIBUTIONS TO CLASS A
SHAREHOLDERS:
 From net investment
 income....................             (7,804)         (490,454)      (532,706)
 From net realized gains
 from investments..........                 --                --        (60,954)
 In excess of net realized
 gains from investments....                 --              (650)       (24,537)
DISTRIBUTIONS TO CLASS B
SHAREHOLDERS:
 From net investment
 income....................             (1,465)               --             --
DISTRIBUTIONS TO TRUST
CLASS SHAREHOLDERS:
 From net investment
 income....................         (3,759,816)       (3,209,513)    (2,880,258)
 From net realized gains
 from investments..........                 --                --       (361,508)
 In excess of net realized
 gains from investments....                 --            (3,505)      (145,523)
                                  ------------      ------------   ------------
Change in net assets from
shareholder distributions..         (3,769,085)       (3,704,122)    (4,005,486)
                                  ------------      ------------   ------------
CAPITAL TRANSACTIONS:
 Proceeds from shares
 issued....................         99,873,269        25,677,299     26,407,580
 Dividends reinvested......          1,987,177           412,504        508,644
 Cost of shares redeemed...        (13,190,528)      (18,099,806)   (22,618,365)
                                  ------------      ------------   ------------
Change in net assets from
capital transactions.......         88,669,918         7,989,997      4,297,859
                                  ------------      ------------   ------------
Change in net assets.......         89,407,873         8,805,219       (938,578)
NET ASSETS:
 Beginning of period.......                 --        84,107,493     85,046,071
                                  ------------      ------------   ------------
 End of period.............       $ 89,407,873      $ 92,912,712   $ 84,107,493
                                  ============      ============   ============
SHARE TRANSACTIONS:
 Issued....................         10,097,810         2,609,364      2,588,527
 Reinvested................            202,566            42,009         49,458
 Redeemed..................         (1,340,904)       (1,843,031)    (2,211,670)
                                  ------------      ------------   ------------
Change in shares...........          8,959,472           808,342        426,315
                                  ============      ============   ============


----
(a) For the period from December 2, 1999 (commencement of operations) through September 30, 2000.
                       See notes to financial statements.

                              [LOGO OF BB&T FUNDS]


                       Statements of Changes in Net Assets


                                 South Carolina           Virginia Intermediate
                           Intermediate Tax-Free Fund         Tax-Free Fund
                           --------------------------- ----------------------------
                              For the       For the       For the        For the
                            Year Ended    Year Ended    Year Ended    Period Ended
                           September 30, September 30, September 30,  September 30,
                               2000          1999          2000         1999 (a)
                           ------------- ------------- -------------  -------------

FROM INVESTMENT
ACTIVITIES:
OPERATIONS:
 Net investment income....  $   681,623   $   709,461  $  3,355,132    $ 1,263,469
 Net realized gains
 (losses) on investments..     (346,477)        1,730      (932,244)      (191,046)
 Net change in unrealized
 appreciation/depreciation
 on investments...........      504,338    (1,074,450)    1,645,785     (2,572,782)
                            -----------   -----------  ------------    -----------
Change in net assets
resulting from
operations................      839,484      (363,259)    4,068,673     (1,500,359)
                            -----------   -----------  ------------    -----------
DISTRIBUTIONS TO CLASS A
SHAREHOLDERS:
 From net investment
 income...................      (46,028)      (26,968)       (4,282)          (469)
 From net realized gains
 from investments.........           --        (1,845)           --             --
 In excess of net realized
 gains from investments...           --          (543)           --             --
DISTRIBUTIONS TO TRUST
CLASS SHAREHOLDERS:
 From net investment
 income...................     (635,595)     (682,493)   (3,350,850)    (1,263,000)
 From net realized gains
 from investments.........           --      (110,141)           --             --
 In excess of net realized
 gains from investments...           --       (32,411)           --             --
                            -----------   -----------  ------------    -----------
Change in net assets from
shareholder
distributions.............     (681,623)     (854,401)   (3,355,132)    (1,263,469)
                            -----------   -----------  ------------    -----------
CAPITAL TRANSACTIONS:
 Proceeds from shares
 issued...................    1,686,232     4,262,509    10,073,171     85,191,871
 Dividends reinvested.....       42,426        21,108         2,875            219
 Cost of shares redeemed..   (3,704,983)   (4,149,815)  (12,310,550)    (3,000,806)
                            -----------   -----------  ------------    -----------
Change in net assets from
capital transactions......   (1,976,325)      133,802    (2,234,504)    82,191,284
                            -----------   -----------  ------------    -----------
Change in net assets......   (1,818,464)   (1,083,858)   (1,520,963)    79,427,456
NET ASSETS:
 Beginning of period......   17,455,106    18,538,964    79,427,456             --
                            -----------   -----------  ------------    -----------
 End of period............  $15,636,642   $17,455,106  $ 77,906,493    $79,427,456
                            ===========   ===========  ============    ===========
SHARE TRANSACTIONS:
 Issued...................      174,073       422,672       932,917      7,585,174
 Reinvested...............        4,359         2,086           266             20
 Redeemed.................     (380,633)     (414,297)   (1,138,945)      (271,258)
                            -----------   -----------  ------------    -----------
Change in shares..........     (202,201)       10,461      (205,762)     7,313,936
                            ===========   ===========  ============    ===========


----
(a) For the period from May 17, 1999 (commencement of operations) through September 30, 1999.
                       See notes to financial statements.

                              [LOGO OF BB&T FUNDS]


                       Statements of Changes in Net Assets


                                Growth and Income                 Balanced
                                   Stock Fund                       Fund
                           ----------------------------  ----------------------------
                              For the        For the        For the        For the
                            Year Ended     Year Ended     Year Ended     Year Ended
                           September 30,  September 30,  September 30,  September 30,
                               2000           1999           2000           1999
                           -------------  -------------  -------------  -------------

FROM INVESTMENT
ACTIVITIES:
OPERATIONS:
 Net investment income.... $  11,659,900  $   6,625,392  $  3,882,032   $  4,153,838
 Net realized gains on
 investments..............    17,062,084     37,465,613     5,734,986      9,253,980
 Net change in unrealized
 appreciation/depreciation
 on investments...........    (5,431,513)     7,984,149    (7,225,444)    (2,071,623)
                           -------------  -------------  ------------   ------------
Change in net assets
resulting from
operations................    23,290,471     52,075,154     2,391,574     11,336,195
                           -------------  -------------  ------------   ------------
DISTRIBUTIONS TO CLASS A
SHAREHOLDERS:
 From net investment
 income...................      (915,558)      (515,715)     (493,115)      (540,324)
 From net realized gains
 from investments.........    (3,095,963)    (1,704,986)     (889,513)    (1,111,931)
DISTRIBUTIONS TO CLASS B
SHAREHOLDERS:
 From net investment
 income...................      (708,454)      (208,234)     (364,574)      (342,755)
 From net realized gains
 from investments.........    (3,107,786)    (1,455,060)     (912,904)      (856,840)
DISTRIBUTIONS TO TRUST
CLASS SHAREHOLDERS:
 From net investment
 income...................   (10,030,349)    (5,901,443)   (3,039,522)    (3,286,351)
 From net realized gains
 from investments.........   (30,471,495)   (15,578,825)   (5,067,849)    (5,781,527)
                           -------------  -------------  ------------   ------------
Change in net assets from
shareholder
distributions.............   (48,329,605)   (25,364,263)  (10,767,477)   (11,919,728)
                           -------------  -------------  ------------   ------------
CAPITAL TRANSACTIONS:
 Proceeds from shares
 issued...................    76,163,401    107,370,335    18,512,419     33,795,452
 Dividends reinvested.....    23,722,877     12,926,508     8,752,724      9,175,126
 Cost of shares redeemed..  (128,713,297)  (111,377,616)  (45,997,154)   (25,364,362)
                           -------------  -------------  ------------   ------------
Change in net assets from
capital transactions......   (28,827,019)     8,919,227   (18,732,011)    17,606,216
                           -------------  -------------  ------------   ------------
Change in net assets......   (53,866,153)    35,630,118   (27,107,914)    17,022,683
NET ASSETS:
 Beginning of period......   456,515,201    420,885,083   163,095,519    146,072,836
                           -------------  -------------  ------------   ------------
 End of period............ $ 402,649,048  $ 456,515,201  $135,987,605   $163,095,519
                           =============  =============  ============   ============
SHARE TRANSACTIONS:
 Issued...................     4,202,478      5,279,265     1,397,489      2,354,356
 Reinvested...............     1,285,441        634,868       654,410        640,132
 Redeemed.................    (7,085,133)    (5,391,287)   (3,498,294)    (1,762,439)
                           -------------  -------------  ------------   ------------
Change in shares..........    (1,597,214)       522,846    (1,446,395)     1,232,049
                           =============  =============  ============   ============


                       See notes to financial statements.

                              [LOGO OF BB&T FUNDS]


                       Statements of Changes in Net Assets


                                 Large Company                 Small Company
                                  Growth Fund                   Growth Fund
                          ----------------------------  ----------------------------
                             For the        For the        For the        For the
                           Year Ended     Year Ended     Year Ended     Year Ended
                          September 30,  September 30,  September 30,  September 30,
                              2000           1999           2000           1999
                          -------------  -------------  -------------  -------------

FROM INVESTMENT
ACTIVITIES:
OPERATIONS:
 Net investment loss....  $   (527,250)  $   (162,867)  $  (1,250,643) $  (1,196,306)
 Net realized gains on
 futures and
 investments............    14,429,993      6,107,190      49,099,216     12,616,268
 Net change in
 unrealized appreciation
 on futures and
 investments............    18,005,829     12,965,625      25,707,083     28,117,911
                          ------------   ------------   -------------  -------------
Change in net assets
resulting from
operations..............    31,908,572     18,909,948      73,555,656     39,537,873
                          ------------   ------------   -------------  -------------
DISTRIBUTIONS TO CLASS A
SHAREHOLDERS:
 From net realized gains
 from investments.......      (386,187)      (124,106)     (1,678,289)            --
DISTRIBUTIONS TO CLASS B
SHAREHOLDERS:
 From net realized gains
 from investments.......      (835,887)      (279,203)     (1,383,064)            --
DISTRIBUTIONS TO TRUST
CLASS SHAREHOLDERS:
 From net realized gains
 from investments.......    (5,750,383)    (3,203,980)    (12,786,728)            --
 In excess of net
 investment income......            --        (24,125)             --             --
                          ------------   ------------   -------------  -------------
Change in net assets
from shareholder
distributions...........    (6,972,457)    (3,631,414)    (15,848,081)            --
                          ------------   ------------   -------------  -------------
CAPITAL TRANSACTIONS:
 Proceeds from shares
 issued.................    80,048,238     53,970,032     351,947,893    111,811,018
 Dividends reinvested...     1,234,808        460,407      10,248,791             --
 Cost of shares
 redeemed...............   (29,188,620)   (17,771,061)   (300,582,122)  (106,478,404)
                          ------------   ------------   -------------  -------------
Change in net assets
from capital
transactions............    52,094,426     36,659,378      61,614,562      5,332,614
                          ------------   ------------   -------------  -------------
Change in net assets....    77,030,541     51,937,912     119,322,137     44,870,487
NET ASSETS:
 Beginning of period....   108,835,716     56,897,804     128,115,528     83,245,041
                          ------------   ------------   -------------  -------------
 End of period..........  $185,866,257   $108,835,716   $ 247,437,665  $ 128,115,528
                          ============   ============   =============  =============
SHARE TRANSACTIONS:
 Issued.................     5,373,722      4,658,383      10,316,550      5,271,001
 Reinvested.............        91,792         43,579         349,884             --
 Redeemed...............    (1,982,083)    (1,519,232)     (8,744,446)    (4,899,093)
                          ------------   ------------   -------------  -------------
Change in shares........     3,483,431      3,182,730       1,921,988        371,908
                          ============   ============   =============  =============


                       See notes to financial statements.

                              [LOGO OF BB&T FUNDS]


                       Statements of Changes in Net Assets


                                                                 Capital Manager
                                  International                 Conservative
                                   Equity Fund                   Growth Fund
                           ----------------------------  ---------------------------
                              For the        For the        For the       For the
                            Year Ended     Year Ended     Year Ended    Year Ended
                           September 30,  September 30,  September 30, September 30,
                               2000           1999           2000        1999 (a)
                           -------------  -------------  ------------- -------------

FROM INVESTMENT
ACTIVITIES:
OPERATIONS:
 Net investment income
 (loss)................... $    (85,949)  $    139,281    $ 1,254,763   $   983,283
 Net realized gains on
 foreign currency and
 investments..............   20,735,065      4,835,636             --            --
 Net realized gains on
 investments with
 affiliates...............           --             --        766,828       217,601
 Net realized gain
 distributions from
 underlying funds.........           --             --        926,417       565,771
 Net change in unrealized
 appreciation/depreciation
 on foreign currency and
 investments..............  (17,219,058)    16,606,815          2,831       383,969
                           ------------   ------------    -----------   -----------
Change in net assets
resulting from
operations................    3,430,058     21,581,732      2,950,839     2,150,624
                           ------------   ------------    -----------   -----------
DISTRIBUTIONS TO CLASS A
SHAREHOLDERS:
 From net investment
 income...................           --         (4,037)       (12,855)      (12,382)
 From net realized gains
 from investments.........     (104,843)       (22,804)       (10,851)       (2,027)
 In excess of net
 investment income........           --             --            (53)          (24)
DISTRIBUTIONS TO CLASS B
SHAREHOLDERS:
 From net investment
 income...................           --         (2,136)        (3,910)       (1,510)
 From net realized gains
 from investments.........     (122,221)       (34,567)        (2,673)           --
 In excess of net
 investment income........           --             --            (16)           (3)
DISTRIBUTIONS TO TRUST
CLASS SHAREHOLDERS:
 From net investment
 income...................           --       (273,843)    (1,237,998)   (1,008,395)
 From net realized gains
 from investments.........   (4,989,751)    (1,288,928)      (722,850)     (400,054)
 In excess of net
 investment income........           --             --         (5,084)       (1,977)
                           ------------   ------------    -----------   -----------
Change in net assets from
shareholder
distributions.............   (5,216,815)    (1,626,315)    (1,996,290)   (1,426,372)
                           ------------   ------------    -----------   -----------
CAPITAL TRANSACTIONS:
 Proceeds from shares
 issued...................   68,944,407     26,053,178      5,158,594    10,867,721
 Dividends reinvested.....    1,543,932        481,380        569,336       128,560
 Cost of shares redeemed..  (44,564,108)   (18,352,844)    (7,663,436)   (2,380,373)
                           ------------   ------------    -----------   -----------
Change in net assets from
capital transactions......   25,924,231      8,181,714     (1,935,506)    8,615,908
                           ------------   ------------    -----------   -----------
Change in net assets......   24,137,474     28,137,131       (980,957)    9,340,160
NET ASSETS:
 Beginning of period......  101,730,800     73,593,669     33,232,232    23,892,072
                           ------------   ------------    -----------   -----------
 End of period............ $125,868,274   $101,730,800    $32,251,275   $33,232,232
                           ============   ============    ===========   ===========
SHARE TRANSACTIONS:
 Issued...................    5,043,242      2,194,713        480,737     1,027,813
 Reinvested...............      112,934         44,009         53,498        12,124
 Redeemed.................   (3,259,918)    (1,534,370)      (719,604)     (224,173)
                           ------------   ------------    -----------   -----------
Change in shares..........    1,896,258        704,352       (185,369)      815,764
                           ============   ============    ===========   ===========


----
(a) The Fund commenced offering Class B shares on January 29, 1999. See notes to financial statements.

                              [LOGO OF BB&T FUNDS]


                       Statements of Changes in Net Assets


                                 Capital Manager
                                   Moderate                 Capital Manager
                                  Growth Fund                 Growth Fund
                          --------------------------- ---------------------------
                             For the       For the       For the       For the
                           Year Ended    Year Ended    Year Ended    Year Ended
                          September 30, September 30, September 30, September 30,
                              2000        1999 (a)        2000        1999 (a)
                          ------------- ------------- ------------- -------------

FROM INVESTMENT
ACTIVITIES:
OPERATIONS:
 Net investment income..   $   894,695   $   563,592   $   696,746   $   350,476
 Net realized gains on
 investments with
 affiliates.............       759,632       183,576       632,345       227,172
 Net realized gain
 distributions from
 underlying funds.......     1,156,656       648,294     1,303,845       687,358
 Net change in
 unrealized appreciation
 on investments.........       468,428     1,635,682     1,006,715     2,383,183
                           -----------   -----------   -----------   -----------
Change in net assets
resulting from
operations..............     3,279,411     3,031,144     3,639,651     3,648,189
                           -----------   -----------   -----------   -----------
DISTRIBUTIONS TO CLASS A
SHAREHOLDERS:
 From net investment
 income.................       (36,513)      (34,980)      (30,523)      (12,677)
 From net realized gains
 from investments.......       (30,245)      (36,656)      (37,901)      (15,042)
 In excess of net
 investment income......          (210)         (111)         (227)          (58)
DISTRIBUTIONS TO CLASS B
SHAREHOLDERS:
 From net investment
 income.................        (8,499)       (1,852)      (19,638)         (535)
 From net realized gains
 from investments.......        (5,681)           --       (10,483)           --
 In excess of net
 investment income......           (49)           (6)         (146)           (2)
DISTRIBUTIONS TO TRUST
CLASS SHAREHOLDERS:
 From net investment
 income.................      (849,683)     (595,561)     (646,585)     (425,057)
 From net realized gains
 from investments.......      (742,081)     (540,033)     (812,805)     (705,524)
 In excess of net
 investment income......        (4,892)       (1,887)       (4,814)       (1,942)
                           -----------   -----------   -----------   -----------
Change in net assets
from shareholder
distributions...........    (1,677,853)   (1,211,086)   (1,563,122)   (1,160,837)
                           -----------   -----------   -----------   -----------
CAPITAL TRANSACTIONS:
 Proceeds from shares
 issued.................     3,147,321     4,433,451     3,673,279     1,436,202
 Dividends reinvested...       287,374        82,152       118,170        31,021
 Cost of shares
 redeemed...............    (3,192,868)     (531,734)     (947,477)     (384,265)
                           -----------   -----------   -----------   -----------
Change in net assets
from capital
transactions............       241,827     3,983,869     2,843,972     1,082,958
                           -----------   -----------   -----------   -----------
Change in net assets....     1,843,385     5,803,927     4,920,501     3,570,310
NET ASSETS:
 Beginning of period....    28,631,597    22,827,670    25,216,704    21,646,394
                           -----------   -----------   -----------   -----------
 End of period..........   $30,474,982   $28,631,597   $30,137,205   $25,216,704
                           ===========   ===========   ===========   ===========
SHARE TRANSACTIONS:
 Issued.................       283,702       412,779       318,118       133,028
 Reinvested.............        25,814         7,780        10,305         2,941
 Redeemed...............      (288,470)      (49,525)      (80,902)      (35,342)
                           -----------   -----------   -----------   -----------
Change in shares........        21,046       371,034       247,521       100,627
                           ===========   ===========   ===========   ===========


----
(a) The Fund commenced offering Class B shares on January 29, 1999. See notes to financial statements.

                              [LOGO OF BB&T FUNDS]


                                                         PRIME MONEY MARKET FUND
                        Schedule of Portfolio Investments
                               September 30, 2000


  Principal                        Security                        Amortized
   Amount                        Description                          Cost
 ----------- ---------------------------------------------------  ------------

 Certificates of Deposit (4.3%):
 Banks (4.3%):
 $17,000,000 Bank One,
             6.86%, 1/12/01 (b).................................  $ 17,000,000
                                                                  ------------
   Total Certificates of Deposit                                    17,000,000
                                                                  ------------
 Commercial Paper (52.2%):
 Appliances (0.8%):
   3,200,000 Whirlpool Corp.,
             6.67%, 10/30/00....................................     3,182,806
                                                                  ------------
 Asset Backed Securities (10.2%):
   7,000,000 Park Avenue Receivables Corp.,
             6.52%, 10/20/00 (b)................................     6,975,912
  14,610,000 Prefco-Preferred Receivables Funding Co., 6.52%,
             10/10/00 (b).......................................    14,586,186
  19,000,000 Sheffield Receivables Corp.,
             6.52%, 10/20/00 (b)................................    18,934,619
                                                                  ------------
                                                                    40,496,717
                                                                  ------------
 Banks (5.0%):
  19,600,000 Associates First Capital Corp.,
             6.51%, 10/26/00....................................    19,511,392
     500,000 Beta Finance, Inc.,
             6.49%, 3/8/01 (b)..................................       485,758
                                                                  ------------
                                                                    19,997,150
                                                                  ------------
 Business Services (2.5%):
  10,000,000 Asset Securitization Cooperative
             Corp., 6.66%, 10/10/00 (b).........................     9,983,700
                                                                  ------------
 Chemicals (1.4%):
   1,500,000 Praxair, Inc.,
             6.70%, 10/5/00.....................................     1,498,883
   1,426,000 Rohm & Haas Co.,
             6.67%, 10/11/00 (b)................................     1,423,358
   2,500,000 Rohm & Haas Co.,
             6.64%, 11/16/00 (b)................................     2,478,789
                                                                  ------------
                                                                     5,401,030
                                                                  ------------
 Financial Services (5.9%):
  10,000,000 Amsterdam Funding Corp.,
             6.52%, 10/2/00 (b).................................     9,998,189
   9,000,000 Amsterdam Funding Corp.,
             6.52%, 10/26/00 (b)................................     8,959,250
   2,000,000 Goldman Sachs Group, Inc.,
             6.50%, 2/20/01.....................................     1,948,722




  Principal                        Security                         Amortized
   Amount                        Description                           Cost
 ----------- ---------------------------------------------------   ------------

 Commercial Paper, continued:
 Financial Services, continued:
 $   600,000 Sigma Finance, Inc.,
             6.50%, 3/8/01 (b)..................................   $    582,883
   2,000,000 Sigma Finance, Inc.,
             6.49%, 3/9/01 (b)..................................      1,942,672
                                                                   ------------
                                                                     23,431,716
                                                                   ------------
 Grocery Stores (0.8%):
   3,200,000 Safeway, Inc.,
             6.79%, 10/4/00.....................................      3,198,189
                                                                   ------------
 Mortgage Bankers and Brokers (3.7%):
  15,000,000 Credit Suisse First Boston, Inc.,
             6.48%, 3/20/01 (b).................................     14,541,000
                                                                   ------------
 Oil and Gas Extraction (0.0%):
     100,000 Associates Corp. of North America, 6.51%, 1/24/01..         97,920
                                                                   ------------
 Operative Builders (0.8%):
   3,000,000 Centex Corporation,
             6.70%, 10/13/00....................................      2,993,300
                                                                   ------------
 Paper Products (0.8%):
   1,000,000 Westvaco Corp.,
             6.70%, 11/22/00....................................        990,322
   2,100,000 Westvaco Corp.,
             6.65%, 11/2/00.....................................      2,087,587
                                                                   ------------
                                                                      3,077,909
                                                                   ------------
 Personal Credit Institutions (8.7%):
  19,000,000 American General Finance Corp.,
             6.51%, 11/22/00....................................     18,821,337
  15,800,000 Ford Motor Credit Co.,
             6.51%, 10/19/00....................................     15,748,571
                                                                   ------------
                                                                     34,569,908
                                                                   ------------
 Racing, Including Track Operation (0.5%):
   2,000,000 Visteon Corp.,
             6.75%, 10/11/00 (b)................................      1,996,250
                                                                   ------------
 Security Brokers & Dealers (9.5%):
  19,000,000 Merrill Lynch & Co.,
             6.51% 10/25/00.....................................     18,917,540
  19,000,000 Salomon Smith Barney Holding, Inc., 6.52%,
             10/25/00...........................................     18,917,413
                                                                   ------------
                                                                     37,834,953
                                                                   ------------


                                    Continued

                              [LOGO OF BB&T FUNDS]


PRIME MONEY MARKET FUND
                  Schedule of Portfolio Investments, Continued
                               September 30, 2000


  Principal                         Security                         Amortized
   Amount                         Description                           Cost
 ----------- -----------------------------------------------------  ------------


 Commercial Paper, continued:
 Trust Companies (1.6%):
 $ 5,000,000 Monet Trust,
             6.73%, 9/27/01 (c)...................................  $  5,000,000
   1,500,000 New Center Asset Trust,
             6.51%, 1/22/01.......................................     1,469,349
                                                                    ------------
                                                                       6,469,349
                                                                    ------------
   Total Commercial Paper                                            207,271,897
                                                                    ------------
 Corporate Bonds (12.7%):
 Banks (3.2%):
   3,000,000 Bank of America,
             6.87%, 1/17/01.......................................     3,000,000
   1,000,000 Bank of America,
             6.83%, 1/29/01.......................................     1,000,000
   3,000,000 Bank of America,
             6.82%, 2/1/01........................................     3,000,000
   1,000,000 Bank of America,
             6.80%, 2/1/01........................................     1,000,000
   1,000,000 Bank of America,
             6.75%, 2/5/01........................................     1,000,000
   1,000,000 Bank of America,
             6.75%, 2/5/01........................................     1,000,000
   2,200,000 Bank One,
             6.85%, 1/18/01.......................................     2,200,048
     600,000 Bank One,
             6.79%, 2/1/01........................................       600,000
                                                                    ------------
                                                                      12,800,048
                                                                    ------------
 Financial Services (6.5%):
  18,000,000 Beta Finance,
             7.11%, 7/24/01.......................................    18,000,000
   1,000,000 Beta Finance,
             6.94%, 8/20/01.......................................     1,000,000
   3,000,000 First Union National Bank,
             6.68%, 3/1/01........................................     3,000,000
   1,000,000 Sigma Finance,
             7.05%, 8/10/01.......................................     1,000,000
   3,000,000 Wells Fargo & Co.,
             6.59%, 9/14/01.......................................     3,000,000
                                                                    ------------
                                                                      26,000,000
                                                                    ------------
 Personal Credit Institutions (3.0%):
   5,000,000 Americredit Automobile Receivables Trust,
             6.73%, 9/7/01........................................     5,000,000




  Principal                        Security                        Amortized
   Amount                        Description                          Cost
 ----------- ---------------------------------------------------  ------------


 Corporate Bonds, continued:
 $ 5,000,000 First Security Auto Owner Trust,
             6.66%, 9/17/01.....................................  $  5,000,000
   2,000,000 General Motors Acceptance Corp., 6.64%, 10/2/00....     1,999,631
                                                                  ------------
                                                                    11,999,631
                                                                  ------------
   Total Corporate Bonds                                            50,799,679
                                                                  ------------
 Variable Rate Notes (17.1%):
 Automotive Services (1.1%):
   4,500,000 DAMASCUS-BISHOP Tube Co., 6.70%, 8/10/10*..........     4,500,000
                                                                  ------------
 Chemicals (0.5%):
   2,000,000 Gulf Coast, Texas Ida, Nisseki Chemical Texas,
             Inc.,
             6.82%, 10/1/08*....................................     2,000,000
                                                                  ------------
 Educational Services (1.3%):
   5,000,000 Seven Hills School, Series 2000,
             6.70%, 8/3/20*.....................................     5,000,000
                                                                  ------------
 Financial Services (5.5%):
   2,000,000 Anchor Holdings, LLC,
             6.70%, 7/15/25*....................................     2,000,000
  10,000,000 Morgan Stanley Dean Witter,
             6.74%, 2/8/01*.....................................    10,000,169
  10,000,000 Sigma Finance, Inc.,
             6.71%, 7/17/01 (b)*................................     9,998,832
                                                                  ------------
                                                                    21,999,001
                                                                  ------------
 Life Insurance (1.3%):
   5,000,000 New York Life Insurance Company, 6.81%, 8/23/01*...     5,000,000
                                                                  ------------
 Municipalities (3.0%):
   5,000,000 Bartlett, Illinois, Redevelopment Project Series
             2000, 6.61%, 1/1/20*...............................     5,000,000
   7,100,000 Gainesville & Hall County, Georgia, Development
             Authority, 6.65%, 10/1/18*.........................     7,100,000
                                                                  ------------
                                                                    12,100,000
                                                                  ------------
 Public Golf Courses (0.4%):
   1,600,000 Indian Hills Country Club,
             6.67%, 8/1/25*.....................................     1,600,000
                                                                  ------------


                                    Continued

                              [LOGO OF BB&T FUNDS]

                                                         PRIME MONEY MARKET FUND
                  Schedule of Portfolio Investments, Continued
                               September 30, 2000


  Principal                        Security                         Amortized
   Amount                        Description                           Cost
 ----------- ---------------------------------------------------   ------------
 Variable Rate Notes, continued:
 Special Purpose (0.9%):
 $ 3,680,000 JW Harris Co., Inc.,
             6.63%, 1/1/20*.....................................   $  3,680,000
                                                                   ------------
 Specialty Hospitals, Psychiatric (1.8%):
   7,000,000 Daphne Ala, Special Care Facilities, 6.67%,
             8/15/23*...........................................      7,000,000
                                                                   ------------
 Tires and Inner Tubes (0.5%):
   2,000,000 Quality Synthetic Rubber Co.,
             6.70%, 8/1/20*.....................................      2,000,000
                                                                   ------------
 Utilities (0.8%):
   3,000,000 National Rural Utilities,
             6.69%, 1/24/01*....................................      3,000,000
                                                                   ------------
   Total Variable Rate Notes                                         67,879,001
                                                                   ------------
 Repurchase Agreements (13.9%):
  19,000,000 Bank of America Repurchase Agreement, 6.68%, 9/29/00, maturing
             10/2/00, (Collateralized by $19,276,709 principal amount FNMA,
             5.00%--6.50%, 1/5/01--12/1/28; $4,692,149 principal amount FHLMC,
             6.50%, 7/1/14; total market value--$19,380,000)....     19,000,000

  Principal                       Security                         Amortized
   Amount                        Description                          Cost
 ----------- --------------------------------------------------   ------------
 Repurchase Agreements, continued:
 $19,000,000 Barclays Capital Repurchase Agreement; 6.63%,
             9/29/00, maturing 10/2/00; (Collateralized by
             $8,826,260 principal amount FNMA, 4.75%--8.00%,
             10/19/00--5/15/29; $6,271,045 principal amount
             FHLB, 4.57%--7.26%, 10/16/00--9/10/13; $3,369,413
             principal amount FHLMC, 4.75%--7.78%, 10/17/00--
             3/15/10; $883,975 principal amount Federal Farm
             Credit Systemwide Bond, 5.25%--8.00%, 10/1/01--
             2/24/10; market value--$19,390,719)...............   $ 19,000,000
  17,143,000 Deutsche Bank Securities Repurchase Agreement,
             6.65%, 9/29/00, maturing 10/2/00; (Collateralized
             by $19,411,441 principal amount FNMA 5.50%--8.00%,
             1/1/12--12/1/30; and $3,369,413 principal amount
             FHLMC, 6.00%--8.00%, 8/1/09--9/1/30; total market
             value--$17,495,550)...............................     17,143,000
                                                                  ------------
   Total Repurchase Agreements                                      55,143,000
                                                                  ------------
   Total Investments (Amortized Cost $398,093,577)(a)--100.2%      398,093,577
   Liabilities in excess of other assets--(0.2)%                      (899,785)
                                                                  ------------
   NET ASSETS--100.0%                                             $397,193,792
                                                                  ============

----
(a) Cost for federal income tax and financial reporting purposes are the same.
(b) Rule 144A, Section 4(2) or other security which is restricted as to resale to institutional investors. The Board of Trustees had deemed these securities to be liquid.
(c) Illiquid security. Market value of illiquid securities is 2.51% of total market value of securities held in the Fund.
 * The rate reflected is the rate in effect at September 30, 2000. The maturity date reflected is the final maturity date.
FHLB--Federal Home Loan Bank.
FNMA--Federal National Mortgage Association.
FHLMC--Federal Home Loan Mortgage Corporation.
LLC--Limited Liability Company.
                       See notes to financial statements.

                              [LOGO OF BB&T FUNDS]


U.S. TREASURY MONEY MARKET FUND
                        Schedule of Portfolio Investments
                               September 30, 2000


  Principal                        Security                         Amortized
    Amount                        Description                          Cost
 ------------ --------------------------------------------------   ------------

 U.S. Treasury Notes (37.9%):
 $ 17,000,000 5.75%, 10/31/00...................................   $ 16,993,451
   17,000,000 5.63%, 11/30/00...................................     16,981,584
   25,000,000 5.50%, 12/31/00...................................     24,944,981
   35,000,000 5.25%, 1/31/01....................................     34,871,233
   35,000,000 5.38%, 2/15/01....................................     34,852,015
   35,000,000 6.38%, 3/31/01....................................     34,982,585
   35,000,000 6.25%, 4/30/01....................................     34,978,411
   20,000,000 5.25%, 5/31/01....................................     19,858,782
                                                                   ------------
   Total U.S. Treasury Notes                                        218,463,042
                                                                   ------------
 Repurchase Agreements (58.9%):
   64,735,119 Bank of America Repurchase Agreement, 6.48%,
              9/29/00, maturing 10/2/00; (Collateralized by
              $44,100,000 principal amount U.S. Treasury Bond,
              11.25%, 2/15/15; market value--$66,150,000).......     64,735,119
   24,699,555 First Boston Repurchase Agreement, 6.45%, 9/29/00;
              maturing 10/2/00; (Collateralized by $25,476,000
              principal amount U.S. Treasury Note, 6.45%,
              10/12/00-11/30/00; market value--$25,318,035).....     24,699,555
   25,000,000 Goldman Sachs Repurchase Agreement, 6.48%,
              9/29/00; maturing 10/2/00; (Collateralized by
              $19,483,000 principal amount U.S. Treasury Bond,
              8.875%, 2/15/19; total market value--$25,501,291)      25,000,000




  Principal                        Security                         Amortized
    Amount                        Description                          Cost
 ------------ --------------------------------------------------   ------------

 Repurchase Agreements, continued:
 $ 25,000,000 Lehman Brothers Repurchase Agreement, 6.47%;
              9/29/00; maturing 10/2/00; (Collateralized by
              $18,190,000 principal amount U.S. Treasury Bond,
              9.875%; 10/2/00; market value--$25,499,997).......   $ 25,000,000
  100,000,000 Merrill Lynch Repurchase Agreement,
              6.40%; 9/29/00; maturing 10/2/00; (Collateralized
              by $95,665,000 principal amount U.S. Treasury
              Note, 7.00%; 7/15/06; market value--
              $102,002,806).....................................    100,000,000
  100,000,000 Salomon/Smith Barney Repurchase Agreement, 6.40%;
              9/29/00; maturing 10/2/00; (Collateralized by
              $92,770,000 principal amount U.S. Treasury Bonds,
              7.875%; 11/15/04; market value--$102,047,000).....    100,000,000
                                                                   ------------
   Total Repurchase Agreements                                      339,434,674
                                                                   ------------
   Total Investments
   (Amortized Cost $557,897,716)(a)--96.8%                          557,897,716
   Other assets in excess of liabilities--3.2%                       18,524,457
                                                                   ------------
   NET ASSETS--100.0%                                              $576,422,173
                                                                   ============



----
(a) Cost for federal income tax and financial reporting purposes are the same.
                       See notes to financial statements.

                              [LOGO OF BB&T FUNDS]


                                  SHORT-INTERMEDIATE U.S. GOVERNMENT INCOME FUND
                        Schedule of Portfolio Investments
                               September 30, 2000


   Shares
     or
  Principal                        Security                          Market
   Amount                         Description                         Value
 ----------- ----------------------------------------------------  -----------

 Corporate Bonds (17.2%):
 Banks (9.2%):
 $ 3,000,000 Bank of America Corp.,
             6.13%, 7/15/04......................................  $ 2,906,133
   5,000,000 Inter-American Development Bank, 7.00%, 6/16/03.....    5,058,890
   5,000,000 International Banking Reconstruction & Development,
             6.38%, 7/21/05......................................    4,959,945
   3,000,000 SunTrust Banks,
             7.38%, 7/1/02.......................................    3,019,386
                                                                   -----------
                                                                    15,944,354
                                                                   -----------
 Building/Construction Products (1.7%):
   3,000,000 Vulcan Materials Co.,
             5.75%, 4/1/04.......................................    2,874,069
                                                                   -----------
 Financial Services (4.6%):
   3,000,000 Ford Motor Credit Co.,
             7.50%, 3/15/05......................................    3,016,119
   5,000,000 MBNA Master Credit Card Trust,
             6.40%, 1/18/05, Series 1999-I.......................    4,980,450
                                                                   -----------
                                                                     7,996,569
                                                                   -----------
 Investment Advisory Services (1.7%):
   3,000,000 Duke Capital Corp.,
             7.25%, 10/1/04......................................    3,019,365
                                                                   -----------
   Total Corporate Bonds                                            29,834,357
                                                                   -----------
 Pass-through Mortgage Securities (38.0%):
 Federal Home Loan Mortgage Corp. (15.3%):
   1,182,133 6.00%, 3/1/11, Pool # E20228........................    1,146,898
   2,643,211 6.50%, 2/1/13, Pool # E00532........................    2,595,478
   3,647,456 6.50%, 5/1/13, Pool # E00548........................    3,581,588
   5,000,000 6.00%, 8/15/14, Series 2103--Class-TA, CMO..........    4,910,900
   5,000,000 6.00%, 11/15/16, Series 2103--Class-PY, CMO.........    4,916,846
   4,454,204 6.25%, 1/15/20, Series 1583--Class-G, CMO...........    4,414,109
   5,000,000 6.15%, 3/15/21, Series 2066--Class-PQ, CMO..........    4,942,201
                                                                   -----------
                                                                    26,508,020
                                                                   -----------




   Shares
     or
  Principal                         Security                           Market
   Amount                          Description                          Value
 ----------- ------------------------------------------------------  -----------

 Pass-through Mortgage Securities, continued:
 Federal National Mortgage Assoc. (22.7%):
 $ 1,043,835 7.50%, 12/1/08, Pool # 190611.........................  $ 1,056,198
   1,261,113 6.00%, 3/1/09, Pool # 50986...........................    1,230,018
   1,339,578 6.00%, 4/1/09, Pool # 190759..........................    1,306,547
   7,679,318 7.00%, 8/1/13, Pool # 251901..........................    7,538,325
   4,291,980 6.50%, 6/1/14, Pool # 323788..........................    4,213,179
   4,510,111 7.00%, 10/1/14, Pool # 323970.........................    4,489,021
   5,000,000 6.00%, 7/25/19, Series 1999-27 Class-CB, CMO..........    4,890,450
   5,000,000 7.00%, 6/25/21, Series 1999-60 Class-PB, CMO..........    5,002,350
   5,000,000 6.13%, 12/18/21, Series 1998-24 Class-QE, CMO.........    4,875,200
   5,000,000 6.00%, 11/18/22, Series 1998-36 Class-PN, CMO.........    4,834,500
                                                                     -----------
                                                                      39,435,788
                                                                     -----------
   Total Pass-through Mortgage Securities                             65,943,808
                                                                     -----------
 U.S. Government Agencies (28.5%):
 Federal Home Loan Bank (2.8%):
   5,000,000 5.25%, 4/25/02........................................    4,909,675
                                                                     -----------
 Federal Home Loan Mortgage Corp. (14.5%):
  17,250,000 6.25%, 10/15/02.......................................   17,170,892
   2,000,000 7.00%, 2/15/03........................................    2,021,358
   5,000,000 6.25%, 7/15/04........................................    4,952,390
   1,000,000 6.88%, 1/15/05........................................    1,011,931
                                                                     -----------
                                                                      25,156,571
                                                                     -----------
 Federal National Mortgage Assoc. (8.3%):
  12,000,000 6.63%, 1/15/02........................................   12,019,608
   2,500,000 6.63%, 9/15/09........................................    2,477,210
                                                                     -----------
                                                                      14,496,818
                                                                     -----------
 Student Loan Marketing Association (2.9%):
   5,000,000 6.63%*, 1/18/01.......................................    4,999,600
                                                                     -----------
   Total U.S. Government Agencies                                     49,562,664
                                                                     -----------
 U.S. Treasury Notes (15.0%):
   3,500,000 6.50%, 5/31/01 (b)....................................    3,503,283
  11,000,000 5.88%, 11/30/01 (b)...................................   10,951,875
   9,500,000 6.50%, 2/28/02........................................    9,544,536
   2,000,000 6.25%, 2/15/03........................................    2,011,876
                                                                     -----------
   Total U.S. Treasury Notes                                          26,011,570
                                                                     -----------


                                    Continued

                              [LOGO OF BB&T FUNDS]


SHORT-INTERMEDIATE U.S. GOVERNMENT INCOME FUND
                  Schedule of Portfolio Investments, Continued
                               September 30, 2000


   Shares
     or
  Principal                        Security                           Market
   Amount                         Description                         Value
 ----------- ----------------------------------------------------  ------------


 Investment Companies (0.6%):
   1,007,440 Dreyfus Government Cash Management Money Market
             Fund................................................  $  1,007,440
                                                                   ------------
   Total Investment Companies                                         1,007,440
                                                                   ------------
 Short Term Securities Purchased with Securities Lending
 Collateral (8.3%):
 Commercial Paper (3.0%):
 Food Processing (1.3%):
 $ 2,304,475 ConAgra, 6.68%, 11/2/00.............................     2,280,102
 Diversified Manufacturing (1.2%):
   2,150,844 Tyco, 6.75%, 10/13/00...............................     2,127,050
 Railroad (0.5%):
     811,943 CSX, 6.69%, 10/10/00................................       803,343
                                                                   ------------
                                                                      5,210,495
                                                                   ------------
 Investment Companies (2.3%):
   3,999,147 AIM Liquid Asset Money Market Fund..................     3,999,147
                                                                   ------------
 Repurchase Agreements (2.0%):
   3,456,713 Lehman Brothers Triparty Agreement, 6.50%, 9/29/00,
             maturing 10/2/00, (See Significant Accounting
             Policies, Lending Portfolio Securities in the Notes
             to Financial Statements for collateral
             description)........................................     3,456,713
                                                                   ------------




   Shares
     or
  Principal                       Security                          Market
   Amount                        Description                        Value
 ----------- --------------------------------------------------  ------------


 Short Term Securities Purchased with Securities Lending
 Collateral, continued:
 Variable Rate Notes (1.0%):
 Financial Services (1.0%):
 $   768,158 Ford Motor Credit,
             6.86%**, 4/11/02..................................  $    768,158
     998,606 General Motors Acceptance Corp., 7.09%**,
             11/13/00..........................................       998,606
                                                                 ------------
                                                                    1,766,764
                                                                 ------------
   Total Short Term Securities Purchased with Securities Lending
   Collateral                                                      14,433,119
                                                                 ------------
   Total Investments
   (Cost $186,739,556)(a)--107.6%                                 186,792,958
   Liabilities in excess of other assets--(7.6)%                  (13,161,087)
                                                                 ------------
   NET ASSETS--100.0%                                            $173,631,871
                                                                 ============


----
(a) Represents cost for financial reporting purposes and differs from cost basis for federal income tax purposes by the amount of losses recognized for financial reporting in excess of federal income tax reporting of $112,757. Cost for federal income tax purposes differs from market value by net unrealized depreciation of securities as follows:


               Unrealized apprecia-
                tion..................  $   976,945
               Unrealized deprecia-
                tion..................   (1,036,300)
                                        -----------
               Net unrealized depreci-
                ation.................  $   (59,355)
                                        ===========


(b) All or part of this security has been loaned at September 30, 2000.
 * Represents Discount Note.
** The rate reflected is the rate in effect at September 30, 2000. The maturity date reflected is the final maturity date.
CMO--Collateralized Mortgage Obligation.
                       See notes to financial statements.

                              [LOGO OF BB&T FUNDS]


                                          INTERMEDIATE U.S. GOVERNMENT BOND FUND
                        Schedule of Portfolio Investments
                               September 30, 2000

   Shares
     or
  Principal                        Security
   Amount                         Description                      Market Value
 ----------- ----------------------------------------------------  ------------


 Corporate Bonds (17.0%):
 Banks (5.3%):
 $ 5,000,000 International Banking Reconstruction & Development,
             6.38%, 7/21/05......................................  $  4,959,945
   5,000,000 SunTrust Banks, 7.38%, 7/1/02.......................     5,032,310
                                                                   ------------
                                                                      9,992,255
                                                                   ------------
 Beverages (1.1%):
   2,000,000 Anheuser-Busch Cos.,
             7.50%, 3/15/12......................................     2,041,360
                                                                   ------------
 Building/Construction Products (1.5%):
   3,000,000 Vulcan Materials Co.,
             5.75%, 4/1/04.......................................     2,874,069
                                                                   ------------
 Cosmetics/Personal Care (1.4%):
   3,000,000 Kimberly-Clark Corp.,
             6.25%, 7/15/18......................................     2,693,052
                                                                   ------------
 Financial Services (7.7%):
   7,000,000 Fannie Mae, 7.25%, 1/15/10..........................     7,218,659
   3,000,000 Ford Motor Credit Co.,
             7.50%, 3/15/05......................................     3,016,119
   4,000,000 Morgan Stanley Dean Witter,
             7.75%, 6/15/05......................................     4,118,328
                                                                   ------------
                                                                     14,353,106
                                                                   ------------
   Total Corporate Bonds                                             31,953,842
                                                                   ------------
 Pass-through Mortgage Securities (40.4%):
 Federal Home Loan Mortgage Corp. (18.8%):
   2,593,496 6.00%, 6/1/08, Pool # 124885........................     2,531,960
   1,998,565 6.50%, 4/1/11, Pool # E20235........................     1,971,975
   3,031,214 6.00%, 4/1/13, Pool # 251656........................     2,919,344
   3,647,456 6.50%, 5/1/13, Pool # E00548........................     3,581,588
   5,000,000 6.00%, 8/15/14, Series 2103--Class-TA, CMO..........     4,910,900
   5,000,000 6.00%, 11/15/16, Series 2103--Class-PY, CMO.........     4,916,846
   4,454,204 6.25%, 1/15/20, Series 1583--Class-G, CMO...........     4,414,109
   5,000,000 6.15%, 3/15/21, Series 2066--Class-PQ, CMO..........     4,942,199
   5,000,000 7.00%, 8/15/23, Series 1644--Class-I................     5,033,100
                                                                   ------------
                                                                     35,222,021
                                                                   ------------




   Shares
     or
  Principal                        Security
   Amount                        Description                      Market Value
 ----------- ---------------------------------------------------  ------------


 Pass-through Mortgage Securities, continued:
 Federal National Mortgage Assoc. (18.2%):
 $ 4,074,749 6.00%, 11/1/13, Pool # 323363......................  $  3,924,366
   4,291,980 6.50%, 6/1/14, Pool # 323788.......................     4,213,179
   5,000,000 6.00%, 7/25/19, Series 1999-27 Class-CB, CMO.......     4,890,450
   5,000,000 6.13%, 12/18/21, Series 1998-24 Class-QE, CMO......     4,875,200
   5,000,000 6.00%, 11/18/22, Series 1998-36 Class-PN, CMO......     4,834,500
   2,054,160 7.00%, 4/1/24, Pool #250005........................     2,023,811
   4,526,969 6.00%, 1/1/29, Pool # 252211.......................     4,241,036
   5,039,695 7.50%, 10/1/29, Pool #252806.......................     5,034,112
                                                                  ------------
                                                                    34,036,654
                                                                  ------------
 Government National Mortgage Assoc. (3.4%):
   2,491,700 7.00%, 8/15/23, Pool # 354627......................     2,463,607
   4,000,000 7.50%, 9/20/30, Pool # 2972........................     3,992,341
                                                                  ------------
                                                                     6,455,948
                                                                  ------------
   Total Pass-through Mortgage Securities                           75,714,623
                                                                  ------------
 U.S. Government Agencies (10.0%):
 Federal Home Loan Mortgage Corp. (1.1%):
   2,000,000 7.00%, 2/15/03.....................................     2,021,358
                                                                  ------------
 Federal National Mortgage Assoc. (8.9%):
  17,000,000 6.63%, 9/15/09.....................................    16,845,028
                                                                  ------------
   Total U.S. Government Agencies                                   18,866,386
                                                                  ------------
 U.S. Treasury Bonds (20.6%):
  15,000,000 7.50%, 11/15/16 (b)................................    17,090,625
   9,000,000 8.75%, 5/15/17 (b).................................    11,432,817
  11,000,000 5.50%, 8/15/28 (b).................................    10,209,375
                                                                  ------------
   Total U.S. Treasury Bonds                                        38,732,817
                                                                  ------------
 U.S. Treasury Notes (10.5%):
  13,750,000 6.63%, 5/15/07 (b).................................    14,252,741
   5,261,901 3.88%, 1/15/09 (b).................................     5,217,506
     250,000 6.50%, 2/15/10.....................................       260,313
                                                                  ------------
   Total U.S. Treasury Notes                                        19,730,560
                                                                  ------------
 Investment Companies (0.8%):
   1,587,098 Dreyfus Government Cash Management Money Market
             Fund...............................................     1,587,098
                                                                  ------------
   Total Investment Companies                                        1,587,098
                                                                  ------------


                                    Continued

                              [LOGO OF BB&T FUNDS]


INTERMEDIATE U.S. GOVERNMENT BOND FUND
                  Schedule of Portfolio Investments, Continued
                               September 30, 2000


   Shares
     or
  Principal                        Security
   Amount                         Description                      Market Value
 ----------- ----------------------------------------------------  ------------


 Short Term Securities Purchased with Securities Lending
 Collateral (25.3%):
 Commercial Paper (9.1%):
 Food Processing (4.0%):
 $ 7,583,248 ConAgra, 6.68%, 11/2/00.............................  $  7,503,042
                                                                   ------------
 Diversified Manufacturing (3.7%):
   7,077,698 Tyco, 6.75%, 10/13/00...............................     6,999,401
                                                                   ------------
 Railroad (1.4%):
   2,671,831 CSX, 6.69%, 10/10/00................................     2,643,529
                                                                   ------------
                                                                     17,145,972
                                                                   ------------
 Investment Companies (7.0%):
  13,159,839 AIM Liquid Asset Money Market Fund..................    13,159,839
                                                                   ------------
 Repurchase Agreements (6.1%):
  11,374,871 Lehman Brothers Triparty Agreement, 6.50%, 9/29/00,
             maturing 10/2/00, (See Significant Accounting
             Policies, Lending Portfolio Securities in the Notes
             to Financial Statements for collateral
             description)........................................    11,374,871
                                                                   ------------




   Shares
     or
  Principal                     Security
   Amount                      Description                   Market Value
 ----------- ----------------------------------------------  ------------

 Short Term Securities Purchased with Securities Lending
 Collateral, continued:
 Variable Rate Notes (3.1%):
 Financial Services (3.1%):
 $ 2,527,749 Ford Motor Credit, 6.86%*, 4/11/02............  $  2,527,749
   3,286,074 General Motors Acceptance Corp., 7.09%*,
             11/13/00......................................     3,286,074
                                                             ------------
                                                                5,813,823
                                                             ------------
   Total Short Term Securities Purchased with Securities
   Lending Collateral                                          47,494,505
                                                             ------------
   Total Investments
   (Cost $232,830,858)(a)--124.6%                             234,079,831
   Liabilities in excess of other assets--(24.6)%             (46,272,513)
                                                             ------------
   NET ASSETS--100.0%                                        $187,807,318
                                                             ============


----
(a) Represents cost for financial reporting purposes and differs from cost basis for federal income tax purposes by the amount of losses recognized for financial reporting in excess of federal income for tax reporting of $223,402. Cost for federal income tax purposes and differs from market value by net unrealized appreciation of securities as follows:


               Unrealized
               appreciation........... $ 2,802,463
               Unrealized
               depreciation...........  (1,776,892)
                                       -----------
               Net unrealized
               appreciation........... $ 1,025,571
                                       ===========


(b) All or part of this security has been loaned at September 30, 2000.
 * The rate reflected is the rate in effect at September 30, 2000. The maturity date reflected is the final maturity date.
CMO--Collateralized Mortgage Obligation.

                       See notes to financial statements.

                              [LOGO OF BB&T FUNDS]


                                                INTERMEDIATE CORPORATE BOND FUND
                        Schedule of Portfolio Investments
                               September 30, 2000


   Shares
     or
 Principal                          Security                           Market
   Amount                         Description                           Value
 ---------- -------------------------------------------------------  -----------


 Corporate Bonds (80.1%):
 Automobiles & Trucks (2.2%):
 $2,000,000 DaimlerChrysler NA Holdings,
            7.20%, 9/1/09..........................................  $ 1,951,440
                                                                     -----------
 Automotive--Finance (2.3%):
  2,000,000 Ford Motor Credit Co.,
            7.88%, 6/15/10.........................................    2,026,222
                                                                     -----------
 Banks (13.6%):
  2,000,000 Bank of America Corp.,
            7.80%, 2/15/10.........................................    2,058,436
  2,000,000 Bank of New York,
            7.30%, 12/1/09.........................................    1,993,338
  2,000,000 Bank One Corp.,
            7.63%, 8/1/05..........................................    2,040,914
  2,000,000 Inter-American Development Bank, 7.00%, 6/16/03........    2,023,556
  2,000,000 Mellon Bank NA,
            6.50%, 8/1/05..........................................    1,955,014
  2,000,000 State Street Corp.,
            7.65%, 6/15/10.........................................    2,043,936
                                                                     -----------
                                                                      12,115,194
                                                                     -----------
 Beverages (4.4%):
  2,000,000 Anheuser-Busch Cos.,
            7.50%, 3/15/12.........................................    2,041,360
  2,000,000 Pepsi Bottling Holdings, Inc.,
            5.38%, 2/17/04 (e).....................................    1,904,204
                                                                     -----------
                                                                       3,945,564
                                                                     -----------
 Building/Construction Products (2.1%):
  2,000,000 Vulcan Materials Co.,
            5.75%, 4/1/04..........................................    1,916,046
                                                                     -----------
 Cable Television (2.3%):
  2,000,000 Comcast Corp.,
            8.38%, 11/1/05.........................................    2,087,436
                                                                     -----------
 Chemicals (1.9%):
  1,750,000 Dow Chemical Co.,
            7.38%, 11/1/29.........................................    1,685,758
                                                                     -----------
 Computer Services (2.2%):
  2,000,000 Electronic Data Systems, Inc.,
            7.13%, 10/15/09........................................    1,975,000
                                                                     -----------




   Shares
     or
 Principal                          Security                           Market
   Amount                         Description                           Value
 ---------- -------------------------------------------------------  -----------


 Corporate Bonds, continued:
 Computers (2.6%):
 $2,250,000 Sun Microsystems, Inc.,
            7.50%, 8/15/06.........................................  $ 2,285,750
                                                                     -----------
 Cosmetics/Personal Care (1.0%):
  1,000,000 Kimberly-Clark Corp.,
            6.25%, 7/15/18.........................................      897,684
                                                                     -----------
 Electronic Computers (2.4%):
  2,000,000 IBM Corp.,
            8.38%, 11/1/19.........................................    2,189,190
                                                                     -----------
 Financial Services (14.7%):
  2,000,000 AIG SunAmerica Global Financial,
            7.60%, 6/15/05 (e).....................................    2,054,558
  1,000,000 Boeing Capital Corp.,
            7.38%, 9/27/10.........................................    1,011,230
  2,000,000 General Electric Capital Corp.,
            8.13%, 5/15/12.........................................    2,167,911
  2,000,000 Household Finance Corp.,
            6.50%, 11/15/08........................................    1,875,420
  2,000,000 Lehman Brothers Holdings, Inc.,
            7.75%, 1/15/05.........................................    2,031,988
  2,000,000 Morgan Stanley Dean Witter,
            7.75%, 6/15/05.........................................    2,059,164
  2,000,000 National Rural Utilities Cooperative Finance Corp.,
            6.13%, 5/15/05.........................................    1,928,856
                                                                     -----------
                                                                      13,129,127
                                                                     -----------
 Insurance (2.3%):
  2,000,000 John Hancock Global Funding,
            7.90%, 7/2/10 (e)......................................    2,060,122
                                                                     -----------
 Multimedia (2.3%):
  2,000,000 Viacom, Inc.,
            7.70%, 7/30/10.........................................    2,040,582
                                                                     -----------
 Petroleum (4.6%):
  2,000,000 Coastal Corp.,
            7.50%, 8/15/06.........................................    2,019,740
  2,000,000 Phillips Pete,
            8.50%, 5/25/05.........................................    2,112,160
                                                                     -----------
                                                                       4,131,900
                                                                     -----------


                                    Continued

                              [LOGO OF BB&T FUNDS]


INTERMEDIATE CORPORATE BOND FUND
                  Schedule of Portfolio Investments, Continued
                               September 30, 2000


   Shares
     or
 Principal                          Security                           Market
   Amount                         Description                           Value
 ---------- -------------------------------------------------------  -----------


 Corporate Bonds, continued:
 Pipelines (3.1%):
 $1,000,000 El Paso Energy Corp.,
            8.63%, 5/1/02..........................................  $ 1,019,715
  1,765,000 Enron Corp.,
            7.13%, 5/15/07.........................................    1,755,898
                                                                     -----------
                                                                       2,775,613
                                                                     -----------
 Retail (4.6%):
  2,000,000 Lowe's Companies, Inc.,
            8.25%, 6/1/10..........................................    2,097,872
  2,000,000 Target Corp.,
            7.50%, 8/15/10.........................................    2,000,486
                                                                     -----------
                                                                       4,098,358
                                                                     -----------
 Telecommunication--Equipment (1.6%):
  1,675,000 Motorola, Inc.,
            6.50%, 11/15/28........................................    1,456,748
                                                                     -----------
 Telephone--Integrated (5.4%):
    500,000 Koninklijke KPN NV,
            8.00%, 10/1/10 (c)(e)..................................      499,905
  1,000,000 SBC Communications, Inc.,
            6.13%, 2/15/08.........................................      923,960
  1,500,000 Sprint Capital Corp.,
            6.38%, 5/1/09..........................................    1,372,551
  2,000,000 Telefonica Europe,
            7.75%, 9/15/10.........................................    2,012,158
                                                                     -----------
                                                                       4,808,574
                                                                     -----------
 Telephone--Local (2.3%):
  2,000,000 GTE California, Inc.,
            7.65%, 3/15/07.........................................    2,046,324
                                                                     -----------
 Transportation (2.2%):
  2,000,000 Norfolk Southern Corp.,
            6.95%, 5/1/02..........................................    1,992,572
                                                                     -----------
   Total Corporate Bonds                                              71,615,204
                                                                     -----------
 Pass-through Mortgage Securities (2.8%):
 Federal National Mortgage Assoc. (2.8%):
  2,575,188 6.50%, 6/1/14, Pool # 323788...........................    2,527,908
                                                                     -----------
   Total Pass-through Mortgage Securities                              2,527,908
                                                                     -----------




   Shares
     or
 Principal                          Security                           Market
   Amount                         Description                           Value
 ---------- -------------------------------------------------------  -----------


 U.S. Government Agencies (6.6%):
 Federal Home Loan Mortgage Corp. (2.9%):
 $2,600,000 6.25%, 10/15/02........................................  $ 2,588,076
                                                                     -----------
 Federal National Mortgage Assoc. (3.7%):
  3,298,173 7.00%, 3/1/15..........................................    3,282,750
                                                                     -----------
   Total U.S. Government Agencies                                      5,870,826
                                                                     -----------
 U.S. Treasury Bonds (4.8%):
  2,000,000 7.50%, 11/15/16........................................    2,278,750
  2,000,000 6.13%, 8/15/29 (b).....................................    2,042,500
                                                                     -----------
   Total U.S. Treasury Bonds                                           4,321,250
                                                                     -----------
 U.S. Treasury Notes (2.8%):
    950,000 5.88%, 11/15/04........................................      949,110
    500,000 6.63%, 5/15/07.........................................      518,282
  1,000,000 5.75%, 8/15/10.........................................      995,937
                                                                     -----------
   Total U.S. Treasury Notes                                           2,463,329
                                                                     -----------
 Investment Companies (2.3%):
  2,069,974 Dreyfus Cash Management Money Market Fund (d)..........    2,069,974
                                                                     -----------
   Total Investment Companies                                          2,069,974
                                                                     -----------
 Short Term Securities Purchased with Securities Lending Collateral
 (2.4%):
 Commercial Paper (0.8%):
 Food Processing (0.4%):
    339,211 ConAgra, 6.68%, 11/2/00................................      335,623
                                                                     -----------
 Diversified Manufacturing (0.3%):
    316,597 Tyco, 6.75%, 10/13/00..................................      313,095
                                                                     -----------
 Railroad (0.1%):
    119,515 CSX, 6.69%, 10/10/00...................................      118,249
                                                                     -----------
                                                                         766,967
                                                                     -----------
 Investment Companies (0.7%):
    588,661 AIM Liquid Asset Money Market Fund.....................      588,661
                                                                     -----------


                                    Continued

                              [LOGO OF BB&T FUNDS]


                                                INTERMEDIATE CORPORATE BOND FUND
                  Schedule of Portfolio Investments, Continued
                               September 30, 2000


   Shares
     or
 Principal                        Security                           Market
   Amount                        Description                          Value
 ---------- ----------------------------------------------------   -----------


 Short Term Securities Purchased with Securities Lending
 Collateral, continued:
 Repurchase Agreements (0.6%):
 $  508,817 Lehman Brothers Triparty Agreement, 6.50%, 9/29/00,
            maturing 10/2/00,
            (See Significant Accounting Policies, Lending
            Portfolio Securities in the Notes to Financial
            Statements for collateral description)..............   $   508,817
                                                                   -----------
 Variable Rate Notes (0.3%):
 Financial Services (0.3%):
    113,070 Ford Motor Credit,
            6.86%, 4/11/02*.....................................       113,070
    146,991 General Motors Acceptance Corp., 7.09%, 11/13/00*...       146,992
                                                                   -----------
                                                                         260,062
                                                                   -----------
   Total Short Term Securities Purchased with Securities Lending
   Collateral                                                        2,124,507
                                                                   -----------
   Total Investments
   (Cost $89,541,970)(a)--101.8%                                    90,992,998
   Liabilities in excess of other assets--(1.8)%                    (1,585,125)
                                                                   -----------
   NET ASSETS--100.0%                                              $89,407,873
                                                                   ===========


----
(a) Represents cost for financial reporting purposes and differs from cost basis for federal income tax purposes by the amount of losses recognized for financial reporting in excess of federal income tax reporting of $24,856. Cost for federal income tax purposes differs from market value by net unrealized appreciation of securities as follows:


               Unrealized appreciation..  $1,521,009
               Unrealized depreciation..     (94,837)
                                          ----------
               Net unrealized
               appreciation.............  $1,426,172
                                          ==========


(b)  All or part of this security has been loaned at September 30, 2000.
(c) Represents security purchased on a when-issued basis. At September 30, 2000, total cost of investments purchased on a when-issued basis was $499,905.
(d) At September 30, 2000, all or part of this security was pledged as collateral for securities purchased on a when-issued basis.
(e) Rule 144A Security which is restricted as to resale to institutional investors. The Board of Trustees had deemed these securities to be liquid.
 * The rate reflected is the rate in effect at September 30, 2000. The maturity date reflected is the final maturity date.
NV--Naamloze Vennootschap (Dutch Corp.).
                       See notes to financial statements.

                              [LOGO OF BB&T FUNDS]


NORTH CAROLINA INTERMEDIATE TAX-FREE FUND
                        Schedule of Portfolio Investments
                               September 30, 2000


   Shares
     or
 Principal                         Security                           Market
   Amount                        Description                           Value
 ---------- -----------------------------------------------------   -----------


 Municipal Bonds (97.6%):
 North Carolina (97.6%):
 Education Bonds (1.1%):
 $1,000,000 Johnston County, North Carolina, School & Museum
            Project, 5.50%, 8/1/10, Callable 8/1/09 @ 101, FSA...   $ 1,044,740
                                                                    -----------
 General Obligation Bonds (62.1%):
  1,065,000 Bladen County, North Carolina, 5.60%, 5/1/11,
            Callable 5/1/10 @ 100.5, FSA.........................     1,122,286
  1,000,000 Buncombe County, North Carolina, 5.10%, 3/1/07.......     1,023,580
    500,000 Burke County, North Carolina, 6.30%, 3/1/01, MBIA....       504,040
  1,650,000 Burlington, North Carolina, Public Improvement,
            5.20%, 2/1/13, Callable 2/1/10 @ 101.5, AMBAC........     1,663,349
  1,000,000 Cabarrus County, North Carolina, 5.30%, 2/1/11,
            Callable 2/1/07 @ 102, MBIA..........................     1,026,680
  1,500,000 Cabarrus County, North Carolina, 5.30%, 2/1/13,
            Callable 2/1/07 @ 102, MBIA..........................     1,518,885
  1,090,000 Charlotte, North Carolina, 5.00%, 6/1/05.............     1,111,746
  1,000,000 Charlotte, North Carolina, 5.00%, 2/1/08.............     1,019,000
  1,460,000 Charlotte, North Carolina, 5.50%, 6/1/09.............     1,538,052
  1,000,000 Charlotte, North Carolina, 5.50%, 6/1/14, Callable
            6/1/10 @ 102.........................................     1,030,010
  2,395,000 Charlotte, North Carolina, Certificate of
            Participation, Equipment Acquisition, 5.25%, 3/1/04..     2,442,157
  1,085,000 Cumberland County, North Carolina, 5.50%, 3/1/03.....     1,111,094
  1,055,000 Cumberland County, North Carolina, 5.50%, 3/1/09.....     1,106,368
  1,000,000 Forsyth County, North Carolina, 5.20%, 6/1/02........     1,013,180
  1,000,000 Gaston County, North Carolina, 5.50%, 5/1/09,
            Callable 5/1/07 @ 101, FGIC..........................     1,050,190
    700,000 Henderson County, North Carolina, 6.50%, 6/1/01......       709,779
  1,350,000 High Point, North Carolina, Public Improvement,
            Series B, 5.40%, 6/1/07..............................     1,405,850
  1,350,000 High Point, North Carolina, Public Improvement,
            Series B, 5.40%, 6/1/08..............................     1,408,415
  1,000,000 Johnston County, North Carolina, 5.50%, 3/1/12,
            Callable 3/1/10 @ 101, FGIC..........................     1,037,770
  1,000,000 Mecklenburg County, North Carolina, Public
            Improvement, 5.40%, 4/1/03...........................     1,023,240
  1,000,000 Mecklenburg County, North Carolina, 5.00%, 4/1/07....     1,020,010
  2,000,000 Mecklenburg County, North Carolina, Public
            Improvement, Series B, 5.00%, 2/1/04.................     2,033,040
  2,000,000 Mecklenburg County, North Carolina, Public
            Improvement, Series A, 5.00%, 2/1/06.................     2,039,260
  1,000,000 Mecklenburg County, North Carolina, Public
            Improvement, Series B, 5.00%, 2/1/09.................     1,017,670
  1,075,000 New Hanover County, North Carolina, Public
            Improvement, 5.30%, 11/1/02..........................     1,094,060
  1,340,000 New Hanover County, North Carolina, Public
            Improvement, 5.30%, 11/1/03..........................     1,371,704
  1,500,000 New Hanover County, North Carolina, Public
            Improvement, 5.30%, 11/1/08..........................     1,557,870
  1,500,000 North Carolina State, Series A, 5.10%, 3/1/05........     1,534,470
  2,000,000 North Carolina State, 5.10%, 6/1/08, Callable 6/1/06
            @101.................................................     2,052,200
  1,000,000 North Carolina State, 5.10%, 6/1/09, Callable 6/1/06
            @ 101.5..............................................     1,025,290
  1,000,000 North Carolina State, 5.10%, 6/1/10, Callable 6/1/06
            @ 102................................................     1,022,150
  1,000,000 North Carolina State Highway, Series A, 5.00%,
            5/1/11, Callable 5/1/07 @ 102........................     1,007,320
  2,000,000 North Carolina State Public Improvement, Series A,
            5.25%, 3/1/07........................................     2,067,019
  1,000,000 North Carolina State Public Improvement, Series A,
            5.25%, 3/1/15, Callable 3/1/09 @ 102.................       996,950
  1,300,000 Orange County, North Carolina, Public Improvement,
            5.25%, 4/1/07........................................     1,343,355
  1,300,000 Orange County, North Carolina, Public Improvement,
            5.25%, 4/1/08........................................     1,344,785
  1,125,000 Orange County, North Carolina, Public Improvement,
            5.30%, 4/1/14, Callable 4/1/10 @ 102.................     1,134,731
  1,265,000 Orange County, North Carolina, Public Improvement,
            5.30%, 4/1/15, Callable 4/1/10 @ 102.................     1,266,771
  1,000,000 Randolph County, North Carolina, Certificate of
            Participation, 5.20%, 6/1/09, FSA....................     1,023,050
  1,750,000 Randolph County, North Carolina, Certificate of
            Participation, 5.30%, 6/1/13, Callable 6/1/09 @ 101,
            FSA..................................................     1,758,803
  1,090,000 Rocky Mount, North Carolina, 5.00%, 2/1/10, MBIA.....     1,102,088


                                    Continued

                              [LOGO OF BB&T FUNDS]


                                       NORTH CAROLINA INTERMEDIATE TAX-FREE FUND
                  Schedule of Portfolio Investments, Continued
                               September 30, 2000


   Shares
     or
 Principal                         Security                            Market
   Amount                         Description                           Value
 ---------- ------------------------------------------------------   -----------


 Municipal Bonds, continued:
 North Carolina, continued:
 General Obligation Bonds, continued:
 $  500,000 Surry County, North Carolina, 6.25%, 4/1/01, AMBAC....   $   504,700
  1,000,000 Union County, North Carolina, Series B, 5.30%, 3/1/13,
            Callable 3/1/09 @ 102, FGIC...........................     1,012,680
  1,000,000 Wake County, North Carolina, 5.30%, 2/1/11, Callable
            2/1/10 @ 100.5........................................     1,032,070
  1,500,000 Wake County, North Carolina, Public Improvement,
            4.50%, 3/1/04.........................................     1,501,830
  1,000,000 Wilmington, North Carolina, Series B, 5.00%, 4/1/08...     1,016,890
                                                                     -----------
                                                                      57,746,437
                                                                     -----------
 Health Care Bonds (12.1%):
    200,000 Charlotte-Mecklenberg Hospital Authority, North
            Carolina, Health Care System Revenue, 5.70%, 1/1/01...       200,596
    245,000 Charlotte-Mecklenberg Hospital Authority, North
            Carolina, Health Care System Revenue, 5.70%, 1/1/01...       245,786
    185,000 Charlotte-Mecklenberg Hospital Authority, North
            Carolina, Health Care System Revenue, 5.90%, 1/1/02...       188,226
    110,000 Charlotte-Mecklenberg Hospital Authority, North
            Carolina, Health Care System Revenue, 6.00%, 1/1/03...       114,133
    190,000 Charlotte-Mecklenberg Hospital Authority, North
            Carolina, Health Care System Revenue, 6.00%, 1/1/03,
            Callable 1/1/02 @ 102.................................       195,539
  2,250,000 Cumberland County, North Carolina, Hospital
            Facilities, 4.30%, 10/1/05............................     2,117,273
  1,000,000 Cumberland County, North Carolina, Hospital
            Facilities, 5.25%, 10/1/10, Callable 10/1/09 @ 101....       977,200
  1,000,000 New Hanover County, North Carolina, Regional Medical
            Center Project, 5.25%, 10/1/12, Callable 10/1/09
            @ 101.................................................     1,002,480
  1,220,000 North Carolina Medical Care, Common Health Care
            Revenue, Series A, 5.25%, 12/1/10, Callable 12/1/08
            @ 101.................................................     1,242,045
  1,325,000 North Carolina Medical Care, Common Health Revenue,
            5.25%, 5/1/09, Callable 5/1/07 @ 100..................     1,344,080
  2,350,000 Pitt County, North Carolina, Memorial Hospital
            Revenue, 5.50%, 12/1/15, Callable 12/1/05 @ 102.......     2,376,156
  1,260,000 Pitt County, North Carolina, Memorial Hospital
            Revenue, 5.25%, 12/1/21, Callable 12/1/05 @ 102.......     1,210,129
                                                                     -----------
                                                                      11,213,643
                                                                     -----------
 Transportation Bonds (1.6%):
  1,385,000 Piedmont, North Carolina, Triad Airport Authority,
            Series A, 6.38%, 7/1/16, Callable 7/1/09 @ 101, FSA...     1,499,373
                                                                     -----------
 Utility Bonds (20.7%):
  1,500,000 Charlotte, North Carolina, Water & Sewer Systems,
            5.60%, 5/1/17.........................................     1,594,095
  1,000,000 Charlotte, North Carolina, Water & Sewer Systems,
            5.60%, 5/1/21.........................................     1,062,730
  1,000,000 Gastonia, North Carolina, Utilities System, 5.00%,
            5/1/10, MBIA..........................................     1,008,300
  1,890,000 Guilford County, North Carolina, Water & Sewer, Series
            A, 5.00%, 10/1/09 (b).................................     1,918,747
  2,000,000 Guilford County, North Carolina, Water & Sewer, Series
            A, 5.00%, 10/1/07.....................................     2,036,660
  1,530,000 North Carolina Eastern Municipal Power, Series A,
            5.00%, 1/1/17.........................................     1,455,887
  1,900,000 North Carolina Eastern Municipal Power, Series A,
            6.00%, 1/1/26, Prerefunded 1/1/22 @ 100...............     2,003,303
  2,000,000 North Carolina, Municipal Power Agency, No. 1, Catawba
            Electric Revenue, 5.50%, 1/1/13.......................     2,074,820
  1,500,000 North Carolina, Municipal Power Agency, No. 1, Catawba
            Electric Revenue, 5.50%, 1/1/13.......................     1,557,420
  1,635,000 North Carolina, Municipal Power Agency, No. 1, Catawba
            Electric Revenue, 5.00%, 1/1/20.......................     1,540,366
  1,905,000 Wake County, North Carolina, Waste Management Project,
            5.00%, 2/1/05.........................................     1,937,537
  1,000,000 Wilmington, North Carolina, Water & Sewer System,
            5.60%, 6/1/15, Callable 6/1/10 @ 101, FSA.............     1,022,330
                                                                     -----------
                                                                      19,212,195
                                                                     -----------
   Total Municipal Bonds                                              90,716,388
                                                                     -----------


                                    Continued

                              [LOGO OF BB&T FUNDS]


NORTH CAROLINA INTERMEDIATE TAX-FREE FUND
                  Schedule of Portfolio Investments, Continued
                               September 30, 2000


   Shares
     or
 Principal                         Security                           Market
   Amount                         Description                          Value
 ---------- ------------------------------------------------------  -----------


 Investment Companies (3.3%):
  3,025,238 Dreyfus Tax-Exempt Cash Management Fund (c)...........  $ 3,025,238
                                                                    -----------
   Total Investment Companies                                         3,025,238
                                                                    -----------
   Total Investments (Cost $92,470,630)(a)--100.9%                   93,741,626
   Liabilities in excess of other assets--(0.9)%                       (828,914)
                                                                    -----------
   NET ASSETS--100.0%                                               $92,912,712
                                                                    ===========


----
(a) Represents cost for federal income tax and financial reporting purposes and differs from market value by net unrealized appreciation of securities as follows:


               Unrealized appreciation..  $1,409,294
               Unrealized depreciation..    (138,298)
                                          ----------
               Net unrealized
               appreciation.............  $1,270,996
                                          ==========


(b) Represents security purchased on a when-issued basis. At September 30, 2000, total cost of investments purchased on a when-issued basis was $1,917,445.
(c) At September 30, 2000, all or part of this security was pledged as collateral for securities purchased on a when-issued basis.
AMBAC--AMBAC Indemnity Corporation.
FGIC--Insured by Financial Guaranty Insurance Corporation.
FSA--Insured by Financial Security Assurance.
MBIA--Municipal Bond Insurance Association.
                       See notes to financial statements.

                              [LOGO OF BB&T FUNDS]


                                       SOUTH CAROLINA INTERMEDIATE TAX-FREE FUND
                        Schedule of Portfolio Investments
                               September 30, 2000


   Shares
     or
 Principal                         Security                            Market
   Amount                         Description                           Value
 ---------- ------------------------------------------------------   -----------


 Municipal Bonds (97.8%):
 South Carolina (97.8%):
 Education Bonds (44.4%):
 $  500,000 Beaufort County, South Carolina, School District,
            Series C, 5.00%, 3/1/09...............................   $   507,535
    750,000 Berkeley County, South Carolina, School District,
            5.38%, 4/1/09, Callable 4/1/08 @ 102, SCSDE...........       780,885
    500,000 Berkeley County, South Carolina, School District,
            5.38%, 4/1/10, Callable 4/1/08 @ 102, SCSDE...........       520,185
    500,000 Charleston County, South Carolina, School District,
            4.00%, 2/1/04, SCSDE..................................       488,670
    500,000 Georgetown County, South Carolina, School District,
            5.50%, 3/1/08, SCSDE..................................       524,160
    500,000 Georgetown County, South Carolina, School District,
            5.50%, 3/1/10.........................................       524,710
    500,000 Greenville County, South Carolina, School District,
            4.20%, 3/1/03, SCSDE..................................       496,420
    500,000 Lancaster County, South Carolina, School District,
            5.00%, 3/1/11, Callable 3/1/10 @ 101, SCSDE...........       498,375
    500,000 Lexington & Richland Counties, South Carolina, School
            District, 5.15%, 3/1/07, MBIA, SCSDE..................       511,215
    500,000 South Carolina, State School Facilities, Series A,
            5.75%, 1/1/10.........................................       534,735
    500,000 Spartanburg County, South Carolina, School District,
            5.25%, 5/1/10, SCSDE..................................       516,720
    500,000 Spartanburg County, South Carolina, School District,
            5.25%, 5/1/11, Callable 5/1/10 @ 101, SCSDE...........       513,470
    500,000 York County, South Carolina, School District, Series
            A, 5.80%, 3/1/13, Callable 3/1/09 @ 101, SCSDE, FSA...       524,530
                                                                     -----------
                                                                       6,941,610
                                                                     -----------
 General Obligation Bonds (13.4%):
    500,000 Charleston County, South Carolina, 5.25%, 9/1/17,
            Callable 9/1/09 @ 101.................................       491,725
    500,000 Horry County, South Carolina, 7.00%, 3/1/05...........       546,245
    500,000 South Carolina, State Capital Improvements, 5.75%,
            8/1/05................................................       526,205
    500,000 South Carolina, State Highway, Series B, 5.63%,
            7/1/09, Callable 7/1/06 @ 102.........................       528,400
                                                                     -----------
                                                                       2,092,575
                                                                     -----------
 Health Care Bonds (6.5%):
    500,000 Florence County, South Carolina, Regional Medical
            Center Project, 5.25%, 11/1/11, Callable 11/1/08
            @ 102, MBIA...........................................       505,050
    500,000 South Carolina Jobs Economic Development--Anderson,
            5.50%, 2/1/11, Callable 2/1/09 @ 101, FSA.............       515,880
                                                                     -----------
                                                                       1,020,930
                                                                     -----------
 Pollution Control Bonds (6.7%):
    500,000 Charleston County, South Carolina, Solid Waste, 5.60%,
            1/1/04, MBIA..........................................       515,070
    500,000 Darlington County, South Carolina, Pollution Control,
            6.60%, 11/1/10, MBIA..................................       530,725
                                                                     -----------
                                                                       1,045,795
                                                                     -----------
 Transportation Bonds (4.6%):
    700,000 South Carolina, Transportation Infrastructure, 5.25%,
            10/1/08, AMBAC........................................       721,203
                                                                     -----------
 Utility Bonds (22.2%):
    200,000 Camden, South Carolina, Public Utility Revenue, 5.50%,
            3/1/22, Callable 3/1/07 @ 102, MBIA...................       196,046
    500,000 Columbia, South Carolina, Waterworks & Sewer Systems,
            5.70%, 2/1/10.........................................       530,420
  1,000,000 Piedmont, Municipal Power Agency, South Carolina,
            5.40%, 1/1/07, MBIA...................................     1,036,390
    200,000 Piedmont, Municipal Power Agency, South Carolina,
            5.50%, 1/1/13, MBIA...................................       206,654
    500,000 South Carolina State Public Service, Series A, 5.38%,
            1/1/04, MBIA..........................................       511,250


                                    Continued

                              [LOGO OF BB&T FUNDS]


SOUTH CAROLINA INTERMEDIATE TAX-FREE FUND
                  Schedule of Portfolio Investments, Continued
                               September 30, 2000


   Shares
     or
 Principal                         Security                           Market
   Amount                        Description                           Value
 ---------- -----------------------------------------------------   -----------


 Municipal Bonds, continued:
 South Carolina, continued:
 Utility Bonds, continued:
 $  500,000 South Carolina State Public Service, Series A, 5.50%,
            1/1/09, MBIA.........................................   $   519,785
    500,000 Spartanburg, South Carolina, Water Works Revenue,
            5.00%, 6/1/19, Callable 6/1/07 @ 101, FGIC...........       468,790
                                                                    -----------
                                                                       3,469,335
                                                                    -----------
   Total Municipal Bonds                                             15,291,448
                                                                    -----------
 Investment Companies (1.3%):
    203,343 Dreyfus Tax-Exempt Cash Management Money Market
            Fund.................................................       203,343
                                                                    -----------
   Total Investment Companies                                           203,343
                                                                    -----------
   Total Investments (Cost $15,313,291)(a)--99.1%                    15,494,791
   Other assets in excess of liabilities--0.9%                          141,851
                                                                    -----------
   NET ASSETS--100.0%                                               $15,636,642
                                                                    ===========


----
(a) Represents cost for federal income tax and financial reporting purposes and differs from market value by net unrealized appreciation of securities as follows:


               Unrealized appreciation.... $226,724
               Unrealized depreciation....  (45,224)
                                           --------
               Net unrealized
               appreciation............... $181,500
                                           ========


AMBAC--AMBAC Indemnity Corporation.
FGIC--Insured by Financial Guaranty Insurance Corporation.
FSA--Insured by Financial Security Assurance.
MBIA--Insured by Municipal Bond Insurance Association.
SCSDE--South Carolina School District Enhancement.
                       See notes to financial statements.

                              [LOGO OF BB&T FUNDS]


                                             VIRGINIA INTERMEDIATE TAX-FREE FUND
                        Schedule of Portfolio Investments
                               September 30, 2000


   Shares
     or
 Principal                         Security                          Market
   Amount                        Description                          Value
 ---------- -----------------------------------------------------  -----------


 Municipal Bonds (99.4%):
 Virginia (96.3%):
 Education Bonds (16.4%):
 $  810,000 Hampton Roads, Virginia, Medical College, Series A,
            6.50%, 11/15/04, Callable 11/15/01 @ 102.............  $   839,719
  1,000,000 Virginia College Building Authority, 5.50%, 4/1/10...    1,044,380
  1,000,000 Virginia College Building Authority, 5.00%, 8/1/13,
            Callable 8/1/07 @ 101................................      979,530
  1,000,000 Virginia State Public School Authority, 6.13%,
            1/1/03, Callable 1/1/02 @ 102........................    1,033,750
  1,000,000 Virginia State Public School Authority, 6.25%,
            1/1/04, Callable 1/1/02 @ 102........................    1,038,210
  2,050,000 Virginia State Public School Authority, Series I,
            5.25%, 8/1/10........................................    2,110,187
  1,000,000 Virginia State Public School Authority, Series B,
            5.25%, 8/1/10, Callable 8/1/09 @ 101.................    1,029,360
  1,125,000 Virginia State Public School Authority, Series I,
            5.00%, 8/1/11, Callable 8/1/07 @ 101.................    1,123,988
  1,050,000 Virginia University, Series A, 5.00%, 6/1/06.........    1,069,121
  1,000,000 Virginia University, Series A, 5.00%, 6/1/08.........    1,016,490
  1,500,000 Winchester, Virginia, Industrial Development
            Authority, Shenandoah University Project, 5.00%,
            10/1/12, Callable 10/1/08 @ 102, MBIA................    1,486,650
                                                                   -----------
                                                                    12,771,385
                                                                   -----------
 General Obligation Bonds (56.6%):
  1,335,000 Alexandria, Virginia, Public Improvement, 5.00%,
            6/15/07..............................................    1,363,889
  2,985,000 Alexandria, Virginia, Public Improvement, 5.00%,
            6/15/08..............................................    3,047,954
  1,000,000 Arlington County, Virginia, 5.00%, 6/1/07............    1,021,540
  1,000,000 Arlington County, Virginia, 5.13%, 6/1/11, Callable
            6/1/09 @ 100.........................................    1,016,380
  1,000,000 Arlington County, Virginia, 5.00%, 10/1/12, Callable
            10/1/08 @ 101........................................    1,000,780
  1,800,000 Arlington County, Virginia, 5.10%, 6/1/15, Callable
            6/1/07 @ 101.5.......................................    1,768,500
  1,175,000 Chesapeake, Virginia, 5.00%, 5/1/04..................    1,193,448
  1,000,000 Fairfax County, Virginia, Series B, 5.50%, 12/1/07...    1,051,270
  1,000,000 Fairfax County, Virginia, Public Improvement,
            Series B, 5.00%, 12/1/04.............................    1,019,530
  2,000,000 Fairfax County, Virginia, Public Improvement,
            Series A, 5.00%, 6/1/09, Callable 6/1/08 @ 102.......    2,039,340
  1,000,000 Loudoun County, Virginia, Series B, 5.25%, 12/1/15...      994,750
  1,000,000 Loudoun County, Virginia, Public Improvement,
            Series C, 5.00%, 12/1/05.............................    1,021,390
  1,200,000 Manassas, Virginia, 5.25%, 1/1/11, Callable 1/1/08
            @ 102................................................    1,222,812
  1,000,000 Newport News, Virginia, 5.00%, 1/15/07...............    1,017,750
  1,845,000 Newport News, Virginia, Series A, 5.50%, 5/1/13,
            Callable 5/1/10 @ 102................................    1,897,490
  1,000,000 Norfolk, Virginia, 5.00%, 7/1/02, FGIC...............    1,009,790
  1,840,000 Norfolk, Virginia, Capital Improvements, 5.38%,
            6/1/05, FGIC.........................................    1,901,566
  1,500,000 Richmond, Virginia, 5.25%, 1/15/09...................    1,545,630
  2,925,000 Spotsylvania County, Virginia, 5.50%, 7/15/12, FSA...    3,061,860
  1,500,000 Suffolk, Virginia, Public Improvement, 5.00%,
            12/1/15, Callable 12/1/07 @ 102, AMBAC...............    1,448,820
  1,500,000 Virginia Beach, Virginia, Series C, 6.40%, 8/1/04,
            Callable 8/1/01 @ 102................................    1,553,640
  1,000,000 Virginia Beach, Virginia, Public Improvement, 5.25%,
            8/1/06...............................................    1,032,370
  1,200,000 Virginia Beach, Virginia, Public Improvement, 5.25%,
            8/1/07...............................................    1,240,272
  2,695,000 Virginia Beach, Virginia, Public Improvement, 5.25%,
            3/1/08...............................................    2,783,450
  3,205,000 Virginia Beach, Virginia, Public Improvement, 5.25%,
            3/1/11, Callable 3/1/10 @ 101........................    3,277,176
  2,000,000 Virginia State, 5.00%, 6/1/04........................    2,036,080
  1,210,000 Virginia State, 5.50%, 6/1/07........................    1,270,464
  1,200,000 Virginia State Building Authority, 5.00%, 8/1/05.....    1,220,016
                                                                   -----------
                                                                    44,057,957
                                                                   -----------


                                    Continued

                              [LOGO OF BB&T FUNDS]


VIRGINIA INTERMEDIATE TAX-FREE FUND
                  Schedule of Portfolio Investments, Continued
                               September 30, 2000


   Shares
     or
 Principal                         Security                           Market
   Amount                        Description                           Value
 ---------- -----------------------------------------------------   -----------


 Municipal Bonds, continued:
 Virginia, continued:
 Health Care Bonds (6.1%):
 $1,160,000 Danville, Virginia, Industrial Development Authority,
            Regional Medical Center, 5.00%, 10/1/07, AMBAC.......   $ 1,179,175
  1,000,000 Virginia Beach, Virginia, Industrial Development
            Authority, Sentara Health Systems, 5.25%, 11/1/09,
            Callable 11/1/08 @ 101...............................     1,023,900
  1,000,000 Virginia Beach, Virginia, Sentara Bayside Hospital,
            6.60%, 11/1/09, Prerefunded 11/1/01 @ 102............     1,042,740
  1,500,000 Winchester, Virginia, Industrial Development,
            Winchester Medical Center, 5.25%, 1/1/06, Callable
            1/1/04 @ 102, AMBAC..................................     1,537,905
                                                                    -----------
                                                                      4,783,720
                                                                    -----------
 Housing Bonds (6.0%):
  1,000,000 Virginia State Building Authority, Series C, 5.20%,
            8/1/03, Callable 8/1/02 @ 101........................     1,017,600
  1,075,000 Virginia State Building Authority, Series A, 5.13%,
            8/1/06...............................................     1,101,338
  1,500,000 Virginia State Building Authority, 5.10%, 8/1/07,
            Callable 8/1/05 @ 101................................     1,530,255
  1,000,000 Virginia State Housing Authority, Series I, 5.90%,
            7/1/02...............................................     1,015,500
                                                                    -----------
                                                                      4,664,693
                                                                    -----------
 Transportation Bonds (7.5%):
  2,400,000 Chesapeake Bay Bridge & Tunnel, Virginia, 5.50%,
            7/1/06, Callable 7/1/05 @ 102, FGIC..................     2,500,560
  1,000,000 Fairfax County, Virginia, Economic Development
            Authority, 1st Series, 5.25%, 9/1/10, Callable 9/1/09
            @ 102................................................     1,027,990
  1,000,000 Virginia Commonwealth, 5.75%, 5/15/09................     1,066,400
  1,350,000 Virginia Commonwealth, 5.13%, 5/15/19, Callable
            5/15/07 @ 101........................................     1,275,143

                                                                    -----------
                                                                      5,870,093
                                                                    -----------
 Utility Bonds (3.7%):
  1,000,000 Fairfax County, Virginia, Water Authority, 5.00%,
            4/1/21, Callable 4/1/17 @ 100........................       929,680
  1,000,000 Henrico County, Virginia, Water & Sewer, 5.25%,
            5/1/13, Callable 5/1/09 @ 102........................     1,000,760
  1,000,000 Virginia, Southeastern Public Service Authority,
            5.00%, 7/1/15, AMBAC.................................       970,470
                                                                    -----------
                                                                      2,900,910
                                                                    -----------
                                                                     75,048,758
                                                                    -----------
 Washington D.C. (3.1%):
 Housing Bonds (1.0%):
    750,000 Metropolitan Washington DC, Apartments Authority,
            Series A, 7.10%, 10/1/01, Callable 10/1/00 @ 102,
            FGIC.................................................       766,410

                                                                    -----------
 Transportation Bonds (2.1%):
  1,500,000 Washington DC, Metropolitan Transportation Authority,
            6.00%, 7/1/09, FGIC..................................     1,618,410
                                                                    -----------
                                                                       2,384,820
                                                                    -----------
   Total Municipal Bonds                                             77,433,578
                                                                    -----------

                                    Continued

                              [LOGO OF BB&T FUNDS]


                                             VIRGINIA INTERMEDIATE TAX-FREE FUND
                  Schedule of Portfolio Investments, Continued
                               September 30, 2000


   Shares
     or
 Principal                         Security                           Market
   Amount                         Description                          Value
 ---------- ------------------------------------------------------  -----------


 Investment Companies (1.5%):
  1,174,057 Dreyfus Tax-Exempt Cash Management Fund...............  $ 1,174,057
                                                                    -----------
   Total Investment Companies                                         1,174,057
                                                                    -----------
   Total Investments (Cost $77,636,980)(a)--100.9%                   78,607,635
   Liabilities in excess of other assets--(0.9)%                       (701,142)
                                                                    -----------
   NET ASSETS--100.0%                                               $77,906,493
                                                                    ===========


----
(a) Represents cost for federal income tax and financial reporting purposes and differs from market value by net unrealized appreciation of securities as follows:


               Unrealized appreciation..  $1,248,383
               Unrealized depreciation..    (277,728)
                                          ----------
               Net unrealized
               appreciation.............  $  970,655
                                          ==========


AMBAC--AMBAC Indemnity Corporation.
FGIC--Insured by Financial Guaranty Insurance Corporation.
FSA--Insured by Financial Security Assurance.
MBIA--Insured by Municipal Bond Insurance Association.
                       See notes to financial statements.

                              [LOGO OF BB&T FUNDS]


GROWTH AND INCOME STOCK FUND
                        Schedule of Portfolio Investments
                               September 30, 2000


   Shares
     or
 Principal                         Security
   Amount                         Description                       Market Value
 ---------- ------------------------------------------------------  ------------


 Common Stocks (95.6%):
 Aerospace/Defense (1.8%):
    127,000 Parker-Hannifin Corp. ................................  $  4,286,249
     81,700 Raytheon Co.--Class A.................................     2,236,538
     32,500 Raytheon Co.--Class B.................................       924,219
                                                                    ------------
                                                                       7,447,006
                                                                    ------------
 Apparel (0.5%):
     83,200 V.F. Corp. ...........................................     2,054,000
                                                                    ------------
 Automobiles & Trucks (0.9%):
    139,530 Ford Motor Co. .......................................     3,531,853
                                                                    ------------
 Banking & Finance (10.2%):
    150,000 Bank of America Corp. ................................     7,856,250
    186,666 Citigroup, Inc. (b)...................................    10,091,631
     76,560 J.P. Morgan & Co. ....................................    12,507,989
    166,800 Pacific Century Financial Corp. ......................     2,856,450
    145,000 U.S. Bancorp..........................................     3,298,750
     74,700 Wachovia Corp. .......................................     4,234,556
                                                                    ------------
                                                                      40,845,626
                                                                    ------------
 Business Equipment & Services (2.8%):
    127,400 Harris Corp. (b)......................................     3,622,938
    191,300 Pitney Bowes, Inc. ...................................     7,544,393
                                                                    ------------
                                                                      11,167,331
                                                                    ------------
 Chemicals (1.3%):
    150,500 Air Products & Chemicals, Inc. .......................     5,418,000
                                                                    ------------
 Computer Software (2.8%):
     63,000 Adobe Systems, Inc. ..................................     9,780,750
     65,000 Computer Associates International, Inc. ..............     1,637,188
                                                                    ------------
                                                                      11,417,938
                                                                    ------------
 Computers (5.5%):
     60,000 Electronic Data Systems Corp. ........................     2,490,000
     85,000 Hewlett-Packard Co. (b)...............................     8,245,000
     99,800 IBM Corp. ............................................    11,227,500
                                                                    ------------
                                                                      21,962,500
                                                                    ------------
 Consumer Goods & Services (2.9%):
    152,600 American Greetings Corp. .............................     2,670,500
    163,000 Kimberly-Clark Corp. (b)..............................     9,097,438
                                                                    ------------
                                                                      11,767,938
                                                                    ------------




   Shares
     or
 Principal                         Security
   Amount                         Description                       Market Value
 ---------- ------------------------------------------------------  ------------


 Common Stocks, continued:
 Containers (0.5%):
    105,925 Sonoco Products Co. ..................................  $  1,913,270
                                                                    ------------
 Diversified Products (0.4%):
     40,000 E.I. duPont de Nemours and Co. .......................     1,657,500
                                                                    ------------
 Electronic Components (1.3%):
    185,000 Avnet, Inc. ..........................................     5,249,375
                                                                    ------------
 Electronics (4.9%):
     32,419 Agilent Technologies, Inc. (c)........................     1,586,505
    174,370 Emerson Electric (b)..................................    11,682,789
     84,050 Tektronix, Inc. ......................................     6,456,091
                                                                    ------------
                                                                      19,725,385
                                                                    ------------
 Engineering (0.2%):
     28,300 Fluor Corp. (b).......................................       849,000
                                                                    ------------
 Financial Services (2.3%):
    130,000 Fannie Mae............................................     9,295,000
                                                                    ------------
 Food & Related (4.6%):
     77,200 Bob Evans Farms (b)...................................     1,428,200
    120,100 Dole Food Co. ........................................     1,801,500
    212,400 Sara Lee Corp. .......................................     4,314,375
    441,900 SUPERVALU, Inc. ......................................     6,656,119
    215,000 Universal Foods Corp. ................................     4,380,625
                                                                    ------------
                                                                      18,580,819
                                                                    ------------
 Forest & Paper Products (1.3%):
    130,900 Weyerhaeuser Co. .....................................     5,285,088
                                                                    ------------
 Household--Major Appliances (0.4%):
     44,200 Whirlpool Corp. ......................................     1,718,275
                                                                    ------------
 Household Products/Wares (1.8%):
     40,000 Procter & Gamble Co. .................................     2,680,000
     94,107 Unilever..............................................     4,540,663
                                                                    ------------
                                                                       7,220,663
                                                                    ------------
 Insurance (8.4%):
     95,500 Aetna Services, Inc. .................................     5,544,969
    147,762 Aon Corp. ............................................     5,799,659
    199,400 Lincoln National Corp. ...............................     9,596,124
    165,000 SAFECO Corp. (b)......................................     4,496,250
    163,000 St. Paul Cos., Inc. ..................................     8,037,937
                                                                    ------------
                                                                      33,474,939
                                                                    ------------


                                    Continued

                              [LOGO OF BB&T FUNDS]


                                                    GROWTH AND INCOME STOCK FUND
                  Schedule of Portfolio Investments, Continued
                               September 30, 2000


   Shares
     or
  Principal                         Security
   Amount                         Description                       Market Value
 ----------- -----------------------------------------------------  ------------


 Common Stocks, continued:
 Leisure Time Industries (0.6%):
     227,725 Hasbro, Inc. ........................................  $  2,604,605
                                                                    ------------
 Manufacturing (0.5%):
      20,000 Minnesota Mining & Manufacturing Co. ................     1,822,500
                                                                    ------------
 Media (0.5%):
      48,900 Media General, Inc. .................................     2,102,700
                                                                    ------------
 Medical Equipment & Supplies (4.2%):
     133,300 Johnson & Johnson....................................    12,521,869
      94,800 Mallinckrodt, Inc. ..................................     4,325,250
                                                                    ------------
                                                                      16,847,119
                                                                    ------------
 Petroleum (6.7%):
      64,000 Ashland, Inc. .......................................     2,156,000
     101,030 Chevron Corp. .......................................     8,612,808
      90,000 Exxon Mobil Corp. ...................................     8,021,250
     131,200 Phillips Petroleum Co. (b)...........................     8,232,800
                                                                    ------------
                                                                      27,022,858
                                                                    ------------
 Petroleum--International (1.4%):
      93,600 Royal Dutch Petroleum Co.--NY Shares.................     5,610,150
                                                                    ------------
 Pharmaceuticals (4.4%):
     226,000 Abbott Laboratories..................................    10,749,125
      55,480 Bristol-Myers Squibb Co. ............................     3,169,295
      80,400 Schering-Plough Corp. ...............................     3,738,600
                                                                    ------------
                                                                      17,657,020
                                                                    ------------
 Photographic Equipment and Supplies (0.7%):
      69,000 Eastman Kodak Co. ...................................     2,820,375
                                                                    ------------
 Publishing (0.4%):
      42,100 Houghton Mifflin Co. (b).............................     1,652,425
                                                                    ------------
 Railroad (1.2%):
     105,700 CSX Corp. (b)........................................     2,305,581
     113,800 Trinity Industries, Inc. (b).........................     2,660,075
                                                                    ------------
                                                                       4,965,656
                                                                    ------------
 Retail (0.6%):
     120,250 May Department Stores Co. (b)........................     2,465,125
                                                                    ------------
 Retail--Food Stores (0.7%):
     127,020 Albertson's, Inc. ...................................     2,667,420
                                                                    ------------




   Shares
     or
  Principal                         Security
   Amount                         Description                       Market Value
 ----------- -----------------------------------------------------  ------------


 Common Stocks, continued:
 Security Brokers & Dealers (1.6%):
     123,362 Edwards (A.G.), Inc. (b).............................  $  6,453,375
                                                                    ------------
 Telecommunication--Equipment (2.9%):
      16,200 Corning, Inc. .......................................     4,811,400
     135,000 Motorola, Inc. ......................................     3,813,750
      52,156 Nortel Networks Corp. (b)............................     3,106,542
                                                                    ------------
                                                                      11,731,692
                                                                    ------------
 Telecommunications (0.1%):
      23,000 BCE, Inc. ...........................................       537,625
                                                                    ------------
 Tobacco (0.9%):
     125,290 Philip Morris, Inc. .................................     3,688,224
                                                                    ------------
 Utilities--Electric (4.7%):
     217,800 TXU Corp. ...........................................     8,630,325
     372,775 Xcel Energy, Inc. ...................................    10,251,313
                                                                    ------------
                                                                      18,881,638
                                                                    ------------
 Utilities--Gas & Pipeline (0.9%):
     100,800 NICOR, Inc. .........................................     3,647,700
                                                                    ------------
 Utilities--Telephone (7.8%):
     259,122 AT&T Corp. ..........................................     7,611,709
     220,000 BellSouth Corp. .....................................     8,855,000
     244,400 SBC Communications, Inc. ............................    12,219,999
      81,400 Sprint Corp. ........................................     2,386,038
                                                                    ------------
                                                                      31,072,746
                                                                    ------------
   Total Common Stocks                                               384,832,459
                                                                    ------------
 Investment Companies (4.2%):
  16,959,305 Dreyfus Government Cash
             Management Money Market Fund.........................    16,959,305
                                                                    ------------
   Total Investment Companies                                         16,959,305
                                                                    ------------
 Short Term Securities Purchased with Securities Lending Collateral
 (13.1%):
 Commercial Paper (4.8%):
 Food Processing (2.1%):
 $ 8,420,776 ConAgra, 6.68%, 11/2/00..............................     8,331,712
 Diversified Manufacturing (1.9%):
   7,859,391 Tyco, 6.75%, 10/13/00................................     7,772,446
 Railroad (0.8%):
   2,966,920 CSX, 6.69%, 10/10/00.................................     2,935,493
                                                                    ------------
                                                                      19,039,651
                                                                    ------------


                                    Continued

                              [LOGO OF BB&T FUNDS]


GROWTH AND INCOME STOCK FUND
                  Schedule of Portfolio Investments, Continued
                               September 30, 2000


   Shares
     or
  Principal                        Security
   Amount                        Description                       Market Value
 ----------- ---------------------------------------------------   ------------


 Short Term Securities Purchased with Securities Lending
 Collateral, continued:
 Investment Companies (3.6%):
  14,613,271 AIM Liquid Asset Money Market Fund.................   $ 14,613,271
                                                                   ------------
 Repurchase Agreements (3.1%):
 $12,631,163 Lehman Brothers Triparty Agreement, 6.50%, 9/29/00,
             maturing 10/2/00,
             (See Significant Accounting Policies, Lending
             Portfolio Securities in the Notes to Financial
             Statements for collateral description).............     12,631,163
                                                                   ------------
 Variable Rate Notes (1.6%):
 Financial Services (1.6%):
   2,806,925 Ford Motor Credit, 6.86%, 4/11/02*.................      2,806,925
   3,649,003 General Motors Acceptance Corp., 7.09%, 11/13/00*..      3,649,003
                                                                   ------------
                                                                      6,455,928
                                                                   ------------
   Total Short Term Securities Purchased with Securities Lending
   Collateral                                                        52,740,013
                                                                   ------------
   Total Investments
   (Cost $346,202,657)(a)--112.9%                                   454,531,777
   Liabilities in excess of other assets--(12.9)%                   (51,882,729)
                                                                   ------------
   NET ASSETS--100.0%                                              $402,649,048
                                                                   ============


----
(a) Represents cost for federal income tax and financial reporting purposes and differs from market value by net unrealized appreciation of securities as follows:



               Unrealized
               appreciation........... $124,849,130
               Unrealized
               depreciation...........  (16,520,010)
                                       ------------
               Net unrealized
               appreciation........... $108,329,120
                                       ============


(b)  All or part of this security has been loaned at September 30, 2000.
(c)  Represents non-income producing securities.
 * The rate reflected is the rate in effect at September 30, 2000. The maturity date reflected is the final maturity date.
                       See notes to financial statements.

                              [LOGO OF BB&T FUNDS]


                                                                   BALANCED FUND
                        Schedule of Portfolio Investments
                               September 30, 2000


   Shares
     or
 Principal                         Security                            Market
   Amount                         Description                          Value
 ---------- ------------------------------------------------------  ------------


 Common Stocks (60.1%):
 Advertising (0.1%):
      1,800 Omnicom Group, Inc. ..................................  $    131,288
                                                                    ------------
 Aerospace/Defense (0.7%):
      9,100 Boeing Co. ...........................................       573,300
     11,000 Parker-Hannifin Corp. ................................       371,250
                                                                    ------------
                                                                         944,550
                                                                    ------------
 Aluminum (0.2%):
     12,400 Alcoa, Inc. ..........................................       313,875
                                                                    ------------
 Apparel (0.1%):
      7,500 V.F. Corp. ...........................................       185,156
                                                                    ------------
 Appliances & Household Durables (0.1%):
      3,500 Black & Decker Corp. .................................       119,656
                                                                    ------------
 Automobiles & Trucks (0.5%):
     15,000 Ford Motor Co. .......................................       379,688
      5,000 General Motors Corp. .................................       325,000
      2,225 Visteon Corp. ........................................        33,653
                                                                    ------------
                                                                         738,341
                                                                    ------------
 Banking & Finance (2.9%):
     10,400 Bank of America Corp. ................................       544,700
     13,200 Bank One Corp. .......................................       509,850
     30,500 Citigroup, Inc. ......................................     1,648,905
      3,500 J.P. Morgan & Co. ....................................       571,813
     14,000 U.S. Bancorp..........................................       318,500
      6,000 Wachovia Corp. .......................................       340,125
                                                                    ------------
                                                                       3,933,893
                                                                    ------------
 Banks (0.9%):
      5,800 Bank of New York Co., Inc. ...........................       325,163
      7,000 Chase Manhattan Corp. ................................       323,313
      5,100 FleetBoston Financial Corp. ..........................       198,900
      7,900 Wells Fargo & Co. ....................................       362,905
                                                                    ------------
                                                                       1,210,281
                                                                    ------------
 Beverages (1.5%):
     19,800 Anheuser-Busch Cos. ..................................       837,787
     13,500 Coca-Cola Co. ........................................       744,188
      9,300 PepsiCo, Inc. ........................................       427,800
                                                                    ------------
                                                                       2,009,775
                                                                    ------------
 Business Equipment & Services (0.3%):
     14,500 Harris Corp. .........................................       412,344
                                                                    ------------




   Shares
     or
 Principal                         Security                            Market
   Amount                         Description                          Value
 ---------- ------------------------------------------------------  ------------


 Common Stocks, continued:
 Cable Television (0.2%):
      8,200 Comcast Corp.--Class A (b)............................  $    335,688
                                                                    ------------
 Chemicals (0.4%):
     13,500 Air Products & Chemicals, Inc. .......................       486,000
                                                                    ------------
 Communication Services (0.1%):
      2,500 Nextel Communications, Inc., Class A (b)..............       116,875
                                                                    ------------
 Computer--Peripherals (0.1%):
      5,200 Lexmark Intl. Group, Inc. (b).........................       195,000
                                                                    ------------
 Computer Networking (0.5%):
      8,500 Cisco Systems, Inc. (b)...............................       469,625
      1,600 Network Appliance, Inc. (b)...........................       203,800
                                                                    ------------
                                                                         673,425
                                                                    ------------
 Computer Services (0.3%):
      3,750 America Online, Inc. (b)..............................       201,563
      2,100 First Data Corp. .....................................        82,031
      2,000 Yahoo!, Inc. (b)......................................       182,625
                                                                    ------------
                                                                         466,219
                                                                    ------------
 Computer Software (4.1%):
      8,800 Adobe Systems, Inc. ..................................     1,366,200
     16,000 Computer Associates International, Inc. ..............       403,000
      5,200 Computer Sciences Corp. (b)...........................       386,100
     29,500 Microsoft Corp. (b)...................................     1,777,374
     14,100 Oracle Corp. (b)......................................     1,110,375
      2,100 Siebel Systems, Inc. (b)..............................       233,756
      1,600 Veritas Software Corp. (b)............................       227,200
                                                                    ------------
                                                                       5,504,005
                                                                    ------------
 Computers (3.7%):
     14,100 Compaq Computer Corp. ................................       388,878
     12,400 Dell Computer Corp. (b)...............................       382,075
     10,500 Electronic Data Systems Corp. ........................       435,750
      2,500 EMC Corp. (b).........................................       247,813
      8,700 Hewlett-Packard Co. ..................................       843,900
     15,600 IBM Corp. ............................................     1,754,999
      8,700 Sun Microsystems, Inc. (b)............................     1,015,725
                                                                    ------------
                                                                       5,069,140
                                                                    ------------
 Consumer Goods & Services (0.1%):
      2,600 Kimberly-Clark Corp. .................................       145,113
                                                                    ------------


                                    Continued

                              [LOGO OF BB&T FUNDS]


BALANCED FUND
                  Schedule of Portfolio Investments, Continued
                               September 30, 2000


   Shares
     or
 Principal                         Security                            Market
   Amount                         Description                          Value
 ---------- ------------------------------------------------------  ------------


 Common Stocks, continued:
 Containers (0.0%):
      2,500 Sonoco Products Co. ..................................  $     45,156
                                                                    ------------
 Diversified Products (2.5%):
     10,500 E.I. duPont de Nemours and Co. .......................       435,093
     49,000 General Electric Co. .................................     2,826,687
      6,000 Gillette Co. .........................................       185,250
                                                                    ------------
                                                                       3,447,030
                                                                    ------------
 Electronic Components (2.0%):
     10,000 Avnet, Inc. ..........................................       283,750
     43,000 Intel Corp. ..........................................     1,789,874
      3,900 KLA-Tencor Corp. (b)..................................       160,631
      4,100 Palm, Inc. (b)........................................       217,044
      4,500 Solectron Corp. (b)...................................       207,563
                                                                    ------------
                                                                       2,658,862
                                                                    ------------
 Electronic Components--Semiconductors (1.4%):
      2,400 Analog Devices, Inc. (b)..............................       198,150
      6,400 Applied Materials, Inc. (b)...........................       379,600
        900 Broadcom Corp. (b)....................................       219,375
      3,200 Micron Technology, Inc. (b)...........................       147,200
      3,400 Novellus Systems (b)..................................       158,313
      4,100 Teradyne, Inc. (b)....................................       143,500
     11,500 Texas Instruments, Inc. ..............................       542,656
      1,000 Xilinx, Inc. (b)......................................        85,625
                                                                    ------------
                                                                       1,874,419
                                                                    ------------
 Electronics (1.6%):
      6,540 Agilent Technologies, Inc. (b)........................       320,051
      8,900 Emerson Electric .....................................       596,300
      3,900 Molex, Inc. ..........................................       212,306
        600 Sanmina Corp. (b).....................................        56,175
     12,800 Tektronix, Inc. ......................................       983,201
                                                                    ------------
                                                                       2,168,033
                                                                    ------------
 Engineering (0.2%):
     10,000 Fluor Corp. ..........................................       300,000
                                                                    ------------
 Financial Services (2.1%):
      8,300 American Express Co. .................................       504,225
     10,500 Associates First Capital Corp. .......................       399,000
      9,200 Fannie Mae............................................       657,799
      4,400 Freddie Mac...........................................       237,875
      2,600 MBNA Corp. ...........................................       100,100
      3,100 Merrill Lynch & Co., Inc. ............................       204,600




   Shares
     or
 Principal                         Security                            Market
   Amount                         Description                          Value
 ---------- ------------------------------------------------------  ------------


 Common Stocks, continued:
 Financial Servies, continued:
      6,200 Morgan Stanley Dean Witter & Co. .....................  $    566,913
      6,200 Schwab (Charles) Corp. ...............................       220,100
                                                                    ------------
                                                                       2,890,612
                                                                    ------------
 Food & Related (1.0%):
      7,500 Dean Foods Co. .......................................       249,375
     29,100 Sara Lee Corp. .......................................       591,093
     27,000 SUPERVALU, Inc. ......................................       406,688
      5,000 Universal Foods Corp. ................................       101,875
                                                                    ------------
                                                                       1,349,031
                                                                    ------------
 Forest & Paper Products (0.3%):
     11,500 Weyerhaeuser Co. .....................................       464,313
                                                                    ------------
 Health Care--Hospitals (0.4%):
     14,800 HCA-The Healthcare Co. ...............................       549,450
                                                                    ------------
 Household--Major Appliances (0.4%):
     12,800 Whirlpool Corp. ......................................       497,600
                                                                    ------------
 Household Products/Wares (0.9%):
      9,200 Procter & Gamble Co. .................................       616,400
     12,100 Unilever N.V. ........................................       583,825
                                                                    ------------
                                                                       1,200,225
                                                                    ------------
 Insurance (5.0%):
      9,000 Aetna Services, Inc. .................................       522,563
     21,300 Allstate Corp. .......................................       740,175
      7,600 American General Corp. ...............................       592,800
     12,800 American International Group, Inc. ...................     1,224,799
      8,000 Aon Corp. ............................................       314,000
      8,300 Cigna Corp. ..........................................       866,519
     11,400 Lincoln National Corp. ...............................       548,625
      1,700 Marsh & McLennan Cos., Inc. ..........................       225,675
     16,900 SAFECO Corp. .........................................       460,525
     14,200 St. Paul Cos., Inc. ..................................       700,238
     17,500 Torchmark Corp. ......................................       486,719
                                                                    ------------
                                                                       6,682,638
                                                                    ------------
 Leisure Time Industries (0.0%):
      1,000 Harley-Davidson, Inc. ................................        47,875
                                                                    ------------


                                    Continued

                              [LOGO OF BB&T FUNDS]


                                                                   BALANCED FUND
                  Schedule of Portfolio Investments, Continued
                               September 30, 2000


   Shares
     or
 Principal                         Security                            Market
   Amount                         Description                          Value
 ---------- ------------------------------------------------------  ------------


 Common Stocks, continued:
 Machinery & Equipment (0.7%):
     10,500 Caterpillar, Inc. ....................................  $    354,375
     16,800 Ingersoll-Rand Co. ...................................       569,100
                                                                    ------------
                                                                         923,475
                                                                    ------------
 Manufacturing (0.8%):
     14,900 Honeywell International Inc. .........................       530,812
      5,500 Minnesota Mining & Manufacturing Co. .................       501,188
      2,000 Tyco International Ltd. ..............................       103,750
                                                                    ------------
                                                                       1,135,750
                                                                    ------------
 Media (0.5%):
      2,500 Clear Channel Communications, Inc. (b)................       141,250
      9,000 Gannett Co., Inc. ....................................       477,000
                                                                    ------------
                                                                         618,250
                                                                    ------------
 Medical Equipment & Supplies (1.4%):
      9,400 Bausch & Lomb.........................................       366,013
     11,900 Johnson & Johnson.....................................     1,117,856
      8,000 Mallinckrodt, Inc. ...................................       365,000
                                                                    ------------
                                                                       1,848,869
                                                                    ------------
 Multimedia (1.0%):
     13,300 The Walt Disney Co. ..................................       508,725
      7,100 Time Warner, Inc. ....................................       555,575
      5,985 Viacom Inc.--Class B (b)..............................       350,123
                                                                    ------------
                                                                       1,414,423
                                                                    ------------
 Office Equipment & Services (0.3%):
     27,400 Xerox Corp. ..........................................       412,713
                                                                    ------------
 Oil & Gas Exploration Products & Services (0.1%):
      3,300 Halliburton Co. ......................................       161,494
                                                                    ------------
 Petroleum (2.9%):
      2,400 Chevron Corp. ........................................       204,600
     18,800 Exxon Mobil Corp. ....................................     1,675,549
     13,100 Phillips Petroleum Co. ...............................       822,025
      7,000 Schlumberger Ltd. ....................................       576,188
     12,700 Texaco, Inc. .........................................       666,750
                                                                    ------------
                                                                       3,945,112
                                                                    ------------
 Petroleum--International (0.8%):
     17,500 Royal Dutch Petroleum Co.--NY Shares..................     1,048,906
                                                                    ------------


   Shares
     or
 Principal                         Security                            Market
   Amount                         Description                          Value
 ---------- ------------------------------------------------------  ------------


 Common Stocks, continued:
 Pharmaceuticals (5.2%):
     25,000 Abbott Laboratories...................................  $  1,189,062
      6,300 American Home Products Corp. .........................       356,344
      4,900 Amgen, Inc. (b).......................................       342,158
     13,000 Bristol-Myers Squibb Co. .............................       742,625
      6,200 Cardinal Health, Inc. ................................       546,763
      6,200 Lilly (Eli) & Co. ....................................       502,975
     19,400 Merck & Co., Inc. ....................................     1,444,087
     31,500 Pfizer, Inc. .........................................     1,415,530
      4,200 Pharmacia Corp. ......................................       252,788
      2,800 Schering-Plough Corp. ................................       130,200
                                                                    ------------
                                                                       6,922,532
                                                                    ------------
 Photographic Equipment and Supplies (0.2%):
      7,500 Eastman Kodak Co. ....................................       306,563
                                                                    ------------
 Pipelines (0.3%):
      3,400 El Paso Energy Corp. .................................       209,525
      2,500 Enron Corp. ..........................................       219,063
                                                                    ------------
                                                                         428,588
                                                                    ------------
 Railroad (0.3%):
     19,700 CSX Corp. ............................................       429,706
                                                                    ------------
 Restaurants (0.3%):
     13,500 McDonalds Corp. ......................................       407,531
                                                                    ------------
 Retail (1.3%):
     11,500 Gap, Inc. ............................................       231,438
     21,700 May Department Stores Co. ............................       444,850
     20,500 Wal-Mart Stores, Inc. ................................       986,562
      3,000 Walgreen Co. .........................................       113,813
                                                                    ------------
                                                                       1,776,663
                                                                    ------------
 Retail--Food Stores (0.3%):
     20,000 Albertson's, Inc. ....................................       420,000
                                                                    ------------
 Retail--General Merchandise (0.5%):
     25,300 Target Corp. .........................................       648,313
                                                                    ------------
 Retail--Specialty Stores (0.5%):
     13,000 Home Depot, Inc. .....................................       689,813
                                                                    ------------
 Security Brokers & Dealers (0.2%):
      5,500 Edwards (A.G.), Inc. (b)..............................       287,719
                                                                    ------------

                                    Continued

                              [LOGO OF BB&T FUNDS]


BALANCED FUND
                  Schedule of Portfolio Investments, Continued
                               September 30, 2000


   Shares
     or
 Principal                         Security                            Market
   Amount                         Description                          Value
 ---------- ------------------------------------------------------  ------------


 Common Stocks, continued:
 Telecommunication--Equipment (2.0%):
      4,400 ADC Telecommunications, Inc. (b)......................  $    118,319
      1,000 Corning, Inc. ........................................       297,000
      3,100 JDS Uniphase Corp. (b)................................       293,531
     10,000 Lucent Technologies, Inc. (c).........................       305,625
     18,200 Motorola, Inc. .......................................       514,150
     15,700 Nortel Networks Corp. ................................       935,130
      2,700 Qualcomm, Inc. (b)....................................       192,375
                                                                    ------------
                                                                       2,656,130
                                                                    ------------
 Telecommunications (0.5%):
      6,500 Global Crossing Ltd. (b)..............................       201,500
      5,400 Qwest Communications International, Inc. (b)..........       259,537
      7,100 Sprint Corp. (PCS Group) (b)..........................       248,944
                                                                    ------------
                                                                         709,981
                                                                    ------------
 Telephone--Integrated (0.3%):
     13,900 WorldCom, Inc. (b)....................................       422,213
                                                                    ------------
 Telephone Communications, Radio (0.7%):
      4,200 Alltel Corp. .........................................       219,188
     14,800 Verizon Communications................................       716,875
                                                                    ------------
                                                                         936,063
                                                                    ------------
 Tobacco (0.6%):
     20,100 Philip Morris, Inc. ..................................       591,693
      8,500 UST, Inc. ............................................       194,438
                                                                    ------------
                                                                         786,131
                                                                    ------------
 Utilities--Electric (1.5%):
      3,300 AES Corp. (b).........................................       226,050
      3,800 Dominion Resources, Inc. .............................       220,638
      2,700 Duke Energy Corp. ....................................       231,525
      8,500 FPL Group, Inc. ......................................       558,874
      3,200 Reliant Energy........................................       148,800
     15,000 Scana Corp. ..........................................       463,125
      6,600 The Southern Co. .....................................       214,088
                                                                    ------------
                                                                       2,063,100
                                                                    ------------
 Utilities--Gas & Pipeline (0.7%):
      2,900 Coastal Corp. ........................................       214,963
     15,600 NICOR, Inc. ..........................................       564,525
      4,800 Williams Companies, Inc. .............................       202,800
                                                                    ------------
                                                                         982,288
                                                                    ------------


   Shares
     or
 Principal                        Security                           Market
   Amount                        Description                         Value
 ---------- ----------------------------------------------------  ------------


 Common Stocks, continued:
 Utilities--Telephone (1.6%):
     16,400 AT&T Corp. .........................................  $    481,750
     12,500 BellSouth Corp. ....................................       503,125
     15,000 SBC Communications, Inc. ...........................       750,000
     15,000 Sprint Corp. .......................................       439,688
                                                                  ------------
                                                                     2,174,563
                                                                  ------------
   Total Common Stocks                                              81,722,757
                                                                  ------------
 Corporate Bonds (8.3%):
 Automotive (0.7%):
 $1,000,000 DaimlerChrysler NA,
            7.40%, 1/20/05......................................     1,008,796
                                                                  ------------
 Banks (2.4%):
  1,250,000 Bank One Corp.,
            6.88%, 8/1/06.......................................     1,233,116
  2,000,000 International Banking Reconstruction & Development,
            6.38%, 7/21/05......................................     1,983,978
                                                                  ------------
                                                                     3,217,094
                                                                  ------------
 Beverages (0.8%):
  1,000,000 Anheuser-Busch Cos.,
            7.50%, 3/15/12......................................     1,020,680
                                                                  ------------
 Computer Services (0.7%):
  1,000,000 Electronic Data Systems, Inc.,
            7.13%, 10/15/09.....................................       987,500
                                                                  ------------
 Financial Services (1.5%):
  1,500,000 Ford Motor Credit Co.,
            7.50%, 3/15/05......................................     1,508,059
    500,000 General Electric Capital Corp.,
            7.25%, 2/1/05.......................................       507,571
                                                                  ------------
                                                                     2,015,630
                                                                  ------------
 Manufacturing (0.8%):
  1,000,000 Honeywell International,
            7.50%, 3/1/10.......................................     1,020,411
                                                                  ------------
 Retail--General Merchandise (0.7%):
  1,000,000 Target Corp., 7.50%, 2/15/05........................     1,019,152
                                                                  ------------


                                    Continued

                              [LOGO OF BB&T FUNDS]


                                                                   BALANCED FUND
                  Schedule of Portfolio Investments, Continued
                               September 30, 2000


   Shares
     or
 Principal                         Security                            Market
   Amount                         Description                          Value
 ---------- ------------------------------------------------------  ------------


 Corporate Bonds, continued:
 Telecommunications (0.7%):
 $1,000,000 GTE North, Inc., 6.40%, 2/15/05.......................  $    974,402
                                                                    ------------
   Total Corporate Bonds                                              11,263,665
                                                                    ------------
 Pass-through Mortgage Securities (10.3%):
 Federal Home Loan Mortgage Corp. (4.8%):
  3,786,489 6.00%, 3/1/13, Pool #E00540...........................     3,685,882
  1,196,886 6.00%, 6/1/13, Pool #E00553...........................     1,164,713
  1,801,511 6.00%, 11/1/28, Pool #C00680..........................     1,687,782
                                                                    ------------
                                                                       6,538,377
                                                                    ------------
 Federal National Mortgage Assoc. (5.5%):
    978,400 6.00%, 6/1/03, Pool #250581...........................       949,048
  4,160,927 6.50%, 4/1/14, Pool #323654...........................     4,086,779
    596,187 7.00%, 4/1/24, Pool #250005...........................       590,595
  1,901,772 7.50%, 10/1/29, Pool #252806..........................     1,900,574
                                                                    ------------
                                                                       7,526,996
                                                                    ------------
   Total Pass-through Mortgage Securities                             14,065,373
                                                                    ------------
 U.S. Government Agencies (8.8%):
 Federal Home Loan Bank (3.8%):
  1,500,000 5.84%, 7/14/08........................................     1,415,511
  4,000,000 5.80%, 9/2/08.........................................     3,758,612
                                                                    ------------
                                                                       5,174,123
                                                                    ------------
 Federal Home Loan Mortgage Corp. (2.1%):
  3,000,000 5.75%, 4/15/08........................................     2,825,385
                                                                    ------------
 Federal National Mortgage Assoc. (2.9%):
  1,500,000 6.00%, 5/15/08........................................     1,432,118
  2,500,000 6.63%, 9/15/09........................................     2,477,210
                                                                    ------------
                                                                       3,909,328
                                                                    ------------
   Total U.S. Government Agencies                                     11,908,836
                                                                    ------------
 U.S. Treasury Bonds (4.6%):
  5,000,000 7.25%, 5/15/16 (c)....................................     5,564,065
    750,000 6.00%, 2/15/26........................................       742,969
                                                                    ------------
   Total U.S. Treasury Bonds                                           6,307,034
                                                                    ------------
 U.S. Treasury Notes (6.8%):
  1,400,000 5.88%, 11/15/04.......................................     1,398,688
  2,000,000 7.88%, 11/15/04.......................................     2,140,000
  2,000,000 7.50%, 2/15/05........................................     2,121,876
  3,000,000 6.63%, 5/15/07........................................     3,109,689
    500,000 5.75%, 8/15/10........................................       497,969
                                                                    ------------
   Total U.S. Treasury Notes                                           9,268,222
                                                                    ------------



   Shares
     or
 Principal                        Security                           Market
   Amount                        Description                         Value
 ---------- ----------------------------------------------------  ------------


 Investment Companies (0.7%):
    963,715 Dreyfus Cash Management Money Market Fund...........  $    963,715
                                                                  ------------
   Total Investment Companies                                          963,715
                                                                  ------------
 Short Term Securities Purchased with Securities Lending
 Collateral (4.4%):
 Commercial Paper (1.6%):
 Food Processing (0.7%):
 $  955,343 ConAgra, 6.68%, 11/2/00.............................       945,238
                                                                  ------------
 Diversified Manufacturing (0.7%):
    891,654 Tyco, 6.75%, 10/13/00...............................       881,790
                                                                  ------------
 Railroad (0.2%):
    336,599 CSX, 6.69%, 10/10/00................................       333,034
                                                                  ------------
                                                                     2,160,062
                                                                  ------------
 Investment Companies (1.2%):
  1,657,886 AIM Liquid Asset Money Market Fund..................     1,657,886
                                                                  ------------
 Repurchase Agreements (1.1%):
  1,433,015 Lehman Brothers Triparty Agreement, 6.50%, 9/29/00,
            maturing 10/2/00,
            (See Significant Accounting Policies, Lending
            Portfolio Securities in the Notes to Financial
            Statements for collateral description)..............     1,433,015
                                                                  ------------
 Variable Rate Notes (0.5%):
 Financial Services (0.5%):
    318,448 Ford Motor Credit, 6.86%, 4/11/02*..................       318,448
    413,982 General Motors Acceptance Corp., 7.09%, 11/13/00*...       413,982
                                                                  ------------
                                                                       732,430
                                                                  ------------
   Total Short Term Securities Purchased with Securities Lending
   Collateral                                                        5,983,393
                                                                  ------------
   Total Investments
   (Cost $131,286,022)(a)--104.0%                                  141,482,995
   Liabilities in excess of other assets--(4.0)%                    (5,495,390)
                                                                  ------------
   NET ASSETS--100.0%                                             $135,987,605
                                                                  ============


                                    Continued

                              [LOGO OF BB&T FUNDS]


BALANCED FUND
                  Schedule of Portfolio Investments, Continued
                               September 30, 2000
----
(a) Represents cost for financial reporting purposes and differs from cost basis for federal income tax purposes by the amount of losses recognized for financial reporting in excess of federal income tax reporting of $64,649. Cost for federal income tax purposes differs from market value by net unrealized appreciation as follows:


               Unrealized
               appreciation............ $18,279,359
               Unrealized
               depreciation............  (8,147,035)
                                        -----------
               Net unrealized
               appreciation............ $10,132,324
                                        ===========


(b)  Represents non-income producing securities.
(c)  All or part of this security has been loaned at September 30, 2000.
 * The rate reflected is the rate in effect at September 30, 2000. The maturity date reflected is the final maturity date.

                       See notes to financial statements.

                              [LOGO OF BB&T FUNDS]


                                                       LARGE COMPANY GROWTH FUND
                        Schedule of Portfolio Investments
                               September 30, 2000



   Shares
     or
 Principal                         Security
   Amount                         Description                       Market Value
 ---------- ------------------------------------------------------  ------------


 Common Stocks (94.2%):
 Aerospace/Defense (1.2%):
     34,300 Boeing Co.............................................  $  2,160,900
                                                                    ------------
 Aluminum (0.9%):
     67,200 Alcoa, Inc............................................     1,701,000
                                                                    ------------
 Banking & Finance (4.4%):
     47,400 Bank of America Corp. ................................     2,482,575
    105,999 Citigroup, Inc. ......................................     5,730,571
                                                                    ------------
                                                                       8,213,146
                                                                    ------------
 Banks (1.7%):
     45,450 Firstar Corp..........................................     1,016,944
     16,400 State Street Corp.....................................     2,132,000
                                                                    ------------
                                                                       3,148,944
                                                                    ------------
 Beverages (1.5%):
     50,250 Coca-Cola Co. ........................................     2,770,031
                                                                    ------------
 Business Equipment & Services (1.1%):
     30,000 SEI Investments Co....................................     2,122,500
                                                                    ------------
 Business Services (3.2%):
     94,400 Paychex, Inc..........................................     4,956,000
     28,800 Robert Half International, Inc. (b)...................       999,000
                                                                    ------------
                                                                       5,955,000
                                                                    ------------
 Computer Networking (3.0%):
     99,600 Cisco Systems, Inc. (b)(c)............................     5,502,900
                                                                    ------------
 Computer Services (1.5%):
     51,000 America Online, Inc. (b)..............................     2,741,250
                                                                    ------------
 Computer Software (3.2%):
     74,700 Oracle Corp. (b)(c)...................................     5,882,625
                                                                    ------------
 Computers (10.6%):
     61,500 CDW Computer Centers, Inc. (b)........................     4,243,500
     64,900 EMC Corp. (b).........................................     6,433,212
     15,500 IBM Corp..............................................     1,743,750
     61,950 Sun Microsystems, Inc. (b)............................     7,232,662
                                                                    ------------
                                                                      19,653,124
                                                                    ------------
 Diversified Products (4.7%):
     28,000 Colgate-Palmolive Co..................................     1,321,600
    128,200 General Electric Co...................................     7,395,538
                                                                    ------------
                                                                       8,717,138
                                                                    ------------



   Shares
     or
 Principal                         Security
   Amount                         Description                       Market Value
 ---------- ------------------------------------------------------  ------------


 Common Stocks, continued:
 Electronic Components (5.9%):
     97,400 Intel Corp............................................  $  4,054,275
     80,500 Jabil Circuit (b).....................................     4,568,375
     57,800 KLA-Tencor Corp. (b)..................................     2,380,638
                                                                    ------------
                                                                      11,003,288
                                                                    ------------
 Electronic Components--Semiconductors (3.7%):
     20,000 Altera Corp. (b)......................................       955,000
     20,000 Analog Devices, Inc. (b)..............................     1,651,250
     23,600 Applied Materials, Inc. (b)...........................     1,399,775
     62,000 Texas Instruments, Inc. (c)...........................     2,925,625
                                                                    ------------
                                                                       6,931,650
                                                                    ------------
 Electronics (5.1%):
     30,000 Agilent Technologies, Inc. (b)........................     1,468,125
     67,000 Kemet Corp. (b).......................................     1,850,875
     29,800 Linear Technology Corp................................     1,929,550
    118,425 Symbol Technologies, Inc. (c).........................     4,255,898
                                                                    ------------
                                                                       9,504,448
                                                                    ------------
 Financial Services (2.9%):
     33,950 American Express Co...................................     2,062,463
     35,800 Morgan Stanley Dean Witter & Co. .....................     3,273,462
                                                                    ------------
                                                                       5,335,925
                                                                    ------------
 Food & Related (0.2%):
     10,000 Sysco Corp............................................       463,125
                                                                    ------------
 Insurance (1.1%):
     20,550 American International Group, Inc.....................     1,966,378
                                                                    ------------
 Leisure Time Industries (0.8%):
     30,000 Harley-Davidson, Inc..................................     1,436,250
                                                                    ------------
 Medical Equipment & Supplies (0.8%):
     15,250 Johnson & Johnson.....................................     1,432,547
                                                                    ------------
 Medical Instruments (1.7%):
     60,600 Medtronic, Inc. (c)...................................     3,139,838
                                                                    ------------
 Petroleum (1.9%):
     25,000 EOG Resources, Inc....................................       971,875
     29,399 Exxon Mobil Corp......................................     2,620,186
                                                                    ------------
                                                                       3,592,061
                                                                    ------------


                                    Continued

                              [LOGO OF BB&T FUNDS]


LARGE COMPANY GROWTH FUND
                  Schedule of Portfolio Investments, Continued
                               September 30, 2000



   Shares
     or
 Principal                        Security
   Amount                        Description                       Market Value
 ---------- ----------------------------------------------------   ------------


 Common Stocks, continued:
 Pharmaceuticals (9.3%):
     96,500 Amgen, Inc. (b).....................................   $  6,738,413
     33,750 King Pharmaceuticals, Inc. (b)......................      1,128,516
     41,250 Merck & Co., Inc. ..................................      3,070,547
    141,850 Pfizer, Inc.........................................      6,374,384
                                                                   ------------
                                                                     17,311,860
                                                                   ------------
 Pipelines (2.2%):
     46,500 Enron Corp..........................................      4,074,563
                                                                   ------------
 Retail (5.7%):
    128,550 Wal-Mart Stores, Inc................................      6,186,468
    116,550 Walgreen Co. (c)....................................      4,421,616
                                                                   ------------
                                                                     10,608,084
                                                                   ------------
 Retail--Specialty Stores (0.4%):
     15,450 Home Depot, Inc.....................................        819,816
                                                                   ------------
 Telecommunication--Equipment (12.4%):
     18,500 Corning, Inc........................................      5,494,499
    220,600 Ericsson LM--ADR (c)................................      3,267,638
     30,000 Motorola, Inc.......................................        847,500
     88,800 Nokia Corp.--ADR (c)................................      3,535,350
     61,600 Nortel Networks Corp. (c)...........................      3,669,049
     41,200 Powerwave Technologies, Inc. (b)....................      1,564,313
     54,900 Scientific Atlanta, Inc.............................      3,493,013
     25,000 Tellabs, Inc. (b)...................................      1,193,750
                                                                   ------------
                                                                     23,065,112
                                                                   ------------
 Telecommunications (0.7%):
     35,000 Sprint Corp. (PCS Group) (b)(c).....................      1,227,188
                                                                   ------------
 Utilities--Telephone (2.4%):
     52,550 BellSouth Corp......................................      2,115,138
     46,000 SBC Communications, Inc.............................      2,300,000
                                                                   ------------
                                                                      4,415,138
                                                                   ------------
   Total Common Stocks                                              174,895,829
                                                                   ------------
 Investment Companies (5.9%):
  8,185,136 Dreyfus Government Cash Management Money Market
            Fund................................................      8,185,136
  2,811,347 Dreyfus Treasury Cash Management Money Market Fund..      2,811,347
                                                                   ------------
   Total Investment Companies                                        10,996,483
                                                                   ------------



   Shares
     or
 Principal                     Security
   Amount                     Description                   Market Value
 ---------- ----------------------------------------------  ------------


 Short Term Securities Purchased with Securities Lending
 Collateral (17.8%):
 Commercial Paper (6.4%):
 Food Processing (2.8%):
 $5,293,469 ConAgra, 6.68%, 11/2/00.......................  $  5,237,481
 Diversified Manufacturing (2.6%):
  4,940,571 Tyco, 6.75%, 10/13/00.........................     4,885,916
 Railroad (1.0%):
  1,865,066 CSX, 6.69%, 10/10/00..........................     1,845,310
                                                            ------------
                                                              11,968,707
                                                            ------------
 Investment Companies (4.9%):
  9,186,196 AIM Liquid Asset Money Market Fund............     9,186,196
                                                            ------------
 Repurchase Agreements (4.3%):
  7,940,203 Lehman Brothers Triparty Agreement, 6.50%,
            9/29/00, maturing 10/2/00, (See Significant
            Accounting Policies, Lending Portfolio
            Securities in the Notes to Financial
            Statements for collateral description)........     7,940,203
                                                            ------------
 Variable Rate Notes (2.2%):
 Financial Services (2.2%):
  1,764,490 Ford Motor Credit, 6.86%, 4/11/02*............     1,764,490
  2,293,836 General Motors Acceptance Corp., 7.09%,
            11/13/00*.....................................     2,293,836
                                                            ------------
                                                               4,058,326
                                                            ------------
   Total Short Term Securities Purchased with Securities
   Lending Collateral                                         33,153,432
                                                            ------------
   Total Investments
   (Cost $165,644,658)(a)--117.9%                            219,045,744
   Liabilities in excess of other assets--(17.9)%            (33,179,487)
                                                            ------------
   NET ASSETS--100.0%                                       $185,866,257
                                                            ============


                                    Continued

                              [LOGO OF BB&T FUNDS]


                                                       LARGE COMPANY GROWTH FUND
                  Schedule of Portfolio Investments, Continued
                               September 30, 2000
----
(a) Represents cost for federal income tax and financial reporting purposes and differs from market value by net unrealized appreciation of securities as follows:


               Unrealized
               appreciation............ $60,325,382
               Unrealized
               depreciation............  (6,924,296)
                                        -----------
               Net unrealized
               appreciation............ $53,401,086
                                        ===========


(b) Represents non-income producing securities.
(c) All or part of this security has been loaned at September 30, 2000.
 * The rate reflected is the rate in effect at September 30, 2000. The maturity date reflected is the final maturity date.
ADR--American Depository Receipt.

                       See notes to financial statements.

                              [LOGO OF BB&T FUNDS]


SMALL COMPANY GROWTH FUND
                        Schedule of Portfolio Investments
                               September 30, 2000



  Shares
    or
 Principal                         Security
  Amount                         Description                        Market Value
 --------- -------------------------------------------------------  ------------


 Common Stocks (82.6%):
 Amusement and Recreation (0.4%):
  14,100   Extended Stay America, Inc.............................  $    186,825
  42,300   Oakley, Inc. ..........................................       742,894
                                                                    ------------
                                                                         929,719
                                                                    ------------
 Analytical Instruments (2.2%):
  37,996   Bruker Daltonics, Inc. ................................     1,686,072
  15,000   Ciphergen Biosystems Inc...............................       480,000
  19,000   EXFO Electro-Optical Engineering.......................       827,688
  28,300   Illumina, Inc..........................................     1,284,112
  29,100   Varian, Inc............................................     1,253,119
                                                                    ------------
                                                                       5,530,991
                                                                    ------------
 Apparel (0.5%):
  24,500   Columbia Sportswear Co. ...............................     1,123,938
                                                                    ------------
 Banks (0.7%):
  12,900   Greater Bay Bancorp....................................       895,744
  28,600   Southwest Bancorp of Texas, Inc. (c)...................       934,862
                                                                    ------------
                                                                       1,830,606
                                                                    ------------
 Biotechnology (7.5%):
  20,900   Aurora Biosciences Corp. ..............................     1,421,200
  39,550   Barr Laboratories, Inc. ...............................     2,622,659
     100   Charles River Laboratories, Inc. ......................         3,400
  30,300   Deltagen, Inc..........................................       937,406
  30,300   Digene Corp............................................     1,090,800
   2,400   Discovery Partners International, Inc. ................        48,750
  49,600   Dyax Corp. (c).........................................     2,170,000
  55,700   Genaissance Pharmaceuticals, Inc.......................     1,152,294
  50,700   Genencor International, Inc............................     1,501,988
  26,600   Lexicon Genetics, Inc..................................       841,225
  26,300   Millennium Pharmaceuticals, Inc. (b)(c)................     3,841,443
  26,500   Techne Corp. ..........................................     2,968,000
                                                                    ------------
                                                                      18,599,165
                                                                    ------------
 Business Services (0.4%):
  21,100   Getty Images, Inc......................................       642,232
  21,500   I-Many, Inc............................................       428,656
                                                                    ------------
                                                                       1,070,888
                                                                    ------------




  Shares
    or
 Principal                         Security
  Amount                         Description                        Market Value
 --------- -------------------------------------------------------  ------------


 Common Stocks, continued:
 Commercial Services (2.0%):
  70,200   Plexus Corp............................................  $  4,949,100
                                                                    ------------
 Computer Networking (0.3%):
   9,400   Cerner Corp. (b).......................................       436,513
   9,400   Henry (Jack) & Associates, Inc. .......................       407,725
                                                                    ------------
                                                                         844,238
                                                                    ------------
 Computer Services (1.5%):
  12,315   i2 Technologies, Inc. (b)..............................     2,303,674
  24,500   Packeteer, Inc. (b)....................................       929,469
  16,500   TALX Corp..............................................       424,875
                                                                    ------------
                                                                       3,658,018
                                                                    ------------
 Computer Software (10.5%):
  19,600   Actuate Corp. (b)......................................       677,119
  19,700   Art Technology Group, Inc. (b).........................     1,866,575
  30,600   Aspen Technology, Inc. (b).............................     1,380,825
  15,100   Business Objects (b)...................................     1,707,244
  23,900   Descartes Systems Group, Inc. (b)......................     1,183,050
  16,200   Docent, Inc. (b).......................................       296,663
  13,800   Informatica Corp. (b)..................................     1,286,850
  56,800   Manugistics Group, Inc. (b)............................     5,573,499
  32,300   Mercury Interactive Corp. (b)..........................     5,063,024
  11,400   Netegrity, Inc. (b)....................................       798,000
  22,000   Nuance Communications, Inc. (b)(c).....................     2,677,125
  12,600   SignalSoft Corp. (b)...................................       511,875
  47,000   SmartForce PLC--ADR (b)................................     2,226,625
  11,737   Ulticom, Inc. (b)......................................       553,106
  11,900   Vastera, Inc. (b)......................................       261,800
                                                                    ------------
                                                                      26,063,380
                                                                    ------------
 Computers (1.6%):
  73,800   Concurrent Computer Corp. (b)..........................     1,402,200
  14,500   InFocus Corp. (b)......................................       768,500
  48,400   M-Systems Flash Disk Pioneers Ltd. (b).................     1,848,275
                                                                    ------------
                                                                       4,018,975
                                                                    ------------
 Electric Utility (3.2%):
  75,000   Calpine Corp. (b)......................................     7,828,125
                                                                    ------------


                                    Continued

                              [LOGO OF BB&T FUNDS]


                                                       SMALL COMPANY GROWTH FUND
                  Schedule of Portfolio Investments, Continued
                               September 30, 2000



  Shares
    or
 Principal                        Security
  Amount                        Description                       Market Value
 --------- -----------------------------------------------------  ------------


 Common Stock, continued:
 Electronic Components (0.5%):
  18,350   Cable Design Technologies Corp. (b)..................  $    446,134
  10,500   Capstone Turbine Corp. (b)...........................       727,125
                                                                  ------------
                                                                     1,173,259
                                                                  ------------
 Electronic Components--Semiconductors (9.1%):
  33,600   02Micro International Ltd. (b).......................       578,025
  32,011   Applied Micro Circuits Corp. (b).....................     6,628,277
  25,400   Elantec Semiconductor, Inc. (b)......................     2,530,475
  19,900   Exar Corp. (b).......................................     2,407,900
  34,503   Flextronics International Ltd. (b)(c)................     2,833,559
  31,600   Integrated Circuit Systems, Inc. (b).................       584,600
   2,400   Marvel Technology Group (b)..........................       185,100
  26,600   Oak Technology, Inc. (b).............................       728,175
  80,102   TranSwitch Corp. (b).................................     5,106,502
  13,000   Virata Corp. (b).....................................       859,625
                                                                  ------------
                                                                    22,442,238
                                                                  ------------
 Electronics (1.5%):
  18,300   ACT Manufacturing, Inc. (b)(c).......................       965,325
   6,800   Active Power, Inc. (b)...............................       421,600
  12,400   Kent Electronics Corp. (b)...........................       296,050
  10,362   Power-One, Inc. (b)..................................       627,063
  13,200   Sanmina Corp. (b)....................................     1,235,850
   7,400   TTM Technologies, Inc. (b)(c)........................       173,900
                                                                  ------------
                                                                     3,719,788
                                                                  ------------
 Financial Services (3.0%):
  27,400   Affiliated Managers Group, Inc. (b)..................     1,560,088
  80,600   Investors Financial Services Corp. ..................     5,087,875
  23,000   LaBranche and Company, Inc. (b)......................       767,625
                                                                  ------------
                                                                     7,415,588
                                                                  ------------
 Health Care (1.4%):
  42,900   Advance Paradigm, Inc. (b)...........................     1,809,844
  22,100   Novoste Corp. (b)....................................       939,250
  21,100   Oxford Health Plans, Inc. (b)........................       648,495
                                                                  ------------
                                                                     3,397,589
                                                                  ------------



  Shares
    or
 Principal                         Security
  Amount                         Description                        Market Value
 --------- -------------------------------------------------------  ------------


 Common Stock, continued:
 Leisure Time Industries (2.2%):
   66,400  International Game Technology (b)......................  $  2,232,700
   34,700  MGM Mirage, Inc. (c)...................................     1,325,106
   71,100  Park Place Entertainment Corp. (b).....................     1,075,388
   35,800  WMS Industries, Inc. (b)...............................       805,500
                                                                    ------------
                                                                       5,438,694
                                                                    ------------
 Media (0.2%):
   25,900  Entravision Communications Corp. (b)...................       450,013
                                                                    ------------
 Medical Equipment & Supplies (1.6%):
   70,800  Inhale Therapeutic Systems, Inc. (b)(c)................     3,991,350
                                                                    ------------
 Oil & Gas Exploration Products & Services (1.2%):
   18,125  Cal Dive International, Inc. (b).......................     1,036,524
   32,850  Cross Timbers Oil Co. .................................       630,309
   18,800  Patterson Energy, Inc. (b).............................       646,250
   22,200  Spinnaker Exploration Co. (b)..........................       774,225
                                                                    ------------
                                                                       3,087,308
                                                                    ------------
 Pharmaceuticals (19.3%):
   20,028  3 Dimensional Pharmaceuticals, Inc. (b)................       721,008
   37,309  Aclara Biosciences, Inc. (b)(c)........................     1,133,261
   19,900  Alkermes, Inc. (b).....................................       768,638
   37,200  AmeriSource Health Corp.--Class A (b)..................     1,748,400
   70,600  Celgene Corp. (b)......................................     4,200,700
   78,200  Genzyme Transgenics Corp. (b)..........................     2,756,550
   21,400  InterMune Parmaceuticals, Inc. (b).....................     1,160,950
   69,900  IntraBiotics Pharmaceuticals, Inc. (b)(c)..............     1,135,875
   43,200  Large Scale Biology Corp. (b)(c).......................     1,414,800
   31,100  Maxim Pharmaceuticals, Inc. (b)(c).....................     1,889,325
   22,700  Medicis Pharmaceutical Corp. (b).......................     1,396,050
  107,900  Noven Pharmaceuticals, Inc. (b)........................     4,612,725
   31,400  OSI Pharmaceuticals, Inc. (b)..........................     2,198,000
   36,200  Pharmacopeia, Inc. (b).................................       923,100
   14,200  QLT, Inc. (b)..........................................     1,006,425
   73,111  Shire Pharmaceuticals Group PLC (b)(c).................     3,774,355
   96,300  Titan Pharmaceuticals, Inc. (b)........................     6,259,500
   38,200  United Therapeutics Corp. (b)(c).......................     3,337,725
   87,000  Vertex Pharmaceuticals, Inc. (b).......................     7,351,499
                                                                    ------------
                                                                      47,788,886
                                                                    ------------


                                    Continued

                              [LOGO OF BB&T FUNDS]


SMALL COMPANY GROWTH FUND
                  Schedule of Portfolio Investments, Continued
                               September 30, 2000



  Shares
    or
 Principal                         Security
  Amount                         Description                        Market Value
 --------- -------------------------------------------------------  ------------


 Common Stock, continued:
 Printing & Publishing (0.3%):
    8,000  Scholastic Corp. (b)...................................  $    636,500
                                                                    ------------
 Research & Development Laboratories (0.1%):
    6,700  Lexent, Inc. (b).......................................       199,325
                                                                    ------------
 Restaurants (0.7%):
   37,500  Brinker International, Inc. (b)........................     1,129,688
   25,600  California Pizza Kitchen, Inc. (b)(c)..................       716,800
                                                                    ------------
                                                                       1,846,488
                                                                    ------------
 Retail (2.3%):
   20,600  American Eagle Outfitters (b)..........................       648,900
  152,400  Pier 1 Imports, Inc. ..................................     2,066,925
   23,772  The Talbots, Inc. .....................................     1,574,895
  103,600  Venator Group, Inc. (b)................................     1,282,050
                                                                    ------------
                                                                       5,572,770
                                                                    ------------
 Steel Pipe and Tubes (0.8%):
   26,600  Shaw Group, Inc. (b)...................................     1,875,300
                                                                    ------------
 Telecommunication--Equipment (6.0%):
    3,700  Avici Systems Inc. (b).................................       351,963
   80,800  Natural Microsystems Corp. (b).........................     4,346,787
   35,500  Pinnacle Holdings, Inc. (b)............................       945,188
   62,000  Polycom, Inc. (b)......................................     4,152,062
   29,700  REMEC, Inc. (b)........................................       874,294
   10,100  Repeater Technologies, Inc. (b)........................       118,675
   10,300  SDL, Inc. (b)(c).......................................     3,172,400
    3,400  Sonus Networks, Inc. (b)...............................       429,675
   14,200  WJ Communications, Inc. (b)............................       525,400
                                                                    ------------
                                                                      14,916,444
                                                                    ------------
 Telecommunications (1.6%):
   14,400  Microcell Telecommunications (b).......................       418,500
    7,100  OmniSky Corp. (b)(c)...................................       144,219
   54,207  SBA Communications Corp. (b)...........................     2,273,307
   56,700  Spectrasite Holdings, Inc. (b).........................     1,052,494
                                                                    ------------
                                                                       3,888,520
                                                                    ------------
   Total Common Stocks                                               204,287,203
                                                                    ------------



   Shares
     or
  Principal                      Security
   Amount                      Description                     Market Value
 ----------- -----------------------------------------------   ------------


 U.S. Government Agencies (17.4%):
 Federal Home Loan Bank (16.8%):
 $41,510,000 0.00%*, 10/2/00................................   $ 41,488,415
                                                               ------------
 Federal Home Loan Mortgage Corp. (0.6%):
   1,500,000 0.00%*, 10/10/00 (d)...........................      1,498,125
                                                               ------------
   Total U.S. Government Agencies                                42,986,540
                                                               ------------
 Short Term Securities Purchased with Securities Lending
 Collateral (12.9%):
 Commercial Paper (4.6%):
 Food Processing (2.0%):
   5,103,479 ConAgra, 6.68%, 11/2/00........................      5,049,501
 Diversified Manufacturing (1.9%):
   4,763,247 Tyco, 6.75%, 10/13/00..........................      4,710,553
 Railroad (0.7%):
   1,798,126 CSX, 6.69%, 10/10/00...........................      1,779,079
                                                               ------------
                                                                 11,539,133
                                                               ------------
 Investment Companies (3.6%):
   8,856,490 AIM Liquid Asset Money Market Fund.............      8,856,490
                                                               ------------
 Repurchase Agreements (3.1%):
   7,655,218 Lehman Brothers Triparty Agreement, 6.50%,
             9/29/00, maturing 10/2/00, (See Significant
             Accounting Policies, Lending Portfolio
             Securities in the Notes to Financial Statements
             for collateral description)....................      7,655,218
                                                               ------------
 Variable Rate Notes (1.6%):
 Financial Services (1.6%):
  $1,701,160 Ford Motor Credit,
             6.86%, 4/11/02**...............................      1,701,160
   2,211,507 General Motors Acceptance Corp., 7.09%,
             11/13/00**.....................................      2,211,507
                                                               ------------
                                                                  3,912,667
                                                               ------------
   Total Short Term Securities Purchased with Securities
   Lending Collateral                                            31,963,508
                                                               ------------
   Total Investments
   (Cost $219,711,639)(a)--112.9%                               279,237,251
   Liabilities in excess of other assets--(12.9)%               (31,799,586)
                                                               ------------
   TOTAL NET ASSETS--100.0%                                    $247,437,665
                                                               ============


                                    Continued

                              [LOGO OF BB&T FUNDS]


                                                       SMALL COMPANY GROWTH FUND
                  Schedule of Portfolio Investments, Continued
                               September 30, 2000
----
(a) Represents cost for financial reporting purposes and differs from cost basis for federal income tax purposes by the amount of losses recognized for financial reporting in excess of federal income tax reporting of $2,366,826. Cost for federal income tax purposes differs from market value by net unrealized appreciation of securities as follows:


               Unrealized
               appreciation............ $61,500,192
               Unrealized
               depreciation............  (4,341,406)
                                        -----------
               Net unrealized
               appreciation............ $57,158,786
                                        ===========


(b) Represents non-income producing securities.
(c) All or part of this security has been loaned at September 30, 2000.
(d) Security has been deposited as initial margin on open futures contracts.
 *Represents discount note.
** The rate reflected is the rate in effect at
   September 30, 2000. The maturity date reflected is the final maturity date.
ADR--American Depository Receipt.
PLC--Public Limited Company.

At September 30, 2000, the Fund's open long futures contracts were as follows:



                                                    Unrealized
     Number of        Opening           Notional   Depreciation   Market
     Contracts     Contract Type         Amount     on Futures     Value
     ---------     -------------       ----------- ------------ -----------

                    Standard & Poor's
        50              500, 12/15/00  $18,688,125  $(516,875)  $18,171,250

                       See notes to financial statements.

                              [LOGO OF BB&T FUNDS]


INTERNATIONAL EQUITY FUND
                        Schedule of Portfolio Investments
                               September 30, 2000


                                  Security
   Shares                        Description                       Market Value
 ---------- -----------------------------------------------------  ------------


 Common Stocks (92.1%):
 Canada (1.1%):
 Telecommunications (1.1%):
     58,500 BCE, Inc. ...........................................  $  1,367,438
                                                                   ------------
 Chile (0.6%):
 Telecommunications (0.6%):
     40,000 Compania de Telecomunicationes de Chile SA, ADR......       695,000
                                                                   ------------
 Finland (2.8%):
 Telecommunication--Equipment (2.8%):
     86,525 Nokia OYJ............................................     3,506,069
                                                                   ------------
 France (7.0%):
 Insurance (1.8%):
     17,255 Axa..................................................     2,253,480
                                                                   ------------
 Petroleum (2.4%):
     19,989 Total Fina Elf SA....................................     2,924,505
                                                                   ------------
 Retail--Food Products (1.4%):
     24,059 Carrefour SA.........................................     1,776,970
                                                                   ------------
 Telecommunication--Equipment (1.1%):
     22,424 Alcatel..............................................     1,434,591
                                                                   ------------
 Telecommunications (0.3%):
     20,000 Telecom Argentina Stet--France Telecom SA, ADR.......       432,500
                                                                   ------------
                                                                      8,822,046
                                                                   ------------
 Germany (3.7%):
 Banks (2.1%):
     31,762 Deutsche Bank AG.....................................     2,634,588
                                                                   ------------
 Financial Services (1.6%):
      6,843 Muenchener Rueckversicherungs-Gesellschaft AG........     2,034,948
                                                                   ------------
                                                                      4,669,536
                                                                   ------------
 Great Britain (13.6%):
 Banks (1.9%):
     84,839 Barclays PLC.........................................     2,354,405
                                                                   ------------
 Beverages/Alcoholic (1.2%):
    256,562 Scottish & Newcastle PLC.............................     1,568,517
                                                                   ------------
 Food Products (1.2%):
    157,734 Granada Compass PLC (b)..............................     1,471,554
                                                                   ------------
 Petroleum (1.5%):
    580,491 Centrica PLC.........................................     1,858,125
                                                                   ------------




                                    Security
   Shares                         Description                       Market Value
 ---------- ------------------------------------------------------  ------------


 Common Stocks, continued:
 Great Britain, continued:
 Pharmaceuticals (2.0%):
     83,120 Glaxo Wellcome PLC....................................  $  2,508,245
                                                                    ------------
 Telecommunications (5.8%):
    199,252 British Telecommunications PLC........................     2,094,564
    139,610 Cable & Wireless PLC..................................     1,989,826
    891,434 Vodafone Group PLC....................................     3,324,619
                                                                    ------------
                                                                       7,409,009
                                                                    ------------
                                                                      17,169,855
                                                                    ------------
 Hong Kong (1.4%):
 Banks (0.4%):
    220,000 Bank of East Asia.....................................       493,787
                                                                    ------------
 Publishing (0.2%):
    364,000 South China Morning Post Ltd. ........................       277,777
                                                                    ------------
 Real Estate (0.8%):
    109,000 Sun Hung Kai Properties Ltd. .........................     1,027,526
                                                                    ------------
                                                                       1,799,090
                                                                    ------------
 India (0.5%):
 Banks (0.5%):
     52,000 ICICI Ltd. ADR........................................       572,000
                                                                    ------------
 Japan (22.2%):
 Auto & Auto Parts (0.9%):
    178,000 Fuji Heavy Industries Ltd. ...........................     1,106,941
                                                                    ------------
 Banks (4.3%):
    139,000 Bank of Tokyo--Mitsubishi Ltd. .......................     1,642,634
     72,000 Daiwa Securities Group, Inc. .........................       844,198
    144,000 Sanwa Bank Ltd. ......................................     1,281,955
    127,000 Sumitomo Bank Ltd. ...................................     1,610,124
                                                                    ------------
                                                                       5,378,911
                                                                    ------------
 Building--Heavy Construction (1.1%):
    157,000 Obayashi Corp. .......................................       581,159
     79,000 Sekisui House Ltd. ...................................       763,974
                                                                    ------------
                                                                       1,345,133
                                                                    ------------
 Chemicals (1.1%):
    403,000 Mitsubishi Chemical Corp. ............................     1,398,529
                                                                    ------------
 Diversified (1.8%):
    130,000 Asahi Glass Company Ltd. .............................     1,329,354
    351,000 Marubeni Corp. .......................................       880,261
                                                                    ------------
                                                                       2,209,615
                                                                    ------------


                                    Continued

                              [LOGO OF BB&T FUNDS]


                                                       INTERNATIONAL EQUITY FUND
                  Schedule of Portfolio Investments, continued
                               September 30, 2000


                                  Security
   Shares                        Description                       Market Value
 ---------- -----------------------------------------------------  ------------


 Common Stocks, continued:
 Japan, continued:
 Electronic Components/Instruments (0.7%):
      6,600 Murata Manufacturing Company Ltd. ...................  $    910,050
                                                                   ------------
 Electronic Equipment (3.1%):
      6,500 Advantest Corp. .....................................     1,021,377
    104,000 Sharp Corp. .........................................     1,609,180
     13,100 Sony Corp. ..........................................     1,328,669
                                                                   ------------
                                                                      3,959,226
                                                                   ------------
 Electronics (0.7%):
      9,500 Tokyo Electron Ltd. .................................       861,558
                                                                   ------------
 Investment Company (0.6%):
      8,100 Softbank Corp. ......................................       757,079
                                                                   ------------
 Machinery & Capital Goods (0.3%):
     32,000 Mori Seiki Company Ltd. .............................       400,370
                                                                   ------------
 Machinery & Equipment (0.8%):
     13,200 Fuji Machine Manufacturing Company Ltd. .............       470,294
    122,000 Okuma Corp. .........................................       508,051
                                                                   ------------
                                                                        978,345
                                                                   ------------
 Office Equipment & Services (1.1%):
     73,000 Ricoh Company Ltd. ..................................     1,327,457
                                                                   ------------
 Printing--Commercial (1.1%):
    143,000 Toppan Printing Company Ltd. ........................     1,382,889
                                                                   ------------
 Real Estate (0.0%):
        300 Mitsui Fudosan Company Ltd. .........................         3,759
                                                                   ------------
 Retail--Major Department Stores (0.6%):
    107,000 Takashimaya Company Ltd. ............................       745,614
                                                                   ------------
 Steel (0.4%):
    309,000 Nippon Steel Corp. ..................................       549,028
                                                                   ------------
 Telecommunication--Equipment (1.5%):
     14,300 Matsushita Communication Industrial Company Ltd. ....     1,933,399
                                                                   ------------
 Telecommunications (1.6%):
        151 DDI Corp. ...........................................       992,134
         37 NTT DoCoMo, Inc. ....................................     1,061,447
                                                                   ------------
                                                                      2,053,581
                                                                   ------------
 Transportation (0.5%):
    125,000 Nippon Express Company Ltd. .........................       667,453
                                                                   ------------
                                                                     27,968,937
                                                                   ------------



                                  Security
   Shares                        Description                      Market Value
 ----------                      -----------                      ------------


 Common Stocks, continued:
 Mexico (1.9%):
 Banks (0.7%):
    700,000 Grupo Financiero Banorte SA (b).....................  $    907,239
                                                                  ------------
 Broadcasting & Publishing (0.5%):
     11,000 Grupo Televisa SA, GDR (b)..........................       634,563
                                                                  ------------
 Telecommunications (0.7%):
     13,300 Grupo Iusacell SA, ADR (b)..........................       157,938
     12,500 Telefonos de Mexico SA, ADR.........................       664,843
                                                                  ------------
                                                                       822,781
                                                                  ------------
                                                                     2,364,583
                                                                  ------------
 Netherlands (15.0%):
 Banking/Insurance (1.6%):
     64,484 Fortis NV...........................................     1,974,506
                                                                  ------------
 Banks (2.0%):
     37,873 ING Groep NV........................................     2,522,542
                                                                  ------------
 Computer (1.4%):
     54,774 ASM Lithography Holding NV (b)......................     1,817,353
                                                                  ------------
 Electronics (1.6%):
     45,808 Koninklijke Philips Electronics NV..................     1,971,374
                                                                  ------------
 Media/Television (0.9%):
     60,969 United Pan-Europe Communications NV (b).............     1,193,294
                                                                  ------------
 Petroleum (1.9%):
     38,579 Royal Dutch Petroleum Co. ..........................     2,331,606
                                                                  ------------
 Publishing (2.7%):
    171,726 Elsevier NV.........................................     1,924,495
     30,356 VNU NV..............................................     1,526,850
                                                                  ------------
                                                                     3,451,345
                                                                  ------------
 Retail--Food Products (1.6%):
     69,530 Koninklijke Ahold NV................................     1,971,333
                                                                  ------------
 Transportation (1.3%):
     68,232 TNT Post Group NV...................................     1,586,520
                                                                  ------------
                                                                    18,819,873
                                                                  ------------
 Portugal (1.5%):
 Telecommunication--Equipment (1.5%):
     53,175 PT Multimedia--Servicos de Telecomunicacoes e
            Multimedia SA (b)...................................     1,947,299
                                                                  ------------


                                    Continued

                              [LOGO OF BB&T FUNDS]


INTERNATIONAL EQUITY FUND
                  Schedule of Portfolio Investments, Continued
                               September 30, 2000


                                    Security
   Shares                         Description                       Market Value
 ---------- ------------------------------------------------------  ------------


 Common Stocks, continued:
 South Africa (1.7%):
 Communication Equipment (0.9%):
    146,000 DataTec Ltd. (b)......................................  $  1,112,029
                                                                    ------------
 Diversified (0.3%):
     24,900 Johnnic Holdings Ltd. ................................       323,102
                                                                    ------------
 Retail--General Merchandise (0.5%):
  1,150,000 Profurn Ltd. .........................................       684,805
                                                                    ------------
                                                                       2,119,936
                                                                    ------------
 Spain (6.5%):
 Banks (1.6%):
    181,411 Banco Santander Central Hispano SA....................     1,991,411
                                                                    ------------
 Media/Television (1.3%):
     74,728 Promotora de Informaciones SA (b).....................     1,688,108
                                                                    ------------
 Petroleum (2.0%):
    131,006 Repsol-YPF SA.........................................     2,410,318
                                                                    ------------
 Telecommunications (1.6%):
    104,800 Telefonica SA.........................................     2,076,130
                                                                    ------------
                                                                       8,165,967
                                                                    ------------
 Sweden (4.0%):
 Appliances & Household Products (1.0%):
    101,116 Electrolux AB.........................................     1,270,116
                                                                    ------------
 Finance Services (1.7%):
    294,962 Nordic Baltic Holding AB..............................     2,112,775
                                                                    ------------
 Telecommunication--Equipment (1.3%):
    107,433 Ericsson..............................................     1,633,855
                                                                    ------------
                                                                       5,016,746
                                                                    ------------




                                  Security
   Shares                        Description                      Market Value
 ---------- ----------------------------------------------------  ------------


 Common Stocks, continued:
 Switzerland (7.6%):
 Banks (2.0%):
     18,970 UBS AG..............................................  $  2,524,299
                                                                  ------------
 Financial Services (2.0%):
      5,390 Zurich Allied AG....................................     2,491,617
                                                                  ------------
 Pharmaceuticals (3.6%):
      1,959 Novartis AG.........................................     3,003,489
        179 Roche Holding AG....................................     1,574,136
                                                                  ------------
                                                                     4,577,625
                                                                  ------------
                                                                     9,593,541
                                                                  ------------
 Taiwan (0.1%):
 Computer Hardware (0.1%):
     11,750 Acer, Inc. GDR......................................        63,743
      7,800 Synnex Technology International Corp. GDR...........        97,890
                                                                  ------------
                                                                       161,633
                                                                  ------------
 Thailand (0.0%):
 Real Estate (0.0%):
    490,000 Golden Land Property Developement Public Company
            Ltd. (b)............................................        52,257
                                                                  ------------
 Turkey (0.9%):
 Banks (0.9%):
 63,900,000 Turkiye Is Bankasi..................................     1,080,162
                                                                  ------------
   Total Common Stocks                                             115,891,969
                                                                  ------------
   Total Investments
   (Cost $122,831,201)(a)--92.1%                                   115,891,968
   Other assets in excess of liabilities--7.9%                       9,976,306
                                                                  ------------
   NET ASSETS--100.0%                                             $125,868,274
                                                                  ============


                                    Continued

                              [LOGO OF BB&T FUNDS]


                                                       INTERNATIONAL EQUITY FUND
                  Schedule of Portfolio Investments, Continued
                               September 30, 2000

----
(a) Represents cost for financial reporting purposes and differs from cost basis for federal income tax purposes by the amount of losses recognized for financial reporting in excess of federal income tax reporting of $366,235. Cost for federal income tax purposes differs from market value by net unrealized depreciation of securities as follows:


               Unrealized
               appreciation.......... $  5,125,331
               Unrealized
               depreciation..........  (12,430,799)
                                      ------------
               Net unrealized
               depreciation.......... $ (7,305,468)
                                      ============


(b) Represents non-income producing securities.
AB--Aktiebolag (Swedish Stock Co.).
ADR--American Depository Receipt.
AG--Aktiengesellschaft (German Stock Co.).
GDR--Global Depository Receipt.
NV--Naamloze Vennootschap (Dutch Corp.).
PLC--Public Limited Company.
SA--Societe Anonyme (French Corp.).
                       See notes to financial statements.

                              [LOGO OF BB&T FUNDS]


CAPITAL MANAGER CONSERVATIVE GROWTH FUND
                        Schedule of Portfolio Investments
                               September 30, 2000


                                 Security                            Market
 Shares                         Description                           Value
 ------  --------------------------------------------------------  -----------


 Investment Companies (100.6%):
 499,322 BB&T Balanced Fund......................................  $ 6,546,109
 182,830 BB&T Growth and Income Stock Fund.......................    3,400,647
 470,359 BB&T Intermediate Corporate Bond Fund...................    4,694,183
 343,598 BB&T Intermediate U.S. Government Bond Fund.............    3,343,213
 147,949 BB&T International Equity Fund..........................    1,864,153
 141,733 BB&T Large Company Growth Fund..........................    2,103,312
 836,570 BB&T Short-Intermediate U.S. Government Income Fund.....    8,064,534
  46,413 BB&T Small Company Growth Fund..........................    1,647,186
 772,665 BB&T U.S. Treasury Money Market Fund....................      772,665
                                                                   -----------
   Total Investment Companies                                       32,436,002
                                                                   -----------
   Total Investments in Affiliates (Cost $32,253,712)(a)--100.6%    32,436,002
   Liabilities in excess of other assets--(0.6)%                      (184,727)
                                                                   -----------
   NET ASSETS--100.0%                                              $32,251,275
                                                                   ===========


----
(a) Represents cost for financial reporting purposes and differs from cost basis for federal income tax purposes by the amount of losses recognized for financial reporting in excess of federal income tax reporting of $82,782. Cost for federal income tax purposes differs from market value by net unrealized appreciation of securities as follows:



               Unrealized appreciation..  $ 717,935
               Unrealized depreciation..   (618,427)
                                          ---------
               Net unrealized
               appreciation.............  $  99,508
                                          =========


                       See notes to financial statements.

                              [LOGO OF BB&T FUNDS]


                                            CAPITAL MANAGER MODERATE GROWTH FUND
                        Schedule of Portfolio Investments
                               September 30, 2000


                                  Security                           Market
  Shares                         Description                          Value
  ------   ------------------------------------------------------  -----------


 Investment Companies (100.4%):
   302,980 BB&T Balanced Fund....................................  $ 3,972,071
   353,052 BB&T Growth and Income Stock Fund.....................    6,566,772
   282,371 BB&T Intermediate Corporate Bond Fund.................    2,818,067
   205,268 BB&T Intermediate U.S. Government Bond Fund...........    1,997,258
   230,042 BB&T International Equity Fund........................    2,898,530
   274,252 BB&T Large Company Growth Fund........................    4,069,895
   500,905 BB&T Short-Intermediate U.S. Government Income Fund...    4,828,720
    60,779 BB&T Small Company Growth Fund........................    2,157,032
 1,297,674 BB&T U.S. Treasury Money Market Fund..................    1,297,674
                                                                   -----------
   Total Investment Companies                                       30,606,019
                                                                   -----------
   Total Investments in Affiliates (Cost $29,444,607)(a)--100.4%    30,606,019
   Liabilities in excess of other assets--(0.4)%                      (131,037)
                                                                   -----------
   NET ASSETS--100.0%                                              $30,474,982
                                                                   ===========


----
(a) Represents cost for financial reporting purposes and differs from cost basis for federal income tax purposes by the amount of losses recognized for financial reporting in excess of federal income tax reporting of $75,170. Cost for federal income tax purposes differs from market value by net unrealized appreciation of securities as follows:



               Unrealized appreciation..  $1,428,018
               Unrealized depreciation..    (341,776)
                                          ----------
               Net unrealized
               appreciation.............  $1,086,242
                                          ==========


                       See notes to financial statements.

                              [LOGO OF BB&T FUNDS]


CAPITAL MANAGER GROWTH FUND
                        Schedule of Portfolio Investments
                               September 30, 2000


                                  Security                           Market
  Shares                         Description                          Value
  ------   ------------------------------------------------------  -----------


 Investment Companies (100.3%):
   114,938 BB&T Balanced Fund....................................  $ 1,506,832
   504,727 BB&T Growth and Income Stock Fund.....................    9,387,922
   162,457 BB&T Intermediate Corporate Bond Fund.................    1,621,319
   134,403 BB&T Intermediate U.S. Government Bond Fund...........    1,307,739
   272,471 BB&T International Equity Fund........................    3,433,134
   392,122 BB&T Large Company Growth Fund........................    5,819,088
   305,011 BB&T Short-Intermediate U.S. Government Income Fund...    2,940,311
    77,115 BB&T Small Company Growth Fund........................    2,736,796
 1,484,871 BB&T U.S. Treasury Money Market Fund..................    1,484,871
                                                                   -----------
   Total Investment Companies                                       30,238,012
                                                                   -----------
   Total Investments in Affiliates (Cost $28,318,830)(a)--100.3%    30,238,012
   Liabilities in excess of other assets--(0.3)%                      (100,807)
                                                                   -----------
   NET ASSETS--100.0%                                              $30,137,205
                                                                   ===========


----
(a) Represents cost for financial reporting purposes and differs from cost basis for federal income tax purposes by the amount of losses recognized for financial reporting in excess of federal income tax reporting of $110,671. Cost for federal income tax purposes differs from market value by net unrealized appreciation of securities as follows:



               Unrealized appreciation..  $2,164,404
               Unrealized depreciation..    (355,893)
                                          ----------
               Net unrealized
               appreciation.............  $1,808,511
                                          ==========


                       See notes to financial statements.

                              [LOGO OF BB&T FUNDS]


                          Notes to Financial Statements
                               September 30, 2000
1. Organization:

  The BB&T Funds commenced operations on October 5, 1992 and are registered under the Investment Company Act of 1940, as amended ("the 1940 Act"), as a diversified, open-end investment company established as a Massachusetts business trust.

  The BB&T Funds are authorized to issue an unlimited number of shares without par value. The BB&T Funds offer shares of the Prime Money Market Fund, the U.S. Treasury Money Market Fund, the Short-Intermediate U.S. Government Income Fund, the Intermediate U.S. Government Bond Fund, the Intermediate Corporate Bond Fund, the North Carolina Intermediate Tax-Free Fund, the South Carolina Intermediate Tax-Free Fund, the Virginia Intermediate Tax-Free Fund, the Growth and Income Stock Fund, the Balanced Fund, the Large Company Growth Fund, the Small Company Growth Fund, the International Equity Fund, the Capital Manager Conservative Growth Fund, the Capital Manager Moderate Growth Fund, and the Capital Manager Growth Fund (referred to individually as a "Fund" and collectively as the "Funds"). The Prime Money Market Fund and the U.S. Treasury Money Market Fund are referred to as the "Money Market Funds". The Capital Manager Conservative Growth Fund, the Capital Manager Moderate Growth Fund, and the Capital Manager Growth Fund are referred to as the "Funds of Funds". The Equity Index Fund commenced operation on September 11, 2000, and will operate on a separate fiscal year ending December 31, 2000. The Funds offer up to three classes of shares: Class A Shares, Class B Shares, and Trust Shares. Class B Shares are currently only offered in the Prime Money Market Fund, the U.S. Treasury Money Market Fund, the Intermediate U.S. Government Bond Fund, the Intermediate Corporate Bond Fund, the Growth and Income Stock Fund, the Balanced Fund, the Large Company Growth Fund, the Small Company Growth Fund, the International Equity Fund, the Capital Manager Conservative Growth Fund, the Capital Manager Moderate Growth Fund, the Capital Manager Growth Fund, and the Equity Index Fund. Class A Shares are offered with a front-end sales charge. Class B Shares are offered subject to a contingent deferred sales charge which varies based on the length of time Class B Shares are held. The contingent deferred sales charges are as follows:



           Years Since Purchase                  Percent
           --------------------                  -------

              0-1...............................  5.00%
              1-2...............................  4.00%
              2-4...............................  3.00%
              4-5...............................  2.00%
              5-6...............................  1.00%
              6 or more.........................  none



  Each class of shares has identical rights and privileges except with respect to the distribution fees borne by the Class A Shares and Class B Shares, expenses allocable exclusively to each class of shares, voting rights on matters affecting a single class of shares and the exchange privilege of each class of shares. Sales of shares of the Funds may be made to customers of Branch Banking & Trust Company ("BB&T") and its affiliates, to all accounts of correspondent banks of BB&T and to the general public.

                                    Continued

                              [LOGO OF BB&T FUNDS]

                               September 30, 2000

2. Significant Accounting Policies:

  The following is a summary of significant accounting policies followed by the Funds in the preparation of its financial statements. The policies are in conformity with accounting principles generally accepted in the United States of America. The preparation of financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of income and expenses for the period. Actual results could differ from those estimates.

  Securities Valuation:

  Investments of the Money Market Funds are valued at amortized cost, which approximates market value. Under the amortized cost method, discount or premium is amortized on a constant basis to the maturity of the security.

  Investments in common stocks, commercial paper, corporate bonds, municipal securities, U.S. Government securities, and U.S. Government agency securities of the non-Money Market Funds are valued at their market values determined on the latest available bid prices in the principal market (closing sales prices if the principal market is an exchange) in which such securities are normally traded. The Funds, excluding the Money Market Funds, may also use an independent pricing service approved by the Board of Trustees to value certain securities. Such prices reflect market values which may be established through the use of electronic and matrix techniques. Short-term obligations that mature in 60 days or less are valued at amortized cost, which approximates market value. Investments in investment companies are valued at their respective net asset values as reported by such companies. The differences between cost and market values of investments are reflected as unrealized appreciation or depreciation.

  Foreign Currency Translation:

  The market value of investment securities and other assets and liabilities of the International Equity Fund denominated in a foreign currency are translated into U.S. dollars at the current exchange rate. Purchases and sales of securities, income receipts and expense payments are translated into U.S. dollars at the exchange rate on the dates of the transactions.

  The International Equity Fund isolates that portion of the results of operations resulting from changes in foreign exchange rates on investments from the fluctuation arising from changes in market prices of securities held.

  Reported net realized foreign exchange gains or losses arise from sales and maturities of foreign securities, sales of foreign currencies, currency exchange fluctuations between the trade and settlement dates on securities transactions, and the difference between the amount of assets and liabilities recorded and the U.S. dollar equivalent of the amounts actually received or paid. Net unrealized foreign exchange gains and losses arise from changes in the value of assets and liabilities, including investments in securities, resulting from changes in exchange rates.

                                    Continued

                              [LOGO OF BB&T FUNDS]

                               September 30, 2000

  Forward Foreign Currency Exchange Contracts:

  The International Equity Fund may enter into forward foreign currency exchange contracts. The purpose of these contracts is to hedge against fluctuation in the value of the underlying currency of certain portfolio investments. A forward foreign currency exchange contract is an agreement to purchase or sell a specified currency at a specified price on a future date. Risks associated with the contract include changes in the value of the foreign currency relative to the U.S. dollar and/or the counterparty's potential inability to perform under the contract.

  The forward foreign currency exchange contracts are valued daily using the current exchange rate of the underlying currency with any fluctuations recorded as unrealized gains or losses. Realized gains or losses are recognized when entering a closing or offsetting forward foreign currency contract with the same settlement date and broker.

  Risks Associated with Foreign Securities and Currencies:

  Investments in securities of foreign issuers carry certain risks not ordinarily associated with investments in securities of domestic issuers. Such risks include future political and economic developments, and the possible imposition of exchange controls or other foreign governmental laws and restrictions. In addition, with respect to certain countries, there is the possibility of expropriation of assets, confiscatory taxation, political or social instability or diplomatic developments which could adversely affect investments in those countries.

  Certain countries may also impose substantial restrictions on investments in their capital markets by foreign entities, including restrictions on investments in issuers of industries deemed sensitive to relevant national interests. These factors may limit the investment opportunities available in the International Equity Fund and result in a lack of liquidity and a high price volatility with respect to securities of issuers from developing countries.

  Futures Contracts:

  The Funds (except for the U.S. Treasury Money Market Fund) may invest in futures contracts to gain additional exposure to the market. This investment involves, to varying degrees, elements of market risk and risks in excess of the amount recognized in the Statements of Assets and Liabilities. The face or contract amounts reflect the extent of the exposure the Funds have in the particular classes of instruments. Risks include an imperfect correlation between the movements in the price of the instruments and the price of the underlying securities and interest rates. Risks may also arise if there is an illiquid secondary market for the instruments or if counterparties are unable to perform under the terms of the contract.

  To the extent that a Fund enters into futures contracts on an index or group of securities, the Fund exposes itself to an indeterminate liability. Upon entering into a futures contract, the Fund is required to deposit either cash or securities in an amount ("initial margin") equal to a certain percentage of the contract value with a broker. Subsequent payments ("variation margin") equal to changes in the daily settlement price or last sale

                                    Continued

                              [LOGO OF BB&T FUNDS]

                               September 30, 2000

  on the exchanges where they trade are paid or received each day and are recorded as a gain or loss on futures contracts. Futures contracts are valued at the settlement price established each day by the board of trade or exchange on which they are traded.

  Securities Transactions and Related Income:

  Securities transactions are accounted for on the date the security is purchased or sold (trade date). Interest income is recognized on the accrual basis and includes, where applicable, the pro rata amortization/accretion of premium or discount. Dividend income is recorded on the ex-dividend date. Gains or losses realized from sales of securities are determined by comparing the identified cost of the security lot sold with the net sales proceeds.

  When-Issued and Forward Commitments:

  The Funds, with the exception of the U.S. Treasury Money Market Fund, may purchase securities on a "when-issued" basis. The Prime Money Market Fund, the Large Company Growth Fund, the Small Company Growth Fund, and the International Equity Fund may also purchase or sell securities on a forward commitment basis. The Funds record when-issued securities on the trade date and pledge assets with a market value equal to the purchase commitment for payment of the securities purchased. The value of the securities underlying when-issued or forward commitments to purchase securities, and any subsequent fluctuation in their value, is taken into account when determining the net asset value of the Funds commencing with the date the Funds agree to purchase the securities. The Funds do not accrue interest or dividends on "when-issued" securities until the underlying securities are received. North Carolina Intermediate Tax-Free Fund and the Intermediate Corporate Bond Fund held "when-issued" securities as of September 30, 2000.

  Repurchase Agreements:

  Each Fund may enter into repurchase agreements with member banks of the Federal Deposit Insurance Corporation and with registered broker/dealers that BB&T deems creditworthy under guidelines approved by the Board of Trustees, subject to the seller's agreement to repurchase such securities at a mutually agreed-upon date and price. The repurchase price generally equals the price paid by the Fund plus interest negotiated on the basis of current short-term rates, which may be more or less than the rate on the underlying portfolio securities. The seller, under a repurchase agreement, is required to maintain the value of collateral held pursuant to the agreement at not less than the repurchase price (including accrued interest). Securities subject to repurchase agreements are held by the Funds' custodian, another qualified custodian, or in the Federal Reserve/Treasury book-entry system. In the event of counterparty default, the Fund has the right to use the collateral to offset losses incurred. There is potential for loss to the Fund in the event the Fund is delayed or prevented from exercising its rights to dispose of the collateral securities, including the risk of a possible decline in the value of the underlying securities during the period while the Fund seeks to assert its rights.
                                    Continued

                              [LOGO OF BB&T FUNDS]

                               September 30, 2000

  Lending Portfolio Securities:

  To generate additional income, each Fund, except the North Carolina Intermediate Tax-Free Fund, South Carolina Intermediate Tax-Free Fund, and the Virginia Intermediate Tax-Free Fund, may lend up to 33 1/3% of its total assets pursuant to agreements requiring that the loan be continuously secured by collateral equal at all times to at least 100% of the market value plus accrued interest on the securities lent. Collateral for such loans may include cash, securities of the U.S. Government, or its agencies or instrumentalities, or any combination thereof. Each Fund continues to earn interest and dividends on securities lent while simultaneously seeking to earn interest on the investment collateral.

  When cash is received as collateral for securities loaned, each Fund may invest such cash in short-term U.S. Government securities, repurchase agreements, or other short-term corporate securities. The cash or subsequent short-term investments are recorded as assets of the Fund, offset by a corresponding liability to repay the cash at the termination of the loan. In addition, the short-term securities purchased with the cash collateral are included in the accompanying schedules of portfolio investments. Fixed income securities received as collateral are not recorded as assets or liabilities of the Fund because the Fund does not have effective control of such securities.

  There may be risks of delay in recovery of the securities or even loss of rights in the collateral should the borrower of the securities fail financially. However, loans will be made only to borrowers deemed by BB&T to be of good standing and creditworthy under guidelines established by the Board of Trustees and when, in the judgment of BB&T, the consideration which can be earned currently from such securities loans justifies the attendant risks. Loans are subject to termination by the Funds or the borrower at any time, and are, therefore, not considered to be illiquid investments. As of September 30, 2000, the following Funds had securities with the following market values on loan:



                                                          Market
                                            Market       Value of      Average
                                           Value of       Loaned     Market Value
                                          Collateral    Securities     on loan
                                          -----------   -----------  ------------
   U.S. Treasury Money Market Fund.......         --            --   $ 41,975,043
   Short-Intermediate U.S. Government
    Income Fund.......................... $14,402,500   $14,239,570    32,422,064
   Intermediate U.S. Government Bond
    Fund.................................  47,393,750    46,708,230    39,670,151
   Intermediate Corporate Bond Fund......   2,120,000     2,058,560       505,052
   Growth and Income Stock Fund..........  52,628,130    50,445,112   117,617,367
   Balanced Fund.........................   5,970,700     5,790,574    16,302,447
   Large Company Growth Fund.............  33,083,100    30,944,477    19,618,200
   Small Company Growth Fund.............  31,895,700    31,019,904    11,664,823



  The Fund received cash collateral for securities loaned. This cash was invested in commercial paper, variable rate notes, investment companies and repurchase agreements at September 30, 2000.

  As disclosed in the schedules of portfolio investments, the Short-Intermediate U.S. Government Income Fund, Intermediate U.S. Government Bond Fund, Intermediate Corporate Bond Fund, Growth and Income Stock

                                    Continued

                              [LOGO OF BB&T FUNDS]

                               September 30, 2000
  Fund, Balanced Fund, Large Company Growth Fund and Small Company Growth Fund invested cash collateral in a Lehman Brothers Tri-Party Repurchase Agreement with interest rate of 6.50% and a maturity date of 10/2/00 which was collateralized by the following securities:



                                                                  Market
   Principal   Description                                        Value
   ---------   -----------                                     -----------

   $25,000,000 Asset Backed Capital Funding, 6.58%, 3/9/01     $25,000,000
    14,280,000 Baus Funding, LLC, 0.00%, 2/20/01                14,280,000
     6,000,000 Enron Oil and Gas Co., 0.00%, 10/2/00             6,000,000
       422,000 Sweetwater Capital Corp., 6.30%, 10/16/00           422,000
       200,000 Trident Capital Finance Corp., 6.56%, 10/4/00       200,000



  Dividends to Shareholders:

  Dividends from net investment income are declared daily and paid monthly for the Prime Money Market Fund, the U.S. Treasury Money Market Fund, the Short-Intermediate U.S. Government Income Fund, the Intermediate U.S. Government Bond Fund, the Intermediate Corporate Bond Fund, the North Carolina Intermediate Tax-Free Fund, the South Carolina Intermediate Tax-Free Fund, and the Virginia Intermediate Tax-Free Fund. Dividends from net investment income are declared and paid monthly for the Growth and Income Stock Fund and the Balanced Fund. Dividends from net investment income are declared and paid quarterly for the Large Company Growth Fund, the Small Company Growth Fund, the International Equity Fund, and the Funds of Funds. Distributable net realized capital gains, if any, are declared and distributed at least annually.

  The amount of dividends from net investment income and of distributions from net realized gains are determined in accordance with federal income tax regulations, which may differ from accounting principles generally accepted in the United States of America. These "book/tax" differences are either considered temporary or permanent in nature. To the extent these differences are permanent in nature, such amounts are reclassified within the composition of net assets based on their federal tax-basis treatment; temporary differences do not require reclassification.

  Dividends and distributions to shareholders which exceed net investment income and net realized capital gains for financial reporting purposes but not for tax purposes are reported as dividends in excess of net investment income or distributions in excess of net realized gains. To the extent they exceed net investment income and net realized gains for tax purposes, they are reported as distributions of capital.
                                    Continued

                              [LOGO OF BB&T FUNDS]

                               September 30, 2000

  As of September 30, 2000, the following reclassifications have been made to increase (decrease) such accounts with offsetting adjustments made to capital:



                                                              Accumulated
                                                          Undistributed Net
                                       (Distribution in  Realized Gain/(Loss)
                                          excess of)      on Investments and
                                       Undistributed Net   Foreign Currency
                                       Investment Income     Transactions
                                       ----------------- --------------------

   Short-Intermediate U.S. Government
    Income Fund.......................    $   (8,868)        $     8,868
   Intermediate U.S. Government Bond
    Fund..............................        10,861             (10,861)
   Intermediate Corporate Bond Fund...        25,491             (23,320)
   North Carolina Intermediate Tax-
    Free Fund.........................         9,414              (9,414)
   South Carolina Intermediate Tax-
    Free Fund.........................         1,790              (1,790)
   Virginia Intermediate Tax-Free
    Fund..............................        22,823             (22,823)
   Balanced Fund......................        (8,244)              8,244
   Large Company Growth Fund..........       532,939            (532,941)
   Small Company Growth Fund..........     1,251,443          (1,251,439)
   International Equity Fund..........       226,427            (226,427)



  Federal Income Taxes:

  It is the policy of the Funds to qualify or continue to qualify as a regulated investment company by complying with the provisions available to certain investment companies, as defined in applicable sections of the Internal Revenue Code, and to make distributions of net investment income and net realized capital gains sufficient to relieve it from all, or substantially all, federal income taxes.

  Other:

  Expenses that are directly related to one of the Funds are charged directly to that Fund. Other operating expenses for the Funds are prorated to the Funds on the basis of relative net assets. All expenses in connection with the Funds' organization and registration under the 1940 Act and the Securities Act of 1933 (with the exception of the Intermediate Corporate Bond Fund and the Virginia Intermediate Tax-Free Fund) were paid by the respective Fund. Such expenses were capitalized and amortized over a period of two years commencing with the initial public offering.

  On June 30, 1998, the Funds adopted Statement of Position (SOP) 98-5, "Reporting on the Costs of Start-Up Activities." Under the provisions of SOP 98-5, costs associated with organizing a fund which commences operations subsequent to June 30, 1998, must be expensed as incurred and may not be amortized over future periods. Accordingly, costs incurred in connection with the organization of the Intermediate Corporate Bond Fund and the Virginia Intermediate Tax-Free Fund were paid by BISYS Fund Services.

                                    Continued

                              [LOGO OF BB&T FUNDS]

                               September 30, 2000

3.Purchases and Sales of Securities:

  Purchases and sales of securities (excluding short-term securities) for the period ended September 30, 2000 are as follows:



                                                      Purchases        Sales
                                                     ------------   ------------

   Short-Intermediate U.S. Government Income Fund... $182,783,078   $168,644,287
   Intermediate U.S. Government Bond Fund...........  194,189,135    224,303,896
   Intermediate Corporate Bond Fund (a).............  220,356,557    134,295,997
   North Carolina Intermediate Tax-Free Fund........   75,907,140     68,165,437
   South Carolina Intermediate Tax-Free Fund........   13,697,326     16,248,289
   Virginia Intermediate Tax-Free Fund..............   49,243,549     50,779,589
   Growth and Income Stock Fund.....................   95,912,828    160,284,887
   Balanced Fund....................................   83,774,004    105,047,529
   Large Company Growth Fund........................  151,887,914    113,095,394
   Small Company Growth Fund........................  381,409,712    368,607,810
   International Equity Fund........................  222,831,653    206,869,608
   Capital Manager Conservative Growth Fund.........   12,374,700     13,302,000
   Capital Manager Moderate Growth Fund.............   14,274,000     13,442,000
   Capital Manager Growth Fund......................   14,860,000     11,733,000


  ----
  (a)For the period from December 2, 1999 (commencement of operations) to September 30, 2000.

4.Related Party Transactions:

  Investment advisory services are provided to the Funds by BB&T. Under the terms of the investment advisory agreement, BB&T is entitled to receive fees based on a percentage of the average net assets of each of the Funds.

  Pursuant to a Sub-Advisory Agreement with BB&T, BlackRock Financial Management, Inc., an indirect wholly-owned subsidiary of PNC Bank, National Association ("PNC Bank") manages the Small Company Growth Fund subject to the general supervision of the Funds' Board of Trustees and BB&T. Pursuant to a Sub-Advisory agreement with BB&T, BlackRock International, Ltd. serves as the Sub-Advisor to the International Equity Fund. Under the agreement, BlackRock International, Ltd. manages the International Equity Fund subject to the general supervision of the Funds' Board of Trustees and BB&T. Pursuant to a Sub-Advisory agreement with BB&T, BlackRock Institutional Management Corporation served as the Sub-Advisor to the Prime Money Market Fund until June 27, 2000. A special meeting of shareholders was held on June 28, 2000 to approve a new Sub-Advisory Agreement between BB&T and Federated Investment Management Company ("Federated"). Under the agreement, Federated manages the Prime Money Market Fund subject to the general supervision of the Funds' Board of Trustees and BB&T. For their services, Sub-Advisors are entitled to a fee, payable by BB&T.

                                    Continued

                              [LOGO OF BB&T FUNDS]

                               September 30, 2000

  BISYS Fund Services Limited Partnership d/b/a BISYS Fund Services ("BISYS"), an Ohio Limited Partnership, and BISYS Fund Services Ohio, Inc. ("BISYS Ohio") are subsidiaries of the BISYS Group, Inc. BISYS, with whom certain trustees and officers of the Funds are affiliated, serves the Funds as administrator and distributor. Such officers and trustees are paid no fees directly by the Funds for serving as officers of the Funds. Prior to July 1, 2000 fees payable to BISYS for administration were established under terms of the administration contract at the annual rate of 0.20% of the average daily net assets of each Fund with the exception of the Funds of Funds which were charged a fee of 0.05% of the average daily net assets. BISYS Ohio serves the Funds as transfer agent and fund accountant. In accordance with an agreement effective as of July 1, 2000, BISYS and BISYS Ohio began receiving compensation for providing administration, fund accounting and transfer agency services as an all inclusive fee at a rate of 0.25% of the average daily net assets of each fund. The fee is accrued daily and payable on a monthly basis.

  Information regarding these transactions is as follows for the year ended September 30, 2000:



                                         October 1, 1999                 July 1, 2000
                                             through                       through
                                          June 30, 2000               September 30, 2000
                             ---------------------------------------- ------------------
                                                                       Administration,
                                Fund                                  Transfer Agent and
                             Accounting Transfer Agent Administration  Fund Accounting
                             ---------- -------------- -------------- ------------------

   Prime Money Market
    Fund...................   $39,006      $54,550        $128,174         $213,799
   U.S. Treasury Money
    Market Fund............    99,510       92,369         556,457          371,107
   Short-Intermediate U.S.
    Government Income
    Fund...................    53,564       36,655         276,490          109,758
   Intermediate U.S.
    Government Bond Fund...    63,317       65,910         285,295          129,390
   Intermediate Corporate
    Bond Fund..............    38,154       21,246          75,642           82,016
   North Carolina
    Intermediate Tax-Free
    Fund...................    27,369       36,121         128,200           70,687
   South Carolina
    Intermediate Tax-Free
    Fund...................    20,993       25,484          25,028           16,667
   Virginia Intermediate
    Tax-Free Fund..........    30,866       26,348         116,652           29,677
   Growth and Income Stock
    Fund...................   113,846      293,668         633,526          278,452
   Balanced Fund...........    56,325      150,282         226,897          100,534
   Large Company Growth
    Fund...................    49,186      165,278         219,680          141,690
   Small Company Growth
    Fund...................    65,764      177,053         301,533          172,194
   International Equity
    Fund...................    54,873       92,189         181,633          102,684
   Capital Manager
    Conservative Growth
    Fund...................    20,625       41,876          12,560           18,904
   Capital Manager Moderate
    Growth Fund............    20,625       43,072          11,257           29,387
   Capital Manager Growth
    Fund...................    20,625       45,479          10,497           15,415



  The Funds have adopted a Distribution and Shareholder Services Plan (the "Plan") in accordance with Rule 12b-1 under the 1940 Act. The Plan provides for payments to the distributor of up to 0.50% and 1.00% of the average daily net assets of the Class A Shares and Class B Shares, respectively. The fees may be used by BISYS to pay banks, including the advisor, broker dealers and other institutions. As distributor, BISYS is entitled to receive commissions on sales of shares of the variable net asset value funds. For the year ended September 30, 2000, BISYS received $280,360 from commissions earned on sales of shares of the Funds' variable net asset value funds, of which $277,688 was allowed to affiliated broker/dealers of the Funds.

                                    Continued

                              [LOGO OF BB&T FUNDS]

                               September 30, 2000

  BB&T, BISYS, and BISYS Ohio may voluntarily reduce or reimburse fees to assist the Funds in maintaining competitive expense ratios.

  Information regarding these transactions is as follows for the period ended September 30, 2000:



                                                       Administration,
                                                       Transfer Agent
                                 Investment Advisory      and Fund     Distribution Distribution
                                         Fees          Accounting Fees Fees Class A Fees Class B
                                ---------------------- --------------- ------------ ------------
                                   As a
                                Percentage  Voluntary     Voluntary     Voluntary    Voluntary
                                of Average     Fee           Fee           Fee          Fee
                                Net Assets) Reductions   Reductions     Reductions   Reductions
                                ----------- ---------- --------------- ------------ ------------

   Prime Money Market Fund....      .40%     $180,824      $68,193       $ 77,793       $ --
   U.S. Treasury Money Market
    Fund......................      .40%      418,159           --        118,503         --
   Short-Intermediate U.S.
    Government Income Fund....      .60%      183,172       88,181         10,352         --
   Intermediate U.S.
    Government Bond Fund......      .60%      190,451           --          7,693         --
   Intermediate Corporate Bond
    Fund (a).....................   .60%      166,393       49,213            319          3
   North Carolina Intermediate
    Tax-Free Fund.............      .60%       87,075       56,943         41,645         --
   South Carolina Intermediate
    Tax-Free Fund.............      .60%       44,388       32,869          4,060         --
   Virginia Intermediate Tax-
    Free Fund.................      .60%       77,990       46,122            360         --
   Growth and Income Stock
    Fund......................      .74%      733,347           --         87,068         --
   Balanced Fund..............      .74%      261,388           --         48,643         --
   Large Company Growth Fund..      .74%      262,628           --         26,022         --
   Small Company Growth Fund..     1.00%           --           --         48,911         --
   International Equity Fund..     1.00%           --           --          6,580         --
   Capital Manager
    Conservative Growth Fund..      .25%       55,839        8,303            884         --
   Capital Manager Moderate
    Growth Fund...............      .25%       50,245        7,616          3,523         --
   Capital Manager Growth
    Fund......................      .25%       47,122        7,489          3,305         --


  ----
  (a) For the period from December 2, 1999 (commencement of operations) to September 30, 2000.

5.Concentration of Credit Risk

  The North Carolina Intermediate Tax-Free Fund, the South Carolina Intermediate Tax-Free Fund, and the Virginia Intermediate Tax-Free Fund invest primarily in debt instruments of municipal issuers in the respective states. The issuers' abilities to meet their obligations may be affected by economic developments in a specific state or region.

                                    Continued

                              [LOGO OF BB&T FUNDS]

                               September 30, 2000

6.Capital Share Transactions:

  Transactions in capital shares for the Funds were as follows:



                                    Prime                     U.S. Treasury
                                Money Market                  Money Market
                                    Fund                          Fund
                         ----------------------------  ----------------------------
                            For the        For the        For the        For the
                          Year Ended     Year Ended     Year Ended     Year Ended
                         September 30,  September 30,  September 30,  September 30,
                             2000           1999           2000           1999
                         -------------  -------------  -------------  -------------

CAPITAL TRANSACTIONS:
Class A Shares:
 Proceeds from shares
 issued................. $ 341,764,199  $   8,840,718  $ 475,185,468  $ 126,910,127
 Dividends reinvested...     2,584,071        144,220      3,263,718      1,741,054
 Cost of shares
 redeemed...............   (72,524,259)    (6,852,933)  (350,310,036)  (127,887,932)
                         -------------  -------------  -------------  -------------
 Change in net assets
 from Class A Share
 transactions........... $ 271,824,011  $   2,132,005  $ 128,139,150  $     763,249
                         =============  =============  =============  =============
Class B Shares:
 Proceeds from shares
 issued................. $  80,475,754  $  14,771,996  $  29,308,581  $   2,908,678
 Dividends reinvested...        52,414          9,984         50,346         44,123
 Cost of shares
 redeemed...............   (48,275,725)    (5,690,911)   (21,197,759)    (1,943,945)
                         -------------  -------------  -------------  -------------
 Change in net assets
 from Class B Share
 transactions........... $  32,252,443  $   9,091,069  $   8,161,168  $   1,008,856
                         =============  =============  =============  =============
Trust Shares:
 Proceeds from shares
 issued................. $ 180,828,672  $ 148,779,482  $ 763,785,870  $ 458,159,592
 Dividends reinvested...       114,687             --      4,604,344      2,723,204
 Cost of shares
 redeemed...............  (159,104,375)  (130,059,657)  (655,357,876)  (414,094,480)
                         -------------  -------------  -------------  -------------
 Change in net assets
 from Trust Share
 transactions........... $  21,838,984  $  18,719,825  $ 113,032,338  $  46,788,316
                         =============  =============  =============  =============
SHARE TRANSACTIONS:
Class A Shares:
 Issued.................   341,764,199      8,840,718    475,185,468    126,910,127
 Reinvested.............     2,584,071        144,220      3,263,718      1,741,054
 Redeemed...............   (72,524,259)    (6,852,933)  (350,310,036)  (127,887,933)
                         -------------  -------------  -------------  -------------
 Change in Class A
 Shares.................   271,824,011      2,132,005    128,139,150        763,248
                         =============  =============  =============  =============
Class B Shares:
 Issued.................    80,475,754     14,771,996     29,308,581      2,908,677
 Reinvested.............        52,414          9,984         50,346         44,123
 Redeemed...............   (48,275,725)    (5,690,911)   (21,197,759)    (1,943,944)
                         -------------  -------------  -------------  -------------
 Change in Class B
 Shares.................    32,252,443      9,091,069      8,161,168      1,008,856
                         =============  =============  =============  =============
Trust Shares:
 Issued.................   180,828,672    148,779,482    763,785,870    458,159,592
 Reinvested.............       114,687            --       4,604,344      2,723,204
 Redeemed...............  (159,104,375)  (130,059,657)  (655,357,876)  (414,094,480)
                         -------------  -------------  -------------  -------------
 Change in Trust
 Shares.................    21,838,984     18,719,825    113,032,338     46,788,316
                         =============  =============  =============  =============


                                    Continued

                              [LOGO OF BB&T FUNDS]

                               September 30, 2000



                             Short-Intermediate             Intermediate U.S.
                               U.S. Government                 Government
                                 Income Fund                    Bond Fund
                         ----------------------------  ----------------------------
                            For the        For the        For the        For the
                          Year Ended     Year Ended     Year Ended     Year Ended
                         September 30,  September 30,  September 30,  September 30,
                             2000           1999           2000           1999
                         -------------  -------------  -------------  -------------

CAPITAL TRANSACTIONS:
Class A Shares:
 Proceeds from shares
 issued................. $    153,231   $  1,289,374   $     261,852  $  1,339,933
 Dividends reinvested...      181,120        172,172         138,889       188,814
 Cost of shares
 redeemed...............   (1,669,688)    (1,121,205)     (1,118,145)   (2,452,023)
                         ------------   ------------   -------------  ------------
 Change in net assets
 from Class A Share
 transactions........... $ (1,335,337)  $    340,341   $    (717,404) $   (923,276)
                         ============   ============   =============  ============
Class B Shares:
 Proceeds from shares
 issued.................           --             --   $     213,411  $  1,856,430
 Dividends reinvested...           --             --         101,740        81,359
 Cost of shares
 redeemed...............           --             --        (655,847)     (413,844)
                         ------------   ------------   -------------  ------------
 Change in net assets
 from Class B Share
 transactions...........           --             --   $    (340,696) $  1,523,945
                         ============   ============   =============  ============
Trust Shares:
 Proceeds from shares
 issued................. $ 63,709,213   $ 52,461,643   $  69,379,907  $ 90,515,306
 Dividends reinvested...      360,500        387,596       2,587,972     3,071,777
 Cost of shares
 redeemed...............  (60,705,292)   (36,082,594)   (102,703,679)  (50,389,065)
                         ------------   ------------   -------------  ------------
 Change in net assets
 from Trust Share
 transactions........... $  3,364,421   $ 16,766,645   $ (30,735,800) $ 43,198,018
                         ============   ============   =============  ============
SHARE TRANSACTIONS:
Class A Shares:
 Issued.................       16,028        132,382          27,274       131,719
 Reinvested.............       18,970         17,513          14,514        18,588
 Redeemed...............     (175,088)      (115,052)       (117,137)     (240,944)
                         ------------   ------------   -------------  ------------
 Change in Class A
 Shares.................     (140,090)        34,843         (75,349)      (90,637)
                         ============   ============   =============  ============
Class B Shares:
 Issued.................           --             --          22,090       186,307
 Reinvested.............           --             --          10,663         8,085
 Redeemed...............           --             --         (69,116)      (42,205)
                         ------------   ------------   -------------  ------------
 Change in Class B
 Shares.................           --             --         (36,363)      152,187
                         ============   ============   =============  ============
Trust Shares:
 Issued.................    6,666,323      5,339,894       7,271,631     9,053,837
 Reinvested.............       37,749         39,422         269,958       303,294
 Redeemed...............   (6,360,265)    (3,669,679)    (10,696,151)   (4,990,144)
                         ------------   ------------   -------------  ------------
 Change in Trust
 Shares.................      343,807      1,709,637      (3,154,562)    4,366,987
                         ============   ============   =============  ============



                                    Continued

                              [LOGO OF BB&T FUNDS]

                               September 30, 2000


                                      Intermediate         North Carolina
                                        Corporate           Intermediate
                                        Bond Fund           Tax-Free Fund
                                      -------------  ----------------------------
                                         For the        For the        For the
                                      Period Ended    Year Ended     Year Ended
                                      September 30,  September 30,  September 30,
                                        2000 (a)         2000           1999
                                      -------------  -------------  -------------

CAPITAL TRANSACTIONS:
Class A Shares:
 Proceeds from shares issued......... $    231,419   $  1,683,591   $  8,174,924
 Dividends reinvested................        6,952        412,504        508,644
 Cost of shares redeemed.............       (5,782)    (4,437,564)    (5,695,033)
                                      ------------   ------------   ------------
 Change in net assets from Class A
 Share transactions.................. $    232,589   $ (2,341,469)  $  2,988,535
                                      ============   ============   ============
Class B Shares:
 Proceeds from shares issued......... $     68,407             --             --
 Dividends reinvested................        1,179             --             --
                                      ------------   ------------   ------------
 Change in net assets from Class B
 Share transactions.................. $     69,586             --             --
                                      ============   ============   ============
Trust Shares:
 Proceeds from shares issued......... $ 99,573,443   $ 23,993,708   $ 18,232,656
 Dividends reinvested................    1,979,046             --             --
 Cost of shares redeemed.............  (13,184,746)   (13,662,242)   (16,923,332)
                                      ------------   ------------   ------------
 Change in net assets from Trust
 Share transactions.................. $ 88,367,743   $ 10,331,466   $  1,309,324
                                      ============   ============   ============
SHARE TRANSACTIONS:
Class A Shares:
 Issued..............................       23,529        171,560        797,867
 Reinvested..........................          708         42,009         49,458
 Redeemed............................         (587)      (453,633)      (565,397)
                                      ------------   ------------   ------------
 Change in Class A Shares............       23,650       (240,064)       281,928
                                      ============   ============   ============
Class B Shares:
 Issued..............................        6,941             --             --
 Reinvested..........................          120             --             --
                                      ------------   ------------   ------------
 Change in Class B Shares............        7,061             --             --
                                      ============   ============   ============
Trust Shares:
 Issued..............................   10,067,340      2,437,804      1,790,660
 Reinvested..........................      201,738             --             --
 Redeemed............................   (1,340,317)    (1,389,398)    (1,646,273)
                                      ------------   ------------   ------------
 Change in Trust Shares..............    8,928,761      1,048,406        144,387
                                      ============   ============   ============


----
(a) For the period from December 2, 1999 (commencement of operations) through September 30, 2000.

                                    Continued

                              [LOGO OF BB&T FUNDS]

                               September 30, 2000


                               South Carolina                 Virginia
                                Intermediate                Intermediate
                                Tax-Free Fund               Tax-Free Fund
                         --------------------------- ----------------------------
                            For the       For the       For the        For the
                          Year Ended    Year Ended    Year Ended     Year Ended
                         September 30, September 30, September 30,  September 30,
                             2000          1999          2000         1999 (a)
                         ------------- ------------- -------------  -------------

CAPITAL TRANSACTIONS:
Class A Shares:
 Proceeds from shares
 issued.................  $   107,312   $ 1,082,689  $    151,324    $    75,507
 Dividends reinvested...       42,426        21,108         2,875            219
 Cost of shares
 redeemed...............      (69,141)     (190,511)      (49,059)            --
                          -----------   -----------  ------------    -----------
 Change in net assets
 from Class A Share
 transactions...........  $    80,597   $   913,286  $    105,140    $    75,726
                          ===========   ===========  ============    ===========
Trust Shares:
 Proceeds from shares
 issued.................  $ 1,578,920   $ 3,179,820  $  9,921,847    $85,116,364
 Dividends reinvested...           --            --            --             --
 Cost of shares
 redeemed...............   (3,635,842)   (3,959,304)  (12,261,491)    (3,000,806)
                          -----------   -----------  ------------    -----------
 Change in net assets
 from Trust Share
 transactions...........  $(2,056,922)  $  (779,484) $ (2,339,644)   $82,115,558
                          ===========   ===========  ============    ===========
SHARE TRANSACTIONS:
Class A Shares:
 Issued.................       10,836       106,752        13,921          6,838
 Reinvested.............        4,359         2,086           266             20
 Redeemed...............       (7,152)      (18,833)       (4,655)            --
                          -----------   -----------  ------------    -----------
 Change in Class A
 Shares.................        8,043        90,005         9,532          6,858
                          ===========   ===========  ============    ===========
Trust Shares:
 Issued.................      163,237       315,919       918,996      7,578,336
 Redeemed...............     (373,481)     (395,464)   (1,134,290)      (271,258)
                          -----------   -----------  ------------    -----------
 Change in Trust
 Shares.................     (210,244)      (79,545)     (215,294)     7,307,078
                          ===========   ===========  ============    ===========


----
(a) For the period from May 17, 1999 (commencement of operations) through September 30, 1999.
                                    Continued

                              [LOGO OF BB&T FUNDS]

                               September 30, 2000



                              Growth and Income                 Balanced
                                 Stock Fund                       Fund
                         ----------------------------  ----------------------------
                            For the        For the        For the        For the
                          Year Ended     Year Ended     Year Ended     Year Ended
                         September 30,  September 30,  September 30,  September 30,
                             2000           1999           2000           1999
                         -------------  -------------  -------------  -------------

CAPITAL TRANSACTIONS:
Class A Shares:
 Proceeds from shares
 issued................. $   3,796,177  $  6,320,172   $  1,903,077   $  3,507,718
 Dividends reinvested...     3,922,634     2,181,851      1,326,454      1,612,593
 Cost of shares
 redeemed...............   (11,015,747)  (12,271,770)    (5,628,488)    (5,876,168)
                         -------------  ------------   ------------   ------------
 Change in net assets
 from Class A Share
 transactions........... $  (3,296,936) $ (3,769,747)  $ (2,398,957)  $   (755,857)
                         =============  ============   ============   ============
Class B Shares:
 Proceeds from shares
 issued................. $   4,570,935  $  8,325,365   $  2,713,746   $  8,086,591
 Dividends reinvested...     3,810,492     1,656,594      1,290,566      1,179,731
 Cost of shares
 redeemed...............    (8,687,642)   (5,576,977)    (5,611,315)    (2,574,249)
                         -------------  ------------   ------------   ------------
 Change in net assets
 from Class B Share
 transactions........... $    (306,215) $  4,404,982   $ (1,607,003)  $  6,692,073
                         =============  ============   ============   ============
Trust Shares:
 Proceeds from shares
 issued................. $  67,796,289  $ 92,724,798   $ 13,895,596   $ 22,201,143
 Dividends reinvested...    15,989,751     9,088,063      6,135,704      6,382,802
 Cost of shares
 redeemed...............  (109,009,908)  (93,528,869)   (34,757,351)   (16,913,945)
                         -------------  ------------   ------------   ------------
 Change in net assets
 from Trust Share
 transactions........... $ (25,223,868) $  8,283,992   $(14,726,051)  $ 11,670,000
                         =============  ============   ============   ============
SHARE TRANSACTIONS:
Class A Shares:
 Issued.................       206,989       305,936        141,345        242,216
 Reinvested.............       212,641       107,276         98,920        112,288
 Redeemed...............      (611,504)     (598,229)      (425,151)      (408,749)
                         -------------  ------------   ------------   ------------
 Change in Class A
 Shares.................      (191,874)     (185,017)      (184,886)       (54,245)
                         =============  ============   ============   ============
Class B Shares:
 Issued.................       253,546       405,101        205,960        564,554
 Reinvested.............       207,579        81,928         96,734         82,552
 Redeemed...............      (485,126)     (271,160)      (430,139)      (179,654)
                         -------------  ------------   ------------   ------------
 Change in Class B
 Shares.................       (24,001)      215,869       (127,445)       467,452
                         =============  ============   ============   ============
Trust Shares:
 Issued.................     3,741,943     4,568,228      1,050,184      1,547,586
 Reinvested.............       865,221       445,664        458,756        445,292
 Redeemed...............    (5,988,503)   (4,521,898)    (2,643,004)    (1,174,036)
                         -------------  ------------   ------------   ------------
 Change in Trust
 Shares.................    (1,381,339)      491,994     (1,134,064)       818,842
                         =============  ============   ============   ============


                                    Continued

                              [LOGO OF BB&T FUNDS]

                               September 30, 2000



                                Large Company                 Small Company
                                 Growth Fund                   Growth Fund
                         ----------------------------  ----------------------------
                            For the        For the        For the        For the
                          Year Ended     Year Ended     Year Ended     Year Ended
                         September 30,  September 30,  September 30,  September 30,
                             2000           1999           2000           1999
                         -------------  -------------  -------------  -------------

CAPITAL TRANSACTIONS:
Class A Shares:
 Proceeds from shares
 issued................. $  6,898,484   $  3,990,667   $235,457,079   $ 77,265,660
 Dividends reinvested...      375,769        123,138      1,662,844             --
 Cost of shares
 redeemed...............   (1,407,435)      (694,002)  (227,841,945)   (80,169,893)
                         ------------   ------------   ------------   ------------
 Change in net assets
 from Class A Share
 transactions........... $  5,866,818   $  3,419,803   $  9,277,978   $ (2,904,233)
                         ============   ============   ============   ============
Class B Shares:
 Proceeds from shares
 issued................. $ 13,606,737   $  7,867,231   $  5,666,254   $  1,586,635
 Dividends reinvested...      832,156        275,410      1,380,650             --
 Cost of shares
 redeemed...............   (2,372,972)      (998,677)    (1,782,416)    (2,571,977)
                         ------------   ------------   ------------   ------------
 Change in net assets
 from Class B Share
 transactions........... $ 12,065,921   $  7,143,964   $  5,264,488   $   (985,342)
                         ============   ============   ============   ============
Trust Shares:
 Proceeds from shares
 issued................. $ 59,543,017   $ 42,112,134   $110,824,560   $ 32,958,723
 Dividends reinvested...       26,883         61,859      7,205,297             --
 Cost of shares
 redeemed...............  (25,408,213)   (16,078,382)   (70,957,761)   (23,736,534)
                         ------------   ------------   ------------   ------------
 Change in net assets
 from Trust Share
 transactions........... $ 34,161,687   $ 26,095,611   $ 47,072,096   $  9,222,189
                         ============   ============   ============   ============
SHARE TRANSACTIONS:
Class A Shares:
 Issued.................      464,907        342,286      7,077,516      3,592,160
 Reinvested.............       27,671         11,626         57,103             --
 Redeemed...............      (95,212)       (61,035)    (6,759,660)    (3,677,582)
                         ------------   ------------   ------------   ------------
 Change in Class A
 Shares.................      397,366        292,877        374,959        (85,422)
                         ============   ============   ============   ============
Class B Shares:
 Issued.................      940,217        683,822        166,927         77,396
 Reinvested.............       62,147         26,129         49,029             --
 Redeemed...............     (163,625)       (86,488)       (55,077)      (123,241)
                         ------------   ------------   ------------   ------------
 Change in Class B
 Shares.................      838,739        623,463        160,879        (45,845)
                         ============   ============   ============   ============
Trust Shares:
 Issued.................    3,968,598      3,632,275      3,072,107      1,601,445
 Reinvested.............        1,974          5,824        243,752             --
 Redeemed...............   (1,723,246)    (1,371,709)    (1,929,709)    (1,098,270)
                         ------------   ------------   ------------   ------------
 Change in Trust
 Shares.................    2,247,326      2,266,390      1,386,150        503,175
                         ============   ============   ============   ============


                                    Continued

                              [LOGO OF BB&T FUNDS]

                               September 30, 2000



                                                             Capital Manager
                                International                 Conservative
                                 Equity Fund                   Growth Fund
                         ----------------------------  ---------------------------
                            For the        For the        For the       For the
                          Year Ended     Year Ended     Year Ended    Year Ended
                         September 30,  September 30,  September 30, September 30,
                             2000           1999           2000        1999 (a)
                         -------------  -------------  ------------- -------------

CAPITAL TRANSACTIONS:
Class A Shares:
 Proceeds from shares
 issued................. $  1,216,213   $    559,154    $    21,322   $   409,402
 Dividends reinvested...       98,756         26,800         24,360        10,103
 Cost of shares
 redeemed...............     (437,820)      (344,011)      (294,210)       (6,750)
                         ------------   ------------    -----------   -----------
 Change in net assets
 from Class A Share
 transactions........... $    877,149   $    241,943    $  (248,528)  $   412,755
                         ============   ============    ===========   ===========
Class B Shares:
 Proceeds from shares
 issued................. $  1,899,812   $    498,182    $    32,292   $   112,121
 Dividends reinvested...      122,074         36,730          6,226           902
 Cost of shares
 redeemed...............     (318,031)      (560,459)        (1,750)       (1,253)
                         ------------   ------------    -----------   -----------
 Change in net assets
 from Class B Share
 transactions........... $  1,703,855   $    (25,547)   $    36,768   $   111,770
                         ============   ============    ===========   ===========
Trust Shares:
 Proceeds from shares
 issued................. $ 65,828,382   $ 24,995,842    $ 5,104,980   $10,346,198
 Dividends reinvested...    1,323,102        417,850        538,750       117,555
 Cost of shares
 redeemed...............  (43,808,257)   (17,448,374)    (7,367,476)   (2,372,370)
                         ------------   ------------    -----------   -----------
 Change in net assets
 from Trust Share
 transactions........... $ 23,343,227   $  7,965,318    $(1,723,746)  $ 8,091,383
                         ============   ============    ===========   ===========
SHARE TRANSACTIONS:
Class A Shares:
 Issued.................       86,879         48,478          1,982        39,088
 Reinvested.............        7,261          2,462          2,300           963
 Redeemed...............      (32,150)       (30,905)       (28,135)         (637)
                         ------------   ------------    -----------   -----------
 Change in Class A
 Shares.................       61,990         20,035        (23,853)       39,414
                         ============   ============    ===========   ===========
Class B Shares:
 Issued.................      137,165         43,393          3,036        10,615
 Reinvested.............        9,096          3,408            587            84
 Redeemed...............      (23,524)       (49,342)          (166)         (117)
                         ------------   ------------    -----------   -----------
 Change in Class B
 Shares.................      122,737         (2,541)         3,457        10,582
                         ============   ============    ===========   ===========
Trust Shares:
 Issued.................    4,819,198      2,102,842        475,719       978,110
 Reinvested.............       96,577         38,139         50,611        11,077
 Redeemed...............   (3,204,244)    (1,454,123)      (691,303)     (223,419)
                         ------------   ------------    -----------   -----------
 Change in Trust
 Shares.................    1,711,531        686,858       (164,973)      765,768
                         ============   ============    ===========   ===========


----
(a) The Fund commenced offering Class B shares on January 29, 1999.

                                    Continued

                              [LOGO OF BB&T FUNDS]

                               September 30, 2000



                               Capital Manager
                               Moderate Growth             Capital Manager
                                    Fund                     Growth Fund
                         --------------------------- ---------------------------
                            For the       For the       For the       For the
                          Year Ended    Year Ended    Year Ended    Year Ended
                         September 30, September 30, September 30, September 30,
                             2000        1999 (a)        2000        1999 (a)
                         ------------- ------------- ------------- -------------

CAPITAL TRANSACTIONS:
Class A Shares:
 Proceeds from shares
 issued.................  $   562,131   $  666,015    $  816,433     $ 959,556
 Dividends reinvested...       67,445       67,177        64,353        28,038
 Cost of shares
 redeemed...............   (1,033,323)    (342,290)     (355,693)     (310,922)
                          -----------   ----------    ----------     ---------
 Change in net assets
 from Class A Share
 transactions...........  $  (403,747)  $  390,902    $  525,093     $ 676,672
                          ===========   ==========    ==========     =========
Class B Shares:
 Proceeds from shares
 issued.................  $   434,771   $  196,189    $1,848,603     $ 176,179
 Dividends reinvested...       12,556        1,271        24,785           142
 Cost of shares
 redeemed...............     (113,713)          (5)      (73,030)       (7,686)
                          -----------   ----------    ----------     ---------
 Change in net assets
 from Class B Share
 transactions...........  $   333,614   $  197,455    $1,800,358     $ 168,635
                          ===========   ==========    ==========     =========
Trust Shares:
 Proceeds from shares
 issued.................  $ 2,150,419   $3,571,247    $1,008,243     $ 300,467
 Dividends reinvested...      207,373       13,704        29,032         2,841
 Cost of shares
 redeemed...............   (2,045,832)    (189,439)     (518,754)      (65,657)
                          -----------   ----------    ----------     ---------
 Change in net assets
 from Trust Share
 transactions...........  $   311,960   $3,395,512    $  518,521     $ 237,651
                          ===========   ==========    ==========     =========
SHARE TRANSACTIONS:
Class A Shares:
 Issued.................       50,944       62,893        70,902        89,234
 Reinvested.............        6,072        6,391         5,629         2,662
 Redeemed...............      (93,407)     (32,057)      (30,576)      (28,686)
                          -----------   ----------    ----------     ---------
 Change in Class A
 Shares.................      (36,391)      37,227        45,955        63,210
                          ===========   ==========    ==========     =========
Class B Shares:
 Issued.................       38,798       18,381       160,196        15,856
 Reinvested.............        1,129          117         2,149            13
 Redeemed...............      (10,095)         --         (6,271)         (716)
                          -----------   ----------    ----------     ---------
 Change in Class B
 Shares.................       29,832       18,498       156,074        15,153
                          ===========   ==========    ==========     =========
Trust Shares:
 Issued.................      193,960      331,505        87,020        27,938
 Reinvested.............       18,613        1,272         2,527           266
 Redeemed...............     (184,968)     (17,468)      (44,055)       (5,940)
                          -----------   ----------    ----------     ---------
 Change in Trust
 Shares.................       27,605      315,309        45,492        22,264
                          ===========   ==========    ==========     =========


----
(a) The Fund commenced offering Class B shares on January 29, 1999.

                                    Continued

                              [LOGO OF BB&T FUNDS]

                               September 30, 2000

7.Federal Income Taxes:

  At September 30, 2000, the following Funds had net capital loss carryforwards to offset future net capital gains, if any, to the extent provided by the Treasury regulations:



                                                                 Amount  Expires
                                                                -------- -------

   Prime Money Market Fund..................................... $    837  2007
   Short Intermediate U.S. Government Income Fund..............  452,268  2004
   Short Intermediate U.S. Government Income Fund..............  126,693  2005
   Short Intermediate U.S. Government Income Fund..............   20,229  2006
   Short Intermediate U.S. Government Income Fund..............  573,262  2008
   Intermediate U.S. Government Bond Fund......................  101,544  2008
   North Carolina Intermediate Tax-Free Fund...................  489,306  2008
   South Carolina Intermediate Tax-Free Fund...................  117,458  2008
   Virginia Intermediate Tax-Free Fund.........................  269,826  2008



  To the extent that these carryforwards are used to offset future capital gains, it is probable that the gains so offset will not be distributed to shareholders.

  During the fiscal year ended September 30, 2000, the Funds declared long-term capital gain distributions as follows:



                                                                       Amount
                                                                    -----------

   Intermediate U.S. Government Bond Fund.......................... $   738,763
   North Carolina Intermediate Tax-Free Fund.......................       4,155
   Growth and Income Stock Fund....................................  36,675,244
   Balanced Fund...................................................   6,759,670
   Large Company Growth Fund.......................................   6,972,457
   Small Company Growth Fund.......................................  12,891,585
   International Equity Fund.......................................   3,189,963
   Capital Manager Conservative Growth Fund........................     736,374
   Capital Manager Moderate Growth Fund............................     778,008
   Capital Manager Growth Fund.....................................     861,189


                                    Continued

                              [LOGO OF BB&T FUNDS]

                               September 30, 2000

  For corporate shareholders, the following percentage of the total ordinary income distributions paid during the fiscal year ended September 30, 2000 qualify for the corporate dividends received deduction for the following
  Funds:



                                                                     (Unaudited)
                                                                      Percentage
                                                                     -----------

   Growth and Income Stock Fund.....................................    85.84%
   Balanced Fund....................................................    40.26%
   Small Company Growth Fund........................................     1.08%
   Capital Manager Conservative Growth Fund.........................     4.35%
   Capital Manager Moderate Growth Fund.............................     8.40%
   Capital Manager Growth Fund......................................    14.08%



  During the fiscal year ended September 30, 2000, the following Funds declared tax-exempt income distributions:



                                                                     (Unaudited)
                                                                      Tax-Exempt
                                                                   Distributions
                                                                   -------------

   North Carolina Intermediate Tax-Free Fund......................  $3,668,920
   South Carolina Intermediate Tax-Free Fund......................     681,453
   Virginia Intermediate Tax-Free Fund............................   3,343,892



  Capital and foreign currency losses incurred after October 31st, within a Fund's fiscal year, are deemed to arise on the first business day of the following fiscal year for tax purposes. The following Funds have incurred and will elect to defer such capital losses and foreign currency losses:



                                                                     (Unaudited)
                                                                    Post-October
                                                                          Losses
                                                                    ------------

   Short-Intermediate U.S. Government Income Fund..................  $2,835,168
   Intermediate U.S. Government Bond Fund..........................   4,549,107
   Intermediate Corporate Bond Fund................................     711,534
   North Carolina Intermediate Tax-Free Fund.......................     566,197
   South Carolina Intermediate Tax-Free Fund.......................     263,763
   Virginia Intermediate Tax-Free Fund.............................     876,287

                              [LOGO OF BB&T FUNDS]



Special Meetings of Shareholders (Unaudited):

  On January 14, 2000, there was a special meeting of Shareholders of the Funds. There were three proposals put forth for vote by the Shareholders of the Funds. The description of each proposal and number of shares voted are as follows:

  A.) To elect the Board of Trustees of the Funds to hold office until their respective successors have been duly elected and qualified or until their earlier resignation or removal.



                                                       FOR     AGAINST ABSTAIN
                                                   ----------- ------- -------

     . Walter B. Grimm............................ 432,515,413     0   989,602
     . W. Ray Long................................ 432,510,992     0   994,023
     . William E. Graham Jr....................... 432,511,602     0   993,413
     . Thomas W. Lambeth.......................... 432,516,207     0   988,808
     . Robert W. Stewart.......................... 432,516,207     0   988,808
     . Raymond McCulloch.......................... 432,511,714     0   993,301



  B.) To ratify or reject the selection of KPMG LLP as the independent accountants for the Funds for the fiscal year.



               FOR                        AGAINST                                      ABSTAIN
               ---                        -------                                     ---------

           430,884,528                    980,311                                     1,640,178


  C.) To eliminate the Small Company Growth Fund's Fundamental investment policy to invest at least 65% of its assets in companies with a market capitalization under $1 billion at the time of purchase.



                                                                                         BROKER
              FOR               AGAINST                     ABSTAIN                     NON-VOTE
              ---               -------                     -------                     ---------

           2,715,267            15,025                      10,385                      2,905,282


  On June 28, 2000, there was another special meeting of Shareholders of the Prime Money Market Fund. There were two proposals put forth for vote by the Shareholders of the Prime Money Market Fund. The description of each proposal and number of shares voted on as follow:

  A.) To approve the new Investment Sub-Advisory Agreement between Branch
      Banking and Trust Company ("BB&T") and Federated Investment Management Company ("Federated") with respect to the Fund.



              FOR                          AGAINST                                         ABSTAIN
              ---                          -------                                         -------

           67,407,749                          0                                             791


  B.) To approve an amendment to the Prime Money Market Fund's industry concentration policy to prohibit concentration in the financial services industry.



              FOR                          AGAINST                                         ABSTAIN
              ---                          -------                                         -------

           67,407,749                          0                                             791

                              [LOGO OF BB&T FUNDS]


PRIME MONEY MARKET FUND
Class A Shares
                              Financial Highlights


                                         For the       For the     October 1,
                                       Year Ended    Year Ended      1997 to
                                      September 30, September 30, September 30,
                                          2000          1999        1998 (a)
                                      ------------- ------------- -------------

Net Asset Value, Beginning of
Period..............................    $  1.000       $ 1.000       $ 1.000
                                        --------       -------       -------
Investment Activities
 Net investment income..............       0.052         0.043         0.048
                                        --------       -------       -------
  Total from Investment Activities..       0.052         0.043         0.048
                                        --------       -------       -------
Distributions
 Net investment income..............      (0.052)       (0.043)       (0.048)
                                        --------       -------       -------
  Total Distributions...............      (0.052)       (0.043)       (0.048)
                                        --------       -------       -------
Net Asset Value, End of Period......    $  1.000       $ 1.000       $ 1.000
                                        ========       =======       =======
Total Return........................        5.35%         4.42%         4.93%(b)
Ratios/Supplementary Data:
 Net Assets, End of Period (000)....    $277,219       $ 5,395       $ 3,262
 Ratio of expenses to average net
 assets.............................        1.00%         0.80%         0.83%(c)
 Ratio of net investment income to
 average net assets.................        5.68%         4.34%         4.83%(c)
 Ratio of expenses to average net
 assets*............................        1.25%         1.39%         1.43%(c)


----
 * During the period, certain fees were voluntarily reduced or reimbursed. If such fee reductions or reimbursements had not occurred, the ratios would have been as indicated.
(a) Period from commencement of operations.
(b) Not annualized.
(c) Annualized.

                       See notes to financial statements.

                              [LOGO OF BB&T FUNDS]


                                                         PRIME MONEY MARKET FUND
                                                                  Class B Shares
                              Financial Highlights


                                         For the       For the    September 2,
                                       Year Ended    Year Ended      1998 to
                                      September 30, September 30, September 30,
                                          2000          1999        1998 (a)
                                      ------------- ------------- -------------

Net Asset Value, Beginning of
Period..............................     $ 1.000       $ 1.000       $ 1.000
                                         -------       -------       -------
Investment Activities
 Net investment income..............       0.046         0.036         0.003
                                         -------       -------       -------
  Total from Investment Activities..       0.046         0.036         0.003
                                         -------       -------       -------
Distributions
 Net investment income..............      (0.046)       (0.036)       (0.003)
                                         -------       -------       -------
  Total Distributions...............      (0.046)       (0.036)       (0.003)
                                         -------       -------       -------
Net Asset Value, End of Period......     $ 1.000       $ 1.000       $ 1.000
                                         =======       =======       =======
Total Return (excludes redemption
charge).............................        4.65%         3.64%         0.32%(b)
Ratios/Supplementary Data:
 Net Assets, End of Period (000)....     $41,644       $ 9,391       $   300
 Ratio of expenses to average net
 assets.............................        1.63%         1.56%         1.64%(c)
 Ratio of net investment income to
 average net assets.................        4.76%         3.58%         3.98%(c)
 Ratio of expenses to average net
 assets*............................        1.80%         1.89%         1.99%(c)


----
 * During the period, certain fees were voluntarily reduced or reimbursed. If such fee reductions or reimbursements had not occurred, the ratios would have been as indicated.
(a) Period from commencement of operations.
(b) Not annualized.
(c) Annualized.

                       See notes to financial statements.

                              [LOGO OF BB&T FUNDS]


PRIME MONEY MARKET FUND
Trust Shares
                              Financial Highlights


                                        For the       For the     October 1,
                                      Year Ended    Year Ended      1997 to
                                     September 30, September 30, September 30,
                                         2000          1999        1998 (a)
                                     ------------- ------------- -------------

Net Asset Value, Beginning of
Period.............................     $ 1.000       $ 1.000      $  1.000
                                        -------       -------      --------
Investment Activities
 Net investment income.............       0.056         0.046         0.051
                                        -------       -------      --------
  Total from Investment
  Activities.......................       0.056         0.046         0.051
                                        -------       -------      --------
Distributions
 Net investment income.............      (0.056)       (0.046)       (0.051)
                                        -------       -------      --------
  Total Distributions..............      (0.056)       (0.046)       (0.051)
                                        -------       -------      --------
Net Asset Value, End of Period.....     $ 1.000       $ 1.000      $  1.000
                                        =======       =======      ========
Total Return.......................        5.70%         4.69%     5.23%(b)
Ratios/Supplementary Data:
 Net Assets, End of Period (000)...     $78,331       $56,492      $ 37,769
 Ratio of expenses to average net
 assets............................        0.63%         0.54%         0.55%(c)
 Ratio of net investment income to
 average net assets................        5.62%         4.57%         5.11%(c)
 Ratio of expenses to average net
 assets*...........................        0.80%         0.88%         0.91%(c)


----
 * During the period, certain fees were voluntarily reduced or reimbursed. If such fee reductions or reimbursements had not occurred, the ratios would have been as indicated.
(a) Period from commencement of operations.
(b) Not annualized.
(c) Annualized.

                       See notes to financial statements.

                              [LOGO OF BB&T FUNDS]


                                                 U.S. TREASURY MONEY MARKET FUND
                                                                  Class A Shares
                              Financial Highlights


                                       For the Year Ended September 30,
                                   --------------------------------------------
                                     2000     1999     1998     1997     1996
                                   --------  -------  -------  -------  -------

Net Asset Value, Beginning of
Period...........................  $  1.000  $ 1.000  $ 1.000  $ 1.000  $ 1.000
                                   --------  -------  -------  -------  -------
Investment Activities
 Net investment income...........     0.049    0.040    0.046    0.044    0.044
                                   --------  -------  -------  -------  -------
  Total from Investment
  Activities.....................     0.049    0.040    0.046    0.044    0.044
                                   --------  -------  -------  -------  -------
Distributions
 Net investment income...........    (0.049)  (0.040)  (0.046)  (0.044)  (0.044)
                                   --------  -------  -------  -------  -------
  Total Distributions............    (0.049)  (0.040)  (0.046)  (0.044)  (0.044)
                                   --------  -------  -------  -------  -------
Net Asset Value, End of Period...  $  1.000  $ 1.000  $ 1.000  $ 1.000  $ 1.000
                                   ========  =======  =======  =======  =======
Total Return.....................      4.98%    4.08%    4.75%    4.50%    4.49%
Ratios/Supplementary Data:
 Net Assets, End of Period
 (000)...........................  $170,380  $42,241  $41,478  $32,541  $27,931
 Ratio of expenses to average net
 assets..........................      1.00%    0.84%    0.86%    0.95%    0.99%
 Ratio of net investment income
 to average net assets...........      5.11%    4.00%    4.65%    4.41%    4.37%
 Ratio of expenses to average net
 assets*.........................      1.23%    1.23%    1.26%    1.25%    1.25%


----
* During the period, certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated.
                       See notes to financial statements.

                              [LOGO OF BB&T FUNDS]


U.S. TREASURY MONEY MARKET FUND
Class B Shares
                              Financial Highlights


                                 For the Year Ended September      January 1,
                                             30,                     1996 to
                                 -------------------------------  September 30,
                                  2000     1999    1998    1997     1996 (a)
                                 -------  ------  ------  ------  -------------

Net Asset Value, Beginning of
Period.........................  $ 1.000  $1.000  $1.000  $1.000     $1.000
                                 -------  ------  ------  ------     ------
Investment Activities
 Net investment income.........    0.042   0.033   0.039   0.036      0.025
                                 -------  ------  ------  ------     ------
  Total from Investment
  Activities...................    0.042   0.033   0.039   0.036      0.025
                                 -------  ------  ------  ------     ------
Distributions
 Net investment income.........   (0.042) (0.033) (0.039) (0.036)    (0.025)
                                 -------  ------  ------  ------     ------
  Total Distributions..........   (0.042) (0.033) (0.039) (0.036)    (0.025)
                                 -------  ------  ------  ------     ------
Net Asset Value, End of
Period.........................  $ 1.000  $1.000  $1.000  $1.000     $1.000
                                 =======  ======  ======  ======     ======
Total Return (excludes
redemption charge).............     4.28%   3.31%   3.97%   3.67%      2.53%(b)
Ratios/Supplementary Data:
 Net Assets, End of Period
 (000).........................  $10,425  $2,264  $1,255  $1,502     $1,305
 Ratio of expenses to average
 net assets....................     1.63%   1.59%   1.61%   1.75%      1.75%(c)
 Ratio of net investment income
 to average net assets.........     4.43%   3.25%   3.90%   3.61%      3.55%(c)
 Ratio of expenses to average
 net assets*...................     1.73%   1.73%   1.76%     **         **


----
 * During the period, certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated.
** There were no voluntary fee reductions during this period.
(a) Period from commencement of operations.
(b) Not annualized.
(c) Annualized.

                       See notes to financial statements.

                              [LOGO OF BB&T FUNDS]


                                                 U.S. TREASURY MONEY MARKET FUND
                                                                    Trust Shares
                              Financial Highlights


                                     For the Year Ended September 30,
                               ------------------------------------------------
                                 2000      1999      1998      1997      1996
                               --------  --------  --------  --------  --------

Net Asset Value, Beginning of
Period.......................  $  1.000  $  1.000  $  1.000  $  1.000  $  1.000
                               --------  --------  --------  --------  --------
Investment Activities
 Net investment income.......     0.052     0.043     0.049     0.046     0.046
                               --------  --------  --------  --------  --------
  Total from Investment
  Activities.................     0.052     0.043     0.049     0.046     0.046
                               --------  --------  --------  --------  --------
Distributions
 Net investment income.......    (0.052)   (0.043)   (0.049)   (0.046)   (0.046)
                               --------  --------  --------  --------  --------
  Total Distributions........    (0.052)   (0.043)   (0.049)   (0.046)   (0.046)
                               --------  --------  --------  --------  --------
Net Asset Value, End of
Period.......................  $  1.000  $  1.000  $  1.000  $  1.000  $  1.000
                               ========  ========  ========  ========  ========
Total Return.................      5.33%     4.34%     5.01%     4.71%     4.74%
Ratios/Supplementary Data:
 Net Assets, End of Period
 (000).......................  $395,617  $282,585  $235,796  $266,840  $205,974
 Ratio of expenses to average
 net assets..................      0.63%     0.59%     0.61%     0.75%     0.75%
 Ratio of net investment
 income to average net
 assets......................      5.24%     4.26%     4.90%     4.61%     4.63%
 Ratio of expenses to average
 net assets*.................      0.73%     0.73%     0.76%     0.75%     0.75%


----
 * During the period, certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated.
                       See notes to financial statements.

                              [LOGO OF BB&T FUNDS]


SHORT-INTERMEDIATE U.S. GOVERNMENT INCOME FUND
Class A Shares
                              Financial Highlights


                                          For the Year Ended September 30,
                                         --------------------------------------
                                          2000    1999    1998    1997    1996
                                         ------  ------  ------  ------  ------

Net Asset Value, Beginning of Period...  $ 9.65  $10.06  $ 9.76  $ 9.73  $ 9.88
                                         ------  ------  ------  ------  ------
Investment Activities
 Net investment income.................    0.50    0.50    0.51    0.54    0.55
 Net realized and unrealized gains
 (losses) on investments...............   (0.01)  (0.41)   0.30    0.03   (0.15)
                                         ------  ------  ------  ------  ------
  Total from Investment Activities.....    0.49    0.09    0.81    0.57    0.40
                                         ------  ------  ------  ------  ------
Distributions
 Net investment income.................   (0.51)  (0.50)  (0.51)  (0.54)  (0.55)
                                         ------  ------  ------  ------  ------
  Total Distributions..................   (0.51)  (0.50)  (0.51)  (0.54)  (0.55)
                                         ------  ------  ------  ------  ------
Net Asset Value, End of Period.........  $ 9.63  $ 9.65  $10.06  $ 9.76  $ 9.73
                                         ======  ======  ======  ======  ======
Total Return (excludes sales charge)...    5.24%   0.95%   8.50%   6.07%   4.09%
Ratios/Supplementary Data:
 Net Assets, End of Period (000).......  $3,270  $4,626  $4,476  $5,151  $6,356
 Ratio of expenses to average net
 assets................................    1.01%   1.02%   1.06%   1.11%   1.19%
 Ratio of net investment income to
 average net assets....................    5.27%   5.04%   5.15%   5.60%   5.55%
 Ratio of expenses to average net
 assets*...............................    1.41%   1.42%   1.44%   1.46%   1.54%
 Portfolio turnover(a).................  101.07%  99.99%  53.74%  87.99%  54.82%


----
 * During the period, certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated.
(a) Portfolio turnover is calculated on the basis of the Fund as a whole without distinguishing between classes of shares issued.

                       See notes to financial statements.

                              [LOGO OF BB&T FUNDS]


                                  SHORT-INTERMEDIATE U.S. GOVERNMENT INCOME FUND
                                                                    Trust Shares
                              Financial Highlights


                                     For the Year Ended September 30,
                                -----------------------------------------------
                                  2000      1999      1998      1997     1996
                                --------  --------  --------  --------  -------

Net Asset Value, Beginning of
Period........................  $   9.65  $  10.07  $   9.77  $   9.74  $  9.89
                                --------  --------  --------  --------  -------
Investment Activities
 Net investment income........      0.52      0.53      0.53      0.57     0.57
 Net realized and unrealized
 gains (losses) on
 investments..................        --     (0.42)     0.30      0.03    (0.15)
                                --------  --------  --------  --------  -------
  Total from Investment
  Activities..................      0.52      0.11      0.83      0.60     0.42
                                --------  --------  --------  --------  -------
Distributions
 Net investment income........     (0.53)    (0.53)    (0.53)    (0.57)   (0.57)
                                --------  --------  --------  --------  -------
  Total Distributions.........     (0.53)    (0.53)    (0.53)    (0.57)   (0.57)
                                --------  --------  --------  --------  -------
Net Asset Value, End of
Period........................  $   9.64  $   9.65  $  10.07  $   9.77  $  9.74
                                ========  ========  ========  ========  =======
Total Return..................      5.62%     1.10%     8.77%     6.33%    4.36%
Ratios/Supplementary Data:
 Net Assets, End of Period
 (000)........................  $170,362  $167,285  $157,329  $103,523  $62,621
 Ratio of expenses to average
 net assets...................      0.76%     0.77%     0.81%     0.86%    0.93%
 Ratio of net investment
 income to average net
 assets.......................      5.52%     5.29%     5.40%     5.85%    5.81%
 Ratio of expenses to average
 net assets*..................      0.91%     0.92%     0.94%     0.96%    1.03%
 Portfolio turnover(a)........    101.07%    99.99%    53.74%    87.99%   54.82%


----
 * During the period, certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated.
(a) Portfolio turnover is calculated on the basis of the Fund as a whole without distinguishing between classes of shares issued.
                       See notes to financial statements.

                              [LOGO OF BB&T FUNDS]


INTERMEDIATE U.S. GOVERNMENT BOND FUND
Class A Shares
                              Financial Highlights


                                         For the Year Ended September 30,
                                        ---------------------------------------
                                         2000    1999     1998    1997    1996
                                        ------  ------   ------  ------  ------

Net Asset Value, Beginning of Period..  $ 9.70  $10.57   $ 9.84  $ 9.63  $ 9.88
                                        ------  ------   ------  ------  ------
Investment Activities
 Net investment income................    0.52    0.50     0.51    0.53    0.56
 Net realized and unrealized gains
 (losses) on investments..............    0.05   (0.76)    0.74    0.21   (0.25)
                                        ------  ------   ------  ------  ------
  Total from Investment Activities....    0.57   (0.26)    1.25    0.74    0.31
                                        ------  ------   ------  ------  ------
Distributions
 Net investment income................   (0.53)  (0.50)   (0.52)  (0.53)  (0.56)
 Net realized gains...................   (0.02)  (0.11)      --      --      --
 In excess of net realized gains......   (0.01)     --       --      --      --
                                        ------  ------   ------  ------  ------
  Total Distributions.................   (0.56)  (0.61)   (0.52)  (0.53)  (0.56)
                                        ------  ------   ------  ------  ------
Net Asset Value, End of Period........  $ 9.71  $ 9.70   $10.57  $ 9.84  $ 9.63
                                        ======  ======   ======  ======  ======
Total Return (excludes sales charge)..    6.09%  (2.49%)  13.07%   7.93%   3.17%
Ratios/Supplementary Data:
 Net Assets, End of Period (000)......  $2,579  $3,308   $4,562  $4,211  $3,659
 Ratio of expenses to average net
 assets...............................    1.08%   1.08%    1.09%   1.12%   1.13%
 Ratio of net investment income to
 average net assets...................    5.46%   5.00%    5.10%   5.49%   5.68%
 Ratio of expenses to average net
 assets*..............................    1.43%   1.43%    1.44%   1.47%   1.48%
 Portfolio turnover(a)................  103.41%  73.46%   60.98%  62.45%  76.29%


----
 * During the period, certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated.
(a) Portfolio turnover is calculated on the basis of the Fund as a whole without distinguishing between classes of shares issued.

                       See notes to financial statements.

                              [LOGO OF BB&T FUNDS]


                                          INTERMEDIATE U.S. GOVERNMENT BOND FUND
                                                                  Class B Shares
                              Financial Highlights


                                                                   January 1,
                           For the Year Ended September 30,          1996 to
                          --------------------------------------- September 30,
                            2000      1999       1998     1997      1996 (a)
                          --------  --------   --------  -------- -------------

Net Asset Value,
Beginning of Period.....  $   9.68  $  10.54   $   9.81  $  9.60     $10.17
                          --------  --------   --------  -------     ------
Investment Activities
 Net investment income..      0.45      0.43       0.43     0.46       0.31
 Net realized and
 unrealized gains
 (losses) on
 investments............      0.04     (0.75)      0.74     0.21      (0.57)
                          --------  --------   --------  -------     ------
  Total from Investment
  Activities............      0.49     (0.32)      1.17     0.67      (0.26)
                          --------  --------   --------  -------     ------
Distributions
 Net investment income..     (0.45)    (0.43)     (0.44)   (0.46)     (0.31)
 Net realized gains.....     (0.02)    (0.11)        --       --         --
 In excess of net
 realized gains.........     (0.01)       --         --       --         --
                          --------  --------   --------  -------     ------
  Total Distributions...     (0.48)    (0.54)     (0.44)   (0.46)     (0.31)
                          --------  --------   --------  -------     ------
Net Asset Value, End of
Period..................  $   9.69  $   9.68   $  10.54  $  9.81     $ 9.60
                          ========  ========   ========  =======     ======
Total Return (excludes
redemption charge)......      5.31%    (3.13%)    12.26%    7.14%     (2.48%)(b)
Ratios/Supplementary
Data:
 Net Assets, End of
 Period (000)...........  $  2,329  $  2,679   $  1,314  $   623     $  353
 Ratio of expenses to
 average net assets.....      1.83%     1.83%      1.84%    1.87%      1.85%(c)
 Ratio of net investment
 income to average net
 assets.................      4.71%     4.28%      4.35%    4.74%      5.01%(c)
 Ratio of expenses to
 average net assets*....      1.93%     1.93%      1.94%    1.97%      1.95%(c)
 Portfolio turnover(d)..    103.41%    73.46%     60.98%   62.45%     76.29%(b)


----
 * During the period, certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated.
(a) Period from commencement of operations.
(b) Not annualized.
(c) Annualized.
(d) Portfolio turnover is calculated on the basis of the Fund as a whole without distinguishing between classes of shares issued.

                       See notes to financial statements.

                              [LOGO OF BB&T FUNDS]


INTERMEDIATE U.S. GOVERNMENT BOND FUND
Trust Shares
                              Financial Highlights


                                    For the Year Ended September 30,
                              -------------------------------------------------
                                2000      1999       1998      1997      1996
                              --------  --------   --------  --------  --------

Net Asset Value, Beginning
of Period...................  $   9.72  $  10.59   $   9.85  $   9.64  $   9.89
                              --------  --------   --------  --------  --------
Investment Activities
 Net investment income......      0.55      0.53       0.54      0.56      0.58
 Net realized and unrealized
 gains (losses) on
 investments................      0.04     (0.76)      0.75      0.21     (0.25)
                              --------  --------   --------  --------  --------
  Total from Investment
  Activities................      0.59     (0.23)      1.29      0.77      0.33
                              --------  --------   --------  --------  --------
Distributions
 Net investment income......     (0.55)    (0.53)     (0.55)    (0.56)    (0.58)
 Net realized gains.........     (0.02)    (0.11)        --        --        --
 In excess of net realized
 gains......................     (0.01)       --         --        --        --
                              --------  --------   --------  --------  --------
  Total Distributions.......     (0.58)    (0.64)     (0.55)    (0.56)    (0.58)
                              --------  --------   --------  --------  --------
Net Asset Value, End of
Period......................  $   9.73  $   9.72   $  10.59  $   9.85  $   9.64
                              ========  ========   ========  ========  ========
Total Return................      6.36%    (2.23%)    13.46%     8.20%     3.43%
Ratios/Supplementary Data:
 Net Assets, End of Period
 (000)......................  $182,899  $213,417   $186,256  $142,545  $119,633
 Ratio of expenses to
 average net assets.........      0.83%     0.83%      0.84%     0.87%     0.87%
 Ratio of net investment
 income to average net
 assets.....................      5.71%     5.26%      5.35%     5.74%     5.94%
 Ratio of expenses to
 average net assets*........      0.93%     0.93%      0.94%     0.97%     0.97%
 Portfolio turnover(a)......    103.41%    73.46%     60.98%    62.45%    76.29%


----
* During the period, certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated.
(a) Portfolio turnover is calculated on the basis of the Fund as a whole without distinguishing between classes of shares issued.

                       See notes to financial statements.

                              [LOGO OF BB&T FUNDS]


                                                INTERMEDIATE CORPORATE BOND FUND
                                                                  Class A Shares
                              Financial Highlights


                                                                    December 2,
                                                                      1999 to
                                                                   September 30,
                                                                     2000 (a)
                                                                   -------------

Net Asset Value, Beginning of Period.............................     $10.00
                                                                      ------
Investment Activities
 Net investment income...........................................       0.50
 Net realized and unrealized losses on investments...............      (0.02)
                                                                      ------
  Total from Investment Activities...............................       0.48
                                                                      ------
Distributions
 Net investment income...........................................      (0.50)
                                                                      ------
  Total Distributions............................................      (0.50)
                                                                      ------
Net Asset Value, End of Period...................................     $ 9.98
                                                                      ======
Total Return (excludes sales charge).............................       4.97%(b)
Ratios/Supplementary Data:
 Net Assets, End of Period (000).................................     $  236
 Ratio of expenses to average net assets.........................       1.03%(c)
 Ratio of net investment income to average net assets............       6.06%(c)
 Ratio of expenses to average net assets*........................       1.59%(c)
 Portfolio turnover(d)...........................................     186.79%(b)


----
* During the period, certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated.
(a) Period from commencement of operations.
(b) Not annualized.
(c) Annualized.
(d) Portfolio turnover is calculated on the basis of the Fund as a whole without distinguishing between classes of shares issued.

                       See notes to financial statements.

                              [LOGO OF BB&T FUNDS]


INTERMEDIATE CORPORATE BOND FUND
Class B Shares
                              Financial Highlights


                                                                     December 2,
                                                                         1999 to
                                                                   September 30,
                                                                     2000 (a)
                                                                   -------------

Net Asset Value, Beginning of Period.............................     $10.00
                                                                      ------
Investment Activities
 Net investment income...........................................       0.44
 Net realized and unrealized losses on investments...............      (0.02)
                                                                      ------
  Total from Investment Activities...............................       0.42
                                                                      ------
Distributions
 Net investment income...........................................      (0.44)
                                                                      ------
  Total Distributions............................................      (0.44)
                                                                      ------
Net Asset Value, End of Period...................................     $ 9.98
                                                                      ======
Total Return (excludes redemption charge)........................       4.41%(b)
Ratios/Supplementary Data:
 Net Assets, End of Period (000).................................     $   70
 Ratio of expenses to average net assets.........................       1.75%(c)
 Ratio of net investment income to average net assets............       5.34%(c)
 Ratio of expenses to average net assets*........................       2.03%(c)
 Portfolio turnover(d)...........................................     186.79%(b)


----
* During the period, certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated.
(a) Period from commencement of operations.
(b) Not annualized.
(c) Annualized.
(d) Portfolio turnover is calculated on the basis of the Fund as a whole without distinguishing between classes of shares issued.

                       See notes to financial statements.

                              [LOGO OF BB&T FUNDS]


                                                INTERMEDIATE CORPORATE BOND FUND
                                                                    Trust Shares
                              Financial Highlights


                                                                     December 2,
                                                                         1999 to
                                                                  September 30,
                                                                    2000 (a)
                                                                  -------------

Net Asset Value, Beginning of Period............................     $ 10.00
                                                                     -------
Investment Activities
 Net investment income..........................................        0.51
 Net realized and unrealized losses on investments..............       (0.02)
                                                                     -------
  Total from Investment Activities..............................        0.49
                                                                     -------
Distributions
 Net investment income..........................................       (0.51)
                                                                     -------
  Total Distributions...........................................       (0.51)
                                                                     -------
Net Asset Value, End of Period..................................     $  9.98
                                                                     =======
Total Return....................................................        5.13%(b)
Ratios/Supplementary Data:
 Net Assets, End of Period (000)................................     $89,101
 Ratio of expenses to average net assets........................        0.75%(c)
 Ratio of net investment income to average net assets...........        6.30%(c)
 Ratio of expenses to average net assets*.......................        1.09%(c)
 Portfolio turnover(d)..........................................      186.79%(b)


----
* During the period, certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated.
(a) Period from commencement of operations.
(b) Not annualized.
(c) Annualized.
(d) Portfolio turnover is calculated on the basis of the Fund as a whole without distinguishing between classes of shares issued.

                       See notes to financial statements.

                              [LOGO OF BB&T FUNDS]


NORTH CAROLINA INTERMEDIATE TAX-FREE FUND
Class A Shares
                              Financial Highlights


                                       For the Year Ended September 30,
                                     ------------------------------------------
                                      2000     1999      1998     1997    1996
                                     -------  -------   -------  ------  ------

Net Asset Value, Beginning of
Period.............................  $  9.89  $ 10.52   $ 10.27  $10.05  $10.15
                                     -------  -------   -------  ------  ------
Investment Activities
 Net investment income.............     0.40     0.40      0.42    0.40    0.36
 Net realized and unrealized gains
 (losses) on investments...........     0.08    (0.56)     0.25    0.22   (0.10)
                                     -------  -------   -------  ------  ------
  Total from Investment
  Activities.......................     0.48    (0.16)     0.67    0.62    0.26
                                     -------  -------   -------  ------  ------
Distributions
 Net investment income.............    (0.40)   (0.40)    (0.42)  (0.40)  (0.36)
 Net realized gains................       --    (0.05)       --      --      --
 In excess of net realized gains...       --    (0.02)       --      --      --
                                     -------  -------   -------  ------  ------
  Total Distributions..............    (0.40)   (0.47)    (0.42)  (0.40)  (0.36)
                                     -------  -------   -------  ------  ------
Net Asset Value, End of Period.....  $  9.97  $  9.89   $ 10.52  $10.27  $10.05
                                     =======  =======   =======  ======  ======
Total Return (excludes sales
charge)............................     5.04%   (1.53%)    6.63%   6.28%   2.61%
Ratios/Supplementary Data:
 Net Assets, End of Period (000)...  $11,403  $13,677   $11,592  $9,419  $9,261
 Ratio of expenses to average net
 assets............................     0.95%    0.95%     0.96%   1.00%   1.11%
 Ratio of net investment income to
 average net assets................     4.12%    3.95%     4.03%   3.94%   3.58%
 Ratio of expenses to average net
 assets*...........................     1.46%    1.47%     1.48%   1.50%   1.61%
 Portfolio turnover(a).............    80.33%   39.70%    32.63%  16.98%  20.90%


----
 * During the period, certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated.
(a) Portfolio turnover is calculated on the basis of the Fund as a whole without distinguishing between classes of shares issued.

                       See notes to financial statements.

                              [LOGO OF BB&T FUNDS]


                                       NORTH CAROLINA INTERMEDIATE TAX-FREE FUND
                                                                    Trust Shares
                              Financial Highlights


                                       For the Year Ended September 30,
                                    -------------------------------------------
                                     2000     1999     1998     1997     1996
                                    -------  -------  -------  -------  -------

Net Asset Value, Beginning of
Period............................  $  9.89  $ 10.53  $ 10.27  $ 10.05  $ 10.15
                                    -------  -------  -------  -------  -------
Investment Activities
 Net investment income............     0.42     0.42     0.43     0.41     0.38
 Net realized and unrealized gains
 (losses) on investments..........     0.09    (0.57)    0.26     0.22    (0.10)
                                    -------  -------  -------  -------  -------
  Total from Investment
  Activities......................     0.51    (0.15)    0.69     0.63     0.28
                                    -------  -------  -------  -------  -------
Distributions
 Net investment income............    (0.42)   (0.42)   (0.43)   (0.41)   (0.38)
 Net realized gains...............       --    (0.05)      --       --       --
 In excess of net realized gains..       --    (0.02)      --       --       --
                                    -------  -------  -------  -------  -------
  Total Distributions.............    (0.42)   (0.49)   (0.43)   (0.41)   (0.38)
                                    -------  -------  -------  -------  -------
Net Asset Value, End of Period....  $  9.98  $  9.89  $ 10.53  $ 10.27  $ 10.05
                                    =======  =======  =======  =======  =======
Total Return......................     5.31%  (1.47%)    6.90%    6.43%    2.77%
Ratios/Supplementary Data:
 Net Assets, End of Period (000)..  $81,510  $70,430  $73,454  $61,120  $28,443
 Ratio of expenses to average net
 assets...........................     0.80%    0.80%    0.81%    0.85%    0.96%
 Ratio of net investment income to
 average net assets...............     4.27%    4.09%    4.18%    4.13%    3.72%
 Ratio of expenses to average net
 assets*..........................     0.96%    0.98%    0.98%    1.00%    1.11%
 Portfolio turnover(a)............    80.33%   39.70%   32.63%   16.98%   20.90%


----
* During the period, certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated.
(a) Portfolio turnover is calculated on the basis of the Fund as a whole without distinguishing between classes of shares issued.

                       See notes to financial statements.

                              [LOGO OF BB&T FUNDS]


SOUTH CAROLINA INTERMEDIATE TAX-FREE FUND
Class A Shares
                              Financial Highlights


                                         For the       For the     October 20,
                                       Year Ended    Year Ended      1997 to
                                      September 30, September 30, September 30,
                                          2000          1999        1998 (a)
                                      ------------- ------------- -------------

Net Asset Value, Beginning of
Period..............................     $ 9.80       $  10.47       $10.00
                                         ------       --------       ------
Investment Activities
 Net investment income..............       0.39           0.38         0.31
 Net realized and unrealized gains
 (losses) on investments............       0.10          (0.59)        0.47
                                         ------       --------       ------
  Total from Investment Activities..       0.49          (0.21)        0.78
                                         ------       --------       ------
Distributions
 Net investment income..............      (0.39)         (0.38)       (0.31)
 Net realized gains.................         --          (0.06)          --
 In excess of net realized gains....         --          (0.02)          --
                                         ------       --------       ------
  Total Distributions...............      (0.39)         (0.46)       (0.31)
                                         ------       --------       ------
Net Asset Value, End of Period......     $ 9.90       $   9.80       $10.47
                                         ======       ========       ======
Total Return (excludes sales
charge).............................       5.10%       (2.09%)         7.91%(b)
Ratios/Supplementary Data:
 Net Assets, End of Period (000)....     $1,251       $  1,160       $  297
 Ratio of expenses to average net
 assets.............................       0.90%          0.97%        1.04%(c)
 Ratio of net investment income to
 average net assets.................       3.97%          3.72%        3.85%(c)
 Ratio of expenses to average net
 assets*............................       1.72%          1.91%        1.97%(c)
 Portfolio turnover(d)..............      84.20%         71.96%       58.80%(b)


----
 * During the period, certain fees were voluntarily reduced or reimbursed. If such fee reductions or reimbursements had not occurred, the ratios would have been as indicated.
(a) Period from commencement of operations.
(b) Not annualized.
(c) Annualized.
(d) Portfolio turnover is calculated on the basis of the Fund as a whole without distinguishing between classes of shares issued.

                       See notes to financial statements.

                              [LOGO OF BB&T FUNDS]


                                       SOUTH CAROLINA INTERMEDIATE TAX-FREE FUND
                                                                    Trust Shares
                              Financial Highlights


                                         For the       For the     October 20,
                                       Year Ended    Year Ended      1997 to
                                      September 30, September 30, September 30,
                                          2000          1999        1998 (a)
                                      ------------- ------------- -------------

Net Asset Value, Beginning of
Period..............................     $  9.74       $ 10.41       $ 10.00
                                         -------       -------       -------
Investment Activities
 Net investment income..............        0.40          0.39          0.38
 Net realized and unrealized gains
 (losses) on investments............        0.10         (0.59)         0.41
                                         -------       -------       -------
  Total from Investment Activities..        0.50         (0.20)         0.79
                                         -------       -------       -------
Distributions
 Net investment income..............       (0.40)        (0.39)        (0.38)
 Net realized gains.................          --         (0.06)           --
 In excess of net realized gains....          --         (0.02)           --
                                         -------       -------       -------
  Total Distributions...............       (0.40)        (0.47)        (0.38)
                                         -------       -------       -------
Net Asset Value, End of Period......     $  9.84       $  9.74       $ 10.41
                                         =======       =======       =======
Total Return........................        5.27%        (1.98%)        8.02%(b)
Ratios/Supplementary Data:
 Net Assets, End of Period (000)....     $14,386       $16,295       $18,242
 Ratio of expenses to average net
 assets.............................        0.75%         0.82%         0.88%(c)
 Ratio of net investment income to
 average net assets.................        4.11%         3.86%         3.88%(c)
 Ratio of expenses to average net
 assets*............................        1.22%         1.41%         1.39%(c)
 Portfolio turnover(d)..............       84.20%        71.96%        58.80%(b)


----
 * During the period, certain fees were voluntarily reduced or reimbursed. If such fee reductions or reimbursements had not occurred, the ratios would have been as indicated.
(a) Period from commencement of operations.
(b) Not annualized.
(c) Annualized.
(d) Portfolio turnover is calculated on the basis of the Fund as a whole without distinguishing between classes of shares issued.

                       See notes to financial statements.

                              [LOGO OF BB&T FUNDS]


VIRGINIA INTERMEDIATE TAX-FREE FUND
Class A Shares
                              Financial Highlights



                                                      For the       May 17,
                                                    Year Ended      1999 to
                                                   September 30, September 30,
                                                       2000        1999 (a)
                                                   ------------- -------------

Net Asset Value, Beginning of Period.............     $10.86        $11.24
                                                      ------        ------
Investment Activities
 Net investment income...........................       0.45          0.30
 Net realized and unrealized gains (losses) on
 investments.....................................       0.10         (0.38)
                                                      ------        ------
  Total from Investment Activities...............       0.55         (0.08)
                                                      ------        ------
Distributions
 Net investment income...........................      (0.45)        (0.30)
                                                      ------        ------
  Total Distributions............................      (0.45)        (0.30)
                                                      ------        ------
Net Asset Value, End of Period...................     $10.96        $10.86
                                                      ======        ======
Total Return (excludes sales charge).............       5.22%        (0.66%)(b)
Ratios/Supplementary Data:
 Net Assets, End of Period (000).................     $  180        $   74
 Ratio of expenses to average net assets.........       0.93%         1.00%(c)
 Ratio of net investment income to average net
 assets..........................................       4.15%         4.05%(c)
 Ratio of expenses to average net assets*........       1.40%         1.51%(c)
 Portfolio turnover(d)...........................      64.45%        27.05%(b)


----
* During the period, certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated.
(a) Period from commencement of operations.
(b) Not annualized.
(c) Annualized.
(d) Portfolio turnover is calculated on the basis of the Fund as a whole without distinguishing between classes of shares issued.

                       See notes to financial statements.

                              [LOGO OF BB&T FUNDS]


                                             VIRGINIA INTERMEDIATE TAX-FREE FUND
                                                                    Trust Shares
                              Financial Highlights


                                                      For the       May 17,
                                                    Year Ended      1999 to
                                                   September 30, September 30,
                                                       2000        1999 (a)
                                                   ------------- -------------

Net Asset Value, Beginning of Period.............     $ 10.86       $ 11.24
                                                      -------       -------
Investment Activities
 Net investment income...........................        0.46          0.17
 Net realized and unrealized gains (losses) on
 investments.....................................        0.10         (0.38)
                                                      -------       -------
  Total from Investment Activities...............        0.56         (0.21)
                                                      -------       -------
Distributions
 Net investment income...........................       (0.46)        (0.17)
                                                      -------       -------
  Total Distributions............................       (0.46)        (0.17)
                                                      -------       -------
Net Asset Value, End of Period...................     $ 10.96       $ 10.86
                                                      =======       =======
Total Return.....................................        5.35%        (1.77%)(b)
Ratios/Supplementary Data:
 Net Assets, End of Period (000).................     $77,727       $79,353
 Ratio of expenses to average net assets.........        0.78%         0.88%(c)
 Ratio of net investment income to average net
 assets..........................................        4.30%         4.18%(c)
 Ratio of expenses to average net assets*........        0.90%         0.99%(c)
 Portfolio turnover(d)...........................       64.45%        27.05%(b)


----
* During the period, certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated.
(a) Period from commencement of operations.
(b) Not annualized.
(c) Annualized.
(d) Portfolio turnover is calculated on the basis of the Fund as a whole without distinguishing between classes of shares issued.
                       See notes to financial statements.

                              [LOGO OF BB&T FUNDS]


GROWTH AND INCOME STOCK FUND
Class A Shares
                              Financial Highlights


                                       For the Year Ended September 30,
                                    -------------------------------------------
                                     2000     1999     1998     1997     1996
                                    -------  -------  -------  -------  -------

Net Asset Value, Beginning of
Period............................  $ 19.60  $ 18.48  $ 19.98  $ 15.31  $ 12.97
                                    -------  -------  -------  -------  -------
Investment Activities
 Net investment income............     0.49     0.25     0.23     0.26     0.26
 Net realized and unrealized gains
 (losses) on investments..........     0.56     1.93    (0.17)    5.30     2.43
                                    -------  -------  -------  -------  -------
  Total from Investment
  Activities......................     1.05     2.18     0.06     5.56     2.69
                                    -------  -------  -------  -------  -------
Distributions
 Net investment income............    (0.49)   (0.25)   (0.23)   (0.26)   (0.26)
 Net realized gains...............    (1.59)   (0.81)   (1.33)   (0.63)   (0.09)
                                    -------  -------  -------  -------  -------
  Total Distributions.............    (2.08)   (1.06)   (1.56)   (0.89)   (0.35)
                                    -------  -------  -------  -------  -------
Net Asset Value, End of Period....  $ 18.57  $ 19.60  $ 18.48  $ 19.98  $ 15.31
                                    =======  =======  =======  =======  =======
Total Return (excludes sales
charge)...........................     5.69%   11.64%    0.10%   37.80%   20.97%
Ratios/Supplementary Data:
 Net Assets, End of Period (000)..  $33,004  $38,604  $39,817  $34,679  $18,949
 Ratio of expenses to average net
 assets...........................     1.17%    1.10%    1.10%    1.09%    1.11%
 Ratio of net investment income to
 average net assets...............     2.62%    1.22%    1.18%    1.52%    1.82%
 Ratio of expenses to average net
 assets*..........................     1.60%    1.59%    1.59%    1.58%    1.60%
 Portfolio turnover(a)............    23.85%   13.52%   13.17%   22.66%   19.82%


----
* During the period, certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated.
(a) Portfolio turnover is calculated on the basis of the Fund as a whole without distinguishing between classes of shares issued.

                       See notes to financial statements.

                              [LOGO OF BB&T FUNDS]


                                                    GROWTH AND INCOME STOCK FUND
                                                                  Class B Shares
                              Financial Highlights


                              For the Year Ended September
                                           30,
                             -----------------------------------
                                                                   January 1,
                                                                    1996 to
                                                                  September 30,
                              2000     1999     1998      1997      1996 (a)
                             -------  -------  -------   -------  -------------

Net Asset Value, Beginning
of Period..................  $ 19.51  $ 18.42  $ 19.93   $ 15.29     $13.78
                             -------  -------  -------   -------     ------
Investment Activities
 Net investment income.....     0.35     0.11     0.09      0.13       0.13
 Net realized and
 unrealized gains (losses)
 on investments............     0.56     1.90    (0.18)     5.28       1.52
                             -------  -------  -------   -------     ------
  Total from Investment
  Activities...............     0.91     2.01    (0.09)     5.41       1.65
                             -------  -------  -------   -------     ------
Distributions
 Net investment income.....    (0.36)   (0.11)   (0.09)    (0.14)     (0.14)
 Net realized gains........    (1.59)   (0.81)   (1.33)    (0.63)       --
                             -------  -------  -------   -------     ------
  Total Distributions......    (1.95)   (0.92)   (1.42)    (0.77)     (0.14)
                             -------  -------  -------   -------     ------
Net Asset Value, End of
Period.....................  $ 18.47  $ 19.51  $ 18.42   $ 19.93     $15.29
                             =======  =======  =======   =======     ======
Total Return (excludes
redemption charge).........     4.88%   10.73%   (0.67%)   36.70%     12.01%(b)
Ratios/Supplementary Data:
 Net Assets, End of Period
 (000).....................  $36,078  $38,590  $32,455   $16,690     $3,880
 Ratio of expenses to
 average net assets........     1.92%    1.84%    1.85%     1.84%      1.85%(c)
 Ratio of net investment
 income to average net
 assets....................     1.90%    0.47%    0.43%     0.77%      1.13%(c)
 Ratio of expenses to
 average net assets*.......     2.10%    2.08%    2.09%     2.08%      2.09%(c)
 Portfolio turnover(d).....    23.85%   13.52%   13.17%    22.66%     19.82%(b)


----
* During the period, certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated.
(a) Period from commencement of operations.
(b) Not annualized.
(c) Annualized.
(d) Portfolio turnover is calculated on the basis of the Fund as a whole without distinguishing between classes of shares issued.

                       See notes to financial statements.

                              [LOGO OF BB&T FUNDS]


GROWTH AND INCOME STOCK FUND
Trust Shares
                              Financial Highlights


                                     For the Year Ended September 30,
                               ------------------------------------------------
                                 2000      1999      1998      1997      1996
                               --------  --------  --------  --------  --------

Net Asset Value, Beginning of
Period.......................  $  19.64  $  18.52  $  20.02  $  15.34  $  12.99
                               --------  --------  --------  --------  --------
Investment Activities
 Net investment income.......      0.54      0.30      0.28      0.30      0.29
 Net realized and unrealized
 gains (losses) on
 investments.................      0.55      1.93     (0.17)     5.31      2.44
                               --------  --------  --------  --------  --------
  Total from Investment
  Activities.................      1.09      2.23      0.11      5.61      2.73
                               --------  --------  --------  --------  --------
Distributions
 Net investment income.......     (0.54)    (0.30)    (0.28)    (0.30)    (0.29)
 Net realized gains..........     (1.59)    (0.81)    (1.33)    (0.63)    (0.09)
                               --------  --------  --------  --------  --------
  Total Distributions........     (2.13)    (1.11)    (1.61)    (0.93)    (0.38)
                               --------  --------  --------  --------  --------
Net Asset Value, End of
Period.......................  $  18.60  $  19.64  $  18.52  $  20.02  $  15.34
                               ========  ========  ========  ========  ========
Total Return.................      5.89%    11.89%     0.35%    38.13%    21.31%
Ratios/Supplementary Data:
 Net Assets, End of Period
 (000).......................  $333,567  $379,321  $348,613  $308,984  $206,659
 Ratio of expenses to average
 net assets..................      0.92%     0.84%     0.85%     0.84%     0.86%
 Ratio of net investment
 income to average net
 assets......................      2.90%     1.47%     1.43%     1.77%     2.07%
 Ratio of expenses to average
 net assets*.................      1.10%     1.09%     1.09%     1.08%     1.10%
 Portfolio turnover(a).......     23.85%    13.52%    13.17%    22.66%    19.82%


----
* During the period, certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated.
(a) Portfolio turnover is calculated on the basis of the Fund as a whole without distinguishing between classes of shares issued.

                       See notes to financial statements.

                              [LOGO OF BB&T FUNDS]


                                                                   BALANCED FUND
                                                                  Class A Shares
                              Financial Highlights


                                       For the Year Ended September 30,
                                    -------------------------------------------
                                     2000     1999     1998     1997     1996
                                    -------  -------  -------  -------  -------

Net Asset Value, Beginning of
Period............................  $ 13.83  $ 13.82  $ 13.63  $ 11.96  $ 11.04
                                    -------  -------  -------  -------  -------
Investment Activities
 Net investment income............     0.34     0.35     0.39     0.45     0.43
 Net realized and unrealized gains
 (losses) on investments..........    (0.10)    0.74     0.54     2.04     0.92
                                    -------  -------  -------  -------  -------
  Total from Investment
  Activities......................     0.24     1.09     0.93     2.49     1.35
                                    -------  -------  -------  -------  -------
Distributions
 Net investment income............    (0.34)   (0.35)   (0.39)   (0.45)   (0.43)
 Net realized gains...............    (0.58)   (0.73)   (0.35)   (0.37)      --
                                    -------  -------  -------  -------  -------
  Total Distributions.............    (0.92)   (1.08)   (0.74)   (0.82)   (0.43)
                                    -------  -------  -------  -------  -------
Net Asset Value, End of Period....  $ 13.15  $ 13.83  $ 13.82  $ 13.63  $ 11.96
                                    =======  =======  =======  =======  =======
Total Return (excludes sales
charge)...........................     1.74%    7.72%    6.89%   21.76%   12.43%
Ratios/Supplementary Data:
 Net Assets, End of Period (000)..  $17,726  $21,207  $21,948  $17,234  $12,456
 Ratio of expenses to average net
 assets...........................     1.22%    1.15%    1.17%    1.18%    1.20%
 Ratio of net investment income to
 average net assets...............     2.54%    2.43%    2.75%    3.63%    3.78%
 Ratio of expenses to average net
 assets*..........................     1.65%    1.64%    1.66%    1.67%    1.69%
 Portfolio turnover(a)............    57.95%   35.98%   31.85%   27.07%   19.87%


----
* During the period, certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated.
(a) Portfolio turnover is calculated on the basis of the Fund as a whole without distinguishing between classes of shares issued.

                       See notes to financial statements.

                              [LOGO OF BB&T FUNDS]


BALANCED FUND
Class B Shares
                              Financial Highlights


                                For the Year Ended September       January 1,
                                            30,                      1996 to
                               ---------------------------------  September 30,
                                2000     1999     1998     1997     1996 (a)
                               -------  -------  -------  ------  -------------

Net Asset Value, Beginning of
Period.......................  $ 13.75  $ 13.76  $ 13.57  $11.91     $11.54
                               -------  -------  -------  ------     ------
Investment Activities
 Net investment income.......     0.24     0.26     0.28    0.36       0.27
 Net realized and unrealized
 gains (losses) on
 investments.................    (0.11)    0.71     0.55    2.04       0.37
                               -------  -------  -------  ------     ------
  Total from Investment
  Activities.................     0.13     0.97     0.83    2.40       0.64
                               -------  -------  -------  ------     ------
Distributions
 Net investment income.......    (0.24)   (0.25)   (0.29)  (0.37)     (0.27)
 Net realized gains..........    (0.58)   (0.73)   (0.35)  (0.37)        --
                               -------  -------  -------  ------     ------
  Total Distributions........    (0.82)   (0.98)   (0.64)  (0.74)     (0.27)
                               -------  -------  -------  ------     ------
Net Asset Value, End of
Period.......................  $ 13.06  $ 13.75  $ 13.76  $13.57     $11.91
                               =======  =======  =======  ======     ======
Total Return (excludes
redemption charge)...........     0.92%    6.82%    6.16%  20.90%      5.67%(b)
Ratios/Supplementary Data:
 Net Assets, End of Period
 (000).......................  $18,859  $21,610  $15,183  $6,360     $2,339
 Ratio of expenses to average
 net assets..................     1.97%    1.90%    1.92%   1.93%      1.95%(c)
 Ratio of net investment
 income to average net
 assets......................     1.79%    1.70%    1.98%   2.88%      3.13%(c)
 Ratio of expenses to average
 net assets*.................     2.15%    2.14%    2.16%   2.17%      2.18%(c)
 Portfolio turnover(d).......    57.95%   35.98%   31.85%  27.07%     19.87%(b)


----
* During the period, certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated.
(a) Period from commencement of operations.
(b) Not annualized.
(c) Annualized.
(d) Portfolio turnover is calculated on the basis of the Fund as a whole without distinguishing between classes of shares issued.

                       See notes to financial statements.

                              [LOGO OF BB&T FUNDS]


                                                                   BALANCED FUND
                                                                    Trust Shares
                              Financial Highlights


                                      For the Year Ended September 30,
                                  ---------------------------------------------
                                   2000      1999      1998     1997     1996
                                  -------  --------  --------  -------  -------

Net Asset Value, Beginning of
Period..........................  $ 13.80  $  13.79  $  13.60  $ 11.93  $ 11.01
                                  -------  --------  --------  -------  -------
Investment Activities
 Net investment income..........     0.37      0.39      0.42     0.49     0.46
 Net realized and unrealized
 gains (losses) on investments..    (0.11)     0.74      0.54     2.04     0.92
                                  -------  --------  --------  -------  -------
  Total from Investment
  Activities....................     0.26      1.13      0.96     2.53     1.38
                                  -------  --------  --------  -------  -------
Distributions
 Net investment income..........    (0.37)    (0.39)    (0.42)   (0.49)   (0.46)
 Net realized gains.............    (0.58)    (0.73)    (0.35)   (0.37)      --
                                  -------  --------  --------  -------  -------
  Total Distributions...........    (0.95)    (1.12)    (0.77)   (0.86)   (0.46)
                                  -------  --------  --------  -------  -------
Net Asset Value, End of Period..  $ 13.11  $  13.80  $  13.79  $ 13.60  $ 11.93
                                  =======  ========  ========  =======  =======
Total Return....................     1.92%     8.01%     7.18%   22.11%   12.74%
Ratios/Supplementary Data:
 Net Assets, End of Period
 (000)..........................  $99,403  $120,278  $108,943  $88,524  $69,374
 Ratio of expenses to average
 net assets.....................     0.97%     0.90%     0.92%    0.93%    0.95%
 Ratio of net investment income
 to average net assets..........     2.79%     2.69%     3.00%    3.88%    4.03%
 Ratio of expenses to average
 net assets*....................     1.15%     1.14%     1.16%    1.17%    1.19%
 Portfolio turnover(a)..........    57.95%    35.98%    31.85%   27.07%   19.87%


----
* During the period, certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated.
(a) Portfolio turnover is calculated on the basis of the Fund as a whole without distinguishing between classes of shares issued.

                       See notes to financial statements.

                              [LOGO OF BB&T FUNDS]


LARGE COMPANY GROWTH FUND
Class A Shares
                              Financial Highlights


                                        For the       For the     October 3,
                                      Year Ended    Year Ended      1997 to
                                     September 30, September 30, September 30,
                                         2000          1999        1998 (a)
                                     ------------- ------------- -------------

Net Asset Value, Beginning of
Period.............................     $ 11.96       $ 9.62        $10.00
                                        -------       ------        ------
Investment Activities
 Net investment loss...............       (0.06)       (0.04)           --
 Net realized and unrealized gains
 (losses) on investments...........        3.59         2.94         (0.25)
                                        -------       ------        ------
  Total from Investment
  Activities.......................        3.53         2.90         (0.25)
                                        -------       ------        ------
Distributions
 Net investment income.............          --           --         (0.03)
 Net realized gains................       (0.74)       (0.56)           --
 In excess of net realized gains...          --           --         (0.10)
                                        -------       ------        ------
  Total Distributions..............       (0.74)       (0.56)        (0.13)
                                        -------       ------        ------
Net Asset Value, End of Period.....     $ 14.75       $11.96        $ 9.62
                                        =======       ======        ======
Total Return (excludes sales
charge)............................       30.08%       30.93%        (2.54%)(b)
Ratios/Supplementary Data:
 Net Assets, End of Period (000)...     $13,156       $5,912        $1,938
 Ratio of expenses to average net
 assets............................        1.24%        1.22%         1.39%(c)
 Ratio of net investment loss to
 average net assets................       (0.43%)      (0.34%)       (0.04%)(c)
 Ratio of expenses to average net
 assets*...........................        1.66%        1.71%         1.87%(c)
 Portfolio turnover(d).............       76.76%       67.59%       108.36%(b)


----
* During the period, certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated.
(a) Period from commencement of operations.
(b) Not annualized.
(c) Annualized.
(d) Portfolio turnover is calculated on the basis of the Fund as a whole without distinguishing between classes of shares issued.

                       See notes to financial statements.

                              [LOGO OF BB&T FUNDS]


                                                       LARGE COMPANY GROWTH FUND
                                                                  Class B Shares
                              Financial Highlights


                                        For the       For the     October 3,
                                      Year Ended    Year Ended      1997 to
                                     September 30, September 30, September 30,
                                         2000          1999        1998 (a)
                                     ------------- ------------- -------------

Net Asset Value, Beginning of
Period.............................     $ 11.82       $  9.58       $10.00
                                        -------       -------       ------
Investment Activities
 Net investment loss...............       (0.17)        (0.12)       (0.02)
 Net realized and unrealized gains
 (losses) on investments...........        3.56          2.92        (0.29)
                                        -------       -------       ------
  Total from Investment
  Activities.......................        3.39          2.80        (0.31)
                                        -------       -------       ------
Distributions
 Net investment income.............          --            --        (0.01)
 Net realized gains................       (0.74)        (0.56)          --
 In excess of net realized gains...          --            --        (0.10)
                                        -------       -------       ------
  Total Distributions..............       (0.74)        (0.56)       (0.11)
                                        -------       -------       ------
Net Asset Value, End of Period.....     $ 14.47       $ 11.82       $ 9.58
                                        =======       =======       ======
Total Return (excludes redemption
charge)............................       29.22%        29.97%       (3.13%)(b)
Ratios/Supplementary Data:
 Net Assets, End of Period (000)...     $27,172       $12,289       $3,985
 Ratio of expenses to average net
 assets............................        1.99%         1.97%        2.14%(c)
 Ratio of net investment loss to
 average net assets................       (1.18%)       (1.08%)      (0.78%)(c)
 Ratio of expenses to average net
 assets*...........................        2.16%         2.21%        2.37%(c)
 Portfolio turnover(d).............       76.76%        67.59%      108.36%(b)


----
* During the period, certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated.
(a) Period from commencement of operations.
(b) Not annualized.
(c) Annualized.
(d) Portfolio turnover is calculated on the basis of the Fund as a whole without distinguishing between classes of shares issued.

                       See notes to financial statements.

                              [LOGO OF BB&T FUNDS]


LARGE COMPANY GROWTH FUND
Trust Shares
                              Financial Highlights


                                        For the       For the     October 3,
                                      Year Ended    Year Ended      1997 to
                                     September 30, September 30, September 30,
                                         2000          1999        1998 (a)
                                     ------------- ------------- -------------

Net Asset Value, Beginning of
Period.............................    $  11.99       $  9.63       $ 10.00
                                       --------       -------       -------
Investment Activities
 Net investment income (loss)......       (0.03)        (0.01)         0.04
 Net realized and unrealized gains
 (losses) on investments...........        3.62          2.93         (0.27)
                                       --------       -------       -------
  Total from Investment
  Activities.......................        3.59          2.92         (0.23)
                                       --------       -------       -------
Distributions
 Net investment income.............          --            --         (0.04)
 Net realized gains................       (0.74)        (0.56)        (0.10)
                                       --------       -------       -------
  Total Distributions..............       (0.74)        (0.56)        (0.14)
                                       --------       -------       -------
Net Asset Value, End of Period.....    $  14.84       $ 11.99       $  9.63
                                       ========       =======       =======
Total Return.......................       30.52%        31.15%        (2.33%)(b)
Ratios/Supplementary Data:
 Net Assets, End of Period (000)...    $145,538       $90,635       $50,975
 Ratio of expenses to average net
 assets............................        0.99%         0.98%         1.06%(c)
 Ratio of net investment income
 (loss) to average net assets......       (0.18%)       (0.08%)        0.41%(c)
 Ratio of expenses to average net
 assets*...........................        1.16%         1.22%         1.30%(c)
 Portfolio turnover(d).............       76.76%        67.59%       108.36%(b)


----
 * During the period, certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated.
(a) Period from commencement of operations.
(b) Not annualized.
(c) Annualized.
(d) Portfolio turnover is calculated on the basis of the Fund as a whole without distinguishing between classes of shares issued.

                       See notes to financial statements.

                              [LOGO OF BB&T FUNDS]


                                                       SMALL COMPANY GROWTH FUND
                                                                  Class A Shares
                              Financial Highlights


                                   For the Year Ended September 30,
                                ----------------------------------------------
                                 2000      1999      1998      1997      1996
                                -------   -------   -------   -------   ------

Net Asset Value, Beginning of
Period........................  $ 24.92   $ 17.50   $ 23.33   $ 21.06   $14.53
                                -------   -------   -------   -------   ------
Investment Activities
 Net investment loss..........    (0.25)    (0.28)    (0.29)    (0.15)   (0.20)
 Net realized and unrealized
 gains (losses) on futures and
 investments..................    13.20      7.70     (5.23)     2.44     6.73
                                -------   -------   -------   -------   ------
  Total from Investment
  Activities..................    12.95      7.42     (5.52)     2.29     6.53
                                -------   -------   -------   -------   ------
Distributions
 Net realized gains...........    (3.00)       --        --        --       --
 In excess of net realized
 gains........................       --        --     (0.31)    (0.02)      --
                                -------   -------   -------   -------   ------
  Total Distributions.........    (3.00)       --     (0.31)    (0.02)      --
                                -------   -------   -------   -------   ------
Net Asset Value, End of
Period........................  $ 34.87   $ 24.92   $ 17.50   $ 23.33   $21.06
                                =======   =======   =======   =======   ======
Total Return (excludes sales
charge).......................    54.34%    42.32%  (23.81%)    10.90%   44.94%

Ratios/Supplementary Data:
 Net Assets, End of Period
 (000)........................  $28,936   $11,336   $ 9,456   $12,676   $7,413
 Ratio of expenses to average
 net assets...................     1.66%     1.80%     1.86%     1.89%    2.01%
 Ratio of net investment loss
 to average net assets........    (0.74%)   (1.23%)   (1.36%)   (1.29%)  (1.26%)
 Ratio of expenses to average
 net assets*..................     1.91%     2.05%     2.11%     2.14%    2.26%
 Portfolio turnover(a)........   206.16%   184.39%   157.44%    80.66%   71.62%


----
 * During the period, certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated.
(a) Portfolio turnover is calculated on the basis of the Fund as a whole without distinguishing between classes of shares issued.

                       See notes to financial statements.

                              [LOGO OF BB&T FUNDS]


SMALL COMPANY GROWTH FUND
Class B Shares
                              Financial Highlights


                          For the Year Ended September
                                       30,
                           -----------------------------------
                                                                  January 1,
                                                                   1996 to
                                                                 September 30,
                            2000      1999      1998     1997      1996 (a)
                           -------   -------   ------   ------   -------------

Net Asset Value,
Beginning of Period......  $ 24.21   $ 17.13   $23.02   $20.92      $15.24
                           -------   -------   ------   ------      ------
Investment Activities
 Net investment loss.....    (0.49)    (0.41)   (0.39)   (0.20)      (0.21)
 Net realized and
 unrealized gains
 (losses) on futures and
 investments.............    12.81      7.49    (5.19)    2.32        5.89
                           -------   -------   ------   ------      ------
  Total from Investment
  Activities.............    12.32      7.08    (5.58)    2.12        5.68
                           -------   -------   ------   ------      ------
Distributions
 Net realized gains......    (3.00)       --       --       --          --
 In excess of net
 realized gains..........       --        --    (0.31)   (0.02)         --
                           -------   -------   ------   ------      ------
  Total Distributions....    (3.00)       --    (0.31)   (0.02)         --
                           -------   -------   ------   ------      ------
Net Asset Value, End of
Period...................  $ 33.53   $ 24.21   $17.13   $23.02      $20.92
                           =======   =======   ======   ======      ======
Total Return (excludes
redemption charge).......    53.29%    41.25%  (24.40%)  10.16%      37.27%(b)
Ratios/Supplementary
Data:
 Net Assets, End of
 Period (000)............  $20,707   $11,054   $8,609   $8,869      $3,200
 Ratio of expenses to
 average net assets......     2.41%     2.55%    2.61%    2.64%       2.72%(c)
 Ratio of net investment
 loss to average net
 assets..................    (1.49%)   (1.98%)  (2.11%)  (2.04%)     (2.01%)(c)
 Portfolio turnover(d)...   206.16%   184.39%  157.44%   80.66%      71.62%(b)


----
(a) Period from commencement of operations.
(b) Not annualized.
(c) Annualized.
(d) Portfolio turnover is calculated on the basis of the Fund as a whole without distinguishing between classes of shares issued.

                       See notes to financial statements.

                              [LOGO OF BB&T FUNDS]


                                                       SMALL COMPANY GROWTH FUND
                                                                    Trust Shares
                              Financial Highlights


                                     For the Year Ended September 30,
                             -------------------------------------------------
                               2000       1999      1998      1997      1996
                             --------   --------   -------   -------   -------

Net Asset Value, Beginning
of Period..................  $  25.25   $  17.69   $ 23.52   $ 21.18   $ 14.57
                             --------   --------   -------   -------   -------
Investment Activities
 Net investment loss.......     (0.17)     (0.22)    (0.20)    (0.11)    (0.17)
 Net realized and
 unrealized gains (losses)
 on futures and
 investments...............     13.41       7.78     (5.32)     2.47      6.78
                             --------   --------   -------   -------   -------
  Total from Investment
  Activities...............     13.24       7.56     (5.52)     2.36      6.61
                             --------   --------   -------   -------   -------
Distributions
 Net realized gains........     (3.00)        --        --        --        --
 In excess of net realized
 gains.....................        --         --     (0.31)    (0.02)       --
                             --------   --------   -------   -------   -------
  Total Distributions......     (3.00)        --     (0.31)    (0.02)       --
                             --------   --------   -------   -------   -------
Net Asset Value, End of
Period.....................  $  35.49   $  25.25   $ 17.69   $ 23.52   $ 21.18
                             ========   ========   =======   =======   =======
Total Return...............     54.82%     42.66%   (23.62%)   11.17%    45.37%
Ratios/Supplementary Data:
 Net Assets, End of Period
 (000).....................  $197,795   $105,725   $65,180   $58,660   $36,373
 Ratio of expenses to
 average net assets........      1.41%      1.54%     1.61%     1.64%     1.79%
 Ratio of net investment
 loss to average net
 assets....................     (0.49%)    (0.98%)   (1.11%)   (1.04%)   (1.00%)
 Ratio of expenses to
 average net assets*.......      1.41%      1.55%     1.61%     1.64%     1.79%
 Portfolio turnover(a).....    206.16%    184.39%   157.44%    80.66%    71.62%


----
* During the period, certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated.
(a) Portfolio turnover is calculated on the basis of the Fund as a whole without distinguishing between classes of shares issued.

                       See notes to financial statements.

                              [LOGO OF BB&T FUNDS]


INTERNATIONAL EQUITY FUND
Class A Shares
                              Financial Highlights


                             For the       For the       For the     January 2,
                           Year Ended    Year Ended    Year Ended      1997 to
                          September 30, September 30, September 30, September 30,
                              2000          1999          1998        1997 (a)
                          ------------- ------------- ------------- -------------

Net Asset Value,
Beginning of Period.....     $12.48        $ 9.91        $11.24        $10.00
                             ------        ------        ------        ------
Investment Activities
 Net investment income
 (loss).................      (0.04)        (0.01)         0.03          0.03
 Net realized and
 unrealized gains
 (losses) on foreign
 currency and
 investments............       0.68          2.78         (1.09)         1.25
                             ------        ------        ------        ------
  Total from Investment
  Activities............       0.64          2.77         (1.06)         1.28
                             ------        ------        ------        ------
Distributions
 Net investment income..         --         (0.03)        (0.03)        (0.02)
 Net realized gains.....      (0.63)        (0.17)        (0.23)           --
 In excess of net
 investment income......         --            --         (0.01)        (0.02)
                             ------        ------        ------        ------
  Total Distributions...      (0.63)        (0.20)        (0.27)        (0.04)
                             ------        ------        ------        ------
Net Asset Value, End of
Period..................     $12.49        $12.48        $ 9.91        $11.24
                             ======        ======        ======        ======
Total Return (excludes
sales charge)...........       4.75%        28.33%        (9.60%)       12.84%(b)
Ratios/Supplementary
Data:
 Net Assets, End of
 Period (000)...........     $2,681        $1,906        $1,314        $  833
 Ratio of expenses to
 average net assets.....       1.76%         1.81%         1.75%         1.97%(c)
 Ratio of net investment
 income (loss) to
 average net assets.....      (0.26%)       (0.07%)        0.26%         0.14%(c)
 Ratio of expenses to
 average net assets*....       2.01%         2.06%         2.01%         2.24%(c)
 Portfolio turnover(d)..     179.44%        82.00%        53.27%        41.45%(b)


----
* During the period, certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated.
(a) Period from commencement of operations.
(b) Not annualized.
(c) Annualized.
(d) Portfolio turnover is calculated on the basis of the Fund as a whole without distinguishing between classes of shares issued.

                       See notes to financial statements.

                              [LOGO OF BB&T FUNDS]


                                                       INTERNATIONAL EQUITY FUND
                                                                  Class B Shares
                              Financial Highlights


                             For the       For the       For the     January 2,
                           Year Ended    Year Ended    Year Ended      1997 to
                          September 30, September 30, September 30, September 30,
                              2000          1999          1998        1997 (a)
                          ------------- ------------- ------------- -------------

Net Asset Value,
Beginning of Period.....     $12.34        $ 9.85        $11.23        $10.00
                             ------        ------        ------        ------
Investment Activities
 Net investment loss....      (0.15)        (0.10)        (0.04)        (0.01)
 Net realized and
 unrealized gains
 (losses) on foreign
 currency and
 investments............       0.68          2.77         (1.10)         1.26
                             ------        ------        ------        ------
  Total from Investment
  Activities............       0.53          2.67         (1.14)         1.25
                             ------        ------        ------        ------
Distributions
 Net investment income..         --         (0.01)           --            --
 Net realized gains.....      (0.63)        (0.17)        (0.23)           --
 In excess of net
 investment income......         --            --         (0.01)        (0.02)
                             ------        ------        ------        ------
  Total Distributions...      (0.63)        (0.18)        (0.24)        (0.02)
                             ------        ------        ------        ------
Net Asset Value, End of
Period..................     $12.24        $12.34        $ 9.85        $11.23
                             ======        ======        ======        ======
Total Return (excludes
redemption charge)......       3.88%        27.46%       (10.29%)       12.51%(b)
Ratios/Supplementary
Data:
 Net Assets, End of
 Period (000)...........     $3,861        $2,378        $1,923        $1,179
 Ratio of expenses to
 average net assets.....       2.51%         2.56%         2.50%         2.69%(c)
 Ratio of net investment
 loss to average net
 assets.................      (0.99%)       (0.84%)       (0.50%)       (0.62%)(c)
 Ratio of expenses to
 average net assets*....       2.51%         2.56%         2.51%         2.74%(c)
 Portfolio turnover(d)..     179.44%        82.00%        53.27%        41.45%(b)


----
 * During the period, certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated.
(a) Period from commencement of operations.
(b) Not annualized.
(c) Annualized.
(d) Portfolio turnover is calculated on the basis of the Fund as a whole without distinguishing between classes of shares issued.

                       See notes to financial statements.

                              [LOGO OF BB&T FUNDS]


INTERNATIONAL EQUITY FUND
Trust Shares
                              Financial Highlights


                               For the       For the       For the     January 2,
                             Year Ended    Year Ended    Year Ended      1997 to
                            September 30, September 30, September 30, September 30,
                                2000          1999          1998        1997 (a)
                            ------------- ------------- ------------- -------------

Net Asset Value, Beginning
of Period..................   $  12.56       $  9.95       $ 11.28       $ 10.00
                              --------       -------       -------       -------
Investment Activities......
 Net investment income.....      (0.01)         0.02          0.06          0.03
 Net realized and
 unrealized gains (losses)
 on foreign
 currency and investments..       0.68          2.80         (1.10)         1.30
                              --------       -------       -------       -------
  Total from Investment
  Activities...............       0.67          2.82         (1.04)         1.33
                              --------       -------       -------       -------
Distributions..............
 Net investment income.....         --         (0.04)        (0.06)        (0.02)
 Net realized gains........      (0.63)        (0.17)        (0.23)           --
 In excess of net
 investment income.........         --            --            --         (0.03)
                              --------       -------       -------       -------
  Total Distributions......      (0.63)        (0.21)        (0.29)        (0.05)
                              --------       -------       -------       -------
Net Asset Value, End of
Period.....................   $  12.60       $ 12.56       $  9.95       $ 11.28
                              ========       =======       =======       =======
Total Return...............       4.96%        28.70%        (9.45%)       13.34%(b)
Ratios/Supplementary Data:
 Net Assets, End of Period
 (000).....................   $119,326       $97,447       $70,356       $52,373
 Ratio of expenses to
 average net assets........       1.51%         1.56%         1.50%         1.79%(c)
 Ratio of net investment
 income (loss) to average
 net assets................      (0.04%)        0.18%         0.50%         0.32%(c)
 Ratio of expenses to
 average net assets*.......       1.51%         1.56%         1.51%         1.81%(c)
 Portfolio turnover(d).....     179.44%        82.00%        53.27%        41.45%(b)


----
* During the period, certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated.
(a) Period from commencement of operations.
(b) Not annualized.
(c) Annualized.
(d) Portfolio turnover is calculated on the basis of the Fund as a whole without distinguishing between classes of shares issued.

                       See notes to financial statements.

                              [LOGO OF BB&T FUNDS]


                                        CAPITAL MANAGER CONSERVATIVE GROWTH FUND
                                                                  Class A Shares
                              Financial Highlights


                                         For the       For the     January 29,
                                       Year Ended    Year Ended      1998 to
                                      September 30, September 30, September 30,
                                          2000          1999        1998 (a)
                                      ------------- ------------- -------------

Net Asset Value, Beginning of
Period..............................     $10.39        $10.05        $10.09
                                         ------        ------        ------
Investment Activities
 Net investment income..............       0.38          0.30          0.19
 Net realized and unrealized gains
 (losses) on investments with
 affiliates.........................       0.54          0.52         (0.01)
                                         ------        ------        ------
  Total from Investment Activities..       0.92          0.82          0.18
                                         ------        ------        ------
Distributions
 Net investment income..............      (0.38)        (0.31)        (0.22)
 Net realized gains.................      (0.22)        (0.17)           --
                                         ------        ------        ------
  Total Distributions...............      (0.60)        (0.48)        (0.22)
                                         ------        ------        ------
Net Asset Value, End of Period......     $10.71        $10.39        $10.05
                                         ======        ======        ======
Total Return (excludes sales
charge).............................       9.08%         8.19%         1.89%(b)
Ratios/Supplementary Data:
 Net Assets, End of Period (000)....     $  293        $  532        $  119
 Ratio of expenses to average net
 assets.............................       0.66%         0.62%         0.83%(c)
 Ratio of net investment income to
 average net assets.................       3.55%         2.95%         2.91%(c)
 Ratio of expenses to average net
 assets*............................       1.10%         1.07%         1.33%(c)
 Portfolio turnover(d)..............      38.27%        16.45%         4.28%(b)


----
The expense ratios noted above do not include the effect of the expenses of the underlying funds.
* During the period, certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated.
(a) Period from commencement of operations.
(b) Not annualized.
(c) Annualized.
(d) Portfolio turnover is calculated on the basis of the Fund as a whole without distinguishing between classes of shares issued.

                       See notes to financial statements.

                              [LOGO OF BB&T FUNDS]


CAPITAL MANAGER CONSERVATIVE GROWTH FUND
Class B Shares
                              Financial Highlights


                                                       For the     January 29,
                                                     Year Ended      1999 to
                                                    September 30, September 30,
                                                        2000        1999 (a)
                                                    ------------- -------------

Net Asset Value, Beginning of Period..............     $10.39        $10.54
                                                       ------        ------
Investment Activities
 Net investment income............................       0.29          0.21
 Net realized and unrealized gains (losses) on
 investments with affiliates......................       0.56         (0.15)
                                                       ------        ------
  Total from Investment Activities................       0.85          0.06
                                                       ------        ------
Distributions
 Net investment income............................      (0.31)        (0.21)
 Net realized gains...............................      (0.22)           --
                                                       ------        ------
  Total Distributions.............................      (0.53)        (0.21)
                                                       ------        ------
Net Asset Value, End of Period....................     $10.71        $10.39
                                                       ======        ======
Total Return (excludes redemption charge).........       8.31%         0.59%(b)
Ratios/Supplementary Data:
 Net Assets, End of Period (000)..................     $  150        $  110
 Ratio of expenses to average net assets..........       1.41%         1.35%(c)
 Ratio of net investment income to average net
 assets...........................................       2.75%         3.92%(c)
 Ratio of expenses to average net assets*.........       1.60%         1.75%(c)
 Portfolio turnover(d)............................      38.27%        16.45%(b)


----
The expense ratios noted above do not include the effect of the expenses of the underlying funds.
* During the period, certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated.
(a) Period from commencement of operations.
(b) Not annualized.
(c) Annualized.
(d) Portfolio turnover is calculated on the basis of the Fund as a whole without distinguishing between classes of shares issued.

                       See notes to financial statements.

                              [LOGO OF BB&T FUNDS]


                                        CAPITAL MANAGER CONSERVATIVE GROWTH FUND
                                                                    Trust Shares
                              Financial Highlights


                                         For the       For the     October 2,
                                       Year Ended    Year Ended      1997 to
                                      September 30, September 30, September 30,
                                          2000          1999        1998 (a)
                                      ------------- ------------- -------------

Net Asset Value, Beginning of
Period..............................     $ 10.43       $ 10.08       $ 10.00
                                         -------       -------       -------
Investment Activities
 Net investment income..............        0.40          0.32          0.32
 Net realized and unrealized gains
 on investments with affiliates.....        0.55          0.53          0.08
                                         -------       -------       -------
  Total from Investment Activities..        0.95          0.85          0.40
                                         -------       -------       -------
Distributions
 Net investment income..............       (0.41)        (0.33)        (0.32)
 Net realized gains.................       (0.22)        (0.17)           --
                                         -------       -------       -------
  Total Distributions...............       (0.63)        (0.50)        (0.32)
                                         -------       -------       -------
Net Asset Value, End of Period......     $ 10.75       $ 10.43       $ 10.08
                                         =======       =======       =======
Total Return........................        9.31%         8.47%         3.95%(b)
Ratios/Supplementary Data:
 Net Assets, End of Period (000)....     $31,808       $32,590       $23,773
 Ratio of expenses to average net
 assets.............................        0.41%         0.38%         0.47%(c)
 Ratio of net investment income to
 average net assets.................        3.75%         3.15%         3.12%(c)
 Ratio of expenses to average net
 assets*............................        0.60%         0.58%         0.67%(c)
 Portfolio turnover(d)..............       38.27%        16.45%         4.28%(b)


----
The expense ratios noted above do not include the effect of the expenses of the underlying funds.
* During the period, certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated.
(a) Period from commencement of operations.
(b) Not annualized.
(c) Annualized.
(d) Portfolio turnover is calculated on the basis of the Fund as a whole without distinguishing between classes of shares issued.

                       See notes to financial statements.

                              [LOGO OF BB&T FUNDS]


CAPITAL MANAGER MODERATE GROWTH FUND
Class A Shares
                              Financial Highlights


                                         For the       For the     January 29,
                                       Year Ended    Year Ended      1998 to
                                      September 30, September 30, September 30,
                                          2000          1999        1998 (a)
                                      ------------- ------------- -------------

Net Asset Value, Beginning of
Period..............................     $10.65        $ 9.85        $10.01
                                         ------        ------        ------
Investment Activities
 Net investment income..............       0.31          0.22          0.15
 Net realized and unrealized gains
 (losses) on investments with
 affiliates.........................       0.89          1.06         (0.15)
                                         ------        ------        ------
  Total from Investment Activities..       1.20          1.28            --
                                         ------        ------        ------
Distributions
 Net investment income..............      (0.31)        (0.23)        (0.16)
 Net realized gains.................      (0.29)        (0.25)           --
                                         ------        ------        ------
  Total Distributions...............      (0.60)        (0.48)        (0.16)
                                         ------        ------        ------
Net Asset Value, End of Period......     $11.25        $10.65        $ 9.85
                                         ======        ======        ======
Total Return (excludes sales
charge).............................      11.35%        13.07%         0.10%(b)
Ratios/Supplementary Data:
 Net Assets, End of Period (000)....     $1,318        $1,635        $1,146
 Ratio of expenses to average net
 assets.............................       0.74%         0.68%         0.93%(c)
 Ratio of net investment income to
 average net assets.................       2.67%         1.93%         1.93%(c)
 Ratio of expenses to average net
 assets*............................       1.19%         1.13%         1.39%(c)
 Portfolio turnover(d)..............      46.69%        17.33%         4.85%(b)


----
The expense ratios noted above do not include the effect of the expenses of the underlying funds.
* During the period, certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated.
(a) Period from commencement of operations.
(b) Not annualized.
(c) Annualized.
(d) Portfolio turnover is calculated on the basis of the Fund as a whole without distinguishing between classes of shares issued.

                       See notes to financial statements.

                              [LOGO OF BB&T FUNDS]


                                            CAPITAL MANAGER MODERATE GROWTH FUND
                                                                  Class B Shares
                              Financial Highlights


                                                       For the     January 29,
                                                     Year Ended      1999 to
                                                    September 30, September 30,
                                                        2000        1999 (a)
                                                    ------------- -------------

Net Asset Value, Beginning of Period..............     $10.64        $10.64
                                                       ------        ------
Investment Activities
 Net investment income............................       0.22          0.14
 Net realized and unrealized gains on investments
 with affiliates..................................       0.88            --
                                                       ------        ------
  Total from Investment Activities................       1.10          0.14
                                                       ------        ------
Distributions
 Net investment income............................      (0.24)        (0.14)
 Net realized gains...............................      (0.29)           --
                                                       ------        ------
  Total Distributions.............................      (0.53)        (0.14)
                                                       ------        ------
Net Asset Value, End of Period....................     $11.21        $10.64
                                                       ======        ======
Total Return (excludes redemption charge).........      10.45%         1.29%(b)
Ratios/Supplementary Data:
 Net Assets, End of Period (000)..................     $  542        $  197
 Ratio of expenses to average net assets..........       1.54%         1.47%(c)
 Ratio of net investment income to average net
 assets...........................................       1.94%         2.54%(c)
 Ratio of expenses to average net assets*.........       1.69%         1.78%(c)
 Portfolio turnover(d)............................      46.69%        17.33%(b)


----
The expense ratios noted above do not include the effect of the expenses of the underlying funds.
* During the period, certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated.
(a) Period from commencement of operations.
(b) Not annualized.
(c) Annualized.
(d) Portfolio turnover is calculated on the basis of the Fund as a whole without distinguishing between classes of shares issued.

                       See notes to financial statements.

                              [LOGO OF BB&T FUNDS]


CAPITAL MANAGER MODERATE GROWTH FUND
Trust Shares
                              Financial Highlights


                                         For the       For the     October 2,
                                       Year Ended    Year Ended      1997 to
                                      September 30, September 30, September 30,
                                          2000          1999        1998 (a)
                                      ------------- ------------- -------------

Net Asset Value, Beginning of
Period..............................     $ 10.65       $  9.85       $ 10.00
                                         -------       -------       -------
Investment Activities
 Net investment income..............        0.34          0.25          0.23
 Net realized and unrealized gains
 (losses) on investments with
 affiliates.........................        0.89          1.05         (0.16)
                                         -------       -------       -------
  Total from Investment Activities..        1.23          1.30          0.07
                                         -------       -------       -------
Distributions.......................
 Net investment income..............       (0.34)        (0.25)        (0.22)
 Net realized gains.................       (0.29)        (0.25)           --
                                         -------       -------       -------
  Total Distributions...............       (0.63)        (0.50)        (0.22)
                                         -------       -------       -------
Net Asset Value, End of Period......     $ 11.25       $ 10.65       $  9.85
                                         =======       =======       =======
Total Return........................       11.63%        13.34%         0.68%(b)
Ratios/Supplementary Data:
 Net Assets, End of Period (000)....     $28,616       $26,800       $21,682
 Ratio of expenses to average net
 assets.............................        0.49%         0.43%         0.46%(c)
 Ratio of net investment income to
 average net assets.................        2.98%         2.17%         2.21%(c)
 Ratio of expenses to average net
 assets*............................        0.69%         0.63%         0.66%(c)
 Portfolio turnover(d)..............       46.69%        17.33%         4.85%(b)


----
The expense ratios noted above do not include the effect of the expenses of the underlying funds.
 * During the period, certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated.
(a) Period from commencement of operations.
(b) Not annualized.
(c) Annualized.
(d) Portfolio turnover is calculated on the basis of the Fund as a whole without distinguishing between classes of shares issued.

                       See notes to financial statements.

                              [LOGO OF BB&T FUNDS]


                                                     CAPITAL MANAGER GROWTH FUND
                                                                  Class A Shares
                              Financial Highlights


                                        For the       For the     January 29,
                                      Year Ended    Year Ended      1998 to
                                     September 30, September 30, September 30,
                                         2000          1999        1998 (a)
                                     ------------- ------------- -------------

Net Asset Value, Beginning of
Period.............................     $10.79        $ 9.67        $ 9.93
                                        ------        ------        ------
Investment Activities
 Net investment income.............       0.25          0.15          0.10
 Net realized and unrealized gains
 (losses) on investments with
 affiliates........................       1.24          1.46         (0.26)
                                        ------        ------        ------
  Total from Investment
  Activities.......................       1.49          1.61         (0.16)
                                        ------        ------        ------
Distributions
 Net investment income.............      (0.26)        (0.17)        (0.10)
 Net realized gains................      (0.36)        (0.32)           --
                                        ------        ------        ------
  Total Distributions..............      (0.62)        (0.49)        (0.10)
                                        ------        ------        ------
Net Asset Value, End of Period.....     $11.66        $10.79        $ 9.67
                                        ======        ======        ======
Total Return (excludes sales
charge)............................      14.02%        16.81%        (1.45%)(b)
Ratios/Supplementary Data:
 Net Assets, End of Period (000)...     $1,606        $  990        $  276
 Ratio of expenses to average net
 assets............................       0.70%         0.69%         0.90%(c)
 Ratio of net investment income to
 average net assets................       2.24%         1.24%         1.16%(c)
 Ratio of expenses to average net
 assets*...........................       1.14%         1.14%         1.38%(c)
 Portfolio turnover(d).............      43.28%        17.93%         7.69%(b)


----
The expense ratios noted above do not include the effect of the expenses of the underlying funds.
* During the period, certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated.
(a) Period from commencement of operations.
(b) Not annualized.
(c) Annualized.
(d) Portfolio turnover is calculated on the basis of the Fund as a whole without distinguishing between classes of shares issued.

                       See notes to financial statements.

                              [LOGO OF BB&T FUNDS]


CAPITAL MANAGER GROWTH FUND
Class B Shares
                              Financial Highlights


                                                       For the     January 29,
                                                     Year Ended      1999 to
                                                    September 30, September 30,
                                                        2000        1999 (a)
                                                    ------------- -------------

Net Asset Value, Beginning of Period..............     $10.79        $10.69
                                                       ------        ------
Investment Activities
 Net investment income............................       0.17          0.10
 Net realized and unrealized gains on investments
 with affiliates..................................       1.24          0.10
                                                       ------        ------
  Total from Investment Activities................       1.41          0.20
                                                       ------        ------
Distributions
 Net investment income............................      (0.20)        (0.10)
 Net realized gains...............................      (0.36)           --
                                                       ------        ------
  Total Distributions.............................      (0.56)        (0.10)
                                                       ------        ------
Net Asset Value, End of Period....................     $11.64        $10.79
                                                       ======        ======
Total Return (excludes redemption charge).........      13.23%         1.87%(b)
Ratios/Supplementary Data:
 Net Assets, End of Period (000)..................     $1,993        $  163
 Ratio of expenses to average net assets..........       1.45%         1.94%(c)
 Ratio of net investment income to average net
 assets...........................................       1.49%         1.16%(c)
 Ratio of expenses to average net assets*.........       1.64%         2.14%(c)
 Portfolio turnover(d)............................      43.28%        17.93%(b)


----
The expense ratios noted above do not include the effect of the expenses of the underlying funds.
* During the period, certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated.
(a) Period from commencement of operations.
(b) Not annualized.
(c) Annualized.
(d) Portfolio turnover is calculated on the basis of the Fund as a whole without distinguishing between classes of shares issued.

                       See notes to financial statements.

                              [LOGO OF BB&T FUNDS]


                                                     CAPITAL MANAGER GROWTH FUND
                                                                    Trust Shares
                              Financial Highlights


                                        For the       For the     October 2,
                                      Year Ended    Year Ended      1997 to
                                     September 30, September 30, September 30,
                                         2000          1999        1998 (a)
                                     ------------- ------------- -------------

Net Asset Value, Beginning of
Period.............................     $ 10.79       $  9.68       $ 10.00
                                        -------       -------       -------
Investment Activities
 Net investment income.............        0.29          0.17          0.16
 Net realized and unrealized gains
 (losses) on investments with
 affiliates........................        1.23          1.45         (0.32)
                                        -------       -------       -------
  Total from Investment
  Activities.......................        1.52          1.62         (0.16)
                                        -------       -------       -------
Distributions
 Net investment income.............       (0.29)        (0.19)        (0.16)
 Net realized gains................       (0.36)        (0.32)           --
                                        -------       -------       -------
  Total Distributions..............       (0.65)        (0.51)        (0.16)
                                        -------       -------       -------
Net Asset Value, End of Period.....     $ 11.66       $ 10.79       $  9.68
                                        =======       =======       =======
Total Return.......................       14.28%        16.96%        (1.72%)(b)
Ratios/Supplementary Data:
 Net Assets, End of Period (000)...     $26,538       $24,063       $21,370
 Ratio of expenses to average net
 assets............................        0.45%         0.46%         0.47%(c)
 Ratio of net investment income to
 average net assets................        2.49%         1.43%         1.53%(c)
 Ratio of expenses to average net
 assets*...........................        0.64%         0.66%         0.67%(c)
 Portfolio turnover(d).............       43.28%        17.93%         7.69%(b)


----
The expense ratios noted above do not include the effect of the expenses of the underlying funds.
 * During the period, certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated.
(a) Period from commencement of operations.
(b) Not annualized.
(c) Annualized.
(d) Portfolio turnover is calculated on the basis of the Fund as a whole without distinguishing between classes of shares issued.

                       See notes to financial statements.

                              [LOGO OF BB&T FUNDS]


                          Independent Auditors' Report

The Shareholders and Board of Trustees of the BB&T Funds:

We have audited the accompanying statements of assets and liabilities of the BB&T Funds comprised of the Prime Money Market Fund, U.S. Treasury Money Market Fund, Short-Intermediate U.S. Government Income Fund, Intermediate U.S. Government Bond Fund, Intermediate Corporate Bond Fund, North Carolina Intermediate Tax-Free Fund, South Carolina Intermediate Tax-Free Fund, Virginia Intermediate Tax-Free Fund, Growth and Income Stock Fund, Balanced Fund, Large Company Growth Fund, Small Company Growth Fund, International Equity Fund, Capital Manager Conservative Growth Fund, Capital Manager Moderate Growth Fund and Capital Manager Growth Fund, including the schedules of portfolio investments, as of September 30, 2000, and the related statements of operations, statements of changes in net assets and the financial highlights for each of the periods indicated herein. These financial statements and the financial highlights are the responsibility of the BB&T Funds' management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included verification of securities owned as of September 30, 2000, by confirmation with the custodian, correspondence with brokers and other appropriate audit procedures. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of each of the aforementioned funds comprising the BB&T Funds as of September 30, 2000, the results of their operations, the changes in their net assets and the financial highlights for each of the periods indicated herein, in conformity with accounting principles generally accepted in the United States of America.

KPMG LLP

Columbus, Ohio
November 17, 2000

                              [LOGO OF BB&T FUNDS]



[LOGO OF BB&T FUNDS]

                   Annual Report
                 To Shareholders


              INVESTMENT ADVISOR
Branch Banking and Trust Company
    434 Fayetteville Street Mall
               Raleigh, NC 27601

                     DISTRIBUTOR
             BISYS Fund Services
               3435 Stelzer Road
              Columbus, OH 43219
                                                           [GRAPHIC]
                   LEGAL COUNSEL
                    Ropes & Gray
             1301 K Street, N.W.
                    Suite 800 E.
           Washington D.C. 20005

                  TRANSFER AGENT
             BISYS Fund Services
               3435 Stelzer Road
              Columbus, OH 43219

                        AUDITORS
                        KPMG LLP
Two Nationwide Plaza, Suite 1600
              Columbus, OH 43215

--------------------------------

              September 30, 2000